    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997


                                                      REGISTRATION NO. 333-13713
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                       AMERUS CAPITAL I                                            AMERUS LIFE HOLDINGS, INC.
    (Exact name of Registrant as specified in its charter)           (Exact name of Registrant as specified in its charter)
                           DELAWARE                                                           IOWA
                (State or other jurisdiction of                                  (State or other jurisdiction of
                incorporation or organization)                                   incorporation or organization)
                          42-6559006                                                       42-1459712
             (I.R.S. Employer Identification No.)                             (I.R.S. Employer Identification No.)
                             6719                                                             6719
                 (Primary Standard Industrial                                     (Primary Standard Industrial
                  Classification Code Number)                                      Classification Code Number)
                       418 SIXTH AVENUE                                                 418 SIXTH AVENUE
                  DES MOINES, IOWA 50309-2407                                      DES MOINES, IOWA 50309-2407
                        (515) 280-1331                                                   (515) 280-1331
      (Address, including zip code, and telephone number,              (Address, including zip code, and telephone number,
   including area code, of Registrant's principal executive         including area code, of Registrant's principal executive
                           offices)                                                         offices)

                             JAMES A. SMALLENBERGER
                      SENIOR VICE PRESIDENT AND SECRETARY
                           AMERUS LIFE HOLDINGS, INC.
                                418 SIXTH AVENUE
                          DES MOINES, IOWA 50309-2407
                                 (515) 280-1331

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                   Copies to:

                RICHARD G. CLEMENS, ESQ.                                  WILLIAM D. TORCHIANA, ESQ.
                     SIDLEY & AUSTIN                                          SULLIVAN & CROMWELL
                ONE FIRST NATIONAL PLAZA                                       125 BROAD STREET
                 CHICAGO, ILLINOIS 60603                                   NEW YORK, NEW YORK 10004
                     (312) 853-7000                                             (212) 558-4000

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                               ------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                                              PROPOSED         PROPOSED
                                                                               MAXIMUM          MAXIMUM        AMOUNT OF
                                                            AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
   TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        REGISTERED      PER UNIT(1)    OFFERING PRICE       FEE(2)
Capital Securities of AmerUs Capital I...................
Junior Subordinated Debentures of AmerUs Life Holdings,
 Inc.(3).................................................
Guarantee of AmerUs Life Holdings, Inc. with respect to
 the Capital Securities of AmerUs Capital I(4)...........
      Total..............................................      86,250          $1,000         $86,250,000      $26,137(5)


(1) Estimated solely for purposes of determining the registration fee.
(2) Calculated pursuant to Rule 457(a) based on an estimate of the maximum offering price.

(3) The Junior Subordinated Debentures will be purchased by AmerUs Capital I with the proceeds of the sale of the Capital Securities. No separate consideration will be received for the Junior Subordinated Debentures.

(4) No separate consideration will be received for the AmerUs Life Holdings, Inc. Guarantee. Pursuant to Rule 457(a) no separate fee is payable in respect of the AmerUs Life Holdings, Inc. Guarantee.

(5) Previously paid.

                               ------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 17, 1997



                                  $75,000,000


                                AMERUS CAPITAL I


                          % CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY


                           AMERUS LIFE HOLDINGS, INC.
                                   ---------


    The    % Capital Securities, Series A (the "Capital Securities") offered hereby (the "Offering"), represent undivided beneficial interests in the assets of AmerUs Capital I, a trust formed under the laws of the State of Delaware (the "Issuer" or the "Trust"). AmerUs Life Holdings, Inc., an Iowa corporation ("ALH"), will be the owner of all of the beneficial interests represented by common securities (the "Common Securities") of the Issuer. Wilmington Trust Company is the Property Trustee of the Issuer. The Issuer exists for the sole purpose of issuing the Capital Securities and the Common Securities and
investing the proceeds thereof in    % Junior Subordinated Debentures, Series A
(the "Junior Subordinated Debentures"), to be issued by ALH. The Junior
Subordinated Debentures will mature on              , 2027 (the "Stated
Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Capital Securities--Subordination of Common Securities."



    Holders of the Capital Securities will be entitled to receive preferential
cumulative cash distributions accruing from                           and
payable semi-annually in arrears on the last day of January and July of each
year, commencing July 31, 1997, at the annual rate of    % of the liquidation
amount of $1,000 per Capital Security ("distributions"). ALH has the right to defer payments of interest on the Junior Subordinated Debentures, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of


                                                        (CONTINUED ON NEXT PAGE)


    SEE "RISK FACTORS" BEGINNING ON PAGE 15 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

                                 -------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                                ----------------


                                                                   INITIAL PUBLIC
                                                                      OFFERING       UNDERWRITING     PROCEEDS TO THE
                                                                      PRICE(1)       COMMISSION(2)    ISSUER(1)(3)(4)
                                                                  ----------------  ---------------  -----------------
Per Capital Security............................................       $1,000             (3)             $1,000
Total(5)........................................................    $75,000,000           (3)           $75,000,000


----------------

(1) Plus accrued distributions, if any, from                 .



(2) The Issuer, ALH and AmerUs Life have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."



(3) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that ALH will pay to Goldman, Sachs & Co., as compensation ("Underwriters' Compensation") for their arranging the
    investment therein of such proceeds, $   per Capital Security (or $   in the
    aggregate). See "Underwriting."



(4) Expenses of the offering, which are payable by ALH, are estimated to be
    $      .



(5) The Issuer has granted Goldman, Sachs & Co. an option for 30 days to purchase up to an additional 11,250 Capital Securities at the initial public offering price per Capital Security, less the underwriting commission, solely to cover over-allotments, if any. If such option is exercised in full, the total initial public offering price and proceeds to the Issuer will be $86,250,000 and $86,250,000, respectively, and the total Underwriters' Compensation paid by ALH for arranging the investments will be
    $     . See "Underwriting."

                                ----------------


    The Capital Securities offered hereby are offered by Goldman, Sachs & Co., as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Capital Securities will be ready for delivery in book-entry form only through
the facilities of DTC, on or about              , 1997, against payment therefor
in immediately available funds.



                              GOLDMAN, SACHS & CO.

                                   ---------

              The date of this Prospectus is              , 1997.

    IN CONNECTION WITH THIS OFFERING, GOLDMAN, SACHS & CO. MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 --------------
(CONTINUED FROM PREVIOUS PAGE)


all interest then accrued and unpaid (together with interest thereon at the rate
of   % per annum, compounded semi-annually, to the extent permitted by applicable law), ALH may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments are so deferred, distributions on the Capital Securities will also be deferred and ALH will not be permitted to declare or pay any distributions with respect to ALH's capital stock or make any payment on any debt securities of ALH that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by ALH of the debt securities of any subsidiary of ALH that rank pari passu with or junior to the Junior Subordinated Debentures (other than (a) distributions in Common Stock of ALH, (b) payments under the Guarantee (as defined herein), and (c) purchases of Common Stock related to the issuance of Common Stock under any of ALH's benefit plans for its directors, officers or employees). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Capital Securities are entitled will
accumulate) at the rate of   % per annum, compounded semi-annually from the
relevant payment date for such interest and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount."



    ALH has, through the Guarantee, the Trust Agreement, the Capital Securities, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of ALH guarantees the payment of distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of the Guarantee." If ALH does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay distributions on the Capital Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against ALH to enforce payment of such distributions to such holder. See "Description of the Junior Subordinated Debentures--Debenture Events of Default and Consequent Rights of Certain Holders--Rights of Holders of Capital Securities to Direct Action." ALH's obligations under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt (as defined herein) of ALH.



    The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. See "Description of the Capital Securities--Redemption." The Junior Subordinated Debentures are redeemable prior to their Stated Maturity at
the option of ALH (i) on or after             , 2007, in whole at any time or in
part from time to time, or (ii) prior to             , 2007, in whole (but not
in part), within 90 days following the occurrence of a Special Event (as defined herein). For a description of redemption prices for the Capital Securities pursuant to clause (i) or (ii) above, see "Description of the Capital Securities-- Redemption" and "Description of the Junior Subordinated Debentures--Optional Redemption."



    The Junior Subordinated Debentures are unsecured and subordinated and junior in right of payment to all Senior Debt of ALH. After the completion of this Offering and the Common Stock Offerings (as defined herein) and the repayment of debt with the proceeds thereof, ALH will have approximately $104 million principal amount of indebtedness for borrowed money and capital lease obligations constituting

Senior Debt. The terms of the Junior Subordinated Debentures do not limit ALH's ability to incur additional Senior Debt. ALH is a non-operating holding company and substantially all of the operating assets of ALH and its consolidated subsidiaries are owned by its subsidiary, AmerUs Life. ALH relies primarily on the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ALH's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of ALH for payments on the Junior Subordinated Debentures. The payment of dividends by AmerUs Life is limited under the insurance laws of Iowa. AmerUs Life has the ability to loan funds to ALH subject to certain regulatory restrictions. See "Description of the Junior Subordinated Debentures--Subordination."


    ALH will have the right at any time to terminate the Issuer and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer. In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive for each Capital Security a Liquidation Amount of $1,000 per Capital Security, plus accumulated and unpaid distributions thereon to the date of payment, or a distribution of such Liquidation Amount in Junior Subordinated Debentures, subject to certain limitations. See "Description of the Capital Securities--Liquidation Distribution Upon Termination."



    The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Capital Securities--Book-Entry-Only Issuance--The Depository Trust Company."

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                                 --------------

                             AVAILABLE INFORMATION


    The Trust and ALH have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities, the Junior Subordinated Debentures and the Guarantee. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the Rules and Regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules filed therewith, may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 3190, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission.



    ALH will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Commission. In addition, the Trust and ALH intend to furnish to holders of Capital Securities annual reports containing consolidated financial statements of ALH certified by an independent public accounting firm. Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.



    No separate financial statements of the Trust have been included herein. ALH and the Trust do not consider such financial statements material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of ALH and its issuance of the Capital Securities and Common Securities. See "The Issuer," "Description of the Capital Securities," "Description of the Guarantee" and "Description of the Junior Subordinated Debentures." The Trust is a statutory business trust formed under the laws of the State of Delaware. ALH, as of the date hereof, beneficially owns all of the beneficial interests in the Trust. ALH's and the Trust's principal executive offices are located at 418 Sixth Avenue, Des Moines, Iowa 50309-2407, telephone number (515) 280-1331.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION, CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN INSURANCE TERMS AND OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS ARE DEFINED IN THE "GLOSSARY OF CERTAIN INSURANCE AND OTHER DEFINED TERMS" HEREIN AND ARE PRINTED IN BOLD THE FIRST TIME THEY APPEAR IN TEXT BELOW. FOR PURPOSES OF THIS PROSPECTUS, THE TERM "ALH" REFERS TO AMERUS LIFE HOLDINGS, INC., EXCLUDING ITS SUBSIDIARIES. THE TERM "COMPANY" REFERS TO ALH AND ITS SUBSIDIARIES, COLLECTIVELY, UNLESS THE CONTEXT OTHERWISE REQUIRES. THE TERM "AMERUS LIFE" REFERS AT ALL TIMES TO AMERUS LIFE INSURANCE COMPANY AND ITS SUBSIDIARIES. THE TERM "AMERICAN MUTUAL LIFE" REFERS TO AMERICAN MUTUAL LIFE INSURANCE COMPANY PRIOR TO ITS CONVERSION INTO A STOCK LIFE COMPANY AND NAME CHANGE TO AMERUS LIFE INSURANCE COMPANY ON JUNE 30, 1996, EXCLUDING AMERUS PROPERTIES, INC. ("API"), AMERUS BANK AND IOWA REALTY CO., INC., AND EACH OF THEIR RESPECTIVE SUBSIDIARIES (THE "NON-LIFE INSURANCE SUBSIDIARIES"). THE TERM "PLAN" REFERS TO THE PLAN OF REORGANIZATION OF AMERICAN MUTUAL LIFE DATED OCTOBER 27, 1995, THE EFFECTIVE DATE OF WHICH WAS JUNE 30, 1996.


    THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES EFFECT TO (I) THE REORGANIZATION (AS DEFINED HEREIN) OF AMERICAN MUTUAL LIFE AND (II) THE DISTRIBUTION BY AMERUS LIFE OF ITS NON-LIFE INSURANCE SUBSIDIARIES (THE "DISTRIBUTION") TO AMERUS GROUP CO. ("AMERUS GROUP" OR THE "SELLING SHAREHOLDER"), THE COMPANY'S IMMEDIATE PARENT CORPORATION, AS IF BOTH HAD BEEN COMPLETED AT THE BEGINNING OF THE PERIODS IDENTIFIED HEREIN AND ASSUMES THAT, DURING THE PERIODS PRESENTED, THE COMPANY OWNED AND OPERATED THE ASSETS IT WILL OWN AS A RESULT OF SUCH REORGANIZATION AND DISTRIBUTION. THE INFORMATION CONTAINED HEREIN, UNLESS OTHERWISE INDICATED, DOES NOT GIVE EFFECT TO A CAPITAL CONTRIBUTION ( THE "CAPITAL CONTRIBUTION") BY AMERUS LIFE TO OR FOR THE BENEFIT OF CERTAIN OF THE NON-LIFE INSURANCE SUBSIDIARIES OF CASH AND OTHER PROPERTY HAVING AN APPROXIMATE NET CARRYING VALUE OF $79 MILLION. UNLESS OTHERWISE SPECIFIED, THE INFORMATION CONTAINED HEREIN ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN THE PUBLIC OFFERING.


    ALL FINANCIAL INFORMATION IN THIS PROSPECTUS IS PRESENTED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FOR LIFE INSURANCE COMPANIES ("GAAP") UNLESS OTHERWISE SPECIFIED. STATUTORY DATA INCLUDED HEREIN HAVE BEEN DERIVED FROM THE ANNUAL AND QUARTERLY STATEMENTS OF AMERICAN MUTUAL LIFE AS FILED WITH INSURANCE REGULATORY AUTHORITIES AND PREPARED IN ACCORDANCE WITH STATUTORY ACCOUNTING PRACTICES.

                                  THE COMPANY

    The Company is engaged in the business of marketing, UNDERWRITING and distributing a broad range of individual life insurance and ANNUITY products to individuals and businesses in 45 states and the District of Columbia. The Company's primary product offerings consist of WHOLE LIFE, UNIVERSAL LIFE and TERM LIFE INSURANCE policies and FIXED ANNUITIES. In addition, on April 1, 1996 the Company acquired a 34% interest in a variable life insurance and annuity company through a joint venture arrangement (the "Ameritas Joint Venture") with Ameritas Life Insurance Corp. ("Ameritas"). The Company's distribution systems now market fixed annuities issued by Ameritas Variable Life Insurance Company ("AVLIC") and have begun to sell AVLIC's variable life insurance and VARIABLE ANNUITY products. Based on published comparisons and rankings of life insurance and annuity products, the Company believes that its products have a long history of being competitive within the industry.

    The Company's subsidiary, AmerUs Life, was originally incorporated in 1896 as a mutual insurance company under the name Central Life Assurance Society of the United States. Its name was changed to American Mutual Life Insurance Company in 1994 following the merger of American Mutual Life Insurance Company ("Old AML") into Central Life Assurance Company ("Central Life"). On June 30, 1996, American Mutual Life was converted into a stock life insurance company pursuant to the Plan and its name was changed to AmerUs Life. As of September 30, 1996, AmerUs Life had approximately 418,000 life insurance POLICIES and annuity contracts outstanding and individual life insurance IN FORCE, net of

REINSURANCE, of approximately $26.1 billion. As of September 30, 1996, the Company had total assets of $4.3 billion and total shareholder's equity of $433 million (prior to the Common Stock Offerings and this Offering, after giving effect to the Capital Contribution).


    The Company's target markets are individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for Connecticut, Maine, New Hampshire, New York and Vermont, in which the Company is not licensed to do business), and it primarily serves suburban and rural areas. The Company distributes its products primarily through a combination of CAREER GENERAL AGENCY and PERSONAL PRODUCING GENERAL AGENCY ("PPGA") distribution systems, as well as a network of independent brokers. The career general agency system consists of a network of 33 career general agencies, with approximately 550 CAREER GENERAL AGENTS. The PPGA system is comprised of approximately 425 PPGAS, with approximately 950 agents. Career agents and agents in the PPGA system do not contract exclusively with the Company. Variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are marketed through the Company's distribution systems and the distribution systems of Ameritas and AVLIC, which consist of approximately 250 agents and 450 independent broker-dealers (with approximately 7,500 registered representatives), respectively.

    AmerUs Life's claims-paying ability is rated "AA-" (Very high) by DUFF & PHELPS and "A" (Good) by STANDARD & POOR'S. AmerUs Life is rated "A" (Excellent) by A.M. BEST and "A2" (Good) by MOODY'S. See "Risk Factors--Importance of Ratings" and "Glossary of Certain Insurance and Other Defined Terms" under the captions Duff & Phelps, Standard & Poor's, A.M. Best and Moody's.

                               BUSINESS STRATEGY

    The Company's business strategy to achieve earnings growth and increase shareholder value is focused on managing certain operating fundamentals that historically have compared favorably to the industry. The Company intends to utilize these operating strengths to differentiate its products by maintaining its position and reputation as a low-cost producer that provides high-value products to its life insurance and annuity customers, while also providing superior service to both agents and customers. The Company believes it is well positioned to compete effectively based upon a number of strengths including its strong operating performance, customer-driven product offerings, productive and diversified distribution systems, sophisticated asset/liability management capabilities and a customer service orientation. In addition, the Company intends to continue to seek new business opportunities through mergers, acquisitions and strategic alliances.

    The Company believes that its operating performance is significantly impacted by four basic elements: (i) MORTALITY, (ii) PERSISTENCY, (iii) operating expenses, and (iv) investment yield. The Company believes that its results for each of these basic elements for the last several years have been strong. In addition to realizing efficiencies from reduced personnel and data processing costs from the merger of Old AML into Central Life in 1994, the Company has benefited from its efficient use of technology, its advanced customer service systems, its variable-cost based distribution system, and its sophisticated asset/liability management system.

    The Company has other strengths which enable it to compete effectively in the industry. Based on published comparisons and rankings of life insurance and annuity products, the Company believes that its products have a long history of being competitive within the industry. See "Business--Products." The Company also has a productive and diversified distribution system, with a non-exclusive distribution network comprised of a career general agency system, a PPGA system, distribution channels available to it through the Ameritas Joint Venture and a sales network of certain of the Company's AFFILIATES. In response to competition among insurance companies for agents with demonstrated ability, the Company provides agents in both its career general agency and the PPGA systems with financial incentives based on their volume of sales of the Company's products. See "Risk Factors--Competitive Environment" for additional discussion of competitive factors in the insurance industry.

    Management believes that mergers, acquisitions and strategic alliances will be necessary to more fully utilize the Company's distribution and administrative capacity and to obtain improved economies of scale and a lower cost structure. The Company's access to the capital markets provides it with the financial flexibility to selectively pursue acquisitions. The Company has historically sought mergers, acquisitions and strategic alliances with the goal of improving its position in existing market segments or entering desirable new market segments. Based on the Company's success in identifying and effectively implementing mergers, acquisitions and strategic alliances, management intends to actively and selectively participate in such transactions in the future as a means to further enhance shareholder value. Notable recent activities include the combination by merger of Old AML into Central Life in 1994, and the Ameritas Joint Venture which was completed in April 1996.

                            ORGANIZATIONAL STRUCTURE


    The following chart illustrates the general organization of AMHC and its subsidiaries, including the Company, after this Offering and the Common Stock
Offerings:



                                    [GRAPH]

* Assuming no exercise of the underwriters' over-allotment option in the Public Offering.


** The Non-Life Insurance Subsidiaries consist of API, AmerUs Bank and Iowa Realty Co., Inc., and each of their respective subsidiaries.

*** AmerUs Life participates in the Ameritas Joint Venture through its ownership interest in AMAL Corporation, a Nebraska corporation ("AMAL"). See "Business--Ameritas Joint Venture."

   THE REORGANIZATION AND DISTRIBUTION OF THE NON-LIFE INSURANCE SUBSIDIARIES

    On October 27, 1995, the Board of Directors of American Mutual Life adopted the Plan, which authorized American Mutual Life to reorganize into a mutual insurance holding company structure (the "Reorganization"). The Iowa Commissioner of Insurance (the "Iowa Commissioner") held a public hearing on the Reorganization on November 21, 1995. The Plan was approved by American Mutual Life's policyowners on November 28, 1995, and the Iowa Commissioner approved the Plan on December 13, 1995. The Reorganization became effective on June 30, 1996 (the "Effective Date"). American Mutual Life was the first company to obtain approval under the Iowa mutual insurance holding company statute to form a mutual insurance holding company.

    Pursuant to the Reorganization, American Mutual Life formed AMHC as a mutual insurance holding company and American Mutual Life was converted into a stock life insurance company and its name was changed to AmerUs Life Insurance Company. As part of the Reorganization, the policyowners' contract rights in their insurance policies and annuities remained with AmerUs Life and the policyowners automatically became MEMBERS of AMHC, and thereby became entitled to vote for directors of AMHC. Purchasers of insurance policies and annuities from AmerUs Life after the Reorganization automatically become members of AMHC (subject to certain exceptions and conditions set forth in the Plan). AMHC may, among other things, elect all of the directors of ALH and approve matters submitted for shareholder approval. Conflicts of interest between the Company and AMHC may arise. See "Certain Transactions and Relationships."

    As part of the Reorganization, all of the shares of capital stock of AmerUs Life were issued to AMHC. Subsequent to the Reorganization, on August 1, 1996, AMHC contributed all of its shares of capital stock of AmerUs Life to AmerUs Group. ALH was formed on August 1, 1996, as of which date all of its shares of capital stock were issued to AmerUs Group.


    Prior to the Distribution, AmerUs Life made the Capital Contribution to or for the benefit of certain of the Non-Life Insurance Subsidiaries. The net assets contributed in the Capital Contribution had an aggregate carrying value of approximately $79 million. Following the Capital Contribution, a series of transactions was undertaken by the Company and its AFFILIATES. AmerUs Life effected the Distribution, pursuant to which it distributed the Non-Life Insurance Subsidiaries to AmerUs Group. Immediately after the Distribution, AmerUs Group contributed all of its shares of common stock in AmerUs Life to ALH. Under this structure, ALH is an intermediate holding company, with AmerUs Group as its direct parent company and AmerUs Life as its wholly-owned subsidiary. Under Iowa law, AMHC is required to retain direct or indirect ownership and control of shares representing a majority of the vote of the outstanding capital stock of ALH. Immediately following the Distribution, ALH entered into a bank credit facility pursuant to which it borrowed $100 million in term debt and $75 million under a revolving line of credit (the "Bank Credit Facility"). ALH used the proceeds from such borrowings to make a $125 million capital contribution to AmerUs Life and to purchase a $50 million surplus note from AmerUs Life. ALH will use certain proceeds of this Offering and the Common Stock Offerings (as defined below) to repay such borrowings.


    The Distribution effectively separated AMHC's non-life insurance businesses from the life insurance businesses owned by the Company, such that the companies engaged in non-life insurance businesses are no longer subsidiaries of the Company. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries."

                                AMERUS CAPITAL I


    AmerUs Capital I is a statutory business trust formed under Delaware law. The Issuer exists for the exclusive purposes of (i) issuing the Capital Securities and Common Securities representing undivided beneficial interests in the assets of the Issuer, (ii) investing the gross proceeds of the sale of the Capital Securities and Common Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto. All of the Common Securities, having an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer, will be owned by ALH. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Amended and Restated Trust Agreement (the "Trust Agreement"), among ALH as Depositor, Wilmington Trust Company as Property Trustee, and the Administrative Trustees named therein, resulting from an event of default by ALH under the Indenture (a "Debenture Event of Default"), the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Property Trustee and Administrative Trustees are referred to herein, collectively, as the "Trustees." Subject to the right of holders of a majority in Liquidation Amount of the outstanding Capital Securities to appoint a substitute Property Trustee upon the occurrence of certain events described herein, ALH, as owner of all of the Common Securities, has the exclusive right (subject to the provisions of the Trust Agreement) to appoint, remove or replace the Property Trustee, the duties and obligations of which will be governed by the Trust Agreement. ALH will pay all fees and expenses related to the Issuer and the offering of the Capital Securities.



                                  THE OFFERING



Issuer..............................  AmerUs Capital I
Securities Offered..................  $75,000,000 of   % Capital Securities.
Ownership...........................  The ownership interests in the Trust will be evidenced by (i) a class of Capital Securities
                                      representing approximately 97% of the ownership
                                      interests in the Trust and (ii) a class of Common
                                      Securities (together with the Capital Securities, the
                                      "Trust Securities") representing approximately 3% of
                                      the ownership interests in the Trust.
Maturity of the Junior Subordinated
 Debentures.........................  , 2027 (the "Stated Maturity"). The Capital
                                      Securities are mandatorily redeemable upon the
                                      maturity or earlier redemption of the Junior
                                      Subordinated Debentures.
Distribution Payment Dates..........  The last day of January and July, commencing July 31,
                                      1997.

Extension of Interest Payment         ALH will have the right to extend the interest
 Period.............................  payment period on the Junior Subordinated Debentures, so long as no Debenture Event of Default has occurred
                                      and is continuing, for a period not exceeding 10
                                      consecutive semi-annual periods (each, an "Extension
                                      Period"), and, as a consequence during this period,
                                      semi-annual distributions on the Capital Securities
                                      would be deferred (and the amount of distributions to
                                      which holders of the Capital Securities are entitled
                                      will accumulate additional distributions thereon at
                                      the rate per annum of   % thereof, compounded
                                      semi-annually from the relevant payment date for such
                                      distributions). During an Extension Period, neither
                                      ALH nor any of its subsidiaries shall (i) declare or
                                      pay any dividends or distributions on, or redeem,
                                      purchase, acquire or make a liquidation payment with
                                      respect to, any of ALH's outstanding capital stock or
                                      (ii) make any payment of principal, interest or
                                      premium, if any, on or repay, repurchase or redeem
                                      any debt securities of ALH that rank pari passu with
                                      or junior to the Junior Subordinated Debentures or
                                      make any guarantee payments with respect to any
                                      guarantee by ALH of the debt securities of any
                                      subsidiary of ALH that rank pari passu with or junior
                                      to the Junior Subordinated Debentures (other than (a)
                                      dividends or distributions in Common Stock of ALH (b)
                                      payments under the Guarantee and (c) purchases of
                                      Common Stock related to the issuance of Common Stock
                                      under any of ALH's benefit plans for directors,
                                      officers or employees). This deferral feature cannot
                                      be used to extend the maturity of the Junior
                                      Subordinated Debentures.
Guarantee...........................  Taken together, ALH's obligations under the Junior
                                      Subordinated Debentures, the Indenture, the Trust
                                      Agreement, the Expense Agreement and the Guarantee
                                      provide, in the aggregate, a full, irrevocable and
                                      unconditional guarantee of payments of distributions
                                      and other amounts due on the Capital Securities. No
                                      single document standing alone or operating in
                                      conjunction with fewer than all the other documents
                                      constitutes such guarantee.
Mandatory Redemption................  The Capital Securities are subject to mandatory redemption upon repayment of the Junior Subordinated
                                      Debentures at maturity or their earlier redemption.
                                      The Junior Subordinated Debentures are redeemable
                                      prior to their Stated Maturity at the option of ALH
                                      (i) on or after             , 2007, in whole at any
                                      time or in part from time to time, or (ii) prior to
                                                  , 2007, in whole (but not in part),
                                      within 90 days following the occurrence of a Special
                                      Event (as defined herein). For a description of
                                      redemption prices for the Capital Securities pursuant
                                      to clause (i) or (ii) above, see "Description of the
                                      Capital Securities--Redemption" and "Description of
                                      the Junior Subordinated Debentures--Optional
                                      Redemption."
Liquidation Amount..................  $1,000.00 per Capital Security (the "Liquidation
                                      Amount").

Subordination of Common               Income distributions, payments of redemption prices
 Securities.........................  and amounts distributed in connection with the liquidation of the Trust will be made pari passu
                                      among holders of Capital Securities and ALH, as
                                      holder of the Common Securities, except that upon a
                                      Debenture Event of Default by ALH, (i) full income
                                      distributions and payments of redemption prices will
                                      be made on the Capital Securities before further
                                      income distributions or payments of redemption prices
                                      are made on the Common Securities, and (ii) the full
                                      liquidation preference will be paid on the Capital
                                      Securities in the event of a liquidation of the Trust
                                      before any liquidating distribution is made on the
                                      Common Securities.
Use of Proceeds.....................  All of the proceeds from the sale of Capital
                                      Securities will be invested by the Trust in the
                                      Junior Subordinated Debentures. ALH will use the
                                      proceeds from issuance of the Junior Subordinated
                                      Debentures to repay debt which is outstanding under
                                      to the Bank Credit Facility. See "Use of Proceeds."

                           THE COMMON STOCK OFFERINGS

    Up to five million shares of Class A Common Stock of ALH were offered by ALH and the Selling Shareholder in a subscription offering (the "Subscription Offering") in accordance with priority subscription rights provided under the Plan to eligible policyowners of AmerUs Life as of June 30, 1996. The Subscription Offering expired on January 8, 1997. ALH and the Selling Shareholder received subscriptions for 1,087,072 shares of Class A Common Stock. ALH and the Selling Shareholder are offering the shares of Class A Common Stock not subscribed for in the Subscription Offering (3,912,928 shares in the aggregate) to the public in an underwritten public offering (the "Public Offering," and together with the Subscription Offering, the "Common Stock Offerings"). The consummation of the Common Stock Offerings is not conditioned upon completion of this Offering and, although it is currently ALH's and the Selling Shareholder's intention to complete the Common Stock Offerings prior to or contemporaneously with this Offering, there can be no assurance that the Common Stock Offerings will be completed prior to the completion of this Offering. See "The Common Stock Offerings."


               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA


    The summary consolidated financial data below for the nine months ended September 30, 1996 and each of the three years ending December 31, 1995 are derived from the Consolidated Financial Statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. The summary consolidated financial data provided below for the nine months ended September 30, 1995 and for each of the two years ending December 31, 1992 are derived from the unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial data for the two years ended December 31, 1992 presents fairly the consolidated financial statements for such periods in conformity with GAAP.


    The foregoing give effect to the Reorganization and the Distribution as if both had been completed prior to the periods presented, but do not give effect to the Capital Contribution. In the opinion of management, the financial information presented for all interim periods reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine month periods ended September 30, 1996 and 1995 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole. This data should be read in conjunction with (i) "Management's Discussion and Analysis of Results of Operations and Financial Condition," (ii) the audited Consolidated Financial Statements of the Company as of September 30, 1996 and December 31, 1995 and 1994, and for the nine months ended September 30, 1996 and each of the years in the three-year period ended December 31, 1995, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors, together with the related notes and the report thereon, (iii) the unaudited consolidated financial statements of the Company as of September 30, 1995 and for the nine months ended September 30, 1995 and (iv) other financial data included elsewhere in this Prospectus.

                                                      AS OF OR FOR THE
                                                     NINE MONTHS ENDED         AS OF OR FOR THE YEAR ENDED DECEMBER 31,(A)
                                                       SEPTEMBER 30,
                                                    --------------------  -----------------------------------------------------
                                                      1996       1995       1995       1994       1993       1992       1991
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
  Insurance premiums..............................  $   133.7  $   183.9  $   244.1  $   237.9  $   226.4  $   192.9  $   186.9
  Product charges.................................       39.1       42.5       57.3       56.3       57.4       57.2       50.8
  Net investment income...........................      189.3      210.5      285.2      275.7      269.9      273.1      268.6
  Realized gains (losses) on investments..........       62.5       41.6       51.4      (19.9)      15.5       10.1       15.7
  Other income....................................        2.3        2.3        5.4        2.4        2.4        0.9        3.6
  Contribution from the Closed Block..............        2.7     --         --         --         --         --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total revenues....................................      429.6      480.8      643.4      552.4      571.6      534.2      525.6
Benefits and expenses:
  Total policyowner benefits......................      222.9      279.7      374.6      369.9      364.3      334.8      327.8
  Total expenses..................................       78.8       80.9      108.9      111.4      106.0      100.0       87.6
  Dividends to policyowners.......................       26.3       36.3       49.4       45.0       45.5       42.1       40.9
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total benefits and expenses.......................      328.0      396.9      532.9      526.3      515.8      476.9      456.3
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------

Income before income taxes........................      101.6       83.9      110.5       26.1       55.8       57.3       69.3
Income tax expense................................       38.7       29.9       41.2       19.4       21.4       18.6       24.5
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before cumulative effect of a change in
 accounting principles............................       62.9       54.0       69.3        6.7       34.4       38.7       44.8
Cumulative effect of a change in accounting
 principles, net of tax...........................        0.0        0.0        0.0        0.0       (3.2)       0.0        0.0
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income........................................  $    62.9  $    54.0  $    69.3  $     6.7  $    31.2  $    38.7  $    44.8
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share (C)............................  $    2.86  $  --      $    3.15  $  --      $  --      $  --      $  --

CONSOLIDATED BALANCE SHEET DATA:
Total invested assets.............................  $ 2,810.2  $ 3,839.7  $ 3,965.0  $ 3,491.7  $ 3,639.3  $ 3,274.8  $ 3,155.8
Total assets......................................    4,291.8    4,248.8    4,371.9    4,036.9    4,030.7    3,707.6    3,572.5
Total liabilities.................................    3,779.4    3,760.5    3,832.0    3,618.6    3,524.8    3,286.4    3,195.6
Total shareholder's equity (B)(D).................      512.4      488.3      539.9      418.3      505.9      421.2      376.9

OTHER OPERATING DATA:
Cash flows from operating activities..............  $    85.3  $   128.4  $   202.0  $   172.4  $   173.6  $   101.5  $   155.7
Cash flows from investing activities..............        5.8      (95.0)    (148.3)    (134.9)    (192.1)     (99.6)    (175.2)
Cash flows from financing activities..............      (95.8)     (56.5)     (72.5)     (24.8)      14.5        9.2       19.1

Individual life insurance in force, net of
 reinsurance......................................  $  26,082  $  25,865  $  25,984  $  25,282  $  24,698  $  23,947  $  23,181
Number of employees...............................        407        406        406        457        489        505        526

STATUTORY DATA:
Statutory premiums and deposits:
  Individual life.................................  $   236.0  $   233.0  $   307.1  $   296.4  $   286.3  $   270.2  $   261.7
  Annuities (E)...................................       73.4      145.6      197.1      187.8       90.4       65.2      108.5

------------------

(A) The merger of Old AML into Central Life, which was consummated in 1994, has been accounted for as a pooling of interests transaction.

(B) The Capital Contribution would have the effect of reducing total shareholder's equity as of September 30, 1996 and the year ended December 31, 1995 by $79 million.

(C) Retroactively reflects the pro forma effect of the issuance of 17.0 million shares of Class A Common Stock and 5.0 million shares of Class B Common Stock at the beginning of the respective periods and gives retroactive effect to the Capital Contribution.

(D) Amounts reported prior to September 30, 1996 reflect policyowners' equity. From December 31, 1993, results reflect the impact of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." See Note 2 to Consolidated Financial Statements.

(E) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See
    "Business--Ameritas Joint Venture."

                                  RISK FACTORS


    POTENTIAL INVESTORS SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" AND OTHER INFORMATION IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE CAPITAL SECURITIES.



RISK FACTORS RELATING TO THE CAPITAL SECURITIES:


SUBORDINATION OF THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES


    ALH's obligations under the Guarantee and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all present and future Senior Debt of ALH and pari passu with obligations to or rights of ALH's other general unsecured creditors. ALH is a non-operating holding company and substantially all of the operating assets of ALH and its consolidated subsidiaries are owned by its subsidiary, AmerUs Life. ALH relies primarily on the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ALH's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of ALH for payments on the Junior Subordinated Debentures. The payment of dividends by AmerUs Life is limited under the insurance laws of Iowa. AmerUs Life has the ability to loan funds to the Company subject to certain regulatory restrictions. At September 30, 1996, AmerUs Life could loan up to approximately $120 million without prior regulatory approval. See "Supervision and Regulation--Regulation of AmerUs Life." There are no terms in the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit ALH's ability to incur additional indebtedness, including Senior Debt. After the completion of this Offering and the Common Stock Offerings and the repayment of debt with the proceeds thereof, ALH will have approximately $104 million of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Debt. ALH expects from time to time to incur additional indebtedness constituting Senior Debt. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."



    The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon ALH making payments on the Junior Subordinated Debentures as and when required.


LIMITED RIGHTS UNDER THE GUARANTEE


    The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Property Trustee (herein sometimes called the "Trustee") will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act and to hold the Guarantee for the benefit of the holders of the Capital Securities. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer: (i) any accumulated and unpaid distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds available therefor at such time,
(ii) the redemption price with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (unless the Junior Subordinated Debentures are distributed to the holders of Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid distributions on the Capital Securities to the date of the payment to the extent the Trust has funds available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against ALH to enforce the holder's rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If ALH were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the

Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of ALH for 30 days to pay interest on or the failure of ALH to pay principal on the Junior Subordinated Debentures when due and payable, then a holder of Capital Securities may, pursuant to the terms of the Indenture and in addition to its rights under the Guarantee, institute a legal proceeding directly against ALH for enforcement of payment to such holder of the principal of and interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, ALH will have a right of set-off under the Indenture to the extent of any payment made by ALH to such holder of Capital Securities in the Direct Action. See "Description of the Junior Subordinated Debentures--Set-Off." Except as set forth herein, holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default and Consequent Rights of Certain Holders--Rights of Holders of Capital Securities to Direct Action," and "Description of the Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.



ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES
  AND THE TRUSTEE; LIMITED VOTING RIGHTS



    If the Trustee or a holder of Capital Securities obtains a judgment against ALH following the occurrence of a Debenture Event of Default, the provisions of Iowa law regulating mutual insurance holding companies would limit the ability of the Trustee to realize upon the assets of ALH by conveying or transferring the capital stock of AmerUs Life owned by ALH. Any conveyance, transfer, assignment or alienation of a majority of the voting shares of AmerUs Life to an entity which is not a mutual insurance holding company would violate Iowa law and such voting shares are not subject to execution and levy. The Trustee would not be restricted by such law in disposing of voting shares owned by ALH which exceeded such majority requirement. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries--Regulation of AMHC after the Reorganization."



    Holders of Capital Securities will have generally limited voting rights relating only to the conduct of proceedings for remedies available to the Debenture Trustee, waiver of certain defaults, rescission of any declaration of acceleration and certain modifications of the Capital Securities. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, which voting rights are vested exclusively in the holder of the Common Securities, except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and ALH may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, unless such action materially and adversely affects the interests of such holders. See "Description of the Capital Securities--Voting Rights."


POSSIBLE RECOGNITION OF INCOME BEFORE RECEIPT OF CASH


    ALH intends to treat the Junior Subordinated Debentures as having been issued with original issue discount ("OID") for United States federal income tax purposes. Because each holder of Capital Securities will generally be considered the owner of an undivided interest in the Junior Subordinated Debentures for such purposes, a holder will be required to include in its gross income any OID accrued with respect to its allocable share of those Junior Subordinated Debentures. See "United States Federal Income Taxation--Original Issue Discount." As a result, holders using the cash method of accounting for United States federal income tax purposes may be required, in certain circumstances, to recognize income before the receipt of cash with respect to such income. See "--Option to Defer Interest Payments; Tax Consequences" and "--Liquidity of Trading; Trading Price of the Capital Securities May Not Fully Reflect Value of Unpaid Interest."

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES



    So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, ALH has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time, and from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Capital Securities. As a consequence of such deferral, semi-annual distributions on the Capital Securities will be deferred by the Trust during any such Extension Period (and the amount of distributions to which holders of the Capital Securities are
entitled will accumulate additional distributions thereon at the rate of     %
per annum, compounded semi-annually from the relevant payment date for such distributions). During any such Extension Period, ALH shall not, and shall cause any subsidiary of ALH not to, (a) declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ALH's capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of ALH that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by ALH of the debt securities of any subsidiary of ALH that by their terms rank pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock of ALH (b) payments under the Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of ALH's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, ALH may further defer the payment of interest, provided that no Extension Period shall exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon
at the rate of     % per annum, compounded semi-annually, to the extent
permitted by applicable law), ALH may commence a new Extension Period, subject to the above requirements. There is no limitation on the number of times that ALH may elect to begin an Extension Period. See "Description of the Capital Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."



    Should an Extension Period occur, each holder of Capital Securities will be required to recognize income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the payment of distributions. See "United States Federal Income Taxation--Original Issue Discount." ALH has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should ALH determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of ALH's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that are not subject to such deferrals.


SPECIAL EVENT REDEMPTION OR EXCHANGE


    Upon the occurrence and continuance of a Special Event (as defined herein)
prior to                 , 2007, ALH shall have the right to redeem the Junior
Subordinated Debentures, in whole but not in part within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Description of the Capital Securities--Redemption") together with accrued interest to but excluding the date fixed for redemption. If a Special Event were to occur, there can be no assurance that ALH would have sufficient funds to effectuate an optional redemption of the

Junior Subordinated Debentures and pay the redemption price. ALH's ability to exercise its option to redeem the Junior Subordinated Debentures may be limited by the terms of its then-existing borrowing and other agreements. "Special Event" means either an Investment Company Event or a Tax Event. An Investment Company Event means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities. A Tax Event means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by ALH on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by ALH, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures."



    At any time, ALH has the right to terminate the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable laws, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust.


  TAX CONSEQUENCES


    The receipt of cash by the holders of the Capital Securities upon a termination of the Trust would be a taxable event to such holders. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the termination of the Trust would not be a taxable event to holders of the Capital Securities. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."


  EFFECT ON MARKET PRICES


    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.


  CORRESPONDING INVESTMENT DECISION IN JUNIOR SUBORDINATED DEBENTURES


    Because holders of Capital Securities may receive Junior Subordinated Debentures in connection with a liquidation of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Capital Securities--Liquidation Distribution upon Termination" and "Description of the Junior Subordinated Debentures."



POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES


    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released, which would, among other things, generally deny interest deductions for United States federal income tax purposes for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Bill were proposed to be effective generally for debt instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, ALH would be unable to deduct interest on the Junior Subordinated Debentures for United States federal income tax purposes. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. ALH believes that, under current law, it will be able to deduct interest on the Junior Subordinated Debentures. Although the above-described provisions of the Bill were not enacted in 1996, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of ALH to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit ALH to cause a redemption of the Capital Securities. See "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures" and "United States Federal Income Taxation--Possible Tax Law Changes."



LIQUIDITY OF TRADING; TRADING PRICE OF THE CAPITAL SECURITIES MAY NOT FULLY REFLECT VALUE OF UNPAID INTEREST



    ALH and the Issuer do not intend to have the Capital Securities listed on any securities exchange. If the Underwriters do not make a market for the Capital Securities, the liquidity of the Capital Securities could be adversely affected.



    The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon (and consequently does not receive a distribution from the Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to his adjusted tax basis in the Capital Securities disposed of. To the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount" and "United States Federal Income Taxation--Sales of Capital Securities."


RISK FACTORS RELATING TO THE COMPANY:

HOLDING COMPANY STRUCTURE; LIMITATIONS ON DIVIDENDS

    ALH is an insurance holding company whose assets consist primarily of all of the outstanding shares of common stock of AmerUs Life. ALH's ongoing ability to pay dividends to its shareholders and meet its other obligations, including operating expenses and any debt, is primarily dependent upon the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans. The payment of dividends by AmerUs Life to ALH is regulated under Iowa law. Under Iowa law, AmerUs Life may pay dividends only from the earned surplus arising from its business and must receive the prior approval of the Iowa Commissioner to pay a dividend if such dividend would exceed certain statutory limitations. The current statutory limitation is the greater of (i) 10% of AmerUs Life's capital and statutory surplus as of the preceding year end or (ii) the net gain from operations for the previous calendar year. Iowa law gives the Iowa Commissioner broad discretion to disapprove requests for dividends in excess of these limits. Based on this limitation and 1995 statutory results, and absent the Distribution, AmerUs Life would have been able to pay approximately $40 million in dividends to ALH in 1996 without obtaining the Iowa Commissioner's approval. However, as a result of the Distribution, AmerUs Life will not be able to pay any additional dividends in the 12-month period following the Distribution without the prior approval of the Iowa Commissioner. AmerUs Life has the ability to loan funds to the Company subject to certain regulatory restrictions. At September 30, 1996, AmerUs Life could loan up to $120 million without prior regulatory approval. AmerUs Life's inability to pay dividends or advance loans to ALH in the future in an amount sufficient for ALH to pay dividends to its shareholders and meet its other obligations could have a material adverse effect on ALH and its ability to meet its obligations. See "Supervision and Regulation."

    Under the Bank Credit Facility, ALH has pledged to the lenders thereunder approximately 49.9% of the common stock of AmerUs Life owned by ALH and a $50 million 9% surplus note payable to ALH by AmerUs Life. See "Certain Transactions and Relationships--Security Arrangements for Bank Credit Facility."

COMPETITIVE ENVIRONMENT

    The Company competes with a large number of other insurers and non-insurance financial service companies, such as banks, broker-dealers and mutual funds, many of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher claims-paying ability and financial strength ratings than the Company. Competition exists for individual consumers and agents and other distributors of life insurance and annuity products. National banks, with their pre-existing customer bases for financial services products, may pose increasing competition in the future to insurers who sell life insurance and annuity products, including the Company. Recent United States Supreme Court decisions, as well as rules adopted by the Office of the Comptroller of the Currency, have significantly expanded the authority of national banks to engage in the insurance business, including the sale of life insurance products and annuities.

    In addition, several proposals to repeal or modify the Glass-Steagall Act of 1933, as amended, and the Bank Holding Company Act of 1956, as amended, have been made by members of Congress and the Clinton administration. Currently, the Bank Holding Company Act restricts banks from being affiliated with insurance companies. Certain of the proposals would repeal or modify these restrictions and permit banks to become affiliated with insurance companies. None of these proposals has yet been enacted, and it is not possible to predict whether any of these proposals will be enacted or, if enacted, their potential effect on the Company.

    The Company must attract and retain productive agents to sell its life insurance and annuity products. Strong competition exists among insurance companies for agents with demonstrated ability. Competition among insurance companies for such agents is based on, among other things, the services provided to, and relationships developed with, these agents in addition to compensation and product structure.

IMPORTANCE OF RATINGS


    Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Claims-paying and financial strength ratings are based upon factors relevant to policyowners and are not directed toward protection of shareholders. AmerUs Life's claims-paying ability is currently rated "AA-" (Very high) by Duff & Phelps and "A" (Good) by Standard & Poor's. AmerUs Life is rated "A" (Excellent) by A.M. Best and "A2" (Good) by Moody's. While not changing AmerUs Life's financial strength rating, Moody's recently stated that AmerUs Life's rating outlook had become negative because the Company had increased its financial leverage in connection with the Reorganization, although the effect thereof should be offset somewhat by the Common Stock Offerings. A downgrade in AmerUs Life's ratings could significantly affect sales of life insurance and annuity products and could have a material adverse effect on the results of operations of the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

INTEREST RATE FLUCTUATIONS; RISK OF IMPACT OF FORCED LIQUIDATION OF INVESTMENT PORTFOLIO

    Severe interest rate fluctuations could adversely affect AmerUs Life's ability to pay policyowner benefits with operating and investment cash flows, cash on hand and other cash sources. In the unanticipated event that such sources would prove inadequate, management believes the Company could meet shortfalls with funds available to the Company as a result of its membership in the Federal Home Loan Bank of Des Moines, as well as other borrowing sources. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources."

    Interest rate fluctuations may also have an impact on policyowner behavior. To the extent that the Company does not maintain competitive interest rates with those credited in the marketplace, increased policyowner lapses may be experienced. While such lapses would generate surrender charges during the current period, they would reduce the Company's future income.

    The Company's actual cash flows from investments may differ from those anticipated at the time of investment. Some of the Company's corporate bonds have call features which could cause the Company to reinvest these proceeds at lower interest rates if such bonds were called prior to their stated maturities. As of September 30, 1996, approximately $319 million, or 16.0% of the bond portfolio (excluding mortgage and other asset-backed securities), was subject to call. The Company's collateralized mortgage obligations ("CMOs") and other asset-backed securities are purchased based on assumptions regarding rates of prepayments. To the extent that actual prepayments are earlier or later than anticipated at the time of purchase, the Company may not receive cash flows when expected or needed. These prepayment rates are influenced by interest rates available for new mortgages as well as general economic conditions.

FUTURE POLICY BENEFITS EXPOSURE

    The liability established by the Company for future life insurance and annuity policy benefits is based upon assumptions concerning a number of factors, including interest rates, mortality, persistency and expenses. Actual experience will likely differ from assumed experience. Should the Company's provision for future policy benefits prove inadequate, future earnings will be adversely affected.

REGULATORY AND RELATED RISKS

    AmerUs Life is subject to regulation by state regulators under the insurance laws of states in which it conducts business. The Company, AmerUs Life and AMHC are also subject to regulation by the Insurance Division of the Iowa Department of Commerce. The purpose of such regulation is primarily to provide safeguards for policyowners rather than to protect the interests of shareholders. The insurance laws of the various states establish regulatory agencies with broad administrative powers including, among others, the authority to grant or revoke operating licenses and to regulate sales practices, investments, deposits of securities, the form and content of financial statements and insurance policies, accounting practices and the maintenance of specified RESERVES and capital. See "Supervision and Regulation."

    The insurance regulatory framework has been subject to increasing scrutiny by the National Association of Insurance Commissioners ("NAIC"), state legislatures, regulators and Congress. The NAIC and state regulators have from time to time re-examined laws and regulations, with an emphasis on insurance company investment and solvency issues. State legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state regulation of insurance companies. In recent years, various legislative proposals have been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted and it cannot be predicted what form any such future proposals might take or what effect, if any, such proposals might have on AmerUs Life if enacted into law.

    Insurance regulators have also given greater emphasis in recent years to the investigation of allegations of improper sales practices by insurance agents, including churning and misleading sales presentations. The NAIC has adopted a model law and regulation which would standardize the form and content of any illustrations provided to prospective purchasers of individual life insurance products. The model law has been enacted, to be effective January 1, 1997, in at least two states, and is currently under consideration in a number of other states. Management expects that similar legislation will eventually be enacted in additional states in which AmerUs Life sells individual life insurance products. There can be no assurance as to whether this reform will have a material adverse impact on sales of such products by the industry as a whole or by AmerUs Life.

    State guaranty associations assess insurance companies to pay contractual benefits owed by impaired, insolvent or failed insurance companies. AmerUs Life was assessed, net of amounts estimated to be recoverable from future state PREMIUM taxes, approximately $0.4 million during the nine months ended September 30, 1996 and $0.4 million, $1.2 million and $3.3 million for the years ended December 31, 1995, 1994, and 1993, respectively. AmerUs Life cannot predict the amount of any future assessments. See "Supervision and Regulation."

    In addition, the Iowa Commissioner has proposed rules that would regulate the issuance of stock by ALH in the Common Stock Offerings and in subsequent offerings. See "Supervision and Regulation-- Regulation of the Company and AMHC."

RISKS OF CLASS ACTION LITIGATION

    In recent years, life insurance companies, including AmerUs Life, have been named defendants in class action lawsuits relating to life insurance pricing and sales practices. Although AmerUs Life has denied all allegations against it and has vigorously defended against such litigation, there can be no assurance that this or future litigation will not have a material adverse effect on the life insurance industry generally or on the Company. AmerUs Life is currently in the process of negotiating a potential class settlement with respect to certain of such actions, and has taken a charge to income for the first nine months of 1996 in connection therewith. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995" and "Business--Legal Proceedings."

POTENTIAL ADVERSE TAX LEGISLATION

    Congress has from time to time considered possible legislation that would reduce or eliminate the benefits to policyowners of the deferral of taxation on the accretion of value within certain annuities and life insurance products or otherwise affect the taxation of annuities and life insurance products and insurance companies. Other possible legislation, including a simplified "flat tax" income tax structure with an exemption from taxation for investment income, could also adversely affect purchases of annuities and life insurance products if such legislation were to be enacted. There can be no assurance as to what, if any, future legislation might be enacted or, if enacted, whether any such legislation would contain provisions with possible adverse effects on the Company's life insurance and annuity products.

RISKS RELATING TO THE CLOSED BLOCK

    Under the Plan, AmerUs Life established and will operate a CLOSED BLOCK for the benefit of the CLOSED BLOCK BUSINESS. The Closed Block is based on a concept included in demutualization plans of other mutual life insurance companies and is designed to give reasonable assurance to policyowners included therein that, after the Reorganization, assets will be available to maintain DIVIDEND SCALES and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues. In accordance with the Plan, certain of AmerUs Life's invested assets, as well as cash and short-term investments, were allocated by AmerUs Life to the Closed Block as of June 30, 1996. Non-investment grade bonds, mortgage loans, preferred stock, real estate and certain other invested assets were not included in this allocation to the Closed Block. The amount of assets allocated to the Closed Block is expected to produce cash flows which, together with future revenues from the Closed Block Business, are expected to be sufficient to support the Closed Block Business, including provisions for payment of claims, taxes and certain other expenses and for the continuation of policyowner dividend scales and interest credits in effect prior to the Reorganization, if the experience underlying such dividend scales continues. The assets, including the revenue therefrom, allocated to the Closed Block

Business will accrue solely to the benefit of owners of the policies included in the Closed Block Business until such time as the Closed Block is no longer in effect; accordingly, such assets and the revenue therefrom will not be available for the benefit of AmerUs Life or the Company.

    To the extent that over time cash flows from the assets allocated to the Closed Block and other experience relating to the Closed Block are, in the aggregate, more or less favorable than assumed in establishing the Closed Block, total dividends paid to Closed Block policyowners in the future would be greater than or less than the total dividends that would have been paid to these policyowners if the dividend scales in effect prior to the Reorganization had been continued. Any excess of cumulative favorable deviations for Closed Block policies over unfavorable deviations will be available for distribution over time to Closed Block policyowners and will not be available to AmerUs Life or the Company. Unless the Iowa Commissioner consents to an earlier termination, the Closed Block will continue to be in effect until the date on which none of the policies in the Closed Block remains in force.


    The Company will continue to pay guaranteed benefits under all policies, including the policies included in the Closed Block in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block including investment income thereon prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, the Company will be required to make such payments from its general funds. The Company bears the costs of operating and managing the Closed Block and, accordingly, such costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future would be borne by the Company. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries--Establishment and Operation of the Closed Block."


                                  THE COMPANY

    ALH is an Iowa business corporation which was formed in August of 1996 primarily for the purpose of owning all of the stock of AmerUs Life following the Reorganization. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries." AmerUs Life, ALH's principal asset and wholly-owned subsidiary, is an Iowa stock life insurance company.

    AmerUs Life was originally incorporated in 1896 as a mutual insurance company under the name Central Life Assurance Society of the United States. In 1994, Old AML merged into Central Life and the resulting entity changed its name to American Mutual Life. On June 30, 1996, pursuant to the Plan, American Mutual Life formed AMHC as a mutual insurance holding company and American Mutual Life was converted into a stock life insurance company and its name was changed to AmerUs Life Insurance Company.

    The Company offers a broad line of individual life insurance and annuity products through a nationwide distribution system. It presently conducts business in 45 states and the District of Columbia. As of September 30, 1996, the Company had approximately 418,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.1 billion. As of September 30, 1996, the Company had total assets of $4.3 billion and total shareholder's equity of $433 million (prior to the Common Stock Offerings, after giving effect to the Capital Contribution).

    ALH's executive offices are located at 418 Sixth Avenue, Des Moines, Iowa 50309-2407, and its telephone number is (515) 280-1331.

                                   THE ISSUER

    The Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by ALH as Depositor, and the Property Trustee of the Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the Common Securities, (ii) using the proceeds from the sale of the Capital Securities and the Common Securities to acquire the Junior Subordinated Debentures issued by ALH, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Junior Subordinated Debentures, the rights of the Property Trustee under the Guarantee and the right to reimbursement of expenses under the Expense Agreement will be the sole assets of the Issuer, and payments under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenue of the Issuer.



    All of the Common Securities of the Issuer will be owned by ALH. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement (as defined therein) resulting from a Debenture Event of Default, the rights of ALH as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities--Subordination of Common Securities." ALH will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer.



    The Issuer has a term of approximately 55 years, but may terminate earlier as provided in the Trust Agreement. The Issuer's business and affairs are conducted by its trustees, each appointed by ALH as holder of the Common Securities. The trustees for the Issuer will be Wilmington Trust Company, as the Property Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with ALH. Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of the Guarantee" and "Description of the Junior Subordinated Debentures." The holder of the Common Securities of the Issuer, or the holders of a majority in Liquidation Amount of the Capital Securities if a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of the Property Trustee are governed by the Trust Agreement. ALH will pay all fees and expenses related to the Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.


    The principal executive office of the Issuer is located at 418 Sixth Avenue, Des Moines, Iowa 50309-2407 and its telephone number is (515) 280-1331.

                   THE REORGANIZATION AND DISTRIBUTION OF THE
                        NON-LIFE INSURANCE SUBSIDIARIES

DESCRIPTION OF THE REORGANIZATION

    On October 27, 1995, the Board of Directors of American Mutual Life adopted the Plan, which authorized American Mutual Life to effect the Reorganization. Pursuant to the Reorganization, American Mutual Life formed AMHC as a mutual insurance holding company and American Mutual Life was converted into a stock life insurance company and its name was changed to AmerUs Life Insurance Company. The Iowa Commissioner held a public hearing on the Reorganization on November 21, 1995. The Plan was approved by American Mutual Life's policyowners on November 28, 1995. The Iowa Commissioner approved the Plan on December 13, 1995, and the Plan became effective on June 30, 1996 (the "Effective Date").

    As part of the Reorganization, all of the shares of capital stock of AmerUs Life were issued to AMHC. Subsequent to the Reorganization, on August 1, 1996, AMHC contributed all of its shares of capital stock of AmerUs Life to AmerUs Group. ALH was formed on August 1, 1996, as of which date all of its shares of capital stock were issued to AmerUs Group. Immediately after the Distribution, AmerUs Group contributed all of its shares of common stock in AmerUs Life to ALH. Under this structure, ALH is an intermediate holding company, with AmerUs Group as its direct parent company and AmerUs Life as its wholly-owned subsidiary. Under Iowa law, AMHC is required to retain direct or indirect ownership and control of shares representing a majority of the vote of the outstanding capital stock of ALH.


    Immediately following the Reorganization, the policyowners' contract rights in their life insurance policies and annuities remained with AmerUs Life and the policyowners automatically became members of AMHC, and thereby became entitled to vote for directors of AMHC and on certain other matters as set forth in AMHC's Articles of Incorporation. Purchasers of life insurance policies and annuities from AmerUs Life after the Reorganization automatically become members of AMHC (subject to certain exceptions and conditions set forth in the Plan).


    American Mutual Life was the first company to obtain approval under the Iowa mutual holding company statute to form a mutual insurance holding company. The Company understands that at least six other states, including California, Minnesota, Missouri, Pennsylvania, Rhode Island and Vermont, and the District of Columbia, have recently adopted laws authorizing the formation of mutual insurance holding companies.

DISTRIBUTION OF THE NON-LIFE INSURANCE SUBSIDIARIES AND RELATED TRANSACTIONS


    Prior to the Distribution, AmerUs Life made the Capital Contribution to or for the benefit of certain of the Non-Life Insurance Subsidiaries. The net assets contributed in the Capital Contribution had an aggregate carrying value of approximately $79 million. Following the Capital Contribution, a series of transactions was undertaken by the Company and its affiliates. AmerUs Life effected the Distribution, pursuant to which it distributed the Non-Life Insurance Subsidiaries to AmerUs Group. Immediately following the Distribution, ALH borrowed $100 million in term debt and $75 million under a revolving line of credit pursuant to the Bank Credit Facility. ALH used the proceeds from such borrowings to make a $125 million capital contribution to AmerUs Life and to purchase a $50 million surplus note from AmerUsLife. The Consolidated Financial Statements and other financial information presented herein give effect to the Reorganization and the Distribution as if both had been completed prior to the periods presented (including giving effect to the establishment of the Closed Block from June 30, 1996 forward), but do not give effect to the Capital Contribution.


    The Distribution effectively separated AMHC's non-life insurance businesses from the life insurance businesses owned by the Company, such that the companies engaged in non-life insurance businesses are no longer subsidiaries of the Company.

BACKGROUND AND REASONS FOR THE REORGANIZATION AND DISTRIBUTION

    Recognizing the capital-raising difficulties faced by mutual insurers and the present competitive state of the insurance industry, the Iowa legislature in 1995 amended Iowa's insurance law to permit mutual insurance companies incorporated in Iowa to reorganize into a mutual insurance holding company structure.

    As a mutual life insurance company, American Mutual Life had no ability to issue shares of capital stock and consequently had no access to market sources of equity capital and limited ability to increase its surplus and fund future growth while maintaining the financial strength necessary to assure policyowners that their obligations will be met. The Reorganization will position the Company to obtain access to equity capital through the Common Stock Offerings and will enable the Company to effect future equity offerings as necessary and appropriate to satisfy its capital requirements.

    The Reorganization is also intended to facilitate potential mergers, acquisitions and strategic alliances by creating a more flexible corporate structure. Among other things, the Reorganization will facilitate the issuance of stock by ALH to consummate acquisitions.

    The Iowa legislation would permit AMHC subsequently to demutualize, a process which would cause AMHC to convert from mutual to stock form and become publicly owned by shareholders.

Pursuant to ALH's Articles of Incorporation, upon a demutualization all of ALH's shares of outstanding Class B Common Stock will automatically convert into shares of Class A Common Stock. See "Description of the Capital Stock." AMHC has no present plans to demutualize.


    The Capital Contribution and the Distribution were important preliminary transactions that were necessary to complete this Offering and the Common Stock Offerings successfully.


REGULATION OF AMHC AFTER THE REORGANIZATION

    AMHC, as a mutual insurance holding company incorporated in Iowa, is subject to regulation at a level substantially equal to that of an Iowa domestic insurance company. The Iowa Commissioner retains jurisdiction at all times over a mutual insurance holding company and any intermediate insurance holding company to assure that policyowners' interests are protected. See "Supervision and Regulation."

    Under Iowa law, shares of capital stock of AmerUs Life which carry the right to cast a majority of the votes entitled to be cast by all of the outstanding shares of the capital stock (which are required at all times to be owned, directly or indirectly, by AMHC) may not be conveyed, transferred, assigned, pledged, subjected to a security interest or lien, encumbered, or otherwise hypothecated or alienated by AMHC or any intermediate holding company, including ALH. Any conveyance, transfer, assignment, pledge, security interest, lien, encumbrance, hypothecation or alienation by AMHC or any intermediate holding company, in or on such shares of AmerUs Life having a voting majority shall be deemed void in inverse chronological order from the date of such transaction to the extent necessary to give AMHC unencumbered direct or indirect ownership of such shares having a voting majority.

ESTABLISHMENT AND OPERATION OF THE CLOSED BLOCK

    In connection with the Reorganization, the Closed Block was established. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block. The Closed Block was designed to provide reasonable assurance to policyowners included therein that, after the Reorganization, assets will be available to maintain the dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues. The establishment of the Closed Block did not alter, diminish, reduce or in any other way adversely affect these policyowners' contractual rights.

    The Closed Block was established on June 30, 1996. Pursuant to the Plan, assets were allocated to the Closed Block at June 30, 1996 in an amount which the Company expects to produce cash flows which, together with anticipated revenues from the Closed Block Business, are expected to be sufficient to support the Closed Block Business, including provision for payment of claims, taxes and certain other expenses and for the continuation of dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues or for appropriate adjustments in such scales and credits if the experience changes. The assets, including the revenue therefrom, allocated to the Closed Block will accrue solely to the benefit of policyowners included in the Closed Block Business until such time as the Closed Block is no longer in effect. To the extent that over time cash flows from the assets allocated to the Closed Block and other experience relating to the Closed Block are, in the aggregate, more or less favorable than assumed in establishing the Closed Block, total dividends and interest credits paid to Closed Block policyowners in the future may be greater than or less than the total dividends and interest credits that would have been paid to these policyowners if the dividend scales and interest credits in effect prior to the Reorganization had been continued. Dividends and interest credits on policies included in the Closed Block, as in the past, will be declared at the discretion of AmerUs Life's Board of Directors and may vary from time to time (reflecting changes in investment, mortality, persistency and other experience factors). AmerUs Life will not be required to support the payment of dividends and interest credits on Closed Block policies from its general funds above certain guaranteed levels, although it could choose to provide such support if it were deemed to be in the best interests of AmerUs Life's shareholders.

    AmerUs Life will continue to pay guaranteed benefits under all policies, including the policies included in the Closed Block, in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block including investment income thereon prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, AmerUs Life will be required to make such payments from its general funds. AmerUs Life bears the costs of operating and managing the Closed Block and, accordingly, such costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future would be borne by AmerUs Life. Since the Closed Block has been funded to provide for payment of guaranteed benefits as well as future dividends, it should not be necessary to use other general funds to pay guaranteed benefits unless the Closed Block Business experiences substantial adverse deviations in investment, mortality, persistency or other experience factors. While AmerUs Life will use its best efforts to support the policies included in the Closed Block with the assets allocated to the Closed Block, these assets will be subject to the same liabilities (with the same priority in liquidation) as assets outside the Closed Block.

    The Closed Block Business will consist of the policies within the classes specified in the Plan, but only to the extent such policies were in force on June 30, 1996. A policy may be within a class for which there is a dividend scale currently in effect, even if it does not receive a current dividend, and, therefore, the policy would be included in the Closed Block.

    Premiums received and policy benefits paid by AmerUs Life on the policies included in the Closed Block and investment cash flows from the assets allocated to the Closed Block and from the investment of net cash flow will be added to or withdrawn from the Closed Block as provided in the Plan. The Closed Block will be allocated its share of state, local and federal taxes paid on the Closed Block Business in accordance with tax sharing procedures set forth in the Plan. However, commissions and other expenses (including investment management expenses) of operating and administering the Closed Block will not be charged to the Closed Block except to the limited extent provided in the Plan. If expenses of operating and administering the Closed Block were to increase after June 30, 1996, such increases would be paid by AmerUs Life. Future estimated cash outflows were considered in determining the amount of assets allocated to the Closed Block.

    Dividends and interest credits on the Closed Block policies will be set periodically by AmerUs Life's Board of Directors in accordance with applicable law and with the objective that all of the assets will be distributed to owners of Closed Block policies. Such dividends and interest credits will also be allocated among the policies included in the Closed Block so as to reflect the underlying experience of the Closed Block and the degree to which the various classes of Closed Block policies contributed to such experience. An income statement, balance sheet and schedule of investments for the Closed Block will be prepared and submitted to the Iowa Commissioner and AmerUs Life's Board of Directors annually. AmerUs Life will retain an independent consulting actuary to review the operation of the Closed Block and dividend and interest credit determinations and to report his or her findings to the Iowa Commissioner and AmerUs Life's Board of Directors at least every three years, with the first review to be made as of December 31, 1998.

    The Closed Block will continue in effect until either (i) the last policy in the Closed Block is no longer in force or (ii) the Closed Block is dissolved. The Plan provides that the Closed Block may not be dissolved without the approval of the Iowa Commissioner, which approval could only be obtained if dissolution were demonstrated not to be adverse to the interests of the policyowners whose policies make up the Closed Block. If the Closed Block is dissolved, the assets associated with the Closed Block will become part of AmerUs Life's general funds. If the Closed Block is not dissolved, the expected life of the Closed Block is in excess of 75 years.

CLOSED BLOCK ASSETS AND LIABILITIES

    In accordance with the Plan, certain of AmerUs Life's invested assets, as well as cash and short-term investments, were allocated to the Closed Block at June 30, 1996. Non-investment grade bonds, commercial mortgage loans, common and preferred stock and real estate owned were not included in this allocation to the Closed Block.

    The bonds allocated to the Closed Block include assets of similar asset type and maturity that were part of the investment segment for AmerUs Life's TRADITIONAL LIFE INSURANCE policies. In addition, AmerUs Life included in the Closed Block cash and short-term investments in order to meet the short-term liquidity requirements of the Closed Block. For GAAP purposes, Closed Block assets include deferred ACQUISITION COSTS relating to policies in the Closed Block.

    The composition of assets in the Closed Block will change over time as a result of new investments, prepayments, calls, maturities and sales. New investments for the Closed Block acquired with Closed Block cash flows shall be allocated to the Closed Block upon acquisition and shall consist only of investments permitted by the investment policy for the Closed Block. In the event of liquidation, the assets allocated to the Closed Block will be subject to the same liabilities (with the same priority) as assets outside the Closed Block.

    The Company retained Tillinghast, a Towers Perrin Company ("Tillinghast"), an actuarial consulting firm, to advise it in connection with actuarial matters involved in the establishment and operation of the Closed Block. The opinion of Tillinghast, dated October 26, 1995, states (in reliance upon the matters and subject to the limitations described in such opinion) that the establishment and operation of the Closed Block as contemplated by the Plan make adequate provision for allocating to the Closed Block assets which will be reasonably sufficient to enable the Closed Block to provide for the guaranteed benefits, taxes and certain other expenses associated with Closed Block policies, and to provide for the continuation of the current dividend scales and interest credits in effect prior to the Reorganization if the experience underlying those scales and credits continues. The Closed Block was funded on a preliminary basis at June 30, 1996. At September 30, 1996 the Closed Block had assets of $1,237.1 million and liabilities of $1,501.3 million. Final funding adjustments of the Closed Block will be made, if necessary, prior to the completion of the Common Stock Offerings.

    The excess of Closed Block Liabilities over Closed Block Assets represents the expected future after-tax contributions (before certain other expense charges, which were not funded in the Closed Block) from the Closed Block which may be recognized in income over the period the policies in the Closed Block remain in force.

    If the actual contribution from the Closed Block in any given period equals or exceeds the expected contribution for such period as determined at the establishment of the Closed Block, only the expected contribution would be recognized in income from continuing operations for that period. Any excess of the actual contribution over the expected contribution would also be recognized in income from continuing operations to the extent that the aggregate expected contribution for all prior periods exceeded the aggregate actual contribution. Any remaining excess of actual contribution over expected contributions would be accrued in the Closed Block as a liability for future policyowners' dividends. This accrual for future dividends effectively limits the actual Closed Block contribution recognized in income from continuing operations to the Closed Block contribution expected to emerge from operation of the Closed Block as determined as of the date of establishment of the Closed Block.

    If the actual contribution from the Closed Block in any given period is less than the expected contribution for that period, because changes in dividend scales are inadequate to offset the negative performance in relation to the expected performance, the contribution inuring to shareholders of AmerUs Life will be reduced. If a liability for policyowners' dividends had been previously established in the Closed Block because the actual contribution to the relevant date had exceeded the expected contribution to such date, such liability would be reduced (but not below zero) in any periods in which the actual contribution for that period is less than the expected contribution for such period.

                           THE COMMON STOCK OFFERINGS


    Up to five million shares of Class A Common Stock of ALH were offered by ALH and the Selling Shareholder in the Subscription Offering in accordance with the priority subscription rights provided under the Plan to eligible policyowners of AmerUs Life as of June 30, 1996 (the effective date of the Reorganization). The Subscription Offering expired on January 8, 1997. ALH and the Selling Shareholder received subscriptions for 1,087,072 shares of Class A Common Stock. ALH and the Selling Shareholder are offering in the Public Offering the shares of Class A Common Stock not subscribed for in the Subscription Offering (3,912,928 shares in the aggregate). The consummation of the Common Stock Offerings is not conditioned upon completion of this Offering and, although it is currently ALH's and the Selling Shareholder's intention to complete the Common Stock Offerings prior to or contemporaneously with this Offering, there can be no assurance that the Common Stock Offerings will be completed prior to the completion of this Offering.



    Assuming that the price for the Class A Common Stock in the Public Offering (or the revised subscription price if the Public Offering is not consummated) is equal to $15.50 per share, the net proceeds to ALH from the Common Stock Offerings are expected to be approximately $35 million after deducting ALH's share of the estimated expenses of such offerings. All such estimated proceeds will be used by ALH to repay a portion of the term debt under the Bank Credit Facility. The term debt will be due over the next five years and will bear interest at a variable rate, which rate was approximately 6.25% for a portion of the term debt and 6.875% for another portion of the term debt as of the date of this Prospectus. The term debt to be repaid was incurred in December, 1996 and the proceeds of such debt were advanced to AmerUs Life in the form of a capital contribution to replace capital which was distributed by AmerUs Life pursuant to the Distribution. ALH will not receive any proceeds from the sale of Class A Common Stock by the Selling Shareholder. See "Capitalization."



    ALH currently estimates the net proceeds to be received from this Offering to be $72.4 million, after giving effect to the underwriting discount and estimated offering expenses of ALH. It is expected that ALH will use such proceeds to repay a portion of the revolving debt under the Bank Credit Facility. The revolving line of credit matures in November, 2001 and will bear interest at a variable rate, which rate was approximately 6.25% as of the date of this Prospectus. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources" and "Use of Proceeds."


                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the Company's ratios and pro forma ratios of earnings to combined fixed charges and preferred stock dividends for the years and periods indicated:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------------------
                                            NINE MONTHS ENDED
                                            SEPTEMBER 30, 1996                     1995
                                       ----------------------------  --------------------------------
                                       HISTORICAL    PRO FORMA(2)     HISTORICAL      PRO FORMA(2)        1994         1993
                                       -----------  ---------------  -------------  -----------------     -----        -----
Ratio of earnings to combined
 fixed charges and preferred stock
 dividends (1) (3)...................       89.04           8.67           47.92             7.27            5.82         8.98


                                          1992        1991
                                          -----     ---------
Ratio of earnings to combined
 fixed charges and preferred stock
 dividends (1) (3)...................        6.44        6.58

------------------

(1) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consists of income from operations before federal income taxes, fixed charges and pre-tax earnings required to cover preferred stock dividend requirements. "Fixed charges" consist of interest expense on debt and amortization of debt expense.



(2) Pro forma amounts include adjustments for the net increase in preferred stock dividends resulting from the proposed issuance of Capital Securities, assuming a 9% dividend, and the corresponding retirement of debt with the proceeds from this Offering. In addition, pro forma amounts include the effects of the Capital Contribution, Common Stock Offerings and establishment of the Bank Credit Facility, all of which are being accomplished or are in process in the current period and, therefore, are not accounted for in the historical numbers. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."



(3) ALH guarantees the payment of a pool of mortgage loans previously sold to an unrelated party. Since ALH has not been required to satisfy the guarantee, no amount has been included in fixed charges for such guarantee. The interest expense related to this mortgage pool was $0.9 million for the nine months ended September 30, 1996 and $1.3 million for the year ended December 31, 1995.

                                 CAPITALIZATION


    The following table sets forth the unaudited consolidated capitalization of the Company at September 30, 1996 on an actual basis and on a pro forma basis as adjusted to reflect (i) the Capital Contribution, (ii) the sale of 2.5 million shares of Class A Common Stock in the Common Stock Offerings at an estimated per share price of $15.50, as if such sales had occurred as of September 30, 1996 (after deducting the underwriting discount and estimated offering expenses payable by the Company), (iii) the issuance of the Junior Subordinated Debentures in connection with this Offering and (iv) the establishment of the Bank Credit Facility, as if such Capital Contribution, sale, issuance and establishment had occurred as of September 30, 1996. See "Use of Proceeds" and "The Common Stock Offerings." This table should be read in conjunction with the Consolidated Financial Statements, including the related notes and report thereon and the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company appearing elsewhere in this Prospectus.


                                                                                AT SEPTEMBER 30, 1996
                                                  ---------------------------------------------------------------------------------
                                                                                                                     PRO FORMA FOR
                                                                                                                      THE CAPITAL
                                                                   PRO FORMA                                         CONTRIBUTION,
                                                                ADJUSTMENTS FOR    PRO FORMA FOR      PRO FORMA     AS ADJUSTED FOR
                                                                  THE CAPITAL       THE CAPITAL    ADJUSTMENTS FOR    THE COMMON
                                                               CONTRIBUTION AND    CONTRIBUTION      THE COMMON     STOCK OFFERINGS
                                                                THE BANK CREDIT    AND THE BANK         STOCK        AND THE BANK
                                                  HISTORICAL      FACILITY(A)     CREDIT FACILITY   OFFERINGS(B)    CREDIT FACILITY
                                                  -----------  -----------------  ---------------  ---------------  ---------------
                                                                                    (IN MILLIONS)

Long Term Debt..................................   $    45.1       $   166.3         $   211.4        $   (35.0)       $   176.4
                                                  -----------        -------           -------           ------          -------
Company-obligated mandatorily redeemable Capital
 Securities of subsidiary trust holding solely
 Junior Subordinated Debentures of the
 Company(C).....................................      --              --                --               --               --
Equity:(D)
  Preferred Stock, no par value, 25,000,000
   shares authorized; no shares issued and
   outstanding..................................      --              --                --               --               --
  Class A Common Stock, no par value, 75,000,000
   shares authorized; 14,500,000 shares issued
   and outstanding historical and 17,000,000
   shares pro forma.............................        14.5          --                  14.5              2.5             17.0
  Class B Common Stock, no par value, 50,000,000
   shares authorized; 5,000,000 shares issued
   and outstanding..............................         5.0          --                   5.0           --                  5.0
  Additional paid-in capital....................      --              --                --                 32.5             32.5
  Retained earnings.............................       470.2           (79.0)            391.2           --                391.2
  Unrealized appreciation of invested assets,
   net..........................................        22.7          --                  22.7           --                 22.7
                                                  -----------        -------           -------           ------          -------
    Total equity................................       512.4           (79.0)            433.4             35.0            468.4
                                                  -----------        -------           -------           ------          -------
Total capitalization............................   $   557.5       $    87.3         $   644.8           --            $   644.8
                                                  -----------        -------           -------           ------          -------
                                                  -----------        -------           -------           ------          -------


                                                                    PRO FORMA FOR
                                                                     THE CAPITAL
                                                                    CONTRIBUTION,
                                                                   AS ADJUSTED FOR
                                                                     THE COMMON
                                                                        STOCK
                                                     PRO FORMA     OFFERINGS, THE
                                                  ADJUSTMENTS FOR    BANK CREDIT
                                                       THIS         FACILITY AND
                                                    OFFERING(C)     THIS OFFERING
                                                  ---------------  ---------------

Long Term Debt..................................     $   (72.4)       $   104.0
                                                        ------          -------
Company-obligated mandatorily redeemable Capital
 Securities of subsidiary trust holding solely
 Junior Subordinated Debentures of the
 Company(C).....................................          75.0             75.0
                                                        ------          -------
Equity:(D)
  Preferred Stock, no par value, 25,000,000
   shares authorized; no shares issued and
   outstanding..................................        --               --
  Class A Common Stock, no par value, 75,000,000
   shares authorized; 14,500,000 shares issued
   and outstanding historical and 17,000,000
   shares pro forma.............................        --                 17.0
  Class B Common Stock, no par value, 50,000,000
   shares authorized; 5,000,000 shares issued
   and outstanding..............................        --                  5.0
  Additional paid-in capital....................        --                 32.5
  Retained earnings.............................          (1.7)           389.5
  Unrealized appreciation of invested assets,
   net..........................................        --                 22.7
                                                        ------          -------
    Total equity................................          (1.7)           466.7
                                                        ------          -------
Total capitalization............................     $     0.9        $   645.7
                                                        ------          -------
                                                        ------          -------


--------------------
(A) Represents AmerUs Life's Capital Contribution to or for the benefit of the Non-Life Insurance Subsidiaries of certain net assets having an aggregate net carrying value of approximately $79 million. Also represents the establishment of the Bank Credit Facility, consisting of $100 million in term debt and a $75 million revolving credit facility.

(B) Represents the issuance of Class A Common Stock (net of related issuance costs).


(C) Represents the issuance of the Capital Securities by the Trust (net of related issuance costs). One hundred percent of the assets of the Trust will consist of approximately $75 million in principal amount of the Junior Subordinated Debentures of the Company. The financial statements of the Trust will be reflected in the Company's consolidated financial statements with the Capital Securities shown as Company-obligated mandatorily redeemable Capital Securities of subsidiary trust holding solely Junior Subordinated Debentures of the Company.


(D) Retroactively restated to give effect to the issuance of Class A Common Stock and Class B Common Stock to AmerUs Group.

                                USE OF PROCEEDS


    ALH currently estimates the proceeds to be received from this Offering would be $72.4 million after giving effect to the underwriting discount and estimated offering expenses. All of the proceeds from the sale of the Capital Securities will be invested by the Issuer in Junior Subordinated Debentures of ALH. ALH intends that the proceeds from the sale of such Junior Subordinated Debentures will be used to repay a portion of the revolving debt under the Bank Credit Facility. The revolving line of credit matures in November 2001 and will bear interest at a variable rate, which rate was approximately 6.25% as of the date of this Prospectus. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources."


                              ACCOUNTING TREATMENT


    For financial reporting purposes, the Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Company, entitled "Company - obligated mandatorily redeemable Capital Securities of subsidiary trust holding solely Junior Subordinated Debentures of the Company" and the audited notes to the consolidated financial statements will contain disclosure that (a) the Trust is wholly owned, (b) the sole asset of the Trust is the % Junior Subordinated Debentures of ALH in the approximate
principal amount of $75 million having a Stated Maturity of         , 2027, and
(c) ALH fully and unconditionally guarantees the Trust's obligations under the Capital Securities. For financial reporting purposes, the Company will record distributions payable on the Capital Securities as an expense in its consolidated statements of income.


               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


    The following table sets forth certain financial and operating data of the Company. The selected consolidated financial data below for the nine months ended September 30, 1996 and each of the three years ending December 31, 1995 are derived from the Consolidated Financial Statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. The selected consolidated financial data provided below for the nine months ending September 30, 1995 and for each of the two years ending December 31, 1992 are derived from the unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial data for the two years ended December 31, 1992 presents fairly the consolidated financial statements for such periods in conformity with GAAP.


    The foregoing give effect to the Reorganization and the Distribution as if both had been completed prior to the periods presented, but do not give effect to the Capital Contribution. In the opinion of management, the financial information presented for all interim periods reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine-month periods ending September 30, 1996 and 1995 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole. This data should be read in conjunction with (i) "Management's Discussion and Analysis of Results of Operations and Financial Condition," (ii) the audited Consolidated Financial Statements of the Company as of September 30, 1996 and December 31, 1995 and 1994, and for the nine months ended September 30, 1996 and each of the years in the three-year period ended December 31, 1995, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors, together with the related notes and the report thereon, (iii) the unaudited consolidated financial statements of the Company as of September 30, 1995 and for the nine months ended September 30, 1995, and (iv) other financial data included elsewhere in this Prospectus.

                                           AS OF OR FOR THE
                                          NINE MONTHS ENDED
                                           SEPTEMBER 30,(A)         AS OF OR FOR THE YEAR ENDED DECEMBER 31,(A)
                                         --------------------  -----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
  Insurance premiums...................  $   133.7  $   183.9  $   244.1  $   237.9  $   226.4  $   192.9  $   186.9
  Product charges......................       39.1       42.5       57.3       56.3       57.4       57.2       50.8
  Net investment income................      189.3      210.5      285.2      275.7      269.9      273.1      268.6
  Realized gains (losses) on
   investments.........................       62.5       41.6       51.4      (19.9)      15.5       10.1       15.7
  Other income.........................        2.3        2.3        5.4        2.4        2.4        0.9        3.6
  Contribution from the Closed Block...        2.7     --         --         --         --         --         --
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total revenues.........................      429.6      480.8      643.4      552.4      571.6      534.2      525.6
Benefits and expenses:
  Total policyowner benefits...........      222.9      279.7      374.6      369.9      364.3      334.8      327.8
  Total expenses.......................       78.8       80.9      108.9      111.4      106.0      100.0       87.6
  Dividends to policyowners............       26.3       36.3       49.4       45.0       45.5       42.1       40.9
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total benefits and expenses............      328.0      396.9      532.9      526.3      515.8      476.9      456.3
Income before income taxes.............      101.6       83.9      110.5       26.1       55.8       57.3       69.3
Income tax expense.....................       38.7       29.9       41.2       19.4       21.4       18.6       24.5
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before cumulative effect of a
 change in accounting principles.......       62.9       54.0       69.3        6.7       34.4       38.7       44.8
Cumulative effect of a change in
 accounting principles, net of tax.....        0.0        0.0        0.0        0.0       (3.2)       0.0        0.0
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.............................  $    62.9  $    54.0  $    69.3  $     6.7  $    31.2  $    38.7  $    44.8
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share (C).................  $    2.86     --      $    3.15     --         --         --         --

CONSOLIDATED BALANCE SHEET DATA:
Total invested assets..................  $ 2,810.2  $ 3,839.7  $ 3,965.0  $ 3,491.7  $ 3,639.3  $ 3,274.8  $ 3,155.8
Total assets...........................    4,291.8    4,248.8    4,371.9    4,036.9    4,030.7    3,707.6    3,572.5
Total liabilities......................    3,779.4    3,760.5    3,832.0    3,618.6    3,524.8    3,286.4    3,195.6
Total shareholder's equity (B)(D)......      512.4      488.3      539.9      418.3      505.9      421.2      376.9

OTHER OPERATING DATA:
Cash flows from operating activities...  $    85.3  $   128.4  $   202.0  $   172.4  $   173.6  $   101.5  $   155.7
Cash flows from investing activities...        5.8      (95.0)    (148.3)    (134.9)    (192.1)     (99.6)    (175.2)
Cash flows from financing activities...      (95.8)     (56.5)     (72.5)     (24.8)      14.5        9.2       19.1

Individual life insurance in force, net
 of                                      $  26,082  $  25,865  $  25,984  $  25,282  $  24,698  $  23,947  $  23,181
Number of employees....................        407        406        406        457        489        505        526

STATUTORY DATA:
Statutory premiums and deposits:
  Individual life......................  $   236.0  $   233.0  $   307.1  $   296.4  $   286.3  $   270.2  $   261.7
  Annuities (E)........................       73.4      145.6      197.1      187.8       90.4       65.2      108.5

------------------
(A) The merger of Old AML into Central Life, which was consummated in 1994, has been accounted for as a pooling of interests transaction.

(B) The Capital Contribution would have the effect of reducing total shareholder's equity as of September 30, 1996 and the year ended December 31, 1995 by $79 million.

(C) Retroactively reflects the pro forma effect of the issuance of 17.0 million shares of Class A Common Stock and 5.0 million shares of Class B Common Stock at the beginning of the respective periods and gives retroactive effect to the Capital Contribution.

(D) Amounts reported prior to September 30, 1996 reflect policyowners' equity. From December 31, 1993, results reflect the impact of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." See Note 2 to Consolidated Financial Statements.

(E) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See
     "Business--Ameritas Joint Venture."

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed consolidated financial statements give effect to (i) the establishment of the Closed Block, (ii) the Capital Contribution, (iii) the sale of 2.5 million shares of Class A Common Stock in the Common Stock Offerings at an estimated per share price of $15.50 (after deducting the underwriting discount and estimated offering expenses payable by the Company and assuming no exercise of the underwriters' over-allotment option), (iv) this Offering, and (v) the establishment of the Bank Credit Facility, as if the establishment of the Closed Block, the Capital Contribution, the Common Stock Offerings, this Offering and the Bank Credit Facility had occurred as of September 30, 1996, for the purposes of the unaudited pro forma condensed consolidated balance sheet and as of the beginning of the respective periods for the purposes of the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1996 and the year ended December 31, 1995.



    The unaudited pro forma information reflects estimated net proceeds from the Common Stock Offerings of $35 million and estimated net proceeds from this Offering of $72.4 million (in each case after deducting the underwriting discount and estimated offering expenses payable by the Company). The $35 million estimated net proceeds from the Common Stock Offerings will be used by the Company to repay debt under the Bank Credit Facility. The estimated net proceeds from this Offering will be used to repay debt under the Bank Credit Facility. At the time of the Distribution, $100 million will be borrowed by the Company as term debt and $75 million under the revolving loan component of the Bank Credit Facility. The Company used the proceeds from such borrowings to make a $125 million capital contribution to AmerUs Life and to purchase a $50 million surplus note issued by AmerUs Life. See "Use of Proceeds" and "The Common Stock Offerings."



    The unaudited pro forma condensed consolidated financial statements are based on available information and on assumptions management believes are reasonable and that reflect the effects of the transactions described above. Such unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's consolidated financial position or results of operations had these transactions been consummated on the dates assumed and do not in any way represent a projection or forecast of the Company's consolidated financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, the audited Consolidated Financial Statements of the Company, together with the related notes and report thereon, the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus and with the information set forth under "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business."

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                                                                           SEPTEMBER 30, 1996
                                                 ----------------------------------------------------------------------
                                                                    COMMON STOCK
                                                                   OFFERINGS AND
                                                                   REORGANIZATION         OFFERING
                                                 HISTORICAL (A) RELATED ADJUSTMENTS    ADJUSTMENTS (E)   PRO FORMA (F)
                                                 -------------  --------------------  -----------------  --------------
                                                                         (DOLLARS IN MILLIONS)
ASSETS:
Invested assets
  Fixed maturities.............................   $   2,297.6   $   171.5 (B)(D                            $  2,469.1
  Equity securities............................          74.6        (0.7)(B)                                    73.9
  Short-term investments.......................          12.0                                                    12.0
  Mortgage loans...............................         260.2        (9.7)(B)                                   250.5
  Real estate..................................          40.0       (29.6)(B)                                    10.4
  Policy loans.................................          64.0                                                    64.0
  Other investments............................          61.8                                                    61.8
                                                 -------------    -------                    ------      --------------
  Total investments............................       2,810.2       131.5                       0.0           2,941.7
Accrued investment income......................          42.1                                                    42.1
Deferred policy acquisition costs..............         123.5                                                   123.5
Property and equipment, net....................          13.3        (8.7)(B)                                     4.6
Deferred income taxes..........................           4.4                                                     4.4
Other assets...................................          61.1                                                    61.1
Closed Block...................................       1,237.2                                                 1,237.2
                                                 -------------    -------                    ------      --------------
    Total assets...............................   $   4,291.8   $   122.8                 $     0.0        $  4,414.6
                                                 -------------    -------                    ------      --------------
                                                 -------------    -------                    ------      --------------
LIABILITIES:
Policyowner reserves and policyowner funds.....   $   2,113.2                                              $  2,113.2
Other liabilities..............................         119.8        35.5(B)                   (0.9)            154.4
Long-term debt.................................          45.1       131.3 (B)(C)(D            (72.4)            104.0
Closed Block liabilities.......................       1,501.3                                                 1,501.3
                                                 -------------    -------                    ------      --------------
    Total liabilities..........................       3,779.4       166.8                     (73.3)          3,872.9
Company-obligated mandatorily redeemable
 Capital Securities of subsidiary trust holding
 solely Junior Subordinated Debentures of the
 Company.......................................       --                                       75.0              75.0
SHAREHOLDERS' EQUITY:
Preferred stock, no par value, 20,000,000
 shares authorized, no shares issued and
 outstanding...................................       --
Common stock, Class A, no par value, 75,000,000
 shares authorized; 14,500,000 shares issued
 and outstanding historical; 17,000,000 shares
 pro forma.....................................          14.5         2.5(C)                                     17.0
Common stock, Class B, no par value, 50,000,000
 shares authorized; 5,000,000 shares issued and
 outstanding...................................           5.0                                                     5.0
Additional paid-in capital.....................                      32.5(C)                                     32.5
Retained earnings..............................         470.2       (79.0)(B)                  (1.7)            389.5
Unrealized appreciation of available for sale
 securities....................................          22.7                                                    22.7
                                                 -------------    -------                    ------      --------------
    Total shareholder's equity.................         512.4       (44.0)                     (1.7)            466.7
                                                 -------------    -------                    ------      --------------
    Total liabilities and shareholder's
     equity....................................   $   4,291.8   $   122.8                 $     0.0        $  4,414.6
                                                 -------------    -------                    ------      --------------
                                                 -------------    -------                    ------      --------------


         (The Accompanying Notes are an integral part of this Unaudited
                Pro Forma Condensed Consolidated Balance Sheet)

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME


                                                               NINE MONTHS ENDED SEPTEMBER 30, 1996
                                            --------------------------------------------------------------------------
                                                                 COMMON STOCK
                                                                 OFFERINGS AND
                                                            REORGANIZATION RELATED        OFFERING
                                            HISTORICAL (A)        ADJUSTMENTS         ADJUSTMENTS (E)   PRO FORMA (F)
                                            -------------  -------------------------  ----------------  --------------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
REVENUES:
  Insurance premiums......................    $   133.7    $   (95.8)(G)                                  $     37.9
  Product charges.........................         39.1         (9.1)(G)                                        30.0
  Net investment income...................        189.3        (50.6)(G)                                       138.7
  Realized gains on investments...........         62.5          1.4(G)                                         63.9
  Other...................................          2.3          1.5(H)                                          3.8
  Contribution from the Closed Block......          2.7         (2.6)(G)                                         0.1
                                            -------------    -------                      -------            -------
  Total revenues..........................        429.6       (155.2)                         0.0              274.4
                                            -------------    -------                      -------            -------
BENEFITS AND EXPENSES:
  Total policyowner benefits..............        222.9       (110.7)(G)                                       112.2
  Total expenses..........................         78.8        (13.4)(G)(J)(L)(M)             4.2(K)            69.6
  Dividends to policyowners...............         26.3        (26.3)(G)
                                            -------------    -------                      -------            -------
  Total benefits and expenses.............        328.0       (150.4)                         4.2              181.8
                                            -------------    -------                      -------            -------
Income before income taxes................        101.6         (4.8)                        (4.2)              92.6
Income tax expense........................         38.7         (6.2)(I)(N)                  (1.5)(N)           31.0
                                            -------------    -------                      -------            -------
Net income................................    $    62.9    $     1.4                    $    (2.7)        $     61.6
                                            -------------    -------                      -------            -------
                                            -------------    -------                      -------            -------
Net income per share......................    $    2.86                                                   $     2.80
Shares used in the calculation of net
 income per share.........................         22.0                                                         22.0


              (The Accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income)

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME


                                                                    YEAR ENDED DECEMBER 31, 1995
                                               ----------------------------------------------------------------------
                                                                  COMMON STOCK
                                                                  OFFERINGS AND
                                                                 REORGANIZATION          OFFERING
                                               HISTORICAL (A)  RELATED ADJUSTMENTS   ADJUSTMENTS (E)   PRO FORMA (F)
                                               -------------  ---------------------  ----------------  --------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Insurance premiums.........................    $   244.1    $  (182.2)(G)                              $     61.9
  Product charges............................         57.3        (16.9)(G)                                    40.4
  Net investment income......................        285.2        (99.5)(B)(G)                                185.7
  Realized gains on investments..............         51.4         (0.9)(G)                                    50.5
  Other......................................          5.4          2.0(H)                                      7.4
  Contribution from the Closed Block.........                       7.6(G)                                      7.6
                                               -------------    -------                  -------            -------
  Total revenues.............................        643.4       (289.9)                     0.0              353.5
                                               -------------    -------                  -------            -------
BENEFITS AND EXPENSES:
  Total policyowner benefits.................        374.6       (200.3)(G)                                   174.3
  Total expenses.............................        108.9        (34.0)(G)(J)(L)(M)         4.8(K)            79.7
  Dividends to policyowners..................         49.4        (49.4)(G)
                                               -------------    -------                  -------            -------
  Total benefits and expenses................        532.9       (283.7)                     4.8              254.0
                                               -------------    -------                  -------            -------
Income before income taxes...................        110.5         (6.2)                    (4.8)              99.5
Income tax expense...........................         41.2         (2.2)(N)                 (1.7)(N)           37.3
                                               -------------    -------                  -------            -------
Net income...................................    $    69.3    $    (4.0)               $    (3.1)      $       62.2
                                               -------------       -------                -------           -------
                                               -------------       -------                -------           -------
Net income per share.........................  $       3.15                                            $       2.83
Shares used in the calculation of net income
 per share...................................          22.0                                                    22.0


              (The Accompanying Notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Income)

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (A) As a result of the Distribution which caused the Non-Life Insurance Subsidiaries to be distributed to AmerUs Group, the Consolidated Financial Statements include only the accounts and operations, after eliminations, of the Company and its wholly-owned life insurance subsidiaries, principally, AmerUs Life and American Vanguard Life Insurance Company.

    (B) The Capital Contribution consisted of a contribution of net assets as follows:

                                                                               BOOK VALUE
                                                                           SEPTEMBER 30, 1996
                                                                          ---------------------
                                                                              (IN MILLIONS)
Fixed maturity securities...............................................        $     3.5
Equity securities.......................................................              0.7
Mortgage loans..........................................................              9.7
Real estate.............................................................             29.6
Property and equipment, net.............................................              8.7
Cash....................................................................             35.5
Long-term debt assumed..................................................             (8.7)
                                                                                    -----
                                                                                $    79.0
                                                                                    -----
                                                                                    -----

    Net investment income has been increased by $0.1 million and $0.2 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, which represents the actual net investment loss of the assets distributed for such periods.

    (C) Represents estimated net proceeds to the Company of $35 million from the issuance of 2,500,000 shares of Class A Common Stock and the use of the proceeds to retire long-term debt, assuming all shares are sold in the Public Offering at a price of $15.50 per share.

    (D) Represents $175 million of proceeds from the Bank Credit Facility and the investment of such proceeds in fixed maturity securities. No adjustment has been included to reflect the investment earnings that would have resulted from the investment of the proceeds. If such proceeds would have been invested at the average rate of return on the Company's investment portfolio for each respective period, $10.3 million and $13.7 million would have been earned in the nine months ended September 30, 1996 and the year ended December 31, 1995.


    (E) Represents estimated net proceeds of $72.4 million from this Offering and the use of such proceeds to repay long-term debt. See "Use of Proceeds."



    (F) Giving effect to the establishment of the Closed Block, management fee income, the Capital Contribution, the Common Stock Offerings, the Bank Credit Facility, and this Offering.


    (G) The unaudited pro forma condensed consolidated statements of income reflect an allocation of revenues and expenses to the Closed Block based on certain estimates and assumptions that management believes are reasonable. The contribution from the Closed Block reflected in the unaudited pro forma condensed consolidated statements of income is not necessarily indicative of the Closed Block's contribution had the Closed Block been established as of January 1, 1995 or of the expected contribution for any future period.

    The Closed Block which was established on June 30, 1996, will include only those revenues, benefits, expenses and dividends considered in funding the Closed Block. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries--Establishment and Operation of the Closed Block." The pre-tax contribution from the Closed Block is reported as a single line item of total revenues from continuing operations. Many expenses related to the Closed Block operations are charged to operations outside the Closed Block, accordingly, the contribution from the Closed Block does not represent the actual profitability of the Closed Block operations. Operating costs and expenses outside of the Closed

Block are, therefore, disproportionate to the business outside the Closed Block. Income tax expense applicable to the Closed Block, which will be funded in the Closed Block, is reflected as a component of income tax expense.

    The excess of Closed Block liabilities over Closed Block assets as of September 30, 1996 represents the total estimated future contribution from the Closed Block expected to emerge from operations in the Closed Block after income taxes. If the actual contribution from the Closed Block in any given period equals or exceeds the expected contribution for such period as determined at the establishment of the Closed Block, the expected contribution would be recognized in income from continuing operations for that period. Any excess of the actual contribution over the expected contribution would also be recognized in income from continuing operations to the extent that the aggregate expected contribution for all prior periods exceeded the aggregate actual contribution. Any remaining excess of actual contribution over expected contributions would be accrued in the Closed Block as a liability for future policyowners' dividends. This accrual for the future dividends effectively limits the actual Closed Block contribution recognized in income from continuing operations to the Closed Block contribution expected to emerge from operation of the Closed Block as determined as of the date of establishment of the Closed Block.

    The following is a summary of Closed Block pro forma income statement adjustments for the respective periods:


                                                                          NINE MONTHS ENDED       YEAR ENDED
                                                                         SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                                         -------------------  -------------------
                                                                                      (IN MILLIONS)
CLOSED BLOCK REVENUES
Insurance premiums.....................................................       $    95.8            $   182.2
Product charges........................................................             9.1                 16.9
Net investment income..................................................            50.7                 99.7
Realized gains (losses) on investments.................................            (1.4)                 0.9
                                                                                -------              -------
                                                                              $   154.2            $   299.7
CLOSED BLOCK EXPENSES
Total policyowner benefits.............................................           110.7                200.3
Total expenses.........................................................            19.8                 42.4
Dividends to policyowners..............................................            26.3                 49.4
                                                                                -------              -------
                                                                              $   156.8            $   292.1
                                                                                -------              -------
                                                                                -------              -------
Contributions from the Closed Block....................................       $    (2.6)           $     7.6
                                                                                -------              -------
                                                                                -------              -------



    If over the period the policies and contracts in the Closed Block remain in force the actual contribution from the Closed Block is less than the expected contribution from the Closed Block, only such actual contribution would be recognized in income from continuing operations. If the actual contribution from the Closed Block in any given period is less than the expected contribution for that period and changes in dividend scales are inadequate to offset the negative performance in relation to the expected performance, the contribution inuring to shareholders of the Company will be reduced. If a liability for policyowners' dividends had been previously established in the Closed Block because the actual contribution to the relevant date had exceeded the expected contribution to such date, such liability would be reduced (but not below zero) in any periods in which the actual contribution for that period is less than the expected contribution for such period. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries" and "Management's Discussion of Results of Operations and Financial Condition."


    (H) Represents fixed fee for management services and assistance to be received under an Intercompany Agreement between AmerUs Group and the Company as compensation for services rendered by Company employees. See "Certain Transactions and Relationships--Intercompany Agreement--Management Services."

    (I) Represents the elimination of $4.5 million of the mutual company equity add-on tax for the six months ended June 30, 1996, which is applicable only to mutual life insurance companies. This adjustment can vary significantly from year to year, based on rates published by the IRS. The Company believes that this tax will not be applicable to the Company after the Reorganization due to AmerUs Life's conversion into a stock corporation.

    (J) Total expenses have been reduced by $0.9 million and $1.1 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, as a result of the termination of a certain employment contract by AmerUs Life.


    (K) Represents dividends of $5.1 million and $6.8 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, on the shares issued in conjunction with this Offering which are assumed to be payable at 9% per annum and the estimated offering expenses of $2.6 million which are classified as interest expense, net of the reduction in interest expense resulting from the retirement of long-term debt from the proceeds from this Offering of $3.5 million and $4.6 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


    (L) Represents interest expense under the Bank Credit Facility based upon a rate of 6.25% per annum, and amortization of debt expense. The resulting adjustment was $8.9 million and $11.7 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

    (M) Represents the reduction in interest expense under the Bank Credit Facility resulting from the application of the proceeds from the Common Stock Offerings to retire long-term debt. The adjustment was $1.6 million and $2.2 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

    (N)  Represents the income tax effect on the net pro forma adjustments.

ORGANIZATIONAL STRUCTURE


    The following chart illustrates the general organization of AMHC and its subsidiaries, including the Company, after this Offering and the Common Stock
Offerings:



                                    [GRAPH]

* Assuming no exercise of the underwriters' over-allotment option in the Public Offering.


** The Non-Life Insurance Subsidiaries consist of API, AmerUs Bank and Iowa Realty Co., Inc., and each of their respective subsidiaries.

*** AmerUs Life participates in the Ameritas Joint Venture through its ownership interest in AMAL Corporation, a Nebraska corporation ("AMAL"). See "Business--Ameritas Joint Venture."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    THE FOLLOWING ANALYSIS OF THE CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

BACKGROUND

  THE REORGANIZATION, THE CAPITAL CONTRIBUTION AND THE DISTRIBUTION

    ALH is an insurance holding company formed on August 1, 1996, in connection with the Reorganization of American Mutual Life on June 30, 1996. As part of the Reorganization, all of the shares of capital stock of AmerUs Life were issued to AMHC. Subsequent to the Reorganization, on August 1, 1996, AMHC contributed all of its shares of capital stock of AmerUs Life to AmerUs Group. On August 1, 1996, all of the shares of ALH's capital stock were issued to AmerUs Group. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries."


    Prior to the Distribution, AmerUs Life made the Capital Contribution to or for the benefit of certain of the Non-Life Insurance Subsidiaries. The Capital Contribution consisted of cash and other property having a net carrying value of approximately $79 million. Following the Capital Contribution, a series of transactions was undertaken by the Company and its affiliates. AmerUs Life effected the Distribution pursuant to which it distributed the Non-Life Insurance Subsidiaries to AmerUs Group. Immediately after the Distribution, AmerUs Group contributed all of its shares of common stock in AmerUs Life to ALH. Under this structure, ALH is an intermediate holding company, with AmerUs Group as its direct parent company and AmerUs Life as its wholly-owned subsidiary. Under Iowa law, AMHC is required to retain direct or indirect ownership and control of shares representing a majority of the vote of the outstanding capital stock of ALH. Immediately following the Distribution, ALH entered into the Bank Credit Facility, pursuant to which it borrowed $100 million in term debt and $75 million through a revolving line of credit. ALH used the proceeds from such borrowings to make a $125 million capital contribution to AmerUs Life and to purchase a $50 million surplus note from AmerUs Life. ALH will use the proceeds of the Common Stock Offerings and this Offering to repay such borrowings.


    The Distribution effectively separated AMHC's non-life insurance businesses from the life insurance businesses owned by the Company, such that the companies engaged in non-life insurance businesses are no longer subsidiaries of the Company. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries."

  ACCOUNTING TREATMENT

    The Selected Consolidated Financial and Operating Data, the Consolidated Financial Statements and other financial data of the Company presented herein give effect to the Reorganization and the Distribution as if both had been completed prior to the periods presented (including giving effect to the establishment of the Closed Block as of June 30, 1996), but do not give effect to the Capital Contribution.

AMERITAS JOINT VENTURE

    Under the Ameritas Joint Venture, the Company will no longer offer DEFERRED FIXED ANNUITIES for sale to new customers except through the Ameritas Joint Venture, although the Company will continue to issue renewal and replacement annuity contracts with respect to annuity contracts issued by it prior to the formation of the Ameritas Joint Venture. Consequently, future sales of fixed annuities by the Company will be substantially reduced, which will have an effect on future investment income and product charges of the Company. Management believes that any reductions in net income resulting from the curtailment of direct annuity sales by the Company will be more than offset by management fees and by the Company's increased equity interest in the net income of the Ameritas Joint Venture.

OVERVIEW

    The Company is engaged in the business of underwriting, marketing and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 45 states and the

District of Columbia. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. Since April 1, 1996 the Company has been a party to the Ameritas Joint Venture with Ameritas Life Insurance Corp., through which it now markets fixed annuities and has begun to sell variable annuities and variable life insurance products. See "Business--Products" and "Business--Ameritas Joint Venture."

    In accordance with GAAP, universal life insurance premiums and annuity deposits received are reflected as increases in liabilities for policyowner account balances and not as revenues. Revenues reported for universal life and annuity products consist of policy charges for the cost of insurance, administration charges and surrender charges assessed against policyowner account balances. Surrender benefits paid relating to universal life insurance policies and annuity products are reflected as decreases in liabilities for policyowner account balances and not as expenses. Amounts for interest credited to universal life and annuity policyowner account balances and benefit claims in excess of policyowner account balances are reported as expenses in the financial statements. The Company receives investment income earned from the funds deposited into account balances by universal life and annuity policyowners, the majority of which is passed through to such policyowners in the form of interest credited.

    Premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits and policy acquisition costs are recognized as expenses over the life of the policy by means of a provision for future policy benefits and amortization of deferred policy acquisition costs.

    The costs related to acquiring new business, including certain costs of issuing policies and certain other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are capitalized and amortized as an expense in proportion to expected profits or margins from such policies. This amortization is adjusted when current or estimated future gross profits or margins on the underlying policies vary from previous estimates. For example, the amortization of deferred policy acquisition costs is accelerated when policy terminations are higher than originally estimated or when investments supporting the policies are sold at a gain prior to their anticipated maturity. Death and other policyowner benefits reflect exposure to mortality risk and fluctuate from period to period based on the level of claims incurred within insurance retention limits. The profitability of the Company is primarily affected by expense levels, interest spread results (i.e., the excess of investment earnings over the interest credited to policyowners) and fluctuations in mortality, persistency and other policyowner benefits. The Company has the ability to mitigate adverse experience through adjustments to credited interest rates, policyowner dividends or cost of insurance charges.

ADJUSTED OPERATING INCOME


    The following table reflects net income adjusted to eliminate certain items (net of applicable income taxes) which management believes are not necessarily indicative of overall operating trends, including net realized gains or losses on investments. Different items are likely to occur in each period presented and others may have different opinions as to which items may warrant adjustment. The adjusted operating income shown below does not constitute net income computed in accordance with GAAP.


                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                    --------------------  -----------------------------------------------------
                                                      1996       1995       1995       1994       1993       1992       1991
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income........................................  $  62,944  $  54,008  $  69,348  $   6,667  $  31,209  $  38,753  $  44,847
Net realized (gains) losses on investments (A)....    (40,006)   (25,912)   (32,244)    11,223    (10,187)    (6,646)    (8,547)
Equity add-on tax (B).............................      4,480                            9,585
Reorganization costs (C)..........................        726        115      1,426
Adoption of SFAS 106 (D)..........................                                                  3,214
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted operating income.........................  $  28,144  $  28,211  $  38,530  $  27,475  $  24,236  $  32,107  $  36,300
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted operating earnings per share.............  $    1.28  $  --      $    1.75     --         --         --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------
(A) Represents realized gains or losses on investments less that portion of the amortization of deferred policy acquisition costs adjusted for income taxes on such amounts. Realized gains may vary widely between periods. Such amounts are determined by management's timing of individual transactions and do not necessarily correspond to the underlying operating trends.

(B) Represents the mutual life insurance company equity add-on tax, which is applicable only to mutual life insurance companies and which the Company believes will not be applicable to the Company after June 30, 1996 due to AmerUs Life's conversion into a stock company.

(C) Represents costs directly related to the Reorganization consisting primarily of printing, postage, legal and consulting costs. All of the 1995 costs were incurred in the second half of 1995. These costs were not of a continuing nature and were not expected to have any effect on future operations.

(D) As of January 1, 1993, the Company adopted SFAS 106, pursuant to which the cost of certain post-retirement benefits must be recognized on an accrual basis as employees perform services to earn such benefits. The Company's transition obligation as of January 1, 1993 amounted to approximately $3.2 million, net of income tax benefits, and was recorded as a cumulative effect adjustment to net income.

  THE CLOSED BLOCK

    In connection with the Reorganization, the Closed Block was established. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block. The Closed Block is designed to provide reasonable assurance to owners of insurance policies included therein that, after the Reorganization, assets will be available to maintain the dividend scales and interest credits in effect for 1995 if the experience underlying such scales and credits continues. See "Risk Factors--The Closed Block" and "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries--Establishment and Operation of the Closed Block."


    The contribution to the operating income of the Company from the Closed Block is reported as a single line item in the income statement. Accordingly, premiums, product charges, investment income, realized gains (losses) on investments, policyowner benefits and dividends attributable to the Closed Block, less certain minor expenses including amortization of deferred policy acquisition costs, are shown as a net number under the caption "Contribution from the Closed Block." This results in material reductions in the respective line items in the income statement while having no effect on net income. Also, all assets allocated to the Closed Block are grouped together and shown as a separate item entitled "Closed Block assets." Likewise, all liabilities attributable to the Closed Block will be combined and disclosed as the "Closed Block liabilities." See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

COMBINED RESULTS OF OPERATIONS

    Since the operating results from the Closed Block for the three months ended September 30, 1996 are reported on one line of the income statement, "Contribution from the Closed Block," the individual income statement components for the first nine months of 1996 are not fully comparable with those for the first nine months of 1995, prior to the establishment of the Closed Block. Management believes that the presentation of the results of operations for the nine months ended September 30, 1996 on a combined basis as if the Closed Block had not been formed facilitates comparability with the results of operations for the nine months ended September 30, 1995. Accordingly, the combined presentation set forth below includes certain revenues and expenses associated with the policies included in the Closed Block. Such presentation does not, however, affect the Company's reported net income.

                                                                                       NINE MONTHS ENDED
                                                                                      SEPTEMBER 30, 1996
                                                                              -----------------------------------
                                                                                            CLOSED
                                                                              AS REPORTED    BLOCK     COMBINED
                                                                              -----------  ---------  -----------
                                                                                        (IN THOUSANDS)
Revenues:
  Insurance premiums........................................................  $   133,704  $  48,747  $   182,451
  Product charges...........................................................       39,135      4,657       43,792
  Net investment income.....................................................      189,293     26,826      216,119
  Realized gains (losses) on investments....................................       62,555         70       62,625
  Other income..............................................................        2,280          0        2,280
  Contribution from the Closed Block........................................        2,659     (2,659)           0
                                                                              -----------  ---------  -----------
  Total revenues............................................................      429,626     77,641      507,267
Benefits and expenses:
  Policyowner benefits......................................................      222,929     51,028      273,957
  Underwriting, acquisition and insurance expenses..........................       46,892      1,038       47,930
  Amortization of deferred policy acquisition costs.........................       31,865     11,244       43,109
  Dividends to policyowners.................................................       26,343     14,331       40,674
                                                                              -----------  ---------  -----------
                                                                                  328,029     77,641      405,670
Income before income taxes..................................................      101,597          0      101,597
Income tax expenses.........................................................       38,653          0       38,653
                                                                              -----------  ---------  -----------
Net income..................................................................  $    62,944  $       0  $    62,944
                                                                              -----------  ---------  -----------
                                                                              -----------  ---------  -----------

RESULTS OF OPERATIONS

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

    A summary of the Company's combined revenues, including revenues associated with the Closed Block, follows:

                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                                ------------------------
                                                                                   1996         1995
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Insurance premiums
  Traditional life insurance premiums.........................................  $   169,435  $   163,857
  Immediate annuity and supplementary contract premiums.......................       11,366       14,594
  Other premiums..............................................................        1,650        5,413
                                                                                -----------  -----------

    Total insurance premiums..................................................      182,451      183,864

  Universal life product charges..............................................       43,138       42,144
  Annuity product charges.....................................................          654          417
                                                                                -----------  -----------

    Total product charges.....................................................       43,792       42,561

  Net investment income.......................................................      216,119      210,491
  Realized gains (losses) on investments......................................       62,625       41,564
  Other revenues..............................................................        2,280        2,285
                                                                                -----------  -----------

    Total revenues............................................................  $   507,267  $   480,765
                                                                                -----------  -----------
                                                                                -----------  -----------

    Insurance premiums decreased $1.4 million to $182.5 million in the nine months ended September 30, 1996 compared to $183.9 million in the nine months ended September 30, 1995. Traditional life insurance premiums increased $5.6 million due to continued growth in renewal premiums. Immediate annuity deposits and SUPPLEMENTARY CONTRACT premiums were $3.2 million lower in the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 due to decreased immediate annuity sales. Other premiums were $3.8 million lower in the nine months ended September 30, 1996 than in the nine months ended September 30, 1995 primarily due to the Company's exit from several group life and long-term disability reinsurance pools in the second half of 1995 and the sale of the Company's remaining group life operation in the third quarter of 1996, as part of management's continuing review of insurance products' profitability.

    Universal life product charges were $1.0 million higher in the nine months ended September 30, 1996 compared to the same period in 1995 primarily due to increased COST OF INSURANCE charges as a result of the normal aging of that block of business.

    Net investment income increased by $5.6 million, or 2.7%, to $216.1 million in the nine months ended September 30, 1996 as compared to $210.5 million in the nine months ended September 30, 1995. The increase was attributable to an increase in average invested assets. Average invested assets increased by $234.6 million to $3,900.3 million, including Closed Block investments, during the nine months ended September 30, 1996. The effective yield on average invested assets was 7.85% in the nine months ended September 30, 1996, compared to 7.87% in the same period of 1995. The decrease in effective yield is due to lower bond yields in the first nine months of 1996 compared to the same period in 1995.

    Realized gains on investments were $62.6 million in the nine months ended September 30, 1996, compared to gains of $41.6 million in the nine months ended September 30, 1995. The increase of

$21.0 million resulted primarily from increased sales of common stock, reflecting the Company's decision to reduce its exposure to equity securities. Proceeds from these sales were invested primarily in fixed maturity securities.

A summary of the Company's combined policyowner benefits, including policyowner benefits associated with the Closed Block, follows:

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                      ------------------------
                                                                         1996         1995
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
Traditional life insurance
  Death benefits....................................................  $    25,656  $    24,356
  Change in liability for future policy benefits and other policy
   benefits.........................................................      117,849      112,935
                                                                      -----------  -----------

    Total traditional life insurance benefits.......................      143,505      137,291

Universal life insurance
  Death benefits in excess of cash value............................       13,324       12,668
  Interest credited to policyowner account balances.................       35,457       33,366
  Other policy benefits.............................................        3,883        4,493
                                                                      -----------  -----------

    Total universal life insurance benefits.........................       52,664       50,527

Annuities
  Interest credited to deferred annuity account balances............       52,142       59,123
  Other annuity benefits............................................       23,988       27,195
                                                                      -----------  -----------

    Total annuity benefits..........................................       76,130       86,318

Miscellaneous benefits..............................................        1,658        5,546
                                                                      -----------  -----------

    Total policyowner benefits......................................  $   273,957  $   279,682
                                                                      -----------  -----------
                                                                      -----------  -----------

    Total policyowner benefits decreased $5.7 million to $274.0 million in the nine months ended September 30, 1996 as compared to the nine months ended September 30, 1995. Traditional life benefits increased $6.2 million primarily due to the growth in the amount of such business in force. Universal life benefits increased by $2.1 million primarily due to increased interest credited to policyowner account balances. While the weighted average crediting rate for the Company's universal life liabilities decreased 16 basis points from 6.47% in the nine months ended September 30, 1995 to 6.31% in the nine months ended September 30, 1996, the Company's average liabilities increased $40.8 million from the first nine months of 1995 to the first nine months of 1996, resulting in the increased credited amounts in the 1996 period.

    Annuity benefits decreased $10.2 million in the nine month period ended September 30, 1996 to $76.1 million compared to $86.3 million in the nine months ended September 30, 1995. Such benefits decreased due to reduced interest credited to policyowner account balances and decreased other annuity benefits. The weighted average crediting rate for the Company's individual deferred annuity liabilities decreased 88 basis points to 5.39% in the nine months ended September 30, 1996 compared to 6.27% in the nine months ended September 30, 1995. The Company's average deferred annuity liabilities decreased $60.6 million from the first nine months of 1995 compared to the same period in 1996, also contributing to the decrease in interest credited amounts in the 1996 period. The decrease in other annuity benefits was the result of reduced immediate annuity sales in 1996.

    The decrease in miscellaneous benefits of $3.9 million to $1.6 million in the nine months ended September 30, 1996 compared to $5.5 million in the nine months ended September 30, 1995 was primarily the result of the Company's exit from several group life and long-term disability reinsurance pools in the second half of 1995 and the sale of the Company's remaining group life operation in the third quarter of 1996.

    A summary of the Company's combined expenses, including expenses associated with the Closed Block, follows:

                                                                                    NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                   --------------------
                                                                                     1996       1995
                                                                                   ---------  ---------
                                                                                      (IN THOUSANDS)
Commission expense, net of deferrals.............................................  $   6,843  $   7,600
Other underwriting, acquisition and insurance expenses, net of deferrals.........     41,087     32,239
Amortization of deferred policy acquisition costs................................     43,109     41,096
                                                                                   ---------  ---------
    Total expenses...............................................................  $  91,039  $  80,935
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    Commission expense, net of deferrals, decreased $0.8 million to $6.8 million in the first nine months of 1996 compared to $7.6 million in the same period of 1995, primarily due to a decrease in gross commission expense as a result of lower sales levels and the conversion of new annuity sales to the Ameritas Joint Venture in May 1996. Other underwriting, acquisition and insurance expenses, net of deferrals, increased by $8.9 million, or 27.4%, to $41.1 million in the nine months ended September 30, 1996. The increase in expenses during the 1996 period was primarily due to increased costs related to the Reorganization of $0.9 million, the Ameritas Joint Venture of $0.8 million, settlements and associated legal fees of $5.5 million, and higher premium taxes of $0.7 million due to a one-time adjustment to the amortization of the guaranty association asset. Settlements and legal fees included the establishment of a $5.0 million reserve in connection with certain pending class action litigation. See "Business--Legal Proceedings."

    The amortization of deferred policy acquisition costs increased by $2.0 million to $43.1 million in the nine months ended September 30, 1996 compared to $41.1 million in the nine months ended September 30, 1995. Since deferred policy acquisition costs are generally amortized in proportion to gross margins, the increase in amortization in the 1996 period is primarily due to higher gross margins resulting partially from higher realized capital gains in the first nine months of 1996 compared to the same period in 1995.

    Dividends to policyowners increased by $4.4 million, or 12.1%, to $40.7 million in the first nine months of 1996 compared to $36.3 million in the first nine months of 1995. The growth in dividends was primarily the result of the growth and aging of the in-force policies. Traditional life reserves grew 7.9% from September 30, 1995 to $1.18 billion at September 30, 1996. The weighted average dividend rate credited to these policies was 7.16% for the nine months ended September 30, 1996 compared to 7.14% for the same period in 1995.

    Income before income taxes increased by $17.7 million in 1996, or 21.1%, to $101.6 million in the nine months ended September 30, 1996 compared to $83.9 million in the nine months ended September 30, 1995. The increase resulted primarily from the increase of $21.0 million in realized gains on investments.

    Income tax expense increased by $8.8 million in the nine months ended September 30, 1996 to $38.7 million compared to $29.9 million in the nine months ended September 30, 1995. The increased income taxes for the nine month period ended September 30, 1996 were the result of the higher pre-tax income due primarily to the increased realized gains on investments and a $4.5 million provision for the equity add-on tax in the first half of 1996 partially offset by $1.7 million of tax credits. The effective income tax rate for the first nine months of 1996 was 38.1% compared to 35.6% for the first nine months of 1995.

    Net income increased by $8.9 million in the nine months ended September 30, 1996 to $62.9 million from $54.0 million in the nine months ended September 30, 1995. The increased net income resulted from higher pre-tax income due primarily to the increased realized gains on investments.

  1995 COMPARED TO 1994

    A summary of the Company's revenues follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1995         1994
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Insurance premiums
  Traditional life insurance premiums.........................................  $   219,732  $   209,447
  Immediate annuity and supplementary contract premiums.......................       17,659       16,680
  Other premiums..............................................................        6,696       11,785
                                                                                -----------  -----------

    Total insurance premiums..................................................      244,087      237,912
  Universal life product charges..............................................       56,763       55,815
  Annuity product charges.....................................................          607          547
                                                                                -----------  -----------

    Total product charges.....................................................       57,370       56,362
  Net investment income.......................................................      285,244      275,691
  Realized gains (losses) on investments......................................       51,387      (19,930)
  Other revenues..............................................................        5,390        2,391
                                                                                -----------  -----------

    Total revenues............................................................  $   643,478  $   552,426
                                                                                -----------  -----------
                                                                                -----------  -----------

    Insurance premiums increased $6.2 million to $244.1 million in 1995 compared to $237.9 million in 1994. Traditional life insurance premiums increased $10.3 million as a result of continued growth in renewal premiums. Immediate annuity deposits and supplementary contract premiums were $1.0 million greater in 1995 than 1994 due to increased immediate annuity sales. Other premiums were $5.1 million lower in 1995 than in 1994 primarily due to the Company's exit from several group life and long-term disability reinsurance pools in 1995, as part of management's continuing review of insurance products' profitability.

    Universal life product charges were $0.9 million higher in 1995 compared to 1994 primarily due to increased cost of insurance charges as a result of the normal aging of that block of business.

    Net investment income increased by $9.5 million, or 3.5%, to $285.2 million in 1995 as compared to $275.7 million in 1994. The increase was attributable to an increase in average invested assets partially offset by a decline in the effective yield on average invested assets. Average invested assets increased by $162.9 million to $3,728.4 million during 1995. The effective yield on average invested assets decreased from 7.90% in 1994 to 7.84% in 1995 reflecting a reduction in interest income on both bonds and commercial mortgages as a result of lower market interest rates on new investments.

    Realized gains on investments were $51.4 million in 1995 compared to realized losses of $19.9 million in 1994. The increase of $71.3 million in 1995 resulted primarily from the combination of increased gains of $32.5 million over 1994 amounts from the sale of common stock and a gain of $9.4 million in 1995 compared to a loss of $25.5 million in 1994 from sales of fixed maturity securities. Of the losses incurred in 1994, $21.1 million were incurred in connection with sales of fixed maturity securities which resulted from a planned investment strategy that maximized the after-tax proceeds from the sale of selected fixed maturity securities. The sales of common stock in 1995 were a direct result of the Company's decision to reduce the level of equity securities as a percentage of its investment portfolio on a long-term basis.

    Other revenues increased in 1995 by $3.0 million from 1994 levels, primarily due to a gain of $3.1 million which resulted from the curtailment of the Company's defined benefit pension plans, effective December 31, 1995. See Note 7 to the Consolidated Financial Statements.

    A summary of the Company's policyowner benefits follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1995         1994
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Traditional life insurance
  Death benefits..............................................................  $    32,196  $    30,044
  Change in liability for future policy benefits and other policy benefits....      152,742      149,283
                                                                                -----------  -----------

    Total traditional life insurance benefits.................................      184,938      179,327

Universal life insurance
  Death benefits in excess of cash value......................................       17,098       15,165
  Interest credited to policyowner account balances...........................       45,240       42,095
  Other policy benefits.......................................................        5,214        7,237
                                                                                -----------  -----------

    Total universal life insurance benefits...................................       67,552       64,497

Annuities
  Interest credited to deferred annuity account balances......................       78,120       77,980
  Other annuity benefits......................................................       35,582       34,918
                                                                                -----------  -----------

    Total annuity benefits....................................................      113,702      112,898

Miscellaneous benefits........................................................        8,428       13,174
                                                                                -----------  -----------

    Total policyowner benefits................................................  $   374,620  $   369,896
                                                                                -----------  -----------
                                                                                -----------  -----------

    Total policyowner benefits increased $4.7 million from 1994 to $374.6 million in 1995. Traditional life benefits increased $5.6 million due primarily to increased mortality costs and increased liabilities for future policy benefits, in each case associated with the growth in the amount of such business in force. Universal life benefits increased $3.1 million primarily due to increased interest credited to policyowner account balances. The weighted average crediting rate for the Company's universal life liabilities increased 23 basis points from 6.44% in 1994 to 6.67% in 1995, and the Company's average liabilities increased $41.9 million, or 5.8%, from 1994 to 1995, resulting in the increased credited amounts in 1995.

    Annuity benefits increased $0.8 million in 1995 to $113.7 million compared to $112.9 million in 1994. Such benefits increased due to increased interest credited to policyowner account balances and increased other annuity benefits. While the weighted average crediting rate for the Company's individual deferred annuity liabilities decreased 25 basis points to 6.16% in 1995 compared to 6.41% in 1994, the Company's average liabilities increased $32.1 million, or 2.5%, from 1994 to 1995, resulting in the increased interest credited amounts in 1995. The increased other annuity benefits were the result of continued growth in the immediate annuity and supplementary contract business in force.

    The decrease in miscellaneous benefits of $4.8 million to $8.4 million in 1995 compared to $13.2 million in 1994 was primarily the result of the Company's exit from several group life and long-term disability reinsurance pools in 1995.

    A summary of the Company's expenses follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1995         1994
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Commission expense, net of deferrals..........................................  $    10,448  $     9,451
Other underwriting, acquisition and insurance expenses, net of deferrals......       48,207       59,153
Amortization of deferred policy acquisition costs.............................       50,239       42,756
                                                                                -----------  -----------
    Total expenses............................................................  $   108,894  $   111,360
                                                                                -----------  -----------
                                                                                -----------  -----------

    Commission expense, net of deferrals, increased $1.0 million, or 10.5%, in 1995 to $10.4 million, primarily as a result of the integration of the product lines of Central Life and Old AML and an increase in gross commissions of $3.0 million as a result of increased annuity sales in 1995. Other underwriting, acquisition and insurance expenses, net of deferrals, decreased in 1995 by $10.9 million, or 18.5%, to $48.2 million. 1995 was the first year of the consolidated operations of Central Life and Old AML. As a result of the combination, approximately $7.8 million of cost reductions were realized in 1995 from 1994 combined levels, excluding the merger-related expenses described below. These reductions in 1995 were partially offset by increased legal and settlement costs of $1.1 million, higher incentive compensation of $1.0 million and $2.2 million of expenses related to the investigation and review of alternative capital structures, including implementing the Reorganization. Included in 1994 expenses were approximately $10.0 million of expenses related to the merger of the two companies compared to $2.2 million of merger-related costs in 1995.

    The amortization of deferred policy acquisition costs increased by $7.4 million to $50.2 million in 1995 compared to $42.8 million in 1994. The increase in amortization in 1995 was primarily due to higher realized gains and gross profits in 1995 than in 1994.

    Dividends to policyowners increased by $4.4 million, or 9.8%, to $49.4 million in 1995 compared to $45.0 million in 1994. The growth in dividends was primarily the result of the growth and aging of the in-force policies. Traditional life reserves grew 8.4% from 1994 to $1.12 billion in 1995. The weighted average dividend rate credited to these policies was 7.14% for 1995 and 1994.

    Income before income taxes increased by $84.5 million, or 323%, to $110.6 million in 1995 compared to $26.1 million in 1994. The increase resulted primarily from the $9.5 million increase in net investment income, net realized gains on investments of $51.4 million in 1995 as compared to net realized losses on investments of $19.9 million in 1994, and reduced expenses, partially offset by higher dividends to policyowners.

    Income tax expense increased by $21.7 million to $41.2 million in 1995 as compared to $19.5 million in 1994. The increased 1995 income taxes were the result of the higher pre-tax income discussed above. The effective income tax rate for 1995 was 37.3% and for 1994 was 74.5%. In 1994, American Mutual Life was subject to the equity add-on tax which resulted in an additional $9.6 million of current income tax expense.

    Net income increased by $62.6 million in 1995 to $69.3 million from $6.7 million in 1994. This increase resulted from the increases in pre-tax income discussed above.

  1994 COMPARED TO 1993

    A summary of the Company's revenues follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1994         1993
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Insurance premiums
  Traditional life insurance premiums.........................................  $   209,447  $   198,079
  Immediate annuity and supplementary contract premiums.......................       16,680       16,737
  Other premiums..............................................................       11,785       11,544
                                                                                -----------  -----------

    Total insurance premiums..................................................      237,912      226,360

  Universal life product charges..............................................       55,815       56,928
  Annuity product charges.....................................................          547          545
                                                                                -----------  -----------

    Total product charges.....................................................       56,362       57,473

  Net investment income.......................................................      275,691      269,854
  Realized gains (losses) on investments......................................      (19,930)      15,460
  Other revenues..............................................................        2,391        2,498
                                                                                -----------  -----------

    Total revenues............................................................  $   552,426  $   571,645
                                                                                -----------  -----------
                                                                                -----------  -----------

    Insurance premiums increased $11.5 million to $237.9 million in 1994 compared to $226.4 million in 1993. Traditional life insurance premiums increased $11.4 million primarily as a result of continued growth in renewal premiums.

    Universal life product charges were $1.1 million lower in 1994 than in 1993 primarily due to a decrease in cost of insurance charges by the Company in its universal life product line in 1994.

    Net investment income increased by $5.8 million, or 2.2%, to $275.7 million in 1994 as compared to $269.9 million in 1993. The increase was attributable to an increase in average invested assets partially offset by a decline in the effective yield on average invested assets. Average invested assets increased by $108.5 million to $3,565.5 million during 1994. The effective yield on average invested assets decreased from 8.08% in 1993 to 7.90% in 1994, primarily reflecting lower reinvestment rates in late 1993 and throughout 1994.

    Realized losses on investments were $19.9 million in 1994 compared to gains of $15.5 million in 1993. The realized losses in 1994 resulted in part from a planned investment strategy to increase after-tax investment yields in future periods by disposing of selected fixed maturity securities that generated losses of $21.1 million in 1994.

    A summary of the Company's policyowner benefits follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1994         1993
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Traditional life insurance
  Death benefits..............................................................  $    30,044  $    28,516
  Change in liability for future policy benefits and other policy benefits....      149,283      143,659
                                                                                -----------  -----------

    Total traditional life insurance benefits.................................      179,327      172,175

Universal life insurance
  Death benefits in excess of cash value......................................       15,165       13,270
  Interest credited to policyowner account balances...........................       42,095       40,060
  Other policy benefits.......................................................        7,237        7,007
                                                                                -----------  -----------

    Total universal life insurance benefits...................................       64,497       60,337

Annuities
  Interest credited to deferred annuity account balances......................       77,980       82,314
  Other annuity benefits......................................................       34,918       38,001
                                                                                -----------  -----------

    Total annuity benefits....................................................      112,898      120,315

Miscellaneous benefits........................................................       13,174       11,446
                                                                                -----------  -----------

    Total policyowner benefits................................................  $   369,896  $   364,273
                                                                                -----------  -----------
                                                                                -----------  -----------

    Total policyowner benefits increased by $5.6 million from 1993 to $369.9 million in 1994. Traditional life benefits increased $7.2 million primarily due to increased mortality costs and increased liabilities for future policy benefits, in each case associated with the growth in the amount of such business in force. Universal life benefits increased $4.2 million due to increased mortality costs and increased interest credited to policyowner account balances resulting from the growth in the amount of such business in force. While the weighted average crediting rate for the Company's universal life liabilities decreased 15 basis points from 6.59% in 1993 to 6.44% in 1994, the Company's average liabilities increased $43.8 million, or 6.5%, from 1993 to 1994, resulting in the increased credited amounts in 1994.

    Annuity benefits decreased $7.4 million in 1994 to $112.9 million compared to $120.3 million in 1993. Such benefits decreased due to reduced interest credited to policyowner account balances and decreased other annuity benefits. While the Company's average annuity liabilities increased $88.2 million or 7.4% for these products from 1993 to 1994, this was more than offset by the reduction in the weighted average crediting rate on these products of 54 basis points from 6.95% in 1993 to 6.41% in 1994, resulting in the decreased interest credited amounts in 1994. The decrease in other annuity benefits was the result of a change in valuation basis on structured settlement contracts which increased reserves in 1993, partially offset by the growth of immediate annuity and supplementary contract business in force in 1994.

    The increase in miscellaneous benefits of $1.7 million was primarily due to a reduction of reserves in the Company's group accident and health business in 1993.

    A summary of the Company's expenses follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                                ------------------------
                                                                                   1994         1993
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS)
Commission expense, net of deferrals..........................................  $     9,451  $     9,239
Other underwriting, acquisition and insurance expenses, net of deferrals......       59,153       49,398
Amortization of deferred policy acquisition costs.............................       42,756       47,441
                                                                                -----------  -----------
    Total expenses............................................................  $   111,360  $   106,078
                                                                                -----------  -----------
                                                                                -----------  -----------

    Commission expense, net of deferrals, increased $0.2 million to $9.4 million in 1994 as compared to $9.2 million in 1993. Other underwriting, acquisition and insurance expenses, net of deferrals, increased in 1994 by $9.8 million, or 19.7%, to $59.2 million, primarily due to approximately $10.0 million of merger-related expenses incurred in 1994 in connection with the merger of Central Life and Old AML.

    The amortization of deferred policy acquisition costs decreased by $4.6 million in 1994 to $42.8 million compared to $47.4 million in 1993. The change in amortization was primarily the result of the combination of decreased amortization due to realized losses in 1994 and higher amortization in 1993 due to changes in assumptions as to future profitability resulting from an expected decrease in cost of insurance charges in the universal life product line, net of an expected improvement in mortality experience.

    Dividends to policyowners decreased by $0.5 million, or 1.1% to $45.0 million in 1994 compared to $45.5 million in 1993. The decrease in dividends was primarily the result of a dividend scale reduction in 1994. The weighted average dividend rate credited to these policies was 7.14% in 1994 compared to 7.34% in 1993. Traditional life reserves grew 9.3% from 1993 to $1.03 billion in 1994.

    Income before income taxes and before the cumulative effect of a change in accounting principles decreased by $29.7 million, or 53.1%, to $26.1 million in 1994 compared to $55.8 million in 1993. The decrease resulted primarily from net realized losses on investments of $19.9 million in 1994 as compared to $15.5 million in net realized gains on investments in 1993 and an increase of $9.8 million in underwriting, acquisition and insurance expenses, net of deferrals, partially offset by higher net investment income, lower amortization of deferred policy acquisition costs and lower crediting rates on all product lines.

    Income tax expense decreased by $1.9 million from 1993 to 1994. The decreased 1994 income taxes were the result of the lower pre-tax income discussed above, partially offset by the equity add-on tax in 1994. The effective income tax rate for 1994, adjusted for the equity add-on tax, was identical to the 1993 rate of 38%. In 1994, American Mutual Life was subject to the equity add-on tax which resulted in an additional $9.6 million of current income tax expense. The 1993 equity add-on tax was zero.

    As of January 1, 1993, the Company adopted SFAS 106, pursuant to which the cost of certain post-retirement benefits must be recognized on an accrual basis as employees perform services to earn such benefits. The Company's transition obligation as of January 1, 1993 amounted to approximately $3.2 million, net of income tax benefits, and was recorded as a cumulative effect adjustment to net income.

    Net income decreased by $24.5 million in 1994 to $6.7 million compared to $31.2 million in 1993. The primary reasons for the decrease were investment losses, merger-related costs and the equity add-on tax in 1994.

LIQUIDITY AND CAPITAL RESOURCES

  THE COMPANY

    The Company's cash flow from operations will consist of dividends from subsidiaries, if declared and paid, interest income on loans and advances to its subsidiaries (including a surplus note issued to the Company by AmerUs Life), investment income on assets held by the Company and fees which the Company will charge AmerUs Group, AmerUs Life and certain other of its affiliates for management services, offset by the expenses incurred for debt service, salaries and other expenses.

    The Company intends to rely primarily on dividends and interest income from AmerUs Life to make any dividend payments to its shareholders. The payment of dividends by AmerUs Life to the Company is regulated under Iowa law. Under Iowa law, AmerUs Life may pay dividends only from the earned surplus arising from its business and must receive the prior approval of the Iowa Commissioner to pay a dividend, if such dividend would exceed certain statutory limitations. The current statutory limitation is the greater of (i) 10% of AmerUs Life's capital and surplus as of the preceding year end or (ii) the net gain from operations for the previous calendar year. Iowa law gives the Iowa Commissioner broad discretion to disapprove requests for dividends in excess of these limits. During 1996, the maximum amount that would have been legally available for distribution to the Company, absent the Distribution, without further regulatory approval would have been approximately $40 million. However, as a result of the Distribution, AmerUs Life will not be able to pay dividends to the Company in the 12-month period following the Distribution without the prior consent of the Iowa Commissioner. See "Supervision and Regulation." It is the Company's intention to seek regulatory approval to pay dividends from AmerUs Life during this 12-month period. However, at September 30, 1996, the Company also had the ability to borrow up to approximately $120 million from AmerUs Life without prior regulatory approval. The Company would utilize this borrowing capacity, if necessary, to meet its liquidity needs including the payment of dividends to its shareholders. Any such borrowings from AmerUs Life would be repaid from future available dividends from AmerUs Life. Management believes that the Company's access to capital through borrowings from AmerUs Life, public equity and debt markets and the Bank Credit Facility provide the Company with sufficient liquidity and capital resources during the 12-month period following the Distribution, irrespective of whether regulatory approval for the payment of dividends by AmerUs Life is obtained.


    In December, 1996, ALH established the Bank Credit Facility, which is comprised of $100 million in term debt and $75 million under a revolving line of credit. Immediately after establishing the Bank Credit Facility, ALH borrowed $100 million under the term debt component of the facility and $75 million under the revolving line of credit. ALH contributed $125 million of the borrowings under the Bank Credit Facility to AmerUs Life and used $50 million to purchase a 9% surplus note, due December 1, 2006, from AmerUs Life. Proceeds of the Common Stock Offerings and this Offering will be used to repay borrowings outstanding under the Bank Credit Facility. Following such repayment, ALH would have significant borrowing capacity under its revolving line of credit.


    In connection with the Bank Credit Facility, ALH pledged approximately 49.9% of the common stock of AmerUs Life owned by ALH and a $50 million 9% surplus note payable to ALH by AmerUs Life. See "Certain Transactions and
Relationships--Security Arrangements For Bank Credit Facility."

    The Company may from time to time review potential acquisition opportunities. The Company anticipates that funding for any such acquisition may be provided from available cash resources or from debt or equity financing. As of September 30, 1996 the Company had no material commitments for capital expenditures. In the future the Company anticipates that its liquidity and capital needs will be met through interest and dividends from AmerUs Life, accessing the public equity and debt markets depending upon market conditions, or alternatively from bank financing.

  AMERUS LIFE

    AmerUs Life's cash inflows consist primarily of premium income, deposits to policyowner account balances, income from investments, sales, maturities and calls of investments and repayments of investment principal. Cash outflows are primarily related to withdrawals of policyowner account balances, investment purchases, payment of policy acquisition costs, payment of policyowner benefits, income taxes and current operating expenses. Life insurance companies generally produce a positive cash flow from operations, as measured by the amount by which cash inflows are adequate to meet benefit obligations to policyowners and normal operating expenses as they are incurred. The remaining cash flow is generally used to increase the asset base to provide funds to meet the need for future policy benefit payments and for writing new business.

    Management anticipates that funds to meet its short-term and long-term capital expenditures, cash dividends to shareholders and operating cash needs will come from existing capital and internally generated funds. Management believes that the current level of cash and available-for-sale and short-term securities, combined with expected net cash inflows from operations, maturities of fixed maturity investments, principal payments on mortgage-backed securities and its insurance products, will be adequate to meet AmerUs Life's anticipated short-term cash obligations.

    AmerUs Life generated cash flows from operating activities of $85.3 million, $202.0 million, $172.4 million and $173.6 million, for the nine months ended September 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, respectively. Excess operating cash flows were primarily used to increase AmerUs Life's fixed maturity investment portfolio consistent with the long-term investment objective of the Company to reduce the level of equity investments and mortgages as a percentage of its investment portfolio.


    In November 1994, the Company securitized and sold a pool of commercial mortgage loans with an approximate aggregate principal balance of $158 million. The Company converted the loans to cash and reinvested the proceeds in fixed maturity investments which afforded the Company more liquidity and higher overall credit quality, and reduced its exposure to mortgages in accordance with its long-term investment objectives.


    Matching the investment portfolio maturities to the cash flow demands of the type of insurance being provided is an important consideration for each type of life insurance product and annuity. AmerUs Life continuously monitors benefits and surrenders to provide projections of future cash requirements. As part of this monitoring process, AmerUs Life performs cash flow testing of its assets and liabilities under various scenarios to evaluate the adequacy of reserves. In developing its investment strategy, AmerUs Life establishes a level of cash and securities which, combined with expected net cash inflows from operations, maturities of fixed maturity investments and principal payments on mortgage-backed securities, are believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience since withdrawal and surrender levels are influenced by such factors as the interest rate environment and AmerUs Life's claims-paying and financial strength ratings. See "Risk Factors--Future Policy Benefits Exposure" and "--Interest Rate Fluctuations; Risk of Impact on Forced Liquidation of Investment Portfolio."

    AmerUs Life takes into account asset-liability management considerations. Contract terms for AmerUs Life's INTEREST-SENSITIVE PRODUCTS include SURRENDER AND WITHDRAWAL provisions which mitigate the risk of losses due to early withdrawals. These provisions generally do one or more of the following: limit the amount of penalty-free withdrawals, limit the circumstances under which withdrawals are permitted, or assess a surrender charge or market value adjustment relating to the underlying assets. The following table summarizes statutory liabilities for interest-sensitive life products and annuities by their contractual withdrawal provisions at December 31, 1995 (dollars in millions):

Not subject to discretionary withdrawal.....................             $     231
Subject to discretionary withdrawal with adjustments:
  Specified surrender charges (A)...........................        867
  Market value adjustments..................................        413
                                                              ---------
    Subtotal................................................                 1,280
Subject to discretionary withdrawal without adjustments.....                   716
                                                                         ---------
    Total...................................................             $   2,227
                                                                         ---------
                                                                         ---------

--------------
(A) Includes $255 million of statutory liabilities with a contractual surrender charge of less than five percent of the account balance.

    Through its membership in the Federal Home Loan Bank of Des Moines, AmerUs Life is eligible to borrow on a line of credit available to provide it additional liquidity. The line of credit, the amount of which is re-set annually, is based on the amount of capital stock of the Federal Home Loan Bank of Des Moines owned by AmerUs Life, which supported a borrowing capacity of $70 million as of December 31, 1995. Interest is payable at a current rate at the time of any advance. As of September 30, 1996, AmerUs Life had a $25 million open secured line of credit against which $24.7 million had been borrowed.

    AmerUs Life may also obtain liquidity through sales of investments or borrowings collateralized by its investment portfolio. AmerUs Life's investment portfolio as of September 30, 1996 had a carrying value of $3.8 billion, including Closed Block investments. As of September 30, 1996, fixed maturity securities were $3.1 billion, or 81.9%, of invested assets, with public and private fixed maturity securities constituting $2.8 billion, or 88.1%, and $373.8 million, or 11.9%, of total fixed maturity securities, respectively. See "Business--Investment Portfolio."


    The statutory surplus of AmerUs Life will be impacted by the Distribution, the Capital Contribution and the Company's simultaneous capital contribution to AmerUs Life and purchase of a surplus note issued by AmerUs Life. At September 30, 1996, the pro forma statutory surplus of AmerUs Life was approximately $259 million after giving effect to the above transactions compared to the actual statutory surplus of $289 at September 30, 1996. The Company believes that this level of statutory capital is more than adequate as the Company's risk-based capital is significantly in excess of required levels. See "Supervision and Regulation--Regulation of AmerUs Life." In contrast, the pro forma GAAP shareholder's equity of AmerUs Life at September 30, 1996 was approximately $433 million. The major difference between statutory and GAAP accounting relates to the accounting for policy acquisition costs. For statutory purposes, these costs are expensed when incurred, while for GAAP these costs are capitalized and amortized in the future to better match revenues and expenses. At September 30, 1996, deferred policy acquisition costs were $320 million which accounted for approximately $208 million of the after-tax difference between statutory and GAAP equity.


    In the future, in addition to cash flows from operations and AmerUs Life's borrowing capacity, AmerUs Life would anticipate obtaining its required capital from the Company as the Company will have access to the public markets.

EFFECTS OF INFLATION AND INTEREST RATE CHANGES

    The Company does not believe that inflation has had a material effect on its consolidated results of operations.

    Interest rate changes may have temporary effects on the sale and profitability of the annuities and life insurance products offered by the Company. For example, if interest rates rise, competing investments (such as annuities or life insurance products offered by the Company's competitors, certificates of deposit, mutual funds, and similar instruments) may become more attractive to potential purchasers of the Company's products until the Company increases the interest rate credited to owners of its annuities and life insurance products. In contrast, as interest rates fall, the Company attempts to adjust its credited rates to compensate for the corresponding decline in reinvestment rates. The Company monitors interest rates and sells annuities and life insurance policies that permit flexible responses to interest rate changes as part of the Company's management of interest spreads. However, the profitability of the Company's products is not based solely upon interest rate spreads but also on persistency, mortality and expenses.

    The Company manages its investment portfolio in part to reduce its exposure to interest rate fluctuations. In general, the market value of the Company's fixed maturity portfolio increases or decreases in an inverse relationship with fluctuations in interest rates, and the Company's net investment income increases or decreases in a direct relationship with interest rate changes.

    Although all of its assets support all of its liabilities, the Company has developed an asset/liability management approach with separate investment portfolios for major product lines such as traditional life, universal life and annuities. Investment policies and strategies have been established based on the specific characteristics of each product line. The portfolio investment policies and strategies establish asset duration, quality and other guidelines. The Company utilizes analytical systems to establish an optimal asset mix for each line of business. The Company seeks to manage the asset/liability mismatch and the associated interest rate risk through active management of the investment portfolio. Financial, actuarial, investment, product development and product marketing professionals work together throughout the product development, introduction and management phases to jointly develop and implement product features, initial and renewal crediting strategies, and investment strategies based on extensive modeling of a variety of factors under a number of interest rate scenarios.

    In force reserves and the assets allocated to each segment are modeled on a regular basis to analyze projected cash flows under a variety of economic scenarios. The result of this modeling is used to modify asset allocation, investment portfolio duration and CONVEXITY and renewal crediting strategies. The Company does invest in collateralized mortgage obligations as part of its basic portfolio strategy, but uses other types of derivatives only as a hedge against the effects of interest rate fluctuations or to synthetically alter the investment characteristics of specific assets. For a further discussion and disclosure of the nature and extent of the Company's use of derivatives, see
Note 13 to the Consolidated Financial Statements.

FEDERAL INCOME TAX MATTERS


    For periods prior to this Offering and the Common Stock Offerings, the Company and its subsidiaries filed as part of a consolidated United States federal income tax return with AMHC and its subsidiaries. For periods after this Offering and the Common Stock Offerings, the Company and its subsidiaries will not file as part of a consolidated United States federal income tax return with AMHC. Further, the Company and its subsidiary AmerUs Life will not be eligible to file a consolidated United States federal income tax return for five years.


EMERGING ACCOUNTING MATTER

  SFAS NO. 125

    In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 provides consistent accounting standards for securitizations and other transfers of financial assets, determines when financial assets (liabilities) should be considered sold (settled) and removed from the balance sheet, and determines when related revenues and expenses should be recognized. FASB Statement No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. This statement will be applicable to the Company, however, management believes that it will have no material effect on the Company's consolidated financial statements.

  STATUTORY ACCOUNTING CODIFICATION

    The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is not expected to be completed before the end of 1997, will likely change certain statutory accounting practices. The codification may result in changes to the permitted or prescribed accounting practices that the Company's insurance subsidiaries use to prepare their statutory-basis financial statements.

                                    BUSINESS

GENERAL

    The Company is engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 45 states and the District of Columbia. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. In addition, on April 1, 1996 the Company acquired a 34% interest in a variable life insurance and annuity company through a joint venture arrangement (the "Ameritas Joint Venture") with Ameritas Life Insurance Corp. ("Ameritas"). The Company's distribution systems now market fixed annuities issued by AVLIC and have begun to sell AVLIC's variable life insurance and variable annuity products. Based on published comparisons and rankings of life insurance and annuity products, the Company believes that its products have a history of being competitive within the industry.


    The Company's subsidiary, AmerUs Life, was originally incorporated in 1896 as a mutual insurance company under the name Central Life Assurance Society of the United States. Its name was changed to American Mutual Life Insurance Company in 1994 following the merger of Old AML into Central Life. On June 30, 1996, American Mutual Life was converted into a stock life insurance company pursuant to the Plan and its name was changed to AmerUs Life. As of September 30, 1996, AmerUs Life had approximately 418,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.1 billion. As of September 30, 1996, the Company had total assets of $4.3 billion and total shareholder's equity of $433 million (prior to the Common Stock Offerings and this Offering, after giving effect to the Capital Contribution).


    The Company's target markets are individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for Connecticut, Maine, New Hampshire, New York and Vermont, in which the Company is not licensed to do business), and it primarily serves suburban and rural areas. The Company distributes its products primarily through a combination of career general agency and personal producing general agency ("PPGA") distribution systems, as well as a network of independent brokers. The career general agency system consists of a network of 33 career general agencies, with approximately 550 career agents. The PPGA system is comprised of approximately 425 PPGAs, with approximately 950 agents. Variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are marketed through the Company's distribution systems and the distribution systems of Ameritas and AVLIC, which consist of approximately 250 agents and 450 independent broker-dealers (with approximately 7,500 registered representatives), respectively.

    The pricing of the Company's products is generally determined by reference to actuarial calculations and statistical assumptions principally relating to mortality, persistency, investment yield assumptions, estimates of expenses and management's judgment as to market and competitive conditions. The premiums and deposits received, together with assumed investment earnings, are designed to cover policy benefits, expenses and policyowner dividends plus return a profit to the Company. These profits arise from the margin between mortality charges and insurance benefits paid, the margin between actual investment results and the investment income credited to policies (either directly or through dividends to policyowners) and the margin between expense charges and actual expenses. The level of profits also depends on persistency because business acquisition costs, particularly agent commissions, are recovered over the life of the policy. Dividends and interest credited on policies (including policies included in the Closed Block) may vary from time to time reflecting changes in investment, mortality, persistency, expenses and other factors. Interest rate fluctuations have an effect on investment income and may have an impact on policyowner behavior. Increased lapses in policies may be experienced if the Company does not maintain interest rates and dividend scales that are competitive with other products in the marketplace.

    AmerUs Life's claims-paying ability is rated "AA-" (Very high) by Duff & Phelps and "A" (Good) by Standard & Poor's. AmerUs Life is rated "A" (Excellent) by A.M. Best and "A2" (Good) by Moody's. See "Risk Factors--Importance of Ratings."

BUSINESS STRATEGY

    The Company's business strategy to achieve earnings growth and increase shareholder value is focused on managing certain operating fundamentals where the Company's results have historically compared favorably to the industry. The Company intends to utilize these operating strengths to differentiate its products by maintaining its position and reputation as a low-cost producer that provides high-value products to its life insurance and annuity customers, while also providing superior service to both agents and customers. The Company believes it is well positioned to compete effectively based upon a number of strengths including its strong operating performance, customer-driven product offerings, productive and diversified distribution systems, sophisticated asset/liability management capabilities and a customer service orientation. In addition, the Company intends to continue to seek new business opportunities through mergers, acquisitions and strategic alliances.

  FACTORS AFFECTING OPERATING PERFORMANCE

    The Company believes that its operating performance is significantly impacted by four basic elements: (i) mortality, (ii) persistency, (iii) operating expenses, and (iv) investment yield. The Company believes that its results for each of these four basic elements for the last several years have been strong.

    The Company believes its conservative risk selection practices, its disciplined field underwriting and its focus on maintaining a suburban and rural customer base have resulted in the Company realizing favorable mortality experience for the last several years. See "--Insurance Underwriting." The Company fully underwrites each application and has no group underwriting or guaranteed issue business.

    The Company has consistently achieved favorable persistency on its life insurance products (i.e., lower lapse rates). See "--Products." This has resulted in a high level of renewal premiums and, as a result, a larger revenue base over which to amortize acquisition costs. This high persistency has been achieved by providing incentives to agents by, among other things, grading production bonuses by actual persistency, paying persistency bonuses, awarding recognition for both career agency and career agent persistency achievements, and monitoring agency persistency on a monthly basis. Also, the Company believes that its favorable career agent retention rate has contributed to the high persistency rates it has achieved.

    The Company has aggressively managed its cost structure, reducing general insurance expenses by $7.8 million, or 16.6%, in 1995 compared to 1994 (excluding certain non-recurring expenses). This reduction reflects, among other things, efficiencies realized from reduced personnel and data processing costs as a result of the merger of Old AML into Central Life at the beginning of 1995. Additional cost reductions are expected to be realized as product lines of the two companies are further integrated and the technology applications of Central Life are applied to all of the Old AML business. Other factors contributing to the Company's lower cost structure include: (i) a flat organizational structure which allows the Company to be responsive to changing business conditions; (ii) the location of the Company in a geographic area which provides lower cost operations than found in many other areas of the country; (iii) a well-trained, experienced workforce; and (iv) efficient use of technology.

    The Company's distribution systems are compensated almost entirely on a variable-cost basis, which provides flexibility in managing distribution costs and has allowed the Company to maintain acquisition costs which management believes are satisfactory. The Company also focuses on reducing acquisition costs. For example, the Company reduced life insurance acquisition costs in its career general agency system by approximately 9% from 1992 through 1995.

    The Company has maintained competitive portfolio yields while at the same time substantially reducing exposure to higher risk assets such as mortgages and real estate over the last several years. As of September 30, 1996, mortgages were 6.8% of invested assets and real estate acquired in foreclosure was 0.5%. At the same time, overall credit quality of invested assets has been substantially improved. These results have been achieved in part by a more systematic and sophisticated investment strategy, recruitment and development of experienced investment professionals, enhanced systems technology and reduced investment expenses. Attractive risk-adjusted yields on its investments have enabled the Company to offer competitive pricing on its products and to attract and retain business, while maintaining the Company's profitability.

  COMPETITIVE PRODUCT OFFERINGS WHICH MEET DEMANDS OF CUSTOMERS

    The Company's business strategy emphasizes the development of products which meet the demands of its customers. Based on published comparisons and rankings of life insurance and annuity products, the Company believes that its products have a long history of being very competitive within the industry. The Company's participating whole life insurance products have consistently ranked among the top ten based on 10 and 20 year interest adjusted surrender cost indices, and its universal life insurance products have consistently ranked among the top quartile based on 5 and 10 year cash values. The Company's fixed annuity products are also highly competitive in the industry, having ranked among the top ten in surveys measuring account and cash values of single premium deferred annuity products. See "--Products."

    The Company continuously monitors the marketplace to identify and develop new products and improve existing products. For example, in 1989, the Company introduced a life insurance product which combined permanent whole life insurance, increasing paid-up additions and decreasing term life insurance. These flexible life insurance products can be tailored to meet the life insurance needs of the customer at a premium level which is attractive to the customer. These products were substantially enhanced with additional features in 1994, and generated over 20% of total new annualized life premiums in 1995.

    Recent product development activity has been done on an integrated basis, using a team approach involving the Company's distribution, investment and asset/liability management units. In 1993, the Company used this approach, which takes into account acceptable risk levels, to develop a new series of deferred annuities with more attractive features and pricing. These new products were substantially responsible for an increase in annuity sales from $57.2 million in 1992 to $191.5 million in 1995. In 1996, the Company's distribution systems began offering, through the Ameritas Joint Venture, variable life insurance and variable annuities issued by AVLIC. These products enable the policyowner to share in the investment experience of a SEPARATE ACCOUNT. These additional products expand the product portfolio available to producers in the career general agency and PPGA systems and provide the Company with immediate access to one of the fastest-growing business segments within the life insurance and annuity business.

    The Company also continuously reviews its product lines to eliminate low volume products and augment its existing products to increase sales of such products. In addition, the Company regularly reviews the pricing of its products. Where the Company has decided not to manufacture a line of products it has made arrangements in selected cases to sell products of other companies. This practice provides producers with a broader line of competitive products while enabling the Company to focus on its core lines of business.

  PRODUCTIVE AND DIVERSIFIED DISTRIBUTION SYSTEMS

    One of the Company's strategies for growth is to make its distribution systems more productive and diversified. Prior to the merger of Old AML into Central Life, the Company's distribution system consisted primarily of its career general agency system. With the merger, the Company added the PPGA distribution system of Old AML. The Company successfully rationalized the overlapping career general agency distribution system and the PPGA distribution system, leaving existing agencies and agents in place in their existing systems and dividing the country along geographic lines for new recruiting of career general agencies and PPGAs. The Ameritas Joint Venture provides access to a network of approximately 450 independent broker/dealers (with approximately 7,500 registered representatives) and the Ameritas agency distribution systems. Agents in the Company's distribution systems may sell competitors' products. However, agents in both the career general agency and the PPGA system are given financial incentives based on the volume of their sales of the Company's products.

    The Company has recently added two additional regional vice presidents to strengthen its distribution systems management and increase recruiting of new general agents and agents. The Company believes it will be able to recruit both inexperienced and experienced producers by providing a broad range of competitive products, including the newly added variable life insurance and variable annuity products, and by offering strong marketing and administrative support services and competitive compensation. The Company's variable cost-based compensation systems, which include bonus opportunities based on production and persistency, are designed to attract and reward producers who sell increasing amounts of persisting business.

  SOPHISTICATED ASSET/LIABILITY MANAGEMENT

    The Company has developed a sophisticated approach to asset/liability management. The investment unit and the asset/liability management unit work together closely to identify investments which provide maximum returns consistent with acceptable risk levels and liability durations. The asset portfolio is segmented by liability type, with tailored investment strategies for specific product lines. The Company has the ability to continuously model the actual results of its investment portfolio against expected results in order to identify changing market conditions early and, where appropriate, exit existing investments and shift to new investments which better meet the Company's investment objectives.

  CUSTOMER SERVICE ORIENTATION

    As part of a strategy to provide better service to agents and customers, the Company continues to invest in advanced customer service systems and technology to support these functions. In addition to improving the level of service, these investments have also reduced administration costs. The Company developed and installed an imaging system in its new business processing unit in 1991 and is currently developing and installing a second generation imaging system in both the new business and in force business units. During the past five years, numerous enhancements have been added to the original imaging system to facilitate more efficient and accurate processing of new business. The new imaging system will incorporate all of these and additional enhancements developed from the experience gained in using the original system. The immediate on-line availability to any service representative of policy-related correspondence and documents enables the Company to provide fast, comprehensive service to inquiries by policyowners and agents. Along with easy access to data, work flow and other management tools provided by the system have resulted in improved productivity.

  MERGERS, ACQUISITIONS AND STRATEGIC ALLIANCES

    Consistent with increased merger and acquisition activity in the life insurance industry, management believes that mergers, acquisitions and strategic alliances will be necessary to more fully utilize the Company's distribution and administrative capacity and to obtain improved economies of scale and a lower cost structure.

    The mutual holding company structure provides the Company with access to the capital markets, thereby enhancing the Company's ability to pursue acquisitions. Based on the Company's success in identifying and effectively implementing mergers, acquisitions and strategic alliances, management intends to actively and selectively participate in such transactions in the future as a means to further enhance shareholder value.

    The Company has historically pursued mergers, acquisitions and strategic alliances with the goals of improving its position in existing market segments or entering desirable new market segments. Notable recent activities include the combination by merger of Old AML into Central Life in 1994, and the Ameritas Joint Venture which was completed in April, 1996. As part of the merger of Old AML into Central Life in December, 1994, management was able to: (i) substantially integrate the administrative operations of the two companies within a four-month period in late 1994 and achieve a $7.8 million, or 16.6%, expense reduction (excluding certain non-recurring expenses) in 1995 with minimal disruption to policyowners and agents and without a reduction in the quality or quantity of services offered; (ii) successfully rationalize the different distribution systems existing after the merger with no loss of production; and (iii) consolidate the product lines of Old AML and Central Life into one integrated line of products by selecting the best products from each portfolio and making them available through both the career general agency and PPGA systems.

    The Ameritas Joint Venture is an important part of the Company's overall strategic plan to continue to identify profitable insurance products and to achieve growth. The strategic alliance with Ameritas benefited the Company by providing it with immediate access to a line of existing variable life insurance and variable annuity products and a share in an already-established business, thereby avoiding the time and cost associated with developing a new product line.

AMERITAS JOINT VENTURE

    The Company's partner in the Ameritas Joint Venture is Ameritas Life Insurance Corp., a Nebraska mutual life insurance company which has been in existence for more than 100 years. Ameritas is licensed to conduct business in all states except New York and the District of Columbia, and had approximately 250 agents as of December 31, 1995. On a statutory basis, Ameritas had $1.8 billion in assets, $7.8 billion of insurance in force and $248.0 million in policyowners' surplus as of September 30, 1996. Ameritas currently is rated "AA" (Excellent) by Standard & Poor's and "A+" (Superior) by A.M. Best.


    The Company participates in the Ameritas Joint Venture through AmerUs Life's 34% ownership interest in AMAL Corporation, a Nebraska corporation ("AMAL"). AMAL's operations are conducted through AVLIC and Ameritas Investment Corp., a registered broker-dealer ("AIC"), its two wholly-owned subsidiaries, which have been in business since 1983. AVLIC is licensed to conduct business in 46 states and the District of Columbia and currently markets its products and those of AIC through approximately 450 independent broker-dealers (with approximately 7,500 registered representatives) and the Ameritas distribution system. AIC is a registered broker/dealer which is licensed to do business in 49 states. As of September 30, 1996, AMAL had total consolidated assets of $1,025.6 million and total consolidated shareholder's equity of $54.2 million on a GAAP basis. AVLIC had $2.9 billion of insurance in force and $40.2 million in surplus as of September 30, 1996, on a statutory basis.


    AmerUs Life contributed $20.4 million in cash and substantially all of its new fixed annuity production, as well as other consideration, for its interest in AMAL. Under the terms of the Joint Venture Agreement, AmerUs Life has an option to purchase an additional 5% to 15% of AMAL (the "Option") if certain premium growth targets are met. The Option is exercisable in three portions, each of which would permit AmerUs Life to acquire the number of newly-authorized shares that would increase its equity ownership by 5%. Each portion of the Option is exercisable at specified exercise prices set forth in the Joint Venture Agreement.

    Management of the Ameritas Joint Venture is shared between AmerUs Life and Ameritas. Each has equal membership on the board of directors of AMAL, AVLIC and AIC.

    The Joint Venture Agreement provides that certain conditions may trigger buy-sell provisions of the Joint Venture Agreement in the event of certain disputes between the parties. For example, if at any time during the continuation of the Ameritas Joint Venture a dispute arises between the parties, the Joint Venture Agreement sets forth a mechanism for the resolution of the dispute by informal means, including mediation. In certain specified circumstances, in the event a major dispute remains unresolved, certain buy-sell provisions of the Joint Venture Agreement can be triggered. Further, each party may make and/ or enter into acquisitions, divestitures, mergers, consolidations, reorganizations or other transactions affecting its corporate structure. However, if any such transaction involves or constitutes a "change of control" with respect to Ameritas or AmerUs Life, then the other party shall have the right to trigger the buy-sell provisions of the Joint Venture Agreement. A "change of control" is deemed to have occurred if a majority of the board of directors of an entity or an ultimate parent shall consist of individuals who were not directors of such entity prior to such transaction or who were not nominated for board membership by such directors.

    The Company and Ameritas each have guaranteed the obligations of AVLIC. The guarantee of each party is joint and several, and will remain in effect until certain financial conditions are met.

PRODUCTS

    The Company offers a diverse line of individual life insurance products which are tailored to its markets and distributed primarily through its career general agency and PPGA distribution systems. In addition, the Company is a party to the Ameritas Joint Venture, which offers fixed and variable annuity and variable life insurance products. As a result of superior operating fundamentals, including mortality, persistency, operating expenses and investment yield, the Company has had a long history of providing high-value, low-cost products to its customers, while operating profitably. Moreover, the Company continuously reviews and updates its product portfolio in order to continue offering a broad range of products at competitive performance levels.

  INDIVIDUAL LIFE INSURANCE AND FIXED ANNUITY PRODUCTS

    The Company offers a broad line of individual traditional life and universal life insurance products. Traditional life insurance has accounted for approximately 60% to 75% of the Company's total individual life insurance premiums for the last five years and universal life insurance has accounted for approximately 25% to 40% of its total individual life insurance premiums for the same time period. In addition, the Company has historically offered a broad line of fixed annuity products.

    The following table sets forth information regarding the Company's sales activity by product:

                           SALES ACTIVITY BY PRODUCT

                                               FOR THE
                                             NINE MONTHS
                                                ENDED
                                            SEPTEMBER 30,                 FOR THE YEAR ENDED DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Individual life insurance:
  Participating whole life.............  $  13,801  $  16,109  $  20,857  $  21,319  $  22,547  $  19,796  $  17,791
  Universal life.......................      5,876      6,301      8,047      5,698      6,037      8,629     13,418
  Term life............................      1,923      1,995      2,717      3,154      2,820      3,068      3,218
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total life insurance (A)...........  $  21,600  $  24,405  $  31,621  $  30,171  $  31,404  $  31,493  $  34,427
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Individual annuities (B)(C)............  $  63,098  $ 137,122  $ 191,474  $ 180,459  $  80,934  $  57,240  $ 101,496
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------
(A) Direct FIRST YEAR ANNUALIZED PREMIUMS.

(B) Direct first year and single collected premiums.

(C) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See "--Ameritas Joint Venture."

     TRADITIONAL LIFE INSURANCE PRODUCTS. The Company's traditional life insurance products have a long history of being highly competitive within the industry. The Company is the only participant in the industry to have had its participating whole life insurance products ranked among the top ten in annual surveys prepared by A.M. Best for each of the years 1976 through 1995. (Source:
Best's Review, Rankings of 10- and 20-year Interest Adjusted Surrender Cost Index, 1976-1995). Management believes that such surveys provide a gauge for measuring product performance based upon operating fundamentals, including mortality, persistency, operating expenses and investment yield, and that the consistent high rankings of the Company's traditional life insurance products in such surveys reflect the Company's status within the industry as a provider of high-value products to its customers.

    The Company's traditional life insurance products include participating whole life and term life insurance products. PARTICIPATING WHOLE LIFE INSURANCE is designed to provide benefits for the life of the insured. This product generally provides for level premiums and a level death benefit and requires payments in excess of the mortality cost in earlier years to offset increasing mortality costs in later years.

The Company also offers a SECOND TO DIE WHOLE LIFE INSURANCE product which insures two lives and provides benefits upon the death of the second insured. The Company targets its second to die products primarily to potential customers seeking to achieve estate planning goals.

    The Company also offers a portfolio of term life insurance policies that provide life insurance protection for a specific time period (which generally can be renewed at an increased premium). Such policies are mortality-based and offer no cash accumulation feature.

    Since 1989, the Company has offered a flexible life insurance product, which is a combination of permanent participating whole life insurance, increasing paid-up additions and decreasing term insurance coverage. In 1994, the Company began offering an enhanced version of this product. These products give policyowners additional flexibility in designing an appropriate combination of permanent and term life insurance coverages to meet their specific needs at varying premium levels.

    For the year ended December 31, 1995, sales of participating whole life and term life insurance products represented 66% and 9% of first year ANNUALIZED PREMIUMS, respectively, for all individual life insurance products.

    UNIVERSAL LIFE INSURANCE PRODUCTS. The Company offers universal life insurance products, pursuant to which an insurance account is maintained for each insurance policy. Premiums, net of specified expenses, are credited to the account, as is interest, generally at a rate determined from time to time by the Company. Specific charges are made against the account for the cost of insurance protection and for the Company's expenses. The universal life form allows for flexibility as to the amount and timing of premium payments and for the level of death benefits provided.

    The Company has maintained consistently competitive universal life products. Based on annual surveys by A.M. Best measuring account and cash values of universal life products, the Company's products have consistently ranked in the top half of all companies included in the survey with respect to account values and has ranked in the top quarter of all companies included in the survey with respect to cash values. (Source: Best's Review, Rankings of 5-year Account and Cash Values, 1991-1995; Rankings of 10-year Account and Cash Values, 1993-1995, with 1993 the initial year of the survey of 10-year values).

    The Company's universal life insurance products provide benefits for the life of the insured. Within limits established by the Company and state regulations, policyowners may vary the premiums and the amount of the policy's death benefit as long as there are sufficient policy funds available to cover all policy charges for the coming period. Interest is credited to the policy at a rate determined from time to time by the Company. The weighted average CREDITING RATE for the Company's universal life insurance liabilities was 6.67% for the year 1995 and 6.31% for the nine months ended September 30, 1996.

    For the year ended December 31, 1995, sales of universal life insurance products represented 25% of first year annualized premiums for all individual life insurance products.

    FIXED ANNUITY PRODUCTS. Historically, the Company has offered a broad portfolio of fixed annuity products. Annuities provide for the payment of periodic benefits for a specified time period. Benefits may commence immediately or may be deferred to a future date. Fixed annuities generally are backed by a general investment account and credited with a rate of return that is periodically reset.

    The Company's fixed annuity products are also highly competitive within the industry. The Company's single premium deferred annuity products were ranked among the industry leaders in annual surveys by A.M. Best for 1991 through 1995 measuring account and cash values of single premium deferred annuity products of participants in the industry. (Source: Best's Review, Rankings of 5- and 10-year Account Values and 5- and 10-year Cash Values, 1991-1995).

    From September 1993 until the commencement of the Ameritas Joint Venture, the majority of the Company's fixed annuity sales consisted of its Advantage Series of deferred annuities. The Advantage Series consists of three products comprised of two book value annuities, which are fixed annuities, and one market value adjusted annuity, which is a fixed annuity with a market adjustment feature. Both book value annuities have a first year interest rate guarantee. One of the book value annuities also provides a bonus interest rate for the first year. The market value adjusted annuity has a first year interest rate guarantee and also provides a bonus interest rate for the first year. In 1995, the Advantage Series accounted for over $163 million in premiums, which represented approximately 85% of the Company's total fixed annuity production for the year.

  AMERITAS JOINT VENTURE PRODUCTS

    On April 1, 1996, the Company commenced the Ameritas Joint Venture with Ameritas, through which the Company's distribution systems now offer AVLIC's fixed annuity products and have begun to offer AVLIC's variable life insurance and annuity products. The fixed annuities currently offered by the Ameritas Joint Venture are substantially similar to the Company's Advantage Series products. The Company's investment in the Ameritas Joint Venture affords the Company access to a line of existing variable life insurance and variable annuity products while providing a lower-cost entry into an established business, thereby eliminating significant start-up costs and allowing for immediate potential earnings. See "--Ameritas Joint Venture."

    The Ameritas Joint Venture offers, through AVLIC, flexible premium and single premium variable universal life insurance products and variable annuities. Variable products provide for allocation of funds to a GENERAL ACCOUNT or to one or more separate accounts under which the owner bears the investment risk. Through AVLIC's fund managers, which include Fidelity Management and Research Company, Fred Alger Management, Inc. and Massachusetts Financial Services Company, owners of variable annuities and life insurance policies are able to choose from a range of investment funds offered by each manager. In the future, AVLIC may also sell low load life insurance products, which have a lower commission rate, and may acquire other companies or business lines in appropriate circumstances.

    Under the terms of the Joint Venture Agreement governing the Ameritas Joint Venture, the Company and Ameritas will write a substantial portion of their new single and flexible premium deferred fixed annuities and variable annuities and variable life insurance through the Ameritas Joint Venture (provided that the Company has retained the right to continue to issue business to its fixed annuity customers in existence prior to the effective date of the Joint Venture Agreement). In connection with executing the Joint Venture Agreement, the parties also entered into a Management and Administrative Service Agreement which was effective as of April 1, 1996 (the "Service Agreement"), pursuant to which the parties agreed that all product development, administration and investment management services relating to the fixed annuity products offered by the Ameritas Joint Venture will be performed by the Company, and all such functions relating to the variable life insurance and variable annuity products offered by the Ameritas Joint Venture will be performed by Ameritas. Ameritas also provides certain other administrative services to the Ameritas Joint Venture under the Service Agreement.

    The variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are distributed through the Company's career general agency and PPGA distribution systems, as well as through the distribution systems of Ameritas and AVLIC. See "--Ameritas Joint Venture" and "Certain Transactions and Relationships."


    In response to customer demand, the Company has developed an equity index annuity which it began offering through the Ameritas Joint Venture in the fourth quarter of 1996. An equity index annuity provides a baseline fixed rate of return in addition to the possibility of sharing in a portion of the appreciation realized from an investment in an indexed investment fund, such as the S&P 500 stock index.


  SPONSORED PRODUCTS

    The Company also derives fee income from the sale of various sponsored products through its career general agency and PPGA distribution systems under co-marketing arrangements with leading insurance providers for such products. Such sponsored products include individual long-term disability and group life, health and dental insurance products. In addition, the Company's career general agency and PPGA distribution systems sell certificates of deposit issued by AmerUs Bank, from which the Company obtains additional fee income.

    The following table sets forth the Company's collected premiums for the periods indicated:

                         COLLECTED PREMIUMS BY PRODUCT

                                                   FOR THE
                                                 NINE MONTHS
                                                    ENDED
                                                SEPTEMBER 30,                 FOR THE YEAR ENDED DECEMBER 31,
                                             --------------------  -----------------------------------------------------
                                               1996       1995       1995       1994       1993       1992       1991
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Direct individual life premiums collected:
  Traditional life:
  First year & single......................  $  51,890  $  53,668  $  70,786  $  71,830  $  71,267  $  61,720  $  58,512
  Renewal..................................    120,625    114,751    153,299    143,048    130,223    119,108    108,698
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total................................  $ 172,515  $ 168,419  $ 224,085  $ 214,878  $ 201,490  $ 180,828  $ 167,210
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Universal Life:
  First year & single......................  $  10,972  $  10,773  $  15,451  $  10,224  $  10,939  $  17,235  $  26,369
  Renewal..................................     57,199     58,687     77,151     80,338     83,372     84,405     80,114
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total................................  $  68,171  $  69,460  $  92,602  $  90,562  $  94,311  $ 101,640  $ 106,483
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total direct life......................  $ 240,686  $ 237,879  $ 316,687  $ 305,440  $ 295,801  $ 282,468  $ 273,693
Reinsurance assumed........................      1,098      1,030      1,337      1,114      1,154        988      1,178
Reinsurance ceded..........................    (10,269)   (10,453)   (13,795)   (13,477)   (15,020)   (14,903)   (14,776)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total individual life, net of
 reinsurance...............................  $ 231,515  $ 228,456  $ 304,229  $ 293,077  $ 281,935  $ 268,553  $ 260,095
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Direct annuity premiums collected:
  Individual (A)...........................  $  70,191  $ 142,359  $ 197,959  $ 189,097  $  91,745  $  66,750  $ 110,080
  Group....................................         50       (724)      (665)     2,580      1,726        766        867
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total annuities........................     70,241    141,635    197,294    191,677     93,471     67,516    110,947
Reinsurance ceded..........................       (424)      (774)      (853)    (1,123)    (1,147)    (1,393)    (1,467)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total annuities, net of reinsurance........  $  69,817  $ 140,861  $ 196,441  $ 190,554  $  92,324  $  66,123  $ 109,480
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total group life, net of reinsurance (B)...  $   2,171  $   1,984  $   6,634  $  10,436  $   9,669  $   8,367  $   8,287
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total accident & health, net of reinsurance
 (C).......................................  $     151  $     184  $     264  $     387  $     459  $     607  $   4,410
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total collected premiums, net of
 reinsurance...............................  $ 303,654  $ 371,485  $ 507,568  $ 494,454  $ 384,387  $ 343,650  $ 382,272
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------
(A) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See "--Ameritas Joint Venture."

(B) The Company sold substantially all of its group life business as of July 1, 1996 and is no longer actively marketing this line of business.

(C) The Company sold substantially all of its accident and health business in 1991 and is no longer actively marketing this line of business.

    The following table sets forth information regarding life insurance and annuities in force for each date presented:

                     LIFE INSURANCE AND ANNUITIES IN FORCE

                                        AS OF                             AS OF DECEMBER 31,
                                    SEPTEMBER 30,   ---------------------------------------------------------------
                                         1996          1995         1994         1993         1992         1991
                                    --------------  -----------  -----------  -----------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS)
Individual life insurance:
  Traditional
    Number of policies............        248,627       253,656      259,229      262,243      264,683      274,090
    GAAP life reserves............   $  1,184,259   $ 1,120,799  $ 1,033,909  $   945,763  $   846,661  $   779,594
    Face amounts..................   $ 16,557,000   $16,600,000  $15,871,000  $15,201,000  $14,094,000  $13,813,000
  Universal life
    Number of policies............        119,615       121,619      124,225      127,658      131,196      129,429
    GAAP life reserves............   $    812,173   $   784,363  $   740,638  $   700,556  $   653,038  $   596,721
    Face amounts..................   $ 12,073,000   $12,211,000  $12,631,000  $12,744,000  $13,244,000  $12,607,000
  Total individual life
    Number of policies............        368,242       375,275      383,454      389,901      395,879      403,519
    GAAP life reserves............   $  1,996,432   $ 1,905,162  $ 1,774,547  $ 1,646,319  $ 1,499,699  $ 1,376,315
    Face amounts..................   $ 28,630,000   $28,811,000  $28,502,000  $27,945,000  $27,338,000  $26,420,000
Annuities (A):
    Number of policies............         49,128        56,054       52,616       50,322       44,177       42,372
    GAAP reserves.................   $  1,227,023   $ 1,327,176  $ 1,337,395  $ 1,260,775  $ 1,157,313  $ 1,105,157
Group life insurance (B):
    Number of lives...............         33,857        32,724       29,592       27,013       28,238       31,481
    Face amounts..................   $    894,000   $   829,000  $   741,000  $   834,000  $   846,000  $ 1,467,000

------------------
(A) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See "--Ameritas Joint Venture."

(B) The Company sold substantially all of its group life business as of July 1, 1996 and is no longer actively marketing this line of business.

    The reductions in life insurance and annuities in force are attributable to policy surrenders, policy terminations or expirations, and consolidations of one or more outstanding policies into new policies. Many of the policies which have terminated were of a lower face amount than the average for all policies in force.

    The Company has experienced higher persistency for its life insurance products (i.e., lower lapse rates) than industry averages. Persistency is measured in terms of renewal premiums. While the Company has experienced a decrease in the number of policies outstanding, the size of policies outstanding has increased and the amount of premiums collected has increased. Such increased premium levels are in large part due to the Company's favorable persistency. The ability to achieve higher persistency also results in lower unit costs. The following table illustrates lapse rates on individual life insurance products for the Company and for stock and mutual life insurance companies for the years ended December 31, 1991 through 1995:

                     INDIVIDUAL LIFE INSURANCE LAPSE RATIOS

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                        --------------------------------------------------
                                                                           1995         1994         1993         1992
                                                                        -----------  -----------  -----------  -----------
Mutual life companies (A).............................................        7.4%         7.4%         9.8%         8.5%
Stock life companies (A)..............................................        9.3          8.8          9.9          9.9
  Total life insurance industry (A)...................................        8.6          8.3          9.8          9.4
Company...............................................................        7.2          7.1          6.9          6.9


                                                                           1991
                                                                        -----------
Mutual life companies (A).............................................        8.8%
Stock life companies (A)..............................................       10.7
  Total life insurance industry (A)...................................       10.1
Company...............................................................        6.9

--------------
(A) Source: A.M. Best individual life lapse ratios (median values) as measured by face amount of life insurance.

DISTRIBUTION

    The Company markets its insurance products on a national basis primarily through a career general agency system, a PPGA system, independent insurance brokers and certain of the Company's affiliates. The Company employs ten Regional Vice Presidents who are responsible for supervising the career general agencies and/or PPGA agents within their assigned geographic regions.

    The following table illustrates sales activity of the Company's three principal distribution sources for the nine months ended September 30, 1996 and the year ended December 31, 1995:

                     SALES ACTIVITY BY DISTRIBUTION SOURCE

                                                                   FOR THE NINE MONTHS ENDED   FOR THE YEAR ENDED
                                                                      SEPTEMBER 30, 1996        DECEMBER 31, 1995
                                                                  ---------------------------  -------------------
                                                                                   (IN THOUSANDS)
Career General Agency System:
  Traditional life insurance (A)................................          $    10,454              $    14,754
  Universal life insurance......................................                4,469                    6,742
  Individual annuity (B)........................................               41,505                  152,190
                                                                             --------               ----------
    Subtotal....................................................          $    56,428              $   173,686
                                                                             --------               ----------
                                                                             --------               ----------
PPGA System:
  Traditional life insurance (A)................................                5,242                    8,761
  Universal life insurance......................................                1,343                    1,121
  Individual annuity (B)........................................               15,017                   26,615
                                                                             --------               ----------
    Subtotal....................................................          $    21,602              $    36,497
                                                                             --------               ----------
                                                                             --------               ----------
Sales through Affiliates:
  Traditional life insurance (A)................................                   28                       59
  Universal life insurance......................................                   64                      184
  Individual annuity (B)........................................                6,576                   12,669
                                                                             --------               ----------
    Subtotal....................................................          $     6,668              $    12,912
                                                                             --------               ----------
                                                                             --------               ----------
Total Sales:
  Traditional life insurance (A)................................               15,724                   23,574
  Universal life insurance......................................                5,876                    8,047
  Individual annuity (B)........................................               63,098                  191,474
                                                                             --------               ----------
    Total (A)(B)................................................          $    84,698              $   223,095
                                                                             --------               ----------
                                                                             --------               ----------

--------------
(A) Amounts for traditional and universal life insurance reflect direct first year annualized premiums. Amounts for annuities reflect direct first year and single collected premiums.

(B) Effective May 1996, substantially all new sales of individual deferred annuities are made through the Ameritas Joint Venture. See "--Ameritas Joint Venture."

  CAREER GENERAL AGENCY SYSTEM AND BROKERS

    Under the career general agency system, the Company enters into a contractual arrangement with the career general agent for the sale of insurance products by the career agents and brokers assigned to the career general agent's agency. The career general agents are primarily compensated by receiving a percentage of the first year commissions paid to career agents and brokers in the career general agent's agency and by renewal commissions on premiums subsequently collected on that business.

    The career general agents are independent contractors and are generally responsible for the expenses of operating their agencies, including office and overhead expenses and the recruiting, selection, contracting, training and development of career agents and brokers in their agency. Currently, the Company has 33 career general agencies in 20 states, through which approximately 550 career agents sell the Company's products. While career agents in the career general agency system are non-exclusive, the Company believes most agents use the Company's products for a majority of their new business of the type of products offered by the Company. No single career general agency accounts for more than 10% of the total first year commissions paid by the Company.

    Career agents are also independent contractors and are primarily compensated by commissions on first year and renewal premiums collected on business written by them. In addition, career agents can earn bonus commissions, graded by production and persistency on their business.

    The Company believes the quality of the agents in its career general agency system is competitive with that of other life insurance companies. The Company's retention of its career general agency sales force has historically been above the average retention rates of other companies in the industry. The Company attributes its success in attracting and retaining qualified agents to the high quality of its products, its marketing support and administrative services and its competitive compensation structure. The Company also provides career general agents with various screening tools which enable the general agents to screen career agent applicants to eliminate those who may not be qualified.

    The Company also sells its products through a network of approximately 1,700 insurance brokers in all jurisdictions in which the Company is licensed to sell insurance. Brokers are independent contractors who sell a variety of insurance products issued by various companies. Brokers operate through the career general agency system but are compensated under a commission structure which is separate from those used for career agents and in the PPGA system.

  PERSONAL PRODUCING GENERAL AGENCY SYSTEM

    Under the PPGA system, the Company contracts primarily with individuals who are experienced individual agents or head a small group of experienced individual agents. These individuals are independent contractors and are responsible for all of their own expenses. These individuals often sell products for other insurance companies, and may offer selected products of the Company rather than the Company's full line of insurance products.

    PPGAs are compensated by commissions on first year and renewal premiums collected on business written by themselves and the agents in their units. In addition to a base commission, PPGAs may earn bonus commissions on their business, graded by production and persistency.

  DISTRIBUTIONS THROUGH AFFILIATES

    The Company also sells its products through certain of its affiliated companies. The Company has arrangements with AmerUs Investments, Inc. ("AmerUs Investments"), a wholly-owned subsidiary of AmerUs Bank, to market products of the Company. The Company has entered into an agreement with AmerUs Investments pursuant to which the Company and AVLIC pay AmerUs Investments fees in the form of commissions in exchange for generating sales of such products. Persons selling the Company's products under this arrangement are employees of AmerUs Investments and are paid a regular salary in addition to being eligible for commissions under a commission structure (which is distinct from the structure used under the Company's career general agency and PPGA systems). See "Certain Transactions and Relationships--Sale of Insurance Policies."

    AVLIC has a separate arrangement with AmerUs Investments pursuant to which AmerUs Investments sells variable and fixed annuities and variable life insurance products.

  MARKETING SUPPORT SERVICES

    The Company also supports its distribution systems with a trained staff of marketing and other professionals who provide the career general agency and PPGA systems with a wide range of services in support of the sale of the Company's products. In addition to providing information about the products offered by the Company, these professionals are able to offer detailed advice on business insurance, financial and estate planning and other advanced underwriting services.

    The Company also provides its agents in both the career general agency and PPGA systems with insurance industry information support services and computer technology. For example, an advanced illustration and sales presentation computer software package is provided to agents to assist them in their selling efforts. In addition, the Company's agents use computer technology to individualize marketing and product use information at the point of sale to better service policyowners and potential policyowners. The Company supports these systems with in-house computer professionals to assist agents with software and systems questions relating to its computer-assisted marketing tools.

    The Company conducts an intensive annual educational conference as part of its continuing efforts to educate and train agents and to market the Company's products. The conference is generally well-attended by the Company's agents and other interested persons who are not affiliated with the Company.

INSURANCE UNDERWRITING

    The Company follows detailed, uniform underwriting practices and procedures in its insurance business which are designed to assess risks before issuing coverage to qualified applicants. The Company has professional underwriters who evaluate policy applications on the basis of information provided by applicants and others. As demonstrated by the following table, the Company's underwriting standards produced mortality results which are generally more favorable than the assumptions used in its product pricing, which are based upon industry guidelines:

                                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------------------
                                                                      1995         1994         1993         1992         1991
                                                                   -----------  -----------  -----------  -----------  -----------
Ratio of actual mortality to pricing mortality (A)(B)............       81.2%        90.5%        86.4%        88.8%        94.7%

--------------
(A) Results illustrated for 1991-1993 are for Central Life only. The 1991-1993 results for Old AML are unavailable. Management believes that the 1991-1993 mortality experience for Old AML would not materially change the statistics reported for 1991-1993.

(B) Pricing mortality is established at a level below the 1975-1980 Basic Table, an experience mortality table widely used in the industry as a basis of mortality.

    Management also believes that its actual mortality results compare favorably to those of others in the industry. The Company believes that its favorable mortality results are attributable to, among other things, the geographic location of its customer base in rural and suburban areas (as opposed to urban areas), the higher-income profile of its customer base and its consistent application of appropriate underwriting criteria to the processing of new customer applications.

RESERVES

    In accordance with applicable insurance regulations, the Company records as liabilities in its statutory financial statements actuarially determined reserves that are calculated to meet future obligations of the Company's in force life insurance and annuity contracts. The reserves are based on actuarially recognized methods using prescribed MORBIDITY and mortality tables and interest rates. Reserves include UNEARNED PREMIUMS, premium deposits, claims that have been reported but are not yet paid, claims that have been incurred but have not been reported, and claims in the process of settlement. The Company's reserves comply with state insurance department statutory requirements.

    The liability for future policy benefits reflected in the Consolidated Financial Statements for traditional life insurance is computed using a NET LEVEL METHOD, utilizing the guaranteed interest and mortality rates used in calculating cash surrender values as described in the contracts. Benefit reserves for traditional limited-payment life insurance policies include the deferred portion of the premiums received during the premium-paying period. Deferred premiums are recognized as income over the life of the policies. Policy benefit claims are charged to expense in the period that the claims are incurred. All insurance-related benefits, losses and expenses are reported net of reinsurance.

    Future policy benefit reserves for universal life insurance and investment products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances.

REINSURANCE

    In accordance with industry practices, the Company reinsures portions of its life insurance and disability income exposure, generally with unaffiliated insurance companies under traditional indemnity reinsurance agreements. Reinsurance arrangements entered into with unaffiliated insurance companies are in accordance with standard reinsurance practices within the industry. As of December 31, 1995, the Company had reinsurance arrangements in place for life insurance having a face amount of approximately $2.9 billion with 20 unaffiliated reinsurers. All of the companies with which the Company had life reinsurance arrangements as of such date were rated "A-" or better by A.M. Best. The Company's largest life reinsurance relationship as of December 31, 1995 was with RGA Reinsurance Company with life reinsurance in the face amount of approximately $1 billion. As of December 31, 1995, the Company's top five reinsurers (by face amount reinsured) constituted approximately 80% of the total face amount reinsured by the Company as of such date. Of the top five reinsurers, four were rated "A+" and the other was rated "A" by A.M. Best as of December 31, 1995.

    The Company enters into indemnity reinsurance arrangements to assist in diversifying its risks and to limit the maximum loss on risks that exceed the Company's policy retention limits. The Company's present maximum retention limit for life insurance policies is $1,000,000 per life insured. Indemnity reinsurance does not fully discharge the Company's obligation to pay claims on the reinsured business. The Company as the CEDING insurer remains responsible for policy claims to the extent the reinsurer fails to pay such claims. The Company annually monitors the creditworthiness of its primary reinsurers, and has experienced no material reinsurance recoverability problems in recent years.

INVESTMENT PORTFOLIO

  GENERAL

    The Company maintains a diversified portfolio of investments which is supervised by an experienced in-house staff of investment professionals. The Company employs sophisticated asset management techniques in order to achieve competitive yields, while maintaining risk at acceptable levels. The asset portfolio is segmented by liability type, with tailored investment strategies for specific product lines. Investment policies and significant individual investments are subject to approval by the Investment Committee of the Board of Directors of AmerUs Life. Management regularly monitors individual assets and asset groups, in addition to monitoring the overall asset mix. In addition, the Investment Committee reviews investment guidelines and monitors internal controls.

  INVESTMENT STRATEGY

    The Company's investment philosophy is to employ an integrated asset/liability management approach with separate investment portfolios for specific product lines, such as traditional life, universal life and annuities, to generate attractive risk-adjusted returns on capital. Essential to this philosophy is coordinating investments in the investment portfolio with product strategies, focusing on risk-adjusted returns and identifying and evaluating associated business risks.

    The Company's asset/liability management approach utilizes separate investment portfolios for specific product lines, such as traditional life, universal life and annuities. Investment policies and strategies have been established based on the specific characteristics of each product line. The portfolio investment policies and strategies establish asset duration, quality and other guidelines. The Company utilizes analytical systems to establish an optimal asset mix for each line of business. The Company seeks to manage the asset/liability mismatch and the associated interest rate risk through active management of the investment portfolio. Financial, actuarial, investment, product development and product marketing professionals work together throughout the product development, introduction and management phases to jointly develop and implement product features, initial and renewal crediting strategies, and investment strategies based on extensive modeling of a variety of factors under a number of interest rate scenarios.

    In force reserves and the assets allocated to each segment are modeled to analyze projected cash flows under a variety of economic scenarios. The result of this modeling is used to modify asset allocation, investment portfolio duration and convexity and renewal crediting strategies. The Company invests in collateralized mortgage obligations ("CMOs") as part of its basic portfolio strategy, but uses other types of derivatives only as a hedge against the effects of interest rate fluctuations or to synthetically alter the investment characteristics of specific assets. Currently, the Company utilizes derivatives to support three specific strategies. The first strategy involves the conversion of floating rate assets to synthetic fixed rate assets to achieve a greater risk-adjusted return. Secondly, the Company uses derivatives to help protect the Company against disintermediation risk in the event of a general rise in interest rates. Finally, the Company uses derivative products to assist in the management of duration mismatch of the Company's assets and liabilities.

    The Company seeks to manage the relationship between risk and expected return to maintain a prudent balance between the two. Like others in the industry, the Company is exposed to various potential sources of investment risk including: credit risk relating to the uncertainty attached to the timing and amount of principal and interest payments, interest rate risk relating to the economic effects of changing interest rates, real estate risk relating to changes in property value due to local economic and demographic conditions, and liquidity risk relating to holding assets for which there is no active secondary market. The Company manages credit risk principally by careful analysis of the creditworthiness of each issuer, diversification of its holdings and prudent asset allocation. It manages interest rate risk through sophisticated asset/liability management techniques, including the selective use of derivative instruments. It manages real estate risk principally by geographic and demographic diversification, careful periodic monitoring of local economic and other conditions and by limiting loan to value rates to acceptable levels. The Company manages liquidity risk principally by asset allocation and by maintaining various credit facilities and a portfolio of public, investment grade securities in an amount not less than 50% of the total invested assets.

    The objective of the Company's mortgage backed securities ("MBS") investments is to provide incremental return, while maintaining reasonable liquidity and cash flow stability. Each MBS is evaluated to determine its interest rate sensitivity and average life variability. In general, the Company seeks investments which provide improved cash flow stability through either implicit or explicit prepayment protection. Investments with implicit prepayment protection can take the form of pass-throughs or CMOs backed by seasoned pools of loans which have already had ample opportunity to refinance but have failed to do so. Explicit prepayment protection can take the form of prepayment lockouts, yield maintenance provisions or prepayment penalties, which are common features of multifamily MBS, commercial MBS and FHA-insured project loans. At September 30, 1996, the Company's MBS investment portfolio composition was approximately 14% fixed rate pass-throughs backed by seasoned loan pools, 19% floating rate pass-throughs and 67% CMOs with some form of explicit prepayment protection. The Company has established specific investment guidelines for the management of MBS. As a general policy, the Company does not invest in interest-only and principal-only or other similar leveraged derivative mortgage instruments.

    The Company has improved the quality of its investment portfolio in recent years in a number of respects. The Company has reduced real estate-related assets (defined as real estate loans and real estate equity investments) as a percentage of total invested assets from previous levels. Real estate related assets, which totaled 19.2% of invested assets as of December 31, 1993, were reduced to 14.5% of invested assets as of December 31, 1994, to 10.2% of total invested assets as of December 31, 1995 and to 7.8% (6.6% after giving effect to the Capital Contribution and application of proceeds from the Bank Credit Facility) of invested assets as of September 30, 1996. The Company's problem loan ratio (defined as aggregate delinquent, in process of foreclosure and restructured mortgage loans) also decreased from 21.3% as of December 31, 1994 to 9.4% as of December 31, 1995, and to 6.2% (4.3% after giving effect to the Capital Contribution) as of September 30, 1996.

    The Company in recent years has also reduced its exposure to higher risk fixed maturity securities and common stock. The Company's percentage of higher risk fixed maturity assets (defined as assets categorized in NAIC designations 3-6) was approximately 5.1% of total invested assets as of September 30, 1996, as compared to 5.3% as of December 31, 1995 and 6.9% as of December 31, 1994. In addition, the Company decreased its common stock holdings to 0.4% of total invested assets as of September 30, 1996, down from 2.1% as of December 31, 1995 and 3.7% as of December 31, 1994.

  INVESTMENT MONITORING AND VALUATION

    As part of the Company's investment management process, it regularly monitors its invested assets. Fixed maturity securities are reviewed upon receipt of the obligor's financial statements, generally on a quarterly basis, for financial performance and historical compliance with financial covenants. Generally, the Company reviews its commercial mortgage loan and equity real estate portfolios on a monthly basis and identifies all commercial mortgage loans and equity real estate which cause management to conclude that such loans or investments require increased management attention due to payment delinquencies. Detailed property analyses and property valuations are performed annually for each commercial mortgage loan. The Company generally requires borrowers to submit their financial statements for annual review.

    The Company has policies and procedures which management believes value invested assets fairly and consistently. As a result of the implementation of SFAS 115 as of December 31, 1993, certain fixed maturity securities are classified as available-for-sale, and therefore are carried at fair value in the Company's Consolidated Financial Statements. Public and private fixed maturity securities are carried principally at fair value, which is based on quoted market prices or dealer quotes. If a quoted market price is unavailable, fair value is estimated using values obtained from independent pricing services. In the case of private placements, if quotes are unavailable the price is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

    Equity securities are carried principally at fair value, based on quoted market prices. To value performing fixed interest rate mortgage loans, the estimated net cash flows to maturity are discounted to derive an estimated market value. The discount rate used is based on the individual loan's remaining weighted average life and a basis point spread over the United States Treasury yield curve at the date of valuation. Performing variable rate commercial loans and residential loans are valued at par. Restructured, foreclosed or delinquent loans, as well as loans to affiliates, are valued primarily at the lower of the estimated net cash flows to maturity discounted at a market rate of interest, or the current outstanding principal balance. Equity real estate is carried at depreciated cost, or amortized cost for capital leases, less valuation allowances. Equity real estate acquired in satisfaction of debt is valued at the lower of cost or estimated fair value at the date of acquisition and is periodically revalued. Valuation allowances for other than temporary impairments in value are netted against the asset categories to which they apply, and additions to valuation allowances are included in total investment results.

  INVESTED ASSETS

    The Company maintains a diversified portfolio of investments, including public and private fixed maturity securities, commercial mortgage loans and equity real estate. The Company's objective is to maintain a high-quality, diversified fixed maturity securities portfolio that produces a yield and total return that supports the various product line liabilities and the Company's earnings goals.

    As a result of establishing the Closed Block on June 30, 1996, the Company allocated certain assets from its investment portfolio to the Closed Block. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries--Establishment and Operation of the Closed Block." The following table summarizes consolidated invested assets by asset category as of September 30, 1996 and as of December 31, 1995, 1994 and 1993, and sets forth the allocation of such assets between the Closed Block and the general account. The remaining information in this Prospectus relating to the Company's investment portfolio presents information about the investment portfolio on a combined basis (including invested assets in both the Closed Block and the general account).

                          CONSOLIDATED INVESTED ASSETS

                                                                                             DECEMBER 31,
                                       SEPTEMBER 30, 1996                  ------------------------------------------------
                        -------------------------------------------------
                         CARRYING     CARRYING                                      1995                     1994
                           VALUE       VALUE--     COMBINED                -----------------------  -----------------------
                          CLOSED       GENERAL     CARRYING                 CARRYING                 CARRYING
                           BLOCK       ACCOUNT       VALUE     % OF TOTAL     VALUE     % OF TOTAL     VALUE     % OF TOTAL
                        -----------  -----------  -----------  ----------  -----------  ----------  -----------  ----------
                                                                            (DOLLARS IN MILLIONS)
Fixed maturity
 securities:
  Public..............   $   667.6    $ 2,100.0    $ 2,767.6        72.2%   $ 2,717.7        68.5%   $ 2,056.4        58.9%
  Private.............       176.2        197.6        373.8         9.7        424.4        10.7        510.3        14.6
                        -----------  -----------  -----------      -----   -----------      -----   -----------      -----
    Subtotal                 843.8      2,297.6      3,141.4        81.9      3,142.1        79.2      2,566.7        73.5
Equity securities.....        15.5         74.6         90.1         2.4        109.7         2.8        178.8         5.1
Mortgage loans........      --            260.2        260.2         6.8        353.6         8.9        447.7        12.8
Policy loans..........       165.3         64.0        229.3         6.0        220.0         5.6        209.5         6.0
Real estate:
  Investments.........      --             18.8         18.8         0.5         20.2         0.5         29.4         0.9
  Foreclosures........      --             21.2         21.2         0.5         31.9         0.8         28.8         0.8
                        -----------  -----------  -----------      -----   -----------      -----   -----------      -----
    Subtotal..........      --             40.0         40.0         1.0         52.1         1.3         58.2         1.7
Other invested
 assets...............      --             61.8         61.8         1.6         48.1         1.2         22.3         0.6
Short-term
 investments..........         0.7         12.0         12.7         0.3         39.4         1.0          8.5         0.3
                        -----------  -----------  -----------      -----   -----------      -----   -----------      -----
Total invested
 assets...............   $ 1,025.3    $ 2,810.2    $ 3,835.5       100.0%   $ 3,965.0       100.0%   $ 3,491.7       100.0%
                        -----------  -----------  -----------      -----   -----------      -----   -----------      -----
                        -----------  -----------  -----------      -----   -----------      -----   -----------      -----


                                 1993
                        -----------------------
                         CARRYING
                           VALUE     % OF TOTAL
                        -----------  ----------

Fixed maturity
 securities:
  Public..............   $ 2,015.8        55.4%
  Private.............       516.6        14.2
                        -----------      -----
    Subtotal               2,532.4        69.6
Equity securities.....       174.4         4.8
Mortgage loans........       652.2        17.9
Policy loans..........       197.1         5.4
Real estate:
  Investments.........        14.2         0.4
  Foreclosures........        32.6         0.9
                        -----------      -----
    Subtotal..........        46.8         1.3
Other invested
 assets...............        14.5         0.4
Short-term
 investments..........        22.4         0.6
                        -----------      -----
Total invested
 assets...............   $ 3,639.8       100.0%
                        -----------      -----
                        -----------      -----

    FIXED MATURITY SECURITIES. The fixed maturity securities portfolio consists primarily of investment grade corporate fixed maturity securities, high-quality MBS and United States government and agency obligations. As of September 30, 1996, fixed maturity securities were $3,141.4 million, or 81.9% of the carrying value of invested assets with public and private fixed maturity securities constituting $2,767.6 million, or 88.1%, and $373.8 million, or 11.9%, of total fixed maturity securities, respectively.

    The following table summarizes the composition of the fixed maturity securities by category as of September 30, 1996 and December 31, 1995:

                    COMPOSITION OF FIXED MATURITY SECURITIES

                                                                     SEPTEMBER 30, 1996        DECEMBER 31, 1995
                                                                  ------------------------  ------------------------
                                                                   CARRYING                  CARRYING
                                                                    VALUE      % OF TOTAL     VALUE      % OF TOTAL
                                                                  ----------  ------------  ----------  ------------
                                                                                (DOLLARS IN MILLIONS)
U.S. government/agencies........................................  $     57.0         1.8%   $     67.2         2.1%
State and political subdivisions................................      --           --              1.7         0.1
Foreign governments.............................................        26.2         0.8          22.4         0.7
Corporate.......................................................     1,920.6        61.2       2,131.8        67.8
MBS:
    U.S. government/agencies....................................       673.4        21.4         686.8        21.9
    Non-government/agencies.....................................       464.2        14.8         232.2         7.4
                                                                  ----------       -----    ----------       -----
    Subtotal-MBS................................................     1,137.6        36.2         919.0        29.3
                                                                  ----------       -----    ----------       -----
Total...........................................................  $  3,141.4       100.0%   $  3,142.1       100.0%
                                                                  ----------       -----    ----------       -----
                                                                  ----------       -----    ----------       -----

    The following table summarizes corporate fixed maturity securities by industry of the issuers:

                            COMPOSITION OF CORPORATE
                     FIXED MATURITY SECURITIES BY INDUSTRY

                                                                                                    % OF CORPORATE
                                                                              SEPTEMBER 30, 1996    FIXED MATURITY
CLASSIFICATION                                                                  CARRYING VALUE        SECURITIES
---------------------------------------------------------------------------  --------------------  -----------------
                                                                                      (DOLLARS IN MILLIONS)
Utilities..................................................................      $      332.3              17.3%
Nondepository credit institutions..........................................             210.0              10.9
Depository institutions....................................................             194.7              10.1
Petroleum refining and related industries..................................             101.8               5.3
Chemicals and related products.............................................              94.2               4.9
Air transportation.........................................................              89.3               4.6
Electrical and other electrical equipment (excluding computers)............              76.2               4.0
Industrial, commercial machinery and computer equipment....................              64.5               3.4
Oil and gas................................................................              59.5               3.1
General merchandise stores.................................................              50.8               2.7
Other......................................................................             647.3              33.7
                                                                                     --------             -----
    Total..................................................................      $    1,920.6             100.0%
                                                                                     --------             -----
                                                                                     --------             -----

    The following table summarizes fixed maturity securities by remaining maturity as of September 30, 1996:

                REMAINING MATURITY OF FIXED MATURITY SECURITIES

                                                                          SEPTEMBER 30, 1996
                                                                       ------------------------
                                                                        CARRYING
                                                                         VALUE      % OF TOTAL
                                                                       ----------  ------------
                                                                        (DOLLARS IN MILLIONS)
Due:
  In one year or less (1996).........................................  $     11.3         0.4%
  One to five years (1997-2001)......................................       475.2        15.1
  Five to 10 years (2002-2006).......................................       961.9        30.6
  10 to 20 years (2007-2016).........................................       415.3        13.2
  Over 20 years (2017 and after).....................................       140.1         4.5
                                                                       ----------       -----
    Subtotal.........................................................     2,003.8        63.8
  MBS................................................................     1,137.6        36.2
                                                                       ----------       -----
      Total..........................................................  $  3,141.4       100.0%
                                                                       ----------       -----
                                                                       ----------       -----

    The Company's portfolio of investment grade fixed maturity securities is diversified by number and type of issuer. As of September 30, 1996, investment grade fixed maturity securities included the securities of over 658 issuers, with 1,039 different issues of securities. No issuer represents more than 1.8% of investment grade fixed maturity securities.

    Below-investment grade fixed maturity securities as of September 30, 1996 included the securities of 48 issuers representing 5.1% of total invested assets, with the largest being a $9.9 million investment.

    As of September 30, 1996, 76.8% of total invested assets were investment grade fixed maturity securities. The following table sets forth the credit quality, by NAIC designation and Standard & Poor's rating equivalents, of fixed maturity securities as of September 30, 1996:

                 FIXED MATURITY SECURITIES BY NAIC DESIGNATION

                                                                          SEPTEMBER 30, 1996
                                              --------------------------------------------------------------------------
                                                      PUBLIC                   PRIVATE                    TOTAL
                                              -----------------------  ------------------------  -----------------------
    NAIC            STANDARD & POOR'S          CARRYING                 CARRYING                  CARRYING
DESIGNATION       EQUIVALENT DESIGNATION        VALUE     % OF TOTAL      VALUE     % OF TOTAL     VALUE     % OF TOTAL
------------  ------------------------------  ----------  -----------  -----------  -----------  ----------  -----------
                                                                        (DOLLARS IN MILLIONS)
     1        A- or Higher..................  $  1,853.2       67.0%    $    84.8        22.7%   $  1,938.0       61.7%
     2        BBB- to BBB+..................       758.9       27.4         248.2        66.4       1,007.1       32.1
                                              ----------      -----    -----------      -----    ----------      -----
              Total investment grade........     2,612.1       94.4         333.0        89.1       2,945.1       93.8
                                              ----------      -----    -----------      -----    ----------      -----
     3        BB to BB+.....................       113.0        4.1          26.2         7.0         139.2        4.4
     4        B.............................        42.5        1.5          13.0         3.5          55.5        1.8
     5        CCC or lower..................      --          --              0.1       --              0.1      --
     6        In or near default............      --          --              1.5         0.4           1.5      --
                                              ----------      -----    -----------      -----    ----------      -----
              Total below investment
               grade........................       155.5        5.6          40.8        10.9         196.3        6.2
                                              ----------      -----    -----------      -----    ----------      -----
              Total.........................  $  2,767.6      100.0%    $   373.8       100.0%   $  3,141.4      100.0%
                                              ----------      -----    -----------      -----    ----------      -----
                                              ----------      -----    -----------      -----    ----------      -----

    MBS comprise a core position within the Company's fixed maturity securities investments. MBS investments include residential, commercial MBS, home equity loans (including home equity loans purchased from one of the Company's affiliates, see "Certain Transactions and Relationships--Purchase of Loans and Securitization"), manufactured housing, FHA Title I and CMBS. Residential mortgage pass-throughs and CMOs total $888.9 million or 23.2% of total invested assets. As of September 30, 1996, MBS were $1,137.6 million or 29.7%, of total invested assets of which $673.4 million, or 59.2% of MBS were guaranteed by the United States government or an agency of the United States government. Other MBS were $464.2 million, or 40.8%, of MBS as of September 30, 1996. Management believes that the quality of assets in the MBS portfolio is generally high, with 87.1% of such assets representing agency backed or "AAA" rated securities.

    The Company uses interest rate swaps and caps to reduce its exposure to changes in interest rates and to manage duration mismatches. Although the Company is subject to the risk that counterparties will fail to perform, credit standings of counterparties are monitored regularly. The Company's policy is to contract only with counterparties that are rated "AA" or higher; accordingly, it is expected that counterparties will be able to satisfy their obligations under such contracts. The Company is also subject to the risk associated with changes in the value of contracts. However, such adverse changes in value generally are offset by changes in the value of the items being hedged. The notional principal amounts of the swaps and caps, which represent the extent of the Company's involvement in such contracts but not the risk of loss, at September 30, 1996 amounted to $980.0 million. The swaps had a carrying value and a fair value which amounted to a net receivable position of $6.0 million at September 30, 1996. The carrying value and fair value of interest rate caps and swaptions amounted to $9.9 million and $10.0 million, respectively, and are reflected as "other investments" on the Company's consolidated financial statements as of September 30, 1996. The net amount payable or receivable from interest rate swaps and caps is accrued as an adjustment to interest income.

    MORTGAGE LOANS. As of September 30, 1996, mortgage loans in the investment portfolio were $260.2 million, or 6.8% of the aggregate carrying value of invested assets ($250.5 million, or 6.4%, after giving effect to the Capital Contribution and application of proceeds from the Bank Credit Facility). Of the September 30, 1996 amount, commercial mortgage loans were 98.8%, and residential mortgage loans were 1.2%.

    In the last two years, the Company has significantly reduced its mortgage loan investments as a percentage of its invested assets through sales of certain mortgage loan assets, decreased originations of new loans and write-downs of delinquent loans. As of December 31, 1993, mortgage loans totaled $652.2 million, or 17.9% of invested assets. By December 31, 1995, such investments totaled $353.6 million, or 8.9% of invested assets and by September 30, 1996 such investments totaled $260.2 million, or 6.8% of invested assets. Commercial mortgage loans consist primarily of fixed-rate mortgage loans on complete properties. As of September 30, 1996, the Company held 156 individual commercial mortgage loans having an average interest rate, maturity and balance of 9.1%, 73 months and $1.7 million, respectively.


    The following table sets forth additions, reductions from payments and other charges, foreclosures and miscellaneous adjustments to the mortgage loan portfolio based on unpaid principal balances for the nine-month periods ended September 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993:

                           MORTGAGE LOAN ASSET FLOWS

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                     ------------------------  -------------------------------------
                                                        1996         1995         1995         1994         1993
                                                     -----------  -----------  -----------  -----------  -----------
                                                                          (DOLLARS IN MILLIONS)
Commercial mortgage loans:
  Beginning balance................................  $   379.4    $   504.0    $   504.0    $   723.6    $   733.3
  Plus: Additions..................................       19.6         24.8         39.9         75.3         73.1
  Less: Payments and other credits.................       75.1         93.0        134.9        123.3         73.1
       Foreclosed properties.......................        6.2         24.8         18.0         14.0          9.7
       Sales.......................................       47.2        --            11.6        157.6        --
                                                     -----------  -----------  -----------  -----------  -----------
  Ending balance...................................      270.5        411.0        379.4        504.0        723.6
Residential mortgage loans.........................        3.3          5.0          4.3          9.2          8.8
                                                     -----------  -----------  -----------  -----------  -----------
                                                         273.8        416.0        383.7        513.2        732.4
Valuation allowance for mortgage loan losses.......       13.6         41.1         30.1         65.5         80.2
                                                     -----------  -----------  -----------  -----------  -----------
Total mortgage loans on real estate................  $   260.2    $   374.9    $   353.6    $   447.7    $   652.2
                                                     -----------  -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------  -----------
Valuation allowance as percentage of mortgage
 loans.............................................        5.0%         9.9%         7.8%        12.8%        11.0%
                                                     -----------  -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------  -----------

    Substantially all of the new commercial mortgage loans were originated by the Company through mortgage loan correspondents with whom the Company had an ongoing relationship at the time such mortgage loans were originated. The Company is not originating new commercial mortgage loans although it is renewing existing loans in its portfolio in selected cases. The Company annually estimates the current loan-to-value ratios of its commercial mortgage loans based on an analysis of the operating statements of each mortgaged property.

    The following table sets forth the maturity and principal repayment schedule for the commercial mortgage loan portfolio as of September 30, 1996:

                       COMMERCIAL MORTGAGE LOAN SCHEDULED
                              PRINCIPAL REPAYMENTS

                                                                   SEPTEMBER 30, 1996
                                             ---------------------------------------------------------------
                                              MATURITY PAYMENTS    ALL OTHER LOAN     ANNUAL
YEAR                                          ON BALLOON LOANS        PAYMENTS         TOTAL     % OF TOTAL
-------------------------------------------  -------------------  -----------------  ---------  ------------
                                                                  (DOLLARS IN MILLIONS)
1996.......................................       $    20.4           $     1.3      $    21.7         8.0%
1997.......................................            60.8                 7.7           68.5        25.3
1998.......................................             5.5                 7.3           12.8         4.7
1999.......................................            14.9                 7.1           22.0         8.2
2000-2015..................................           105.0                40.5          145.5        53.8
                                                    -------               -----      ---------       -----
Total......................................       $   206.6           $    63.9      $   270.5       100.0%
                                                    -------               -----      ---------       -----
                                                    -------               -----      ---------       -----

    As of September 30, 1996, only $5.2 million, or 1.9% ($2.4 million, or 0.9%, after giving effect to the Capital Contribution), of the Company's loan portfolio (as measured by principal balance) was classified as delinquent or in foreclosure. As of the same date, only $11.8 million, or 4.5% ($8.9 million, or 3.6%, after giving effect to the Capital Contribution), of the Company's loan portfolio (as measured by principal balance) was classified as restructured. For the first nine months of 1996, the Company's foreclosures were approximately $6.2 million (as measured by principal balance).

    In November 1994, in a transaction approved by the Iowa Commissioner, the Company securitized a pool of 89 fixed rate commercial/multifamily mortgage loans with a then outstanding aggregate principal balance of approximately $158 million. The Company sold these mortgage loans to a trust. Several classes of Commercial/Multifamily Mortgage Pass-Through Certificates, Series 1994-1 (the "Certificates") representing undivided beneficial ownership interests in the trust were then issued and sold in a private placement. The Company retained a residual interest in the trust which had a carrying value as of September 30, 1996 of $3.7 million. The primary purpose of this securitization was to convert the mortgage loans into cash, which could then be reinvested, and fixed maturity securities so as to enhance the Company's liquidity, overall investment quality and long-term economic value.

    EQUITY REAL ESTATE. In recent years the Company has significantly reduced its equity real estate portfolio. As of September 30, 1996, investment real estate consisted of 22 properties located in eight states. The carrying value of investment real estate as of September 30, 1996 was $18.8 million ($4.6 million after giving effect to the Capital Contribution). As of September 30, 1996, the Company's rental properties were 89% occupied by third parties or by the Company.

    OTHER. The Company held $229.2 million of policy loans on individual insurance products as of September 30, 1996. Of these policy loans, 69.6% were on traditional life policies and 30.4% were on universal life policies and annuities. Policy loans are permitted to the extent of a policy's contractual limits and are fully collateralized by policy cash values. Loan rates are fixed in the contracts and range from 5.0% to 9.0%.

    As of September 30, 1996, the Company held equity securities of $90.1 million (primarily preferred stock). The largest holding of equity securities had a carrying value of $12.2 million as of September 30, 1996.


    The Company held $74.6 million of other invested assets (including short-term investments) on September 30, 1996. Other invested assets included various joint venture investments, financial instruments and goodwill booked in connection with the Company's investment in the Ameritas Joint Venture. See Note 13 to Consolidated Financial Statements.

COMPETITION

    The Company operates in a highly competitive industry. Numerous life insurance companies and other entities, including banks and other financial institutions, compete with the Company, many of which have greater financial and other resources as compared to the Company. The Company believes that the principal competitive factors in the sale of insurance products are product features, price, commission structure, perceived stability of the insurer, claims-paying ratings, value-added service and name recognition. Many other companies are capable of competing for sales in the Company's target markets (including companies that do not presently compete in such markets). The Company's ability to compete for sales is dependent upon its ability to address the competitive factors described above.

    In addition to competing for sales, the Company competes for qualified agents and brokers to distribute its products. Strong competition exists among insurance companies for agents and brokers with demonstrated ability. Management believes that the bases of competition for the services of such agents and brokers are commission structure, support services, prior relationships and the strength of an insurer's products. Although the Company believes that it has good relationships with its agents and brokers, its ability to compete will depend on its continued ability to attract and retain qualified persons.

FEDERAL INCOME TAX CONSIDERATIONS

    Certain of the life insurance products and annuities marketed and issued by AmerUs Life and the Ameritas Joint Venture enjoy income tax advantages as compared to other savings investments, such as certificates of deposit and taxable bonds. One important tax advantage is the deferral of income taxation on any increases in the contract values during the accumulation phase of the life insurance and annuities in contrast to the current taxation of all earnings on many other savings and investment products. In the event that the federal income tax laws are changed so that accumulated earnings on these life insurance policies and annuities do not enjoy the tax deferral described above, or so that additional savings and investment products achieve similar tax deferral status, or so that tax rates are significantly lower so that the policyowner's or annuitant's ability to defer income tax on policy or annuity earnings is no longer a significant factor for the policyowner, consumer demand for the affected products could decline materially. From time to time, Congress has considered proposals to revise or eliminate this tax deferral. There is no such proposal currently pending in Congress, nor has the current administration announced any consideration of any such proposal. If legislation were enacted to eliminate the tax advantages of life insurance policies and annuities, such a change could have an adverse effect on the ability of the Company to sell those products.

EMPLOYEES

    As of September 30, 1996, the Company had 407 full-time employees. None of the Company's employees are covered by a collective bargaining agreement and the Company believes that its relations with employees are satisfactory.

    Certain employees of the Company also provide services to other affiliated entities, including affiliates not directly owned by the Company. See "Certain Transactions and Relationships."

SUBSIDIARIES

    ALH was formed in August, 1996 in connection with the Reorganization. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries." AmerUs Life has three wholly-owned subsidiaries: CLA Assurance Company, an Iowa life insurance company, Centralife Annuity Services, Inc., an Arizona corporation, and American Vanguard Life Insurance Company, an Iowa life insurance company. In addition, AmerUs Life currently owns a 34% interest in AMAL Corporation, through whose wholly-owned subsidiaries the Ameritas Joint Venture operates. See "--Ameritas Joint Venture."

LEGAL PROCEEDINGS

    AmerUs Life is a defendant in a class action lawsuit which was brought on August 31, 1995 in the District Court for Travis County, Texas. The complaint, which seeks unspecified damages, was filed by former policyowners on behalf of themselves and all similarly situated persons who purchased certain individual life insurance policies which were underwritten and sold by AmerUs Life within Texas from and after 1980. The complaint alleges that sales presentations and policy illustrations misrepresented that premiums would "vanish" after a stated number of years, without adequate disclosure of the effect of changes in the policy dividends. AmerUs Life has denied the allegations contained in such complaint and denies any wrongdoing in connection with such allegations. The parties have engaged in discovery but a hearing on certification of the class has not yet been held.

    The parties are engaged in a court-initiated mediation process in the Texas litigation and, in light of the uncertainties, hazards and expenses of litigation, have discussed a number of different settlement approaches, including a nationwide class settlement of certain market conduct issues for a substantial block of the Company's traditional whole life policies. Progress in negotiating such a class settlement appears to have been made, but substantial unresolved issues remain and no agreement has been reached. Even if such an agreement were reached, the court would have to approve its terms. Should a settlement satisfactory to the Company not be reached or not be approved, the Company would continue to vigorously defend against the claims asserted, including the existence of a legitimate class.

    Due to the potential that a settlement may be reached in this case, the Company has incurred a significant charge to income for the first nine months of 1996. Based upon its current estimates of the range of loss at between five and eight million dollars, the Company has established a reserve of five million dollars. The eventual costs of any settlement cannot be precisely determined at this time, and may be more or less than the amount of the range.

    A class action lawsuit was also filed in June 1996 in the United States District Court for the Northern District of California. The complaint alleges that AmerUs Life breached the terms of certain life and annuity policies, and breached certain other duties owed to policyowners, when it allegedly passed an increase in its corporate income taxes (known as the deferred acquisition cost, or DAC, tax) through to owners of those policies. The plaintiff, an insured under a universal life policy issued by Central Life, seeks unspecified actual and punitive damages and injunctive relief on behalf of himself and all policyowners of AmerUs Life with universal life, term and "blended" life insurance policies and annuities. AmerUs Life has denied the allegations contained in such complaint, including the existence of a legitimate class. The litigation is in the early discovery stage and a hearing on certification of the class has not yet been scheduled. The litigation is being vigorously defended by AmerUs Life.

    Despite the Company's vigorous defense of these class action lawsuits and its denial of any wrongdoing, there can be no assurance that the outcome of such lawsuits will not have a material adverse effect on the life insurance industry generally or on the Company. See "Risk Factors -- Risks of Class Action Litigation."

    In the ordinary course of business, the Company and its subsidiaries are also engaged in certain other litigation, none of which management believes is material.

PROPERTIES

    The Company's principal business operations are conducted from two locations. The Company's executive offices consist of approximately 20,000 square feet located at 418 Sixth Avenue, Des Moines, Iowa. AmerUs Life's executive offices consist of approximately 125,000 square feet located at 611 Fifth Avenue, Des Moines, Iowa. The Company and AmerUs Life will both lease their executive offices from API, as both properties were part of the Capital Contribution. See "Certain Transactions and Relationships."

                           SUPERVISION AND REGULATION

REGULATION OF THE COMPANY AND AMHC

    A mutual insurance holding company is subject to regulation at a level substantially equal to that of an Iowa domestic insurance company, and is governed by statutory and regulatory requirements which are identical to, or which parallel, the regulatory requirements imposed upon Iowa domestic insurance companies. The Iowa Commissioner has jurisdiction over an intermediate holding company, such as the Company, as if it were a mutual insurance holding company.

    AMHC and the Company are each subject to the Iowa Insurer Supervision, Rehabilitation and Liquidation Act, Iowa Code Chapter 507C. In addition, AMHC and the Company are subject to the provisions of the Iowa Insurance Holding Company Systems Act in the same manner and to the same extent as domestic insurance companies. In addition, the assets of AMHC and the Company are available to satisfy claims of policyowners, in the same manner as a domestic insurance company in the event the Iowa Commissioner initiates a proceeding under Chapter 507C.

    AMHC and the Company may not merge with, be acquired by or acquire another entity without approval of the Iowa Commissioner. In addition, in the case of a merger or consolidation, separate approval by the Iowa Attorney General is required. The statutory provisions applicable to the demutualization of a domestic mutual life insurance company are applicable to the demutualization of a mutual insurance holding company. In addition, no person may acquire or make an offer to acquire voting stock in the Company if such acquisition would result in such person's obtaining control over the Company. Generally, any person who, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the Company's voting securities (consisting of both Class A Common Stock and Class B Common Stock) is deemed to have control.

    Under rules adopted by the Iowa Commissioner, AMHC is required to provide to the Iowa Division of Insurance an annual report containing historical and prospective information, including financial statements, an investment plan covering all assets, any intention it has of borrowing money and information regarding any "closed block" formed as part of a reorganization.

    In addition to rules establishing the terms and conditions pursuant to which the Iowa Commissioner will approve the sale of stock of an intermediate insurance holding company or a subsidiary stock insurance company resulting from a reorganization pursuant to Iowa law, the Iowa Commissioner has adopted rules that also limit the activities and affiliations that are permissible for mutual insurance holding companies. Under such rules, among other things, (i) at least 50 percent of the GAAP net worth of the mutual insurance holding company must be invested in insurance company subsidiaries; (ii) a mutual insurance holding company may not pay any policy credit, dividend or other distribution to any policyowner member unless such payment has been approved by the Iowa Commissioner; and (iii) a mutual insurance holding company must obtain the approval of the Iowa Commissioner for any merger or acquisition (if at any time it acquires or plans to acquire more than 50 percent of a stock insurance company, a mutual insurance holding company must submit to the Iowa Commissioner a plan describing any membership interests of policyowners).

    The Iowa Commissioner also has issued rules which require prior approval by the Iowa Commissioner of the issuance of stock by the Company. Pursuant to such rules, the Company has filed an application with the Iowa Commissioner seeking approval for the Common Stock Offerings, which approval has been obtained. Under the rules, the Company will be required to give notice to the Iowa Commissioner prior to any subsequent public or private common stock offering.

    Shares of the capital stock of the Company which carry the right to cast a majority of the votes entitled to be cast by all of the outstanding shares of the Company are required by Iowa law to at all times be owned, directly or indirectly, by AMHC and may not be conveyed, transferred, assigned, pledged, subjected to a security interest or lien, encumbered, or otherwise hypothecated or alienated by AMHC or any intermediate holding company. Any conveyance, transfer, assignment, pledge, security interest, lien, encumbrance or hypothecation or alienation by AMHC, or any intermediate holding company, in or on such shares shall be deemed void in inverse chronological order of the date of such transaction to the extent necessary to give the mutual insurance holding company unencumbered direct or indirect ownership of shares representing a majority of the votes entitled to be cast by all of the outstanding shares of the Company.

REGULATION OF AMERUS LIFE

    AHL will rely primarily on dividends and interest income from AmerUs Life to make any dividend payments to its shareholders. The ability of AmerUs Life to pay dividends to ALH is limited by law to earned profits (statutory unassigned surplus) as of the date the dividend is paid, as determined in accordance with accounting practices prescribed or permitted by the insurance regulatory authorities of the State of Iowa. In addition, under the Iowa Insurance Holding Company Systems Act, AmerUs Life may not pay an "extraordinary" dividend without prior notice to and approval by the Iowa Commissioner. An "extraordinary" dividend is defined under the Iowa Holding Company Systems Act as any dividend or distribution of cash or other property whose fair market value, together with that of other dividends or distributions made within the preceding 12 months exceeds the greater of (i) 10% of policyowners' surplus (total statutory capital stock and STATUTORY SURPLUS) as of December 31 of the preceding year, or (ii) the statutory net gain from operations of the insurer for the 12 month period ending the December 31 of the preceding year. Iowa law gives the Iowa Commissioner broad discretion to disapprove requests for dividends in excess of these limits. Based on this limitation and 1995 statutory results, AmerUs Life would be able to pay approximately $40 million in dividends to ALH in 1996 without obtaining the Iowa Commissioner's approval. However, as a result of the Distribution, AmerUs Life will not be able to pay any additional dividends to ALH in the 12-month period following the Distribution without the prior consent of the Iowa Commissioner.

    AmerUs Life and its subsidiaries are subject to regulation and supervision by the states in which they transact business. State insurance laws generally establish supervisory agencies with broad administrative and supervisory powers related to granting and revoking licenses, transacting business, establishing guaranty fund associations, licensing agents, approving policy forms, regulating premium rates for some lines of business, establishing reserve requirements, prescribing the form and content of required financial statements and reports, determining the reasonableness and adequacy of statutory capital and surplus, and regulating the type and amount of investments permitted.

    Every state in which AmerUs Life is licensed administers a guaranty fund, which provides for assessments of licensed insurers for the protection of policyowners of insolvent insurance companies. There has been an increase in the number of insurance companies that are under supervision which has resulted in an increase in the amount of assessments to cover losses to policyowners of such companies. Assessments can be partially recovered through a reduction in future premium taxes in some states. In these situations, the assessments are generally capitalized and amortized against future reductions in premium taxes. Net assessment expenses for AmerUs Life amounted to $0.4 million for the first nine months of 1996, $0.4 million in 1995, $1.2 million in 1994 and $3.3 million in 1993. Management cannot reasonably predict the amount of future assessments, if any.

    Ethical sales practices and compliance with applicable laws and regulations relevant to the life insurance industry have been a continuing focus of the Company's support efforts. The Company has a continuing education program focusing on ethical practices which is being provided to all agents. A program is currently being implemented to further formalize the Company's current practices and standards in the compliance and market conduct areas.

    Recently, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the NAIC. Various states have considered or enacted legislation which changes, and in many cases increases, the state's authority to regulate insurance companies. Although legislation has been under consideration for several years in Congress which, if enacted, would result in the federal government assuming some role in the regulation of insurance companies, management does not expect the current Congress to enact federal insurance regulation. The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. The NAIC recently approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies. Through the NAIC accreditation program, these recommendations for state legislation have taken on an increased significance. Two such initiatives which have been adopted by the NAIC are risk-based capital standards ("RBC") and a model investment law.


    The RBC standards for life insurance companies were adopted by the NAIC in 1992 and require insurance companies to calculate and report for statutory basis financial statements information under a risk-based capital formula. The formula is embodied in the NAIC Model Act, which has been adopted by many states, including Iowa. RBC requirements are intended to allow insurance regulators to identify at an early stage inadequately capitalized insurance companies based upon the types and mixtures of risks inherent in such companies' operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors.

    The RBC requirements are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized companies for the purpose of initiating regulatory actions. They are not designed as a ranking mechanism for adequately capitalized companies. In addition, the formula defines a new minimum capital standard which supplements the low, fixed minimum capital and surplus requirements previously implemented on a state-by-state basis.

    The Iowa RBC requirements categorize insurance companies according to the extent to which they meet or exceed certain RBC thresholds. The law requires increasing degrees of regulatory oversight and intervention based on the level of an insurance company's authorized control level RBC as its RBC declines. These degrees of regulatory action are triggered by the RBC level of an insurance company as follows:(i) a "Company Action Level Event" (requiring the insurance company to inform and obtain approval from the Director of a comprehensive financial plan for increasing its RBC), which would occur if, among other things, an insurance company's RBC falls below 200% of its authorized control level RBC, or if an insurance company's RBC falls below 250% of its authorized control level RBC and has a negative trend; (ii) a "Regulatory Action Level Event" (resulting in, in addition to the requirement of a financial plan, regulatory actions including examination of an insurance company's assets, liabilities and operations followed by an order specifying such corrective actions as the Director determines to be appropriate), which would occur if, among other things, an insurance company's RBC falls below 150% of its authorized control level RBC; (iii) an "Authorized Control Level Event" (resulting in, in addition to the regulatory actions above, such actions as are necessary to cause an insurance company to be placed under regulatory control in a rehabilitation or liquidation proceeding if deemed to be in the best interests of policyowners, creditors and the public), which would occur if, among other things, an insurance company's RBC falls below 100% of its authorized control level RBC; and (iv) a "Mandatory Control Level Event" (resulting in, on a mandatory basis, such actions as are necessary to cause an insurance company to be placed under regulatory control in a rehabilitation or liquidation proceeding), which would occur if, among other things, an insurance company's RBC falls below 70% of its authorized control level RBC.


    As of September 30, 1996, AmerUs Life's RBC levels were significantly in excess of RBC thresholds. Management believes that the RBC levels will be significantly in excess of RBC thresholds as of the closing of the Common Stock Offerings and this Offering. As a result, the RBC requirements are not expected to have an impact upon AmerUs Life's operations, financial condition or operating results.


    Approximately once every three to five years, as part of their routine regulatory oversight process, state insurance departments conduct detailed examinations of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states, under guidelines promulgated by the NAIC. AmerUs Life was last examined by the Iowa Commissioner as of December 31, 1993. No material issues were raised by the Iowa Commissioner in such examination.

    The NAIC has recently adopted model legislation to govern insurance company investments. In addition, draft alternative model legislation is also under discussion at the NAIC level. However, implementation of any investment model law into state law is not anticipated in the foreseeable future. Management believes that if the recently adopted model law or the current alternative discussion draft were adopted without modification it would not have a material impact on the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the current directors and executive officers of ALH and AmerUs Life.

             NAME                   AGE                      POSITIONS WITH THE COMPANY AND AMERUS LIFE
------------------------------      ---      ---------------------------------------------------------------------------
John R. Albers                          65   Director of ALH and AmerUs Life
Roger K. Brooks                         59   Director of ALH and AmerUs Life; Chairman, President and Chief Executive
                                             Officer of ALH and Chairman of AmerUs Life
Malcolm Candlish                        61   Director of ALH and AmerUs Life
D T Doan                                64   Director of ALH and AmerUs Life; Vice Chairman of ALH and President of
                                             AmerUs Life
Thomas F. Gaffney                       51   Director of ALH and AmerUs Life
Sam C. Kalainov                         66   Director of ALH and AmerUs Life
John W. Norris, Jr.                     60   Director of ALH and AmerUs Life
Jack C. Pester                          61   Director of ALH and AmerUs Life
John A. Wing                            61   Director of ALH and AmerUs Life
Thomas C. Godlasky                      41   Executive Vice President and Chief Investment Officer of ALH and AmerUs
                                             Life
Michael E. Sproule                      49   Executive Vice President and Chief Financial Officer of ALH and AmerUs Life
Victor N. Daley                         53   Senior Vice President and Chief Human Resources Officer of ALH and AmerUs
                                             Life
Michael G. Fraizer                      46   Senior Vice President and Controller/Treasurer of ALH and AmerUs Life

    Set forth below with respect to each of the directors and executive officers of ALH and AmerUs Life is a description of such individual's business experience, principal occupation and employment during at least the last five years:

    John R. Albers served as a director of American Mutual Life from November 1983 to June 1996. Since April 1996 Mr. Albers has served as a director of AMAL. Mr. Albers is President and Chief Executive Officer of Fairfield Enterprises, Inc., Dallas, Texas. From August 1988 to April 1995, Mr. Albers was the Chairman, Chief Executive Officer and President of Dr. Pepper/Seven-Up Companies, Dallas, Texas. From July 1995 to the present, Mr. Albers has served as a director of First Alert, Inc., Aurora, Illinois. Mr. Albers also serves as a director of AMHC.

    Roger K. Brooks served as a director of American Mutual Life from February 1971 to June 1996. Mr. Brooks was the Chief Executive Officer of American Mutual Life from December 1994 to June 1996, and prior thereto was the Chairman and Chief Executive Officer of American Mutual Life. Since April 1996 Mr. Brooks has served as a director of AMAL. Mr. Brooks also serves as a director of AMHC.

    Malcolm Candlish served as a director of American Mutual Life from February 1987 to June 1996. From December 1992 to October 1996 Mr. Candlish was the Chairman and Chief Executive Officer of First Alert, Inc., Aurora, Illinois. Since December 1992 Mr. Candlish has been the Chairman and, from

May 1996 to October 1996, Mr. Candlish served as the President of First Alert, Inc. From 1989 to 1992, Mr. Candlish was the Chairman and Chief Executive Officer of Sealy, Inc., Cleveland, Ohio. Since 1991 Mr. Candlish has served as a director of Black & Decker Corporation, Towson, Maryland. Mr. Candlish also serves as a director of AMHC.

    D T Doan served as a director and Vice Chairman of American Mutual Life from December 1994 to June 1996. From October 1995 until June 1996, Mr. Doan was President--Insurance Operations of American Mutual Life. Mr. Doan held the same position from August 1992 to January 1995. From August 1987 to August 1992, Mr. Doan was Executive Vice President--Corporate of American Mutual Life. Since April 1996 Mr. Doan has served as a director of AMAL, AVLIC and AIC. Since April 1996, Mr. Doan has served as Executive Vice President of AMAL and AVLIC and Senior Vice President of AIC. Mr. Doan also serves as a director of AMHC.

    Thomas F. Gaffney served as a director of American Mutual Life from November 1983 to June 1996. Mr. Gaffney is a private investor who lives in Tierra Verde, Florida. From 1987 to 1990, Mr. Gaffney was the Chairman of Oxford Investment Group, Bloomfield Hills, Michigan. Mr. Gaffney also serves as a director of AMHC.

    Sam C. Kalainov served as a director of American Mutual Life from December 1994 to June 1996. Mr. Kalainov was the Chairman of American Mutual Life from December 1994 until June 1996 and Chairman of AmerUs Life from July 1996 until September 1996. From 1972 to 1983, Mr. Kalainov was a director of Old AML. From 1983 to December 1994, Mr. Kalainov was the Chairman and Chief Executive Officer of Old AML. Mr. Kalainov also serves as a director of AMHC.

    John W. Norris, Jr. served as a director of American Mutual Life from November 1974 to June 1996. Mr. Norris is Chairman and Chief Executive Officer of Lennox International, Inc., Dallas, Texas. Mr. Norris has also served as a director of Atmos Energy Corporation, Dallas, Texas since August 1987. Mr. Norris also serves as a director of AMHC.

    Jack C. Pester served as a director of American Mutual Life from December 1994 to June 1996. From May 1981 to December 1994, Mr. Pester was a director of Old AML. Mr. Pester is a Senior Vice President of The Coastal Corporation, Houston, Texas. Since August 1994 Mr. Pester has also served as a director of KFX, Inc., Denver, Colorado. Mr. Pester also serves as a director of AMHC.


    John A. Wing served as a director of American Mutual Life from May 1991 to June 1996. Mr. Wing is Chairman and Chief Executive Officer of ABN AMRO Chicago Corporation, Chicago, Illinois.


    Thomas C. Godlasky was Executive Vice President and Chief Investment Officer of American Mutual Life from January 1995 to June 1996. From February 1988 to January 1995, he was Manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. Since April 1996, Mr. Godlasky has served as a director of AVLIC and AIC.


    Michael E. Sproule was Executive Vice President and Chief Financial Officer of American Mutual Life from August 1992 to June 1996. From January 1991 through July 1992, he was Executive Vice President and Chief Financial Officer of ICH Corporation, Louisville, Kentucky and from January 1988 to December 1990, he was a Consultant with Tillinghast, New York, New York. Since April 1996, Mr. Sproule has served as a director of AVLIC and AIC.


    Victor N. Daley was Senior Vice President and Chief Human Resources Officer of American Mutual Life from September 1995 to June 1996. From April 1989 to September 1995 Mr. Daley was Senior Vice President and Chief Administrative Officer of Royal Insurance, Charlotte, North Carolina.

    Michael G. Fraizer was Senior Vice President and Controller/Treasurer of American Mutual Life from January 1993 to June 1996. From April 1991 to January 1993, Mr. Fraizer was Senior Vice President and Chief Financial Officer of Iowa Realty Co., Inc. and from April 1977 to April 1991, he was a Partner with McGladrey & Pullen, Des Moines, Iowa.

BOARD OF DIRECTORS OF ALH

    The business of the Company is managed under the direction of ALH's Board of Directors. The Board of Directors is presently composed of nine directors and ALH intends to add two additional outside directors after completion of the Common Stock Offerings. The Board is divided into three classes. Messrs. Candlish, Kalainov and Norris are in Class I, which class will stand for election at the annual meeting of shareholders to be held in 1997. Messrs. Albers, Doan and Gaffney are in Class II, which class will stand for election at the annual meeting of shareholders to be held in 1998. Messrs. Brooks, Pester and Wing are in Class III, which class will stand for election at the annual meeting of shareholders to be held in 1999.

    Consistent with proposed regulations recently promulgated by the Iowa Commissioner, at least three of ALH's outside directors (including Mr. Wing) will not be directors of AMHC or any of AMHC's subsidiaries. In addition, at least two of ALH's outside directors, who have not yet been selected, will have had no previous affiliation with the Company. ALH's independent directors will review any intercompany transactions involving potential conflicts of interest between ALH and AMHC and its subsidiaries. At present, all of the members of ALH's Board of Directors are outside directors except Messrs. Brooks, Doan and Kalainov.


    ALH's Board of Directors has also established an Executive Committee which will consist of between three and five members of the Board and will be chaired by Mr. Brooks. The Executive Committee exercises the power and authority of the Directors in all matters that do not require action by the entire Board of Directors. The members of the Executive Committee will be appointed contemporaneously with the Common Stock Offerings.



    ALH's Board of Directors has also established an Audit Committee and a Human Resources Committee. The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Messrs. Wing, Gaffney and Pester. The Human Resources Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and takes such actions as may be required in connection with certain compensation and incentive plans of the Company. The Human Resources Committee consists of Messrs. Albers, Candlish and Norris, each of whom qualifies as a Non-Employee Director, as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").


BOARD OF DIRECTORS OF AMERUS LIFE

    The Board of Directors of AmerUs Life is presently composed of the same nine directors as ALH's Board of Directors.

COMPENSATION OF DIRECTORS

    It is currently contemplated that all non-employee directors will receive an annual retainer of $15,000 plus a $2,000 fee for special meetings of the Board of Directors or a committee thereof. Directors who are officers or employees of the Company or any affiliate of the Company receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at any meeting of the Board of Directors or committee of the Board of Directors of ALH or AmerUs Life.

    Directors are also eligible to participate in ALH's Non-Employee Director Stock Plan, which ALH's Board of Directors approved on September 15, 1996. See "Management Compensation--Compensation Pursuant to Stock Plans of the Company."

                            MANAGEMENT COMPENSATION

EXECUTIVE OFFICER COMPENSATION

    Since the formation of ALH, none of the executive officers has received any compensation from ALH. All compensation received, earned or accrued by such executive officers has been from AmerUs Life.

    The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded or paid by the Company (including compensation paid by AmerUs Life) to its Chief Executive Officer and the other named executive officers (the "Named Executive Officers") during the year ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                ----------------------     LTIP          ALL OTHER
                                                                 SALARY     BONUS(A)    PAYOUTS(B)    COMPENSATION(C)
           NAME AND PRINCIPAL POSITION             FISCAL YEAR      $           $            $               $
-------------------------------------------------  -----------  ---------  -----------  -----------  ------------------
Roger K. Brooks
 Chairman, President and Chief Executive Officer
 of ALH and Chairman of AmerUs Life                      1995     440,000     300,000      352,000
D T Doan
 Vice Chairman of ALH and President of AmerUs
 Life                                                    1995     275,000     132,500      137,600
Thomas C. Godlasky
 Executive Vice President and Chief Investment
 Officer of ALH and AmerUs Life                          1995     239,600                  125,000        204,000(D)
Michael E. Sproule
 Executive Vice President and Chief Financial
 Officer of ALH and AmerUs Life                          1995     250,000     200,000      125,000
Sam C. Kalainov
 Former Chairman (E)                                     1995     440,000     300,000      352,000

------------------
(A) Pursuant to the Management Incentive Plan.

(B) Long term incentive compensation pursuant to the Performance Share Plan (the "LTIP"). LTIP payouts indicated were earned in 1995 and are payable in 1996.

(C) De minimus benefits and perquisites are not included as they are in the aggregate not significant.

(D) The amount shown reflects payment of a $204,000 sign-on bonus of which a pro-rata portion is repayable in the event of termination during the initial 36 months of employment.

(E) Mr. Kalainov served as Chairman of AmerUs Life until September 1996. In August 1996, Mr. Kalainov became Chairman of AMHC and AmerUs Group. Mr. Kalainov is no longer an officer of ALH.

COMPENSATION PURSUANT TO STOCK PLANS OF THE COMPANY

  STOCK INCENTIVE PLAN

    On September 15, 1996, ALH's Board of Directors (the "Board of Directors") adopted the AmerUs Life Holdings, Inc. Stock Incentive Plan (the "Stock Plan" or the "Plan"). The purpose of the Stock Plan is to enable the Company to attract and retain employees who will contribute to the Company's long-term success by enabling such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

    The Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. To date, no options or other awards have been granted under the Stock Plan. In addition, consistent with rules recently promulgated by the Iowa Commissioner, no options or awards will be granted by ALH during the six-month period following the closing of the Common Stock Offerings.

    The summary of the Stock Plan which appears below is qualified in its entirety by reference to the full text of such Plan.

    TYPES OF AWARDS. The Stock Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; and (3) restricted stock. Awards may be granted in combination as determined by the Human Resources Committees of the Board of Directors (the "Committee"). The initial grant will be in the form of Non-Qualified Stock Options.


    TERM. ALH anticipates that the Stock Plan will be approved by ALH's sole shareholder and become effective prior to the closing of the Common Stock Offerings. The Stock Plan will terminate ten years after its effective date (the "Termination Date"). No awards shall be granted pursuant to the Plan after the Termination Date, but awards granted prior thereto may extend beyond such time. The Board of Directors may terminate the Plan prior to the Termination Date; however, termination of the Plan will not affect awards made prior to termination.


    ELIGIBILITY. Officers and other key and high potential employees of the Company, its affiliates and its subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted stock options, stock appreciation rights, or restricted stock awards. The options and participants under the Plan will be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.


    SHARES SUBJECT TO THE STOCK PLAN. The total number of shares of Class A Common Stock reserved and available for distribution under the Stock Plan shall be 1.4 million. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Class A Common Stock that have been optioned cease to be subject to option, or if any shares subject to Restricted Stock Award granted hereunder are forfeited or such awards otherwise terminate, such shares shall again be available for distribution in connection with future awards under the Plan. The maximum total number of shares subject to awards which may be granted under the Plan in any one year is 700,000, and the maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 230,000 (in both cases, subject to appropriate adjustments to reflect changes in the capitalization of ALH).


    STOCK OPTIONS. The Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of ALH's common stock on the date of grant and the term of an option may not be longer than ten (10) years. Payment of the option price may be made in any manner specified by the Committee (which may include cash or common stock of ALH, or by "cashless exercise").

    STOCK APPRECIATION RIGHTS ("SARS"). The Committee is authorized to grant SARs in tandem with options under the Stock Plan. A SAR can be exercised only to the extent the option with respect to which it is granted is not exercised, and is subject to the same terms and conditions as the option to which it relates. Upon exercise of a SAR, the holder will be entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the difference between the option price of the related option and the fair market value of a share of common stock of ALH on the date of exercise of the SAR. The appreciation will be payable in cash or Class A Common Stock, at the discretion of the Committee.


    RESTRICTED STOCK. The Committee is authorized to award restricted stock under the Stock Plan subject to the terms and conditions as the Committee may determine. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specific period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine. The Stock Plan gives the Committee discretion to make loans to the recipients for the purchase price of restricted stock and to accelerate the vesting of restricted stock on a case by case basis at any time.


    FEDERAL INCOME TAX ASPECTS. The following is a brief summary of the federal income tax consequences of awards made under the Stock Plan. This summary does not describe state, local or foreign tax consequences. The information contained in this section is based on present law and regulations, which are subject to be changed prospectively or retroactively.



    The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option (as defined under the Plan), and the Company will not be entitled to any deduction. Upon a disposition of the shares after the later of two years from the date of grant and one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference, if any, between the amount realized and the exercise price. The excess, if any, of the fair market value of the shares of Class A Common Stock on the date of exercise of the Incentive Stock Option over the exercise price may be subject to alternative minimum tax. In such circumstances, no deduction will be allowed to the Company for federal income tax purposes.


    If Class A Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise and the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will be entitled to a corresponding deduction.

    With respect to Non-Qualified Options (as defined under the Plan) (i) upon grant of the option, the optionee will recognize no income; and (ii) upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction. On the disposition of the shares, the optionee will recognize gain or loss equal to the amount realized and the sum of the exercise price and the ordinary compensation income realized. Such gain or loss will be treated as either short-term or long-term capital gain or loss, depending upon the length of time that the optionee has held the shares.


    An optionee recognizes no taxable income upon the grant of a SAR, and the Company is not entitled to a deduction. An optionee will recognize ordinary income, and the Company will be entitled to a deduction, at the time of exercise equal to the cash or fair market value of common stock payable upon such exercise.


    The grant of Restricted Stock (as defined under the Plan) under the Stock Plan will not result in income for the grantee or in a deduction for the Company, assuming the shares transferred are subject to a "substantial risk of forfeiture" as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of shares. Dividends paid to the grantee while the stock remains subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will recognize ordinary income, and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. However, an optionee may elect to recognize income measured by the fair market value of the shares at the time of grant and the Company will be entitled to a corresponding deduction.



    Awards paid to certain executive officers may be subject to the limitations under Section 162(m) of the Internal Revenue Code that prohibit the deduction of certain compensation paid in excess of $1,000,000 in any taxable year. The application of such section to awards made under plans adopted and approved prior to the time at which a company's stock becomes publicly traded is not clear. The Company believes that compensation payable pursuant to options granted under the Stock Plan should not be limited as to deductibility by reason of Section 162(m) and that compensation payable in respect of other awards may fail to be deductible for federal income tax purposes unless such awards qualify for certain exemptive relief that may be available for grants made prior to the first meeting of shareholders of ALH at which directors are elected in 1999.


  NON-EMPLOYEE DIRECTOR STOCK PLAN

    On September 15, 1996, ALH's Board of Directors adopted the AmerUs Life Non-Employee Director Stock Plan (the "Director Plan"). ALH anticipates the Director Plan will be approved by ALH's sole shareholder and become effective prior to the closing of the Common Stock Offerings. The purpose of the Director Plan is to provide stock-based compensation to eligible Directors of ALH in order to encourage a high level of Director performance and to provide Directors with a proprietary interest in ALH's success.


    The Director Plan provides for grants of restricted shares of ALH's Class A Common Stock ("Restricted Shares") and for the grant of options to purchase shares of Class A Common Stock. To date, no Restricted Shares or options have been granted. In addition, consistent with rules recently promulgated by the Iowa Commissioner, no Restricted Shares or options will be granted under the Director Plan during the six-month period following the closing of the Common Stock Offerings.



    The Director Plan is administered by the Committee. The total number of shares of Class A Common Stock reserved and available for distribution under the Director Plan is 150,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.


    Each Non-Employee Director of ALH is eligible to participate in the Director Plan. A "Non-Employee Director" for this purpose means Directors who are not officers for purposes of Section 16 of the Exchange Act or otherwise employed, or a consultant to, ALH or any of its affiliates, and who is an outside director under Section 1.162-27(e)(3) of the regulations promulgated under the Code.


    STOCK OPTIONS. Beginning January 1, 1998, options for 2,500 shares of Class A Common Stock of ALH will be granted to each Non-Employee Director automatically on the first day of each calendar year in which the Class A Common Stock is publicly traded on the Nasdaq National Market. Options granted under the Director Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. The option price per share of Class A Common Stock purchasable under an option shall be 100% of the fair market value of the Class A Common Stock on the date of the grant of the option. Each option shall be exercisable for a term of ten (10) years from the date such option is granted. Options will not become exercisable until the expiration of twelve (12) months from the date of the grant of the option.


    RESTRICTED STOCK AWARDS. Each Non-Employee Director may elect, pursuant to a written irrevocable election, to receive Restricted Stock in lieu of part or all of such Non-Employee Director's director fees. The number of shares of Restricted Stock granted to a Non-Employee Director pursuant to such election shall be equal to the dollar amount of director fees which the Non-Employee Director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of the Class A Common Stock as of the date of payment.


    Generally, a Non-Employee Director will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Director Plan for a period of two (2) years following the effective date of the Restricted Stock Agreement pursuant to which such shares of Restricted Stock are awarded.



    FEDERAL INCOME TAX ASPECTS. Federal income tax consequences of options and Restricted Stock granted under the Director Plan are the same as those described with respect to Non-Qualified Options and Restricted Stock under the Stock Plan.


COMPENSATION PURSUANT TO AMERUS LIFE PLANS

  MANAGEMENT INCENTIVE PLAN

    AmerUs Life sponsors a Management Incentive Plan ("MIP") for officers and key management employees of the Company and its subsidiaries. On an annual basis, AmerUs Life establishes various and distinct goals for its executives and key managers. Goals generally relate to objectives such as increased revenue, expense levels and earnings. Attainment of individual and AmerUs Life goals can generate payment of cash bonuses ranging from 15% to 70% of an executive's base salary. Payment of these annual incentives is approved by the Board of Directors and made in a separate lump-sum on or before the end of February of the ensuing year.

  LONG-TERM INCENTIVE COMPENSATION PLAN

    AmerUs Life established a long-term incentive compensation Performance Share Plan effective January 1, 1995 (the "LTIP"). Under the LTIP, the Human Resources Committee of ALH's Board of Directors has the authority to grant Performance Shares to eligible employees on such dates as the Human Resources Committee shall determine. The LTIP will be integrated with the Stock Plan such that long term compensation earned in connection with services provided to the Company will be paid through the Stock Plan.

    The Human Resources Committee determines the terms and conditions of the Performance Share awards consistent with the LTIP. Each Performance Share has a notional value of $100 and a maximum value of $200 at the end of the three-year performance cycle to which the Performance Share relates (the "Performance Cycle"). Performance goals are measured by the cumulative growth in AmerUs Life's consolidated adjusted GAAP net worth ("Adjusted GAAP Value"), as determined annually by the Human Resources Committee, and are set at a range of levels for a given Performance Cycle. Goals are set to establish the level of increase in Adjusted GAAP Value in the Performance Cycle that is required in order for the value of the Performance Shares to reach its maximum level of $200 at the end of such Performance Cycle. Threshold levels are also set to establish the level of increase in Adjusted GAAP Value in the Performance Cycle that is required in order for the Performance Shares to maintain a value of $50 at the end of such cycle. If threshold levels are not met, the Performance Shares will have no value at the end of the Performance Cycle. Performance goals for a given Performance Cycle under the LTIP are established at the time Performance Shares are granted.

    The first Performance Shares were awarded under the LTIP on January 1, 1995. On such date, Performance Shares relating to three Performance Cycles were awarded, one relating to the first full three-year Performance Cycle ending on December 31, 1997, and the other two relating to two transitional one- and two-year Performance Cycles ending on December 31, 1995 and December 31, 1996, respectively. Performance Shares were also awarded on January 1, 1996 for the three-year Performance Cycle ending on December 31, 1998.

    The various performance goals set for the Performance Shares awarded on January 1, 1995 and January 1, 1996 ranged from a minimum of 8% Adjusted GAAP Value to 16% Adjusted GAAP Value. The increases in Adjusted GAAP Value necessary for the Performance Shares to reach their maximum value for the Performance Cycles ending December 31, 1996, 1997 and 1998 are 15%, 16% and 16%, respectively.


                       LONG-TERM INCENTIVE PLANS - AWARDS
                              FOR FISCAL YEAR 1995


                                                             ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF                                   NON-STOCK
                             SHARES,      PERFORMANCE OR            PRICE-BASED PLANS
                            UNITS OR       OTHER PERIOD    -----------------------------------
                          OTHER RIGHTS   UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
                               (#)          OR PAYOUT          ($)         ($)         ($)
                          -------------  ----------------  -----------  ---------  -----------
Roger K. Brooks                 1,760       1/95 - 12/95       88,000     176,000     352,000
                                2,640       1/95 - 12/96      132,000     264,000     528,000
                                3,520       1/95 - 12/97      176,000     352,000     704,000
D T Doan                          688       1/95 - 12/95       34,400      68,800     137,600
                                1,031       1/95 - 12/96       51,550     103,100     206,200
                                1,375       1/95 - 12/97       68,750     137,500     275,000
Thomas C. Godlasky                625       1/95 - 12/95       31,250      62,500     125,000
                                  938       1/95 - 12/96       46,900      93,800     187,600
                                1,250       1/95 - 12/97       62,500     125,000     250,000
Michael E. Sproule                625       1/95 - 12/95       31,250      62,500     125,000
                                  938       1/95 - 12/96       46,900      93,800     187,600
                                1,250       1/95 - 12/97       62,500     125,000     250,000
Sam C. Kalainov                 1,760       1/95 - 12/95       88,000     176,000     352,000
                                2,640       1/95 - 12/96      132,000     264,000     528,000
                                3,520       1/95 - 12/97      176,000     352,000     704,000

SAVINGS AND PROFIT SHARING PLANS

    Each of the Named Executive Officers participates in the All*AmerUs Savings & Retirement Plan for Employees of American Mutual Life (the "Savings & Retirement Plan"), a profit sharing plan containing a qualified cash or deferred arrangement, and the All*AmerUs Supplemental Executive Retirement Plan (the "Supplemental Plan"). Each of the Named Executive Officers also has a frozen benefit under either the American Mutual Life Insurance Company Employees' Pension Plan (the "AML Employees' Frozen Pension Plan") or the American Mutual Life Insurance (formerly Central Life Assurance) Company Pension Plan (the "AML (formerly Central Life) Frozen Pension Plan") (the AML Employees' Frozen Pension Plan and the AML (formerly Central Life) Frozen Pension Plan are hereinafter sometimes collectively referred to as the "Frozen Pension Plans"). Certain of the Named Executive Officers additionally have a frozen benefit under the American Mutual Life Insurance Company Supplemental Executive Retirement Plan (the "AML Frozen SERP").

  SAVINGS & RETIREMENT PLAN

    Prior to December 31, 1995, the Company maintained three separate defined contribution plans for eligible employees (collectively the "AmerUs Life Former Savings Plans"). Contributions under the AmerUs Life Former Savings Plans ceased as of December 31, 1995 and effective January 1, 1996, the AmerUs Life Former Savings Plans were merged into the Savings & Retirement Plan. The Company's and API's aggregate contributions to the AmerUs Life Former Savings Plans were approximately $568,943 in 1995.


    The Savings & Retirement Plan is intended to be qualified under Sections 401(a) and 501(a) of the Code and is administered by the AmerUs Life Benefit and Pension Committee (the "Benefits Committee"), whose members are appointed by the Board of Directors of AmerUs Life. The Benefits Committee is responsible for interpreting the Savings & Retirement Plan, making certain amendments thereto and adopting rules and regulations reasonably necessary or advisable to implement and administer the plan. The Savings & Retirement Plan allows for elective employee before-tax contributions, a set level of basic and matching contributions to be made by AmerUs Life and API, a discretionary level of profit-sharing contributions and an individually-determined supplemental contribution, if applicable.


    Employee contributions are governed by Code Section 401(k). Participants may elect to make before-tax contributions to the Savings & Retirement Plan that are at least 1% and not more than 15% of the participant's compensation. The Benefits Committee may reduce, suspend or refund the contribution of a "highly compensated member" (as defined in the Savings & Retirement Plan) in order to ensure compliance with the nondiscrimination tests set forth in the Savings & Retirement Plan.


    AmerUs Life will contribute 4% of each eligible participating employee's compensation as of the end of a plan year in accordance with the provisions of the Savings & Retirement Plan ("Basic Contributions"). In addition, AmerUs Life will make a matching contribution of 125% of an employee's before-tax contribution, up to a maximum of 4% of an employee's compensation ("Matching Contributions").

    AmerUs Life may also contribute, on behalf of each participating employee who was, as of December 31, 1995, an active participant in either Frozen Pension Plan, a certain percentage of such employee's compensation ("Interim Benefit Supplement"), in order to make up any shortfall between the amount to which such employee would have been entitled under either of the Frozen Pension Plans as compared to such employee's projected benefits under the Savings & Retirement Plan. The amount of the Interim Benefit Supplement made on behalf of any eligible employee is reduced by any profit sharing contribution allocated to such employee under the Savings & Retirement Plan.


    The Savings & Retirement Plan is generally available to all full-time employees of AmerUs Life. An employee's compensation, for purposes of contributions based thereon, consists of an employee's W-2 compensation with certain adjustments. All contributions made by AmerUs Life are made to the participants' individual accounts and the Basic Contributions, Matching Contributions, profit-sharing contributions and the Interim Benefit Supplement are subject to forfeiture until fully vested under the Savings & Retirement Plan's vesting schedule. The amount of before-tax contributions made by a participant and contributions made by AmerUs Life are limited by the Code. In the event the Benefits Committee determines that such limits are exceeded, it shall cause any such excess contributions to be distributed, forfeited or placed in the non-qualified Supplemental Plan in accordance with the terms of the Savings & Retirement Plan and the Supplemental Plan. A distribution from the vested portion of an employee's account is generally payable upon retirement at or after normal retirement age (age 65) or upon other termination of employment. AmerUs Life may terminate or amend the Savings & Retirement Plan, the Supplemental Plan, or completely discontinue contributions, at any time it may deem advisable.


  SUPPLEMENTAL PLAN

    AmerUs Life has adopted, effective January 1, 1996, the Supplemental Plan. Certain employees whose benefits under the Savings & Retirement Plan are limited by the provisions of Section 401(a)(17) of the Code and for whom compensation is deferred, are eligible to participate in such plan. The Supplemental Plan is not intended to meet the qualification requirements of Section 401 of the Code, and no cash or funds shall be set aside or otherwise segregated for the payment of benefits under such plan until such time as benefits are actually paid.

  FROZEN PENSION PLANS

    Prior to January 1, 1996, American Mutual Life maintained the Frozen Pension Plans, which were qualified under Section 401(a) of the Code. The benefits under both such plans were curtailed as of December 31, 1995 and the Frozen Pension Plans were merged into the surviving American Mutual Life Insurance Company Pension Plan (the "Surviving AML Pension Plan"). Retirement benefits under the predecessor AML Employees' Frozen Pension Plan were based primarily on an employee's years of service and compensation during the highest five consecutive plan years of employment or the last 60 months, if greater, as of December 31, 1995; retirement benefits under the predecessor AML (formerly Central Life) Frozen Pension Plan were based primarily on an employee's years of service and career compensation as of December 31, 1995. All employees' frozen accrued benefits as of December 31, 1995 are fully vested.

    Prior to January 1, 1996, American Mutual Life also maintained the AML Frozen SERP and the Central Life Frozen SERP, which were similar in operation to the Supplemental Plan currently in effect. The benefits under these plans were also curtailed as of December 31, 1995.

    The following table sets forth the frozen accrued monthly benefits payable as a straight life annuity to each of the Named Executive Officers under the Surviving AML Pension Plan, including the AML Frozen SERP, assuming retirement at age 65 (current normal retirement age):

                                        PENSION TABLE
                              FROZEN ACCRUED BENEFITS UNDER THE
                   SURVIVING AML PENSION PLAN INCLUDING THE AML FROZEN SERP
----------------------------------------------------------------------------------------------
NAME                                                                         MONTHLY BENEFITS
---------------------------------------------------------------------------  -----------------
Roger K. Brooks............................................................    $   27,550
D T Doan...................................................................        15,640
Thomas C. Godlasky.........................................................           321
Michael E. Sproule.........................................................         1,360
Sam C. Kalainov............................................................        34,261(1)

--------------
(1) Included in this amount is $9,148 in monthly benefits due under the terms of an Employment Agreement, dated February 1, 1995, between American Mutual Life and Sam C. Kalainov. See
    "--Employment Agreement."

EMPLOYMENT AGREEMENT


    AmerUs Life entered into an employment agreement (the "Employment Agreement") with Mr. Kalainov, dated February 1, 1995, under which he served as the Chairman of the Board of Directors of AmerUs Life and Chairman of AmerUs Life's Charitable Foundation. The term of the Employment Agreement was to continue until May 15, 2000, but could expire earlier if Mr. Brooks ceased to perform the duties of Chief Executive Officer of AmerUs Life. If Mr. Kalainov's service as Chairman was terminated prior to May 15, 2000, AmerUs Life was required to execute a consulting contract with him pursuant to which, among other things, AmerUs Life was obligated to pay the difference between the benefits Mr. Kalainov receives under AmerUs Life's pension plans and the sum of his base salary plus incentive compensation for the preceding 12 months. The Employment Agreement provided that Mr. Kalainov would serve as Chairman of the Foundation until May 15, 2000.



    Pursuant to the Employment Agreement, Mr. Kalainov received the annual salary and incentive compensation described in the Summary Compensation Table. Mr. Kalainov participated in AmerUs Life's employee benefit plans and was also entitled to certain perquisites and other incidental expenses. Mr. Kalainov is also entitled to certain retirement benefits and health insurance coverage upon his retirement. In December 1996, prior to the consummation of the Common Stock Offerings, Mr. Kalainov's Employment Agreement was terminated by mutual agreement and Mr. Kalainov entered into an employment agreement with AmerUs Group.


LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    ALH's Articles of Incorporation provide that ALH shall indemnify its directors to the fullest extent possible under the IBCA. ALH's Bylaws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to ALH or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to ALH or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the IBCA provisions relating to improper distributions. ALH has also entered into indemnification agreements with its directors and executive officers with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

    THE FOLLOWING SUMMARIES OF THE INTERCOMPANY AGREEMENT AND OTHER AGREEMENTS IDENTIFIED DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH AGREEMENTS. A COPY OF THE INTERCOMPANY AGREEMENT AND THE OTHER AGREEMENTS IDENTIFIED BELOW HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. AS USED HEREIN, "AMERUS AFFILIATED GROUP" MEANS AMHC AND ITS DIRECT AND INDIRECT SUBSIDIARIES NOW OR HEREAFTER EXISTING, OTHER THAN THE COMPANY AND ITS SUBSIDIARIES, AND "AMERUS CONTROL GROUP" MEANS, COLLECTIVELY, AMHC AND AMERUS GROUP. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN SUCH AGREEMENTS.

    AmerUs Life is a wholly-owned direct subsidiary of ALH. ALH is a direct subsidiary of AmerUs Group, which in turn is a wholly-owned direct subsidiary of AMHC. As a result of such ownership, AMHC, AmerUs Group, the other subsidiaries of AmerUs Group and ALH and its subsidiaries, including AmerUs Life, have a variety of relationships, certain of which are summarized below. Management believes that the terms of the agreements described herein are on a basis no less favorable than could be obtained from unaffiliated third parties.

OWNERSHIP OF VOTING INTERESTS OF THE COMPANY

    As a result of the Reorganization of the Company and its affiliates into a mutual insurance holding company structure, AMHC is required by Iowa law to own, directly or indirectly through one or more intermediate holding companies, shares of capital stock of ALH which carry the right to cast a majority of the votes entitled to be cast by all of the outstanding shares of the capital stock at a shareholders' meeting of ALH. See "Supervision and Regulation--Regulation of the Company and AMHC." In compliance with this requirement, all of the issued and outstanding shares of ALH's Class B Common Stock are owned by AmerUs Group, a wholly-owned subsidiary of AMHC and ALH's immediate parent. Such ownership will continue after the closing of this Offering. Additionally, ALH's Articles of Incorporation provide that no shares of its Class B Common Stock may be owned by any person other than AMHC, a subsidiary of AMHC or another mutual insurance holding company or intermediate holding company as expressly authorized by Iowa law or by the Iowa Commissioner. See "Ownership of Common Stock-- Ownership of Class B Common Stock." Any proposed amendments to such provisions of ALH's Articles of Incorporation are subject to approval by the Iowa Commissioner and the Iowa Attorney General.

AMHC'S POLICY WITH RESPECT TO CORPORATE OPPORTUNITIES

    The Company has been advised that AMHC has adopted a general policy with respect to certain corporate opportunities presented to AMHC. The implementation of such policy in any situation is expressly subject to any applicable regulatory, tax, contractual or legal restrictions as well as issues as to feasibility. Pursuant to such policy, so long as AMHC directly or indirectly owns at least 50.1% of the voting power of the outstanding common stock of ALH (the "Voting Control Period"), AMHC intends to first offer to the Company any corporate opportunity relating to the acquisition of any stock life insurance company or any company (other than a mutual insurance holding company) primarily engaged in owning a stock life insurance company. During the Voting Control Period, AMHC also intends to first offer to the Company any corporate opportunity primarily relating to a joint venture, partnership, or similar affiliation in the life insurance or annuity industry. During the Voting Control Period, in the event that AMHC merges with a mutual insurance holding company owning a stock life insurance company or a mutual insurance company is reorganized pursuant to Chapter 521A of the Iowa Code into a stock life insurance company subsidiary of AMHC, AMHC intends, if the other party to the transaction agrees, to offer the Company the corporate opportunity to combine such acquired company with the Company or a subsidiary thereof in exchange for appropriate consideration.

    Any combination would be on terms which are approved by a majority of the independent directors of AMHC and ALH and set forth in a written agreement between the parties. However, neither AMHC nor ALH is obligated to take any action which is not consistent with their respective fiduciary duties or applicable contractual, regulatory, tax or legal requirements. Moreover, the results of negotiations with parties interested in a potential transaction or other factors, such as feasibility or a desire to maintain the separate identities and assets of two insurers, may result in AMHC not presenting a potential transaction to the Company or a company acquired by AMHC not being combined with the Company or a subsidiary thereof.

    Under AMHC's policy, a corporate opportunity is considered to be a business opportunity in the life insurance and annuity business known to AMHC which the Company is legally and financially able to undertake, is of practical advantage to the Company and is one in which the Company has an interest or a reasonable expectancy. If the Company does not choose to pursue a corporate opportunity within a reasonable period after such opportunity is first presented to it, AMHC would not intend to afford the Company any further opportunity with respect to such potential transaction.

INTERCOMPANY AGREEMENT

    AMHC, AmerUs Group and ALH have entered into an Amended and Restated Intercompany Agreement dated as of December 1, 1996 (the "Intercompany Agreement"), certain provisions of which are summarized below.

  LICENSE TO USE THE AMERUS NAME AND CERTAIN TRADEMARKS


    Pursuant to the Intercompany Agreement, AmerUs Group and certain members of the AmerUs Affiliated Group have granted to ALH and certain of its subsidiaries, a non-exclusive, revocable license to use the AmerUs name and certain trademarks (collectively, the "Trademarks") solely in connection with the Company's life insurance business and activities related to such life insurance business. The Intercompany Agreement provides, among other things, that subject to AmerUs Group's ability to revoke the license in the circumstances described below and subject to regulatory approval, within a specified time from the date on which the AmerUs Control Group ceases to control more than 50% of the combined voting power of the outstanding Common Stock (the "License Trigger Date"), if ALH's name or any of its subsidiaries' names at such time includes the "AmerUs" name, ALH and such subsidiaries will be required to change their names and will be required to discontinue the use of certain related marks. Following the License Trigger Date, ALH and its subsidiaries will continue to have the right to use the AmerUs name in connection with the identification of insurance products for an initial five-year period with an option to renew for an additional five years, for which ALH will pay a nominal annual fee to AmerUs Group until such time as ALH and its subsidiaries completely discontinue use of the "AmerUs" name. In addition, the Intercompany Agreement provides that ALH and its subsidiaries will not, without the prior written consent of AmerUs Group, take any action with respect to (i) any litigation or proceeding involving the Trademarks, (ii) any change in ALH names, logos and other identifications that might reasonably be expected to affect the Trademarks or (iii) any advertising campaigns or strategies that use the Trademarks or that refer to any member of the AmerUs Affiliated Group. AmerUs Group has the right to revoke the license under certain circumstances relating to advertising, promotion or use of the Trademarks in a manner contrary to AmerUs Group guidelines. In addition, AmerUs Group can revoke any of ALH's subsidiaries' use of the license if there is a change of control of any such subsidiary of ALH that is licensed to use the Trademarks. A revocation by AmerUs Group of the license to use the Trademarks could have a material adverse effect on the Company's ability to conduct its business.


  INDEMNIFICATION


    The Intercompany Agreement provides that ALH will indemnify each member of the AmerUs Affiliated Group and each of their respective officers, directors, employees and agents (collectively, the "Indemnitees") against losses based on, arising out of or resulting from (i) the use of the Trademarks by ALH or its subsidiaries, (ii) the ownership or the operation of the assets or properties, and the operation or conduct of the business, of ALH or its subsidiaries, (iii) any other activities of ALH or its subsidiaries, (iv) any other acts or omissions by ALH or its subsidiaries arising out of performance of the Intercompany Agreement and certain other agreements, (v) any guaranty, keep well, net worth or financial condition maintenance agreement of or by any member of the AmerUs Affiliated Group provided to any parties with respect to any actual or contingent obligation of ALH or its subsidiaries, (vi) any breach by ALH of the Intercompany Agreement, and (vii) certain other matters. In addition, ALH has agreed to indemnify the Indemnitees against certain civil liabilities, including liabilities under the Securities Act, relating to misstatements in or omissions from the Registration Statement of which this Prospectus forms a part and any other registration statement that ALH files under the Securities Act (other than misstatements or omissions made in reliance on information relating to and furnished by any member of the AmerUs Affiliated Group for use in the preparation thereof, against which AMHC has agreed to indemnify ALH). AMHC has also agreed to indemnify ALH and its subsidiaries and each of their respective officers, directors, employees and agents against losses based on, arising out of or resulting from (i) any breach by the AmerUs Affiliated Group of the Intercompany Agreement, (ii) the ownership or the operation of the assets or properties, and the operation or conduct of the business of any member of the AmerUs Affiliated Group, (iii) certain third party claims relating to the Trademarks and (iv) certain other specifically identified matters.


  AMHC CONSENT TO CERTAIN EVENTS


    The Intercompany Agreement provides that until the date on which the members of the AmerUs Control Group cease to control at least 50.1% of the combined voting power of the outstanding Common Stock of ALH (the "Trigger Date"), the prior written consent of AMHC will be required for: (i) any consolidation or merger of ALH or any of its subsidiaries with any person (other than certain transactions involving wholly owned subsidiaries); (ii) any sale, lease, exchange or other disposition or any acquisition by ALH or any of its subsidiaries (other than transactions to which ALH and its wholly owned subsidiaries are the only parties), or any series of related dispositions or acquisitions, involving consideration in excess of $20 million; (iii) any change in the authorized capital stock of ALH or the creation of any class or series of capital stock of ALH, (iv) any issuance by ALH or any of its subsidiaries of any equity securities or equity derivative securities, except (a) up to three million shares of Common Stock pursuant to employee and director stock option, profit sharing and other benefit plans of ALH and its subsidiaries, (b) the issuance of Preferred Stock which is not convertible or exchangeable into Common Stock and which only has voting rights required by law, (c) the issuance of shares of capital stock of a wholly owned subsidiary of ALH and (d) pursuant to the Transactions (defined as the Common Stock Offerings and any corporate reorganization or transaction undertaken in connection with the Common Stock Offerings to which ALH or any of its subsidiaries is a party); (v) the dissolution of ALH; (vi) transactions or a series of related transactions with affiliates of ALH (other than members of the AmerUs Affiliated Group) involving consideration in excess of $10 million, other than (a) the Transactions, (b) transactions on terms substantially the same as or more favorable to ALH than those that would be available from an unaffiliated third party and (c) transactions between or among any of ALH and its wholly owned subsidiaries; and
(vii) any corporate action by ALH which would cause ALH or AmerUs Life to violate the requirements of Section 521A.14 of the Iowa Insurance Code (relating to mutual insurance holding companies).


  REGISTRATION RIGHTS


    ALH has granted to the AmerUs Control Group certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by it. The AmerUs Control Group has the right to request up to two demand registrations in each calendar year. The AmerUs Control Group also has the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in certain other registrations of common equity securities of ALH initiated by ALH on its own behalf or on behalf of any shareholder of ALH. Such registration rights are transferable by the AmerUs Control Group provided that such transferee is (i) a member of the AmerUs Control Group or (ii) in the case of Class A Common Stock only, an institutional accredited investor (as defined under Rule 501(a) promulgated under the Securities Act) permitted to acquire such registrable shares under applicable law. ALH has agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts, commissions and legal fees of the AmerUs Control Group applicable to the shares of Common Stock sold by the AmerUs Control Group. The Intercompany Agreement contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by parties thereunder in connection with the registration of Common Stock on behalf of the AmerUs Control Group.

  REIMBURSEMENT AGREEMENTS


    ALH has agreed to pay all costs and expenses incurred in connection with ALH's formation, the Transactions and all related transactions, except as otherwise described in this Prospectus.


  EQUITY PURCHASE RIGHTS


    ALH has agreed that, to the extent permitted by Nasdaq National Market, Inc. so long as ALH is listed on the Nasdaq National Market, and so long as the AmerUs Control Group controls at least 50.1% of the combined voting power of the outstanding Common Stock of ALH, the AmerUs Control Group may purchase its pro rata share (based on its then current percentage equity interest in ALH) of any voting equity security issued by ALH (excluding any such securities offered in connection with employee and director stock option or other benefit plans, dividend reinvestment plans and other offerings other than for cash).


  CERTAIN BUSINESS RELATIONSHIPS


    ALH has agreed that all distribution arrangements in effect as of September 15, 1996 pursuant to which members of the AmerUs Affiliated Group distribute insurance products of ALH or its subsidiaries shall continue until the Trigger Date.


  MANAGEMENT SERVICES


    Until the Trigger Date, ALH has agreed to provide to the AmerUs Affiliated Group certain management and administrative services, including: (i) general management services, (ii) assistance in matters relating to operations, strategy and business planning and (iii) as requested, furnish reports to the board of directors of AMHC or AmerUs Group with respect to aspects of the business and affairs of the AmerUs Affilliated Group. In connection with such services ALH will be subject to the exclusive authority of the board of directors of AMHC or the AmerUs Affiliated Group member for which such services are performed. AmerUs Group will pay ALH $2.0 million per year in consideration for such services, commencing after the Distribution.


TAX ALLOCATION AGREEMENT


    ALH and AMHC have entered into an agreement relating to the allocation of federal and state income tax liabilities attributable to periods before and after the Common Stock Offerings (the "Tax Allocation Agreement"). Under the Tax Allocation Agreement, ALH will be responsible for all income tax liabilities that are attributable to the net income of ALH and its subsidiaries under applicable federal and state tax laws. ALH will have no responsibility for income tax liabilities attributable to AMHC and its wholly-owned subsidiaries under such laws, including any liabilities that may have arisen while such subsidiaries were wholly-owned subsidiaries of AmerUs Life. If and to the extent that losses of AMHC and its wholly-owned subsidiaries are applied to reduce the federal or state income taxes attributable to the net income of ALH, ALH will be required to make a payment to AMHC equal to such tax reduction. Conversely, if and to the extent that losses of ALH are applied to reduce the federal or state income tax liability attributable to the net income of AMHC and its wholly-owned subsidiaries for any year, AMHC will be required to make a payment to ALH equal to such tax reduction. It is not anticipated that the federal or state income tax liability of ALH or its subsidiaries will be determined on a consolidated or combined basis with that of AMHC or any of its wholly-owned subsidiaries for any period after the Common Stock Offerings.


AGREEMENTS INVOLVING REAL ESTATE

    AmerUs Life has entered into asset and property management contracts with API. Pursuant to such agreements, API provides asset and property management services to AmerUs Life with respect to certain real estate owned by AmerUs Life. The total expenses incurred by AmerUs Life pursuant to such agreements equaled approximately $1,422,000 and $839,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    AmerUs Life, as lessor, entered into leases of business property with various members of the AmerUs Affiliated Group. These leases have varying terms which call for combined monthly rentals of

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
$36,000. These leases were assigned to API at the time the Capital Contribution was made, as the properties to which they relate were included in the properties which were distributed as part of the Capital Contribution.

    Total rental income earned by the Company under all agreements with members of the AmerUs Affiliated Group was approximately $32,000 and $349,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    The Company entered into lease agreements with API at the time of the Capital Contribution because the facilities occupied by the Company as its executive and home offices were transferred to API as part of the Capital Contribution. The lease agreements require monthly payments of $143,000 on a net basis for a period of 5 years. API has acquired real estate which is intended to be the combined executive and home office locations of the Company. It is the Company's intention to relocate to such facilities in the near future and enter into lease agreements with API with respect to such facilities which will replace the Company's existing leases with API.

    During 1995, AmerUs Life paid rentals to AmerUs Bank of $48,000 and $24,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, under the terms of a lease agreement which expired in 1996.

    AmerUs Life has entered into various limited partnership and joint venture agreements in which API or an affiliate serves as general partner. AmerUs Life contributed portions of its joint venture interests to API and sold several of these partnership interests to newly formed partnerships in which API has an interest. Total proceeds from these sales were $10,956,600 and $1,638,000 in the year ended December 31, 1995 and in the nine months ended September 30, 1996, respectively. After such sales, AmerUs Life purchased a 9.75% limited partnership interest in one of the newly formed partnerships for $2,160,000, of which $1,026,000 had been contributed as of September 30, 1996. In addition, AmerUs Life agreed to make loans to the newly formed partnerships in the aggregate amount of up to $20,000,000, of which $19,600,000 was outstanding as of September 30, 1996.

    AmerUs Life has also entered into agreements with various partnerships in which API has an interest pursuant to which AmerUs Life is obligated to make future capital contributions to such partnerships in an amount not to exceed $5,830,000.

    As of September 30, 1996, AmerUs Life had a total investment of $16,420,000 in various partnerships and joint ventures in which API had an interest.

    AmerUs Life sold certain limited partnership interests to API at their carrying value of $1,697,000 in 1995.

LOAN SERVICING AGREEMENTS

    AmerUs Life has entered into various loan servicing agreements with various members of the AmerUs Affiliated Group. The total expenses incurred by AmerUs Life for such services was approximately $1,533,000 and $1,189,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    AmerUs Life has also entered into various loan servicing agreements with AmerUs Bank. Pursuant to such agreements, AmerUs Life services certain nonresidential mortgage loans on behalf of AmerUs Bank. The total revenues earned by AmerUs Life for such services were approximately $30,000 and $21,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

OTHER SERVICE AGREEMENTS

    AmerUs Life has entered into various miscellaneous services agreements with members of the AmerUs Affiliated Group. Pursuant to such agreements, AmerUs Life provides certain communications, tax, law department, accounting department, internal audit, administrative and data processing services to such other parties to the agreements, as requested. The aggregate revenues earned for services performed by AmerUs Life in accordance with such agreements were approximately $6,604,000 and $4,385,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

PURCHASE OF LOANS AND SECURITIZATION

    AmerUs Life has entered into a purchase agreement with AmerUs Bank, dated as of June 28, 1996, pursuant to which AmerUs Life acquired an HEL Asset-Backed Class A Note (the "Note") and Class R Certificate Series 1996-1 (the "Certificate"). The Note had a face amount of $43,715,845 and pays interest at the rate of 8.35% per annum. The Certificate has a face amount of $3,039,069 and pays interest at the rate of 16.81% per annum. The Note and Certificate are backed by the assets of the AB Home Equity Loan Trust (the "AB Trust"), which consist of approximately $47 million of second mortgage loans. Pursuant to a Pooling and Servicing Agreement, dated as of June 28, 1996 (the "Pooling and Servicing Agreement"), between AmerUs Bank and Boatmen's Trust Company ("Boatmen's"), and a Transfer Agreement, dated as of June 28, 1996, between AmerUs Bank and Boatmen's, as trustee of the AB Trust, the AB Trust acquired such loans from AmerUs Bank, and paid a purchase price of $46,754,914, the par value of the loans. Under the Pooling and Servicing Agreement AmerUs Bank acts as the servicer of the loans and receives a servicing fee equivalent to the amount of all interest collected on the loans in excess of 8.9%.

SALE OF INSURANCE POLICIES

    AmerUs Life has entered into an agreement, dated January 1, 1995, with AmerUs Investments, Inc. ("AmerUs Investments"), a wholly-owned subsidiary of AmerUs Bank, to market products of AmerUs Life. Pursuant to this agreement, AmerUs Life pays AmerUs Investments fees in the form of commissions in exchange for generating sales of such products. Total commissions paid to AmerUs Investments were $1,259,000 and $321,000 for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

    The Company has also entered into certain Affiliated Agent Contracts with employees of AmerUs Investments (the "Affiliated Agents") to solicit, sell and service AmerUs Life insurance products and has also entered into a Servicing Agreement, dated March 1, 1992, with AmerUs Investments pursuant to which AmerUs Investments agreed to service the business sold by any Affiliated Agent and otherwise supervise its employees who are Affiliated Agents.

CAPITAL CONTRIBUTION

    Prior to the Distribution, AmerUs Life made the Capital Contribution to or for the benefit of its Non-Life Insurance Subsidiaries. The Capital Contribution consisted of cash and other property having an approximate net carrying value of $79 million. Following the Capital Contribution, AmerUs Life caused its Non-Life Insurance Subsidiaries to be distributed to AmerUs Group pursuant to the Distribution. The Distribution effectively separated AMHC's non-life insurance businesses from the life insurance businesses owned by the Company, such that the companies engaged in non-life insurance businesses are no longer be subsidiaries of the Company. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries."


    From time to time AmerUs Life has made capital contributions to Lartnec Investment Co. ("Lartnec"). Lartnec had previously been a subsidiary of AmerUs Life and AmerUs Financial Services, Inc. ("AFS") had previously been a subsidiary of Lartnec. Prior to the Distribution, AFS was merged into Lartnec and Lartnec was then merged upstream into AmerUs Financial Services, Inc. ("AFS"), and pursuant to the Distribution the Non-Life Insurance Subsidiaries were distributed to AmerUs Group, thereby becoming sister corporations to the Company. In 1995, AmerUs Life made capital contributions to Lartnec in the approximate aggregate amount of $41,156,000. In 1996, prior to the Distribution, AmerUs Life made additional capital contributions to Lartnec in the approximate total amount of $4,463,000.

LOANS AND CREDIT SUPPORT TO THE AMERUS AFFILIATED GROUP

    AmerUs Life has provided financing to members of the AmerUs Affiliated Group or their affiliates for various purposes. The outstanding balance of all such financings was $64.0 million and $75.4 million as of December 31, 1995 and September 30, 1996, respectively. AmerUs Life recorded interest income of $6.0 million and $4.7 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. After giving effect to the Capital Contribution, the amounts for such periods would have been $48.9 million and $70.1 million, respectively.


    AmerUs Life has previously also pledged investment securities as collateral for indebtedness of the AmerUs Affiliated Group. AmerUs Life was released from this collateral agreement under the terms of the new Bank Credit Facility. The value of the collateral pledged was $112.4 million and $141.7 million as of December 31, 1995 and September 30, 1996, respectively. The pledges were released upon the effectiveness of the Bank Credit Facility.


    In addition, AmerUs Life guaranteed various borrowings of members of the AmerUs Affiliated Group with outstanding balances of approximately $7.3 million and $7.2 million at December 31, 1995 and September 30, 1996, respectively.

    AmerUs Life has outstanding loan commitments to various partnerships in which API has an interest. At September 30, 1996, the outstanding loan commitments were approximately $16,000,000.

SECURITY ARRANGEMENTS FOR BANK CREDIT FACILITY

    In connection with the Bank Credit Facility, ALH has pledged to the lenders approximately 49.9% of the common stock of AmerUs Life owned by ALH and a $50 million 9% surplus note payable to ALH by AmerUs Life. AmerUs Group has also pledged shares of ALH's Class A Common Stock owned by AmerUs Group in an amount which is limited by Iowa law and which, together with the voting shares owned by shareholders other than AmerUs Group, shall be less than 50% of the total voting shares of ALH. Under Iowa law, AMHC and AmerUs Group are prohibited from pledging a majority of the shares necessary to elect the Board of Directors of ALH, and ALH is prohibited from pledging a majority of the shares necessary to elect the Board of Directors of AmerUs Life. AMHC and AmerUs Group have also guaranteed the indebtedness of ALH under the Bank Credit Agreement.


                     DESCRIPTION OF THE CAPITAL SECURITIES



    The trust agreement between ALH as Depositor and Wilmington Trust Company as Trustee, authorized and created the Issuer. The Amended and Restated Trust Agreement among ALH as Depositor, Wilmington Trust Company as Property Trustee and the three Administrative Trustees named therein is referred to herein as the "Trust Agreement." The Trust Agreement will be qualified under the Trust Indenture Act. The Property Trustee, Wilmington Trust Company, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The Capital Securities and the Common Securities (together, "Trust Securities") will be issued by the Administrative Trustees on behalf of the Issuer pursuant to the terms of the Trust Agreement. The Capital Securities represent undivided beneficial interests in the Issuer and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Wherever particular sections of the Trust Agreement are referred to, such sections are incorporated herein by reference. Section references used herein are references to provisions of the Trust Agreement, unless otherwise noted.

GENERAL


    The Issuer is a Delaware statutory business trust. ALH, the Depositor, will own, directly or indirectly, all of the outstanding Common Securities of the Trust. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except as described under "--Subordination of Common Securities." (Section 4.03.) The Junior Subordinated Debentures will be owned by the Property Trustee and held in trust for the benefit of the Trust and the holders of the Trust Securities. (Section 2.09.) Pursuant to the Guarantee, ALH fully and unconditionally guarantees the payment of distributions (as defined below) and amounts payable on redemption of the Capital Securities or liquidation of the Issuer, but does not guarantee such payments when the Issuer does not have funds available to pay such amounts.


THE TRUSTEES


    Pursuant to the Trust Agreement, the number of the Issuer's trustees (the "Trustees") initially will be four. (Section 8.17.) In addition to the Property Trustee, the Issuer will have three Administrative Trustees who will be officers or employees of, or otherwise affiliated with ALH. The Administrative Trustees are authorized and directed to conduct the affairs of the Issuer and to operate the Issuer such that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail or cease to qualify as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of ALH for United States federal income tax purposes. In this connection, ALH and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that each of ALH and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Capital Securities. (Section 2.07(d).)



    Subject to the specific authority and duties of the Property Trustee, the Trust Agreement provides the Administrative Trustees with exclusive and complete authority to operate and carry out the purposes of the Issuer. As among the Trustees, the Administrative Trustees have the power, duty and authority to act on behalf of the Issuer with respect to (A) the issuance and sale of the Trust Securities, (B) to cause the Issuer to enter into, and to execute, deliver and perform on behalf of the Issuer, certain agreements necessary or desirable in connection with the purposes and function of the Trust, (C) assisting in any registration of the Capital Securities under the Securities Act and under state securities or blue sky laws, and the qualification of the Trust Agreement under the Trust Indenture Act, (D) assisting in any quotation or listing of the Capital Securities upon the Nasdaq National Market or such securities exchange or exchanges as determined by ALH and the registration of the Capital Securities under the Securities Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing, (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Junior Subordinated Debentures to the holders of Trust Securities, (F) the appointment of certain agents in accordance with the Trust Agreement, and certain other functions relating to the registration of stock transfers, the winding up and liquidation of the Issuer, the execution of documents and actions incidental to the foregoing. As set forth in greater detail below, the Property Trustee has the power, duty and authority to act on behalf of the Issuer with respect to (A) establishment of a payment account, (B) the receipt of the Junior Subordinated Debentures, (C) the collection and distribution of amounts due under the Junior Subordinated Debentures, (D) the exercise of all of the rights, powers and privileges of a holder of the Junior Subordinated Debentures, (E) the sending of notices of default and other information regarding the Trust Securities and the Junior Subordinated Debentures to the holders of the Trust Securities, (F) the distribution of the Trust Property in accordance with the Trust Agreement, and certain other functions relating to the winding up and liquidation of the Issuer and the protection and conservation of the Trust Property after an Event of Default (as defined below). (Section 2.07(a).)


    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 8.01(a) and (c).) If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by ALH and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Section 8.03.)


DISTRIBUTIONS


    The Capital Securities represent undivided beneficial interests in the assets of the Issuer, and the distributions on each Capital Security will be
payable at a rate per annum of    % of the stated amount of $1,000 per Capital
Security (the "Liquidation Amount"). The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. (Section 4.01(b).) See "Description of the Junior Subordinated Debentures--Interest" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."



    Distributions on the Capital Securities will be cumulative, will accumulate
from             , 1997 and will be payable semi-annually in arrears, on the last day of January and July of each year, commencing July 31, 1997 (each a "Distribution Date"). In the event that any date on which distributions are otherwise payable on the Capital Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal office of the Property Trustee or Debenture Trustee (as defined herein) is closed for business. (Section 4.01(a).)



    ALH has the right under the Indenture pursuant to which it will issue the Junior Subordinated Debentures, so long as no Event of Default under the Indenture (also referred to herein as a "Debenture Event of Default" and defined below, see "Description of the Junior Subordinated Debentures--Debenture Events of Default and Consequent Rights of Certain Holders") has occurred and is continuing, to defer the payment of interest at any time and from time to time on the Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension
Period"), provided that no Extension Period may extend beyond             , 2007
the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual distributions on the Capital Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional
distributions thereon at the rate per annum of    % thereof, compounded
semi-annually from the relevant payment date for such distributions. The term "distributions" as used herein shall include any such additional distributions. In the event that ALH exercises this right, during such Extension Period ALH may not, and shall cause any subsidiary of ALH not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ALH's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of ALH that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by ALH of the debt securities of any subsidiary of ALH that by their terms rank PARI PASSU or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock of ALH, (b) payments under the Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of ALH's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, ALH may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon
at the rate of    % per annum compounded semi-annually to the extent permitted by applicable law), ALH may elect to begin a new Extension Period. There is no limitation on the number of times that ALH may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures--Interest" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."



    It is anticipated that the income of the Issuer available for distribution to the holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "Description of the Junior Subordinated Debentures." If ALH does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Capital Securities. The payment of distributions (if and to the extent the Issuer has funds legally available for the payment of such distributions and cash sufficient to make such payment at such time) is guaranteed by ALH as set forth herein under "Description of the Guarantee."



    Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which, as long as the Capital Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below. In the event the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen (15) days prior to the relevant Distribution Date. (Section 4.01(d).)


REDEMPTION


    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures at Stated Maturity or upon earlier redemption as provided in the Indenture (each, a "Redemption Date"), the proceeds from such repayment or redemption shall be applied by the Trustee to redeem a Like Amount of Capital Securities, upon not less than 30 nor more than 60 days' notice. See "Description of the Junior Subordinated Debentures--Optional Redemption." "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and
(ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities. The amount of premium, if any, paid by ALH upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities.



    ALH has the right to redeem the Junior Subordinated Debentures (i) on or
after             , 2007,
in whole at any time or in part from time to time, or (ii) prior to
            , 2007, in whole (but not in part) within 90 days following the occurrence of a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") and subject to the further conditions described under "Description of the Junior Subordinated Debentures--Optional Redemption."

    The Redemption Price, in the case of a redemption under (i) above (which includes redemption at Stated Maturity), shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued distributions to but excluding the Redemption Date. If redeemed during the
12-month period beginning             :



YEAR                                                                     REDEMPTION PRICE
----------------------------------------------------------------------  ------------------
2007..................................................................               %
2008..................................................................
2009..................................................................
2010..................................................................
2011..................................................................
2012..................................................................
2013..................................................................
2014..................................................................
2015..................................................................
2016..................................................................



and at 100% on or after             , 2017.



    SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED
DEBENTURES.  If prior to             , 2007 a Special Event shall occur and be
continuing, ALH has the right within 90 days following the occurrence of such Special Event to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities and Common Securities in whole (but not in part) at the Redemption Price set forth below. If a Special Event were to occur, there can be no assurance that ALH would have sufficient funds to effectuate an optional redemption of the Junior Subordinated Debentures and pay the Redemption Price. ALH's ability to exercise its option to redeem the Junior Subordinated Debentures may be limited by the terms of its then-existing borrowing and other agreements. At any time, ALH has the right to terminate the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause a Like Amount (defined above) of the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer (after which such Capital Securities and Common Securities will no longer be deemed to be outstanding). If ALH does not elect either option described above, the Capital Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.



    "Investment Company Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Junior Subordinated Debentures. ALH has the right, within 90 days following the occurrence of an Investment Company Event, to redeem the Junior Subordinated Debentures in whole (but not in part).



    "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Junior Subordinated Debentures under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by ALH on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by ALH, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. ALH has the right, within 90 days following the occurrence of a Tax Event, to redeem the Junior Subordinated Debentures in whole (but not in part).



    The Redemption Price, in the case of a redemption following a Special Event
prior to             , 2007 (as described above) shall equal for each Capital
Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accrued distributions to but excluding the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior
Subordinated Debentures on             , 2007, together with scheduled payments
of interest from the Redemption Date to             , 2007 (the "Remaining
Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).



    "Adjusted Treasury Rate" means, with respect to any Redemption Date, the
Treasury Rate (as defined below) plus (i)     % if such Redemption Date occurs
on or before             , 1998 or (ii)     % if such Redemption Date occurs
after             , 1998.



    "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.



    "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a
period from three months before to three months after             , 2007, the
two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.



    "Quotation Agent" means Goldman, Sachs & Co. and their successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), ALH shall substitute therefor another Primary Treasury Dealer.



    "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with ALH.

    "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.



    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.



    With certain limited exceptions, after the liquidation date fixed for any distribution of Junior Subordinated Debentures for Capital Securities (the "Liquidation Date") (i) the Capital Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such Capital Securities until such certificates are surrendered, and (iv) all rights of the holders of Capital Securities will cease, except the right of such holders to receive Junior Subordinated Debentures upon surrender of the certificates representing Capital Securities. (Section 9.04(c).)



    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination and liquidation of the Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on termination and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.


REDEMPTION PROCEDURES


    Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price stated above with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds available for the payment of such Redemption Price. (Section 4.02(c).) See also "--Subordination of Common Securities."



    If the Property Trustee gives a notice of redemption in respect of Capital Securities, then, by 12:00 noon, New York time, on the Redemption Date, to the extent funds are available, the Property Trustee will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Book-Entry-Only Issuance--The Depository Trust Company." If the Capital Securities are no longer in book-entry-only form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates representing Capital Securities. Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the Redemption Date, all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, including any distribution payable in respect of the Capital Securities on or prior to the Redemption Date but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the

Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by ALH pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Capital Securities will continue to accumulate, at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. (Section 4.02(d).)



    Payment of the Redemption Price on the Capital Securities and distribution of Junior Subordinated Debentures to holders of Capital Securities shall be made to the recordholders thereof as they appear on the register for the Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen (15) days prior to the Redemption Date or Liquidation Date, as applicable. (Section 4.02(e).)



    If less than all the outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata among the Common Securities and the Capital Securities according to their relative aggregate Liquidation Amounts. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. See "--Book-Entry Only Issuance--The Depository Trust Company." The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities which has been or is to be redeemed. Wilmington Trust Company is the initial Securities Registrar (Sections 4.02(f) and 5.04.)



    Subject to applicable law (including, without limitation, United States federal securities law), ALH or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.


SUBORDINATION OF COMMON SECURITIES


    Payment of distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default (as defined below, see "--Events of Default; Notice") under the Trust Agreement resulting from a Debenture Event of Default (as defined below) shall have occurred and be continuing, no payment of any distribution on, or Redemption Price of or Liquidation Distribution (as defined below) in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all outstanding Capital Securities, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the Redemption Price of, Capital Securities then due and payable. (Section 4.03(a).)

    In the case of the occurrence of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement with respect to the Common Securities until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Capital Securities have been cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not the holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b).)


LIQUIDATION DISTRIBUTION UPON TERMINATION


    Pursuant to the Trust Agreement, the Issuer shall be terminated by the Trustees on the first to occur of: (i) the expiration of the term of the Issuer;
(ii) the occurrence of certain events of bankruptcy or insolvency in respect of, or the dissolution or liquidation of, ALH; (iii) the distribution of the Junior Subordinated Debentures to the holders of Capital Securities and Common Securities if ALH, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (which direction is optional and wholly within the discretion of ALH, as Depositor); (iv) the redemption of all of the Trust Securities; and (v) the entry of an order for dissolution of the Issuer by a court of competent jurisdiction. (Sections 9.01 and 9.02.)



    If a termination event specified in clause (ii), (iii) or (v) above occurs, the Issuer shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of Capital Securities and Common Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to, in the case of the Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer on the Capital Securities shall be paid on a pro rata basis (based on Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. (Sections 9.04(a) and 9.04(d).)


EVENTS OF DEFAULT; NOTICE


    Any one of the following events constitutes an "Event of Default" under the Trust Agreement with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):



         (i) the occurrence of a Debenture Event of Default (as defined in "Description of Junior Subordinated Debentures--Debenture Events of Default and Consequent Rights of Certain Holders"); or


        (ii) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or


        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by ALH to appoint a successor Property Trustee within 60 days thereof. (Section 101.)


    Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit notice of any Event of Default actually known to the Property Trustee to the holders of Trust Securities, the Administrative Trustees and ALH, as Depositor, unless such Event of Default shall have been cured or waived. (Section 8.02.) Each of ALH, as Depositor, and the Administrative Trustees on behalf of the Trust is required to provide annually to the Property Trustee a certificate as to whether or not they are in compliance with all of the conditions and covenants applicable to them under the Trust Agreement. (Section 8.15.)



    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.


REMOVAL OF TRUSTEES


    Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in ALH as the holder of the Common Securities. No resignation or removal of any Trustee and no appointment of a successor Trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the applicable provisions of the Trust Agreement. (Section 8.10.)


MERGER OR CONSOLIDATION OF TRUSTEES


    Any entity into which the Property Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which any such Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible. (Section 8.12.)


MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF THE ISSUER


    The Issuer may not merge, consolidate or amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below. The Issuer may, at the request of ALH, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities or the Property Trustee, merge, consolidate or amalgamate with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) ALH expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange, the Nasdaq National Market or other organization on which the Capital Securities are then listed or quoted, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, ALH has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) ALH or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate or merge with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate or merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. (Section 9.05.)


VOTING RIGHTS


    Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and "Description of the Junior Subordinated
Debentures--Modification of the Indenture" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights. (Section 6.01(a).)



    The Trust Agreement may be amended from time to time by ALH, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by ALH, the Property Trustee and the Administrative Trustees with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each affected holder of Trust Securities, such Trust Agreement may


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
not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.03.)


    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in Liquidation Amount of the outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Capital Securities except by subsequent vote of the holders of Capital Securities. The Property Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of ALH, obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action. (Section 6.01(b).)



    Any required approval of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the outstanding Capital Securities in the manner set forth in the Trust Agreement (Sections 6.02 and 6.06.)



    No vote or consent of the holders of Capital Securities will be required for the Issuer to redeem and cancel Capital Securities in accordance with the Trust Agreement.



    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by ALH, any Trustee or any affiliate of ALH or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding. (Section 1.01.)


CO-TRUSTEES AND SEPARATE TRUSTEE


    Unless an Event of Default under the Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Administrative Trustees and ALH shall have power to appoint, and upon the written request of the Administrative Trustees, ALH, as Depositor, shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more persons or entities approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person(s) or entity(s) in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment. (Section 8.09.) "Trust Property" means (a) the Junior Subordinated Debentures, (b) any cash on deposit in, or owing to,


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
the payment account maintained by the Property Trustee, (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of the Trust Agreement and (d) the rights of the Property Trustee under the Guarantee.

PAYMENT AND PAYING AGENCY


    Payments in respect of the Capital Securities shall be made to DTC (so long as the Capital Securities are held by DTC), which shall credit the relevant persons' accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The Paying Agent shall initially be Wilmington Trust Company, and any co-paying agent chosen by Wilmington Trust Company and acceptable to the Administrative Trustees and ALH. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and ALH. In the event that Wilmington Trust Company shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Property Trustee and ALH). (Sections 4.04 and 5.09.)


BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY


    DTC will act as securities depositary for the Capital Securities. The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Security certificates will be issued, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC. (Section 5.11.)


    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.


    Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, unless use of the book-entry system for the Capital Securities is discontinued.



    DTC has no knowledge of the actual Beneficial Owners of the Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


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
    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


    Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Capital Securities in accordance with its procedures. DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.



    Although voting with respect to the Capital Securities is limited to the holders of record of the Capital Securities, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Property Trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).



    Distribution payments on the Capital Securities will be made by the Issuer to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Issuer or ALH, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.



    A global security shall be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC properly notifies ALH, the Trustees and the Registrar and Transfer Agent that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Issuer in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.



    In the event Capital Securities are issued in certificated form, the Liquidation Amount and distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent; provided that payment of any distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of distributions will be the date fifteen days prior to the relevant Distribution Date (whether or not a Business Day).


    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer and ALH believe to be reliable. Neither the Issuer nor ALH has any responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

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
REGISTRAR AND TRANSFER AGENT


    Wilmington Trust Company will act as Securities Registrar and Transfer Agent for the Capital Securities. (Section 5.04.)



    Registration of transfers and exchanges of Capital Securities will be effected without charge by or on behalf of the Issuer, but the Securities Registrar may require payment (with the giving of such indemnity as the Issuer or ALH may require) of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. The Securities Registrar will not be required to register the transfer of any Capital Securities that have been called for redemption. (Section 5.04.)


MISCELLANEOUS


    Holders of the Capital Securities have no preemptive or similar rights. (Section 5.14(a).)


    The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE


    Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by ALH for the benefit of the holders from time to time of the Capital Securities. The Guarantee will be qualified under the Trust Indenture Act, and Wilmington Trust Company will act as indenture trustee (the "Guarantee Trustee") under the Guarantee for purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions in the Guarantee are referred to herein, such provisions are incorporated by reference herein. Section references used herein are references to provisions of the Guarantee unless otherwise noted. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.


GENERAL


    ALH will irrevocably and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined below) in full to the holders of the Capital Securities (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment. The following payments with respect to Capital Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid distributions required to be paid on the Capital Securities, to the extent the Issuer shall have funds available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption by the Issuer, to the extent the Issuer shall have funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with a redemption of all of the outstanding Capital Securities or the distribution of Junior Subordinated Debentures to the holders of Capital Securities as provided in the Trust Agreement), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid distributions on the capital Securities to the date of payment to the extent the Issuer shall have funds available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of the Issuer as required by applicable law. ALH's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by ALH to the holders of Capital Securities or by causing the Issuer to pay such amounts to such holders. (Section 5.01.)



    The Guarantee will be a full and unconditional guarantee on a subordinated basis with respect to the Capital Securities issued by the Issuer from the time of issuance of the Capital Securities, but will apply only to the extent that the Issuer has sufficient funds to make such payments, and is not a guarantee of collection of payment. If ALH does not make interest payments on the Junior Subordinated Debentures held by the Issuer, it is expected that the Issuer will not pay distributions on the Capital Securities and will not have funds available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of ALH.



    "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ALH whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Guarantee or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Guarantee or to other Debt which is PARI PASSU with, or subordinated to, the Guarantee; PROVIDED, however, that Senior Debt shall not be deemed to include (i) any Debt of ALH which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to ALH, (ii) any Debt of ALH to any of its subsidiaries, (iii) Debt to any employee of ALH, (iv) trade accounts payable of ALH, (v) accrued liabilities arising in the ordinary course of business of ALH, (vi) the Junior Subordinated Debentures, and (vii) the Guarantee. "Debt" for purposes of the Guarantee, has the same meaning as that specified under "Description of the Junior Subordinated Debentures--Subordination" below.



    ALH's obligations under the Trust Agreement, the Guarantee, the Indenture, the Junior Subordinated Debentures and the Expense Agreement taken together provide a full, irrevocable and unconditional guarantee on a subordinated basis by ALH of all of the Issuer's obligations under the Capital Securities. See "--Status of the Guarantee."


    ALH is a non-operating holding company and substantially all of the operating assets of ALH and its consolidated subsidiaries are owned by such subsidiaries, principally AmerUs Life. ALH relies primarily on the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans to meet its obligations for payment of principal and interest on outstanding debt obligations and corporate expenses. Accordingly, ALH's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of ALH's subsidiaries, and claimants should look only to the assets of ALH for payments thereunder. The payment of dividends by AmerUs Life is limited by Iowa law. AmerUs Life has the ability to loan funds to ALH subject to certain regulatory restrictions. See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures" and "Supervision and Regulation--Regulation of AmerUs Life."

CERTAIN COVENANTS OF ALH


    In the Guarantee, ALH will covenant that, so long as any Capital Securities remain outstanding, ALH will not, and will cause its subsidiaries not to, (a) declare or pay any dividends or distributions on (other than dividends or distributions in Common Stock of ALH), or redeem, purchase, acquire or make a liquidation payment with respect to, any of ALH's outstanding capital stock or
(b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing if at such time (i) ALH shall be in default with respect to its Guarantee Payments under the Guarantee, (ii) there shall have occurred and be continuing any Debenture Event of Default or (iii) ALH shall have given notice of its selection of an Extension Period and such period, or any extension thereof, is continuing. (Section 6.01.)


AMENDMENTS AND ASSIGNMENT


    Except with respect to any changes that do not materially adversely affect the rights of holders of Capital Securities (in which case no consent of holders of Capital Securities will be required), the terms of the Guarantee may be amended only with the prior approval of the holders of not less than a majority of the Liquidation Amount of the outstanding Capital Securities. (Section 8.02.) All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ALH and shall inure to the benefit of the holders of the Capital Securities then outstanding. (Section 8.01.)

EVENTS OF DEFAULT


    An event of default under the Guarantee (a "Guarantee Event of Default") will occur upon the failure of ALH to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. (Section 1.01.) The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under the Guarantee. (Section 5.04.)



    Any holder of Capital Securities may institute a legal proceeding directly against ALH to enforce the holder's rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. (Section 5.04.)



    ALH will be required to provide annually to the Guarantee Trustee an officer's certificate as to ALH's compliance with all conditions and covenants under the Guarantee. ALH will also be required to provide annually to the Guarantee Trustee an officer's certificate as to ALH's compliance with all conditions precedent, if any, provided for in the Guarantee that relate to any action to be taken by the Guarantee Trustee at ALH's request. (Sections 2.04 and 2.05.)


INFORMATION CONCERNING THE GUARANTEE TRUSTEE


    The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, in case a Guarantee Event of Default has occurred (that has not been cured or waived), the Guarantee Trustee must exercise such of the rights and powers vested in it by the Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 3.01(c).) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is provided with reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02.(a)(v).)


TERMINATION OF THE GUARANTEE


    The Guarantee will terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of Junior Subordinated Debentures to holders of Capital Securities or (iii) payment in full of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid with respect to the Capital Securities or the Guarantee. (Section 7.01.)


STATUS OF THE GUARANTEE


    The Guarantee will constitute an unsecured obligation of ALH and will rank
(i) subordinate and junior in right of payment to all Senior Debt of ALH in the same manner as the Junior Subordinated Debentures, (ii) pari passu with any similar guarantee agreements issued by ALH on behalf of the holders of preferred securities issued by a business trust or similar entity whose common securities are owned, directly or indirectly, by ALH and (iii) senior to ALH's common stock. The Trust Agreement provides that each holder of Trust Securities by acceptance thereof accepts the subordination provisions and other terms of the Guarantee.



    The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against ALH to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). (Section 5.05.)



    The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the

Issuer or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by ALH. ALH expects from time to time to incur additional indebtedness constituting Senior Debt. (Sections 3.01(a) and 5.05.)


GOVERNING LAW

    The Guarantee Agreement will be governed by, and construed in accordance with, the laws of the State of New York. (Section 8.06.)

THE EXPENSE AGREEMENT


    Pursuant to the Expense Agreement entered into by ALH under the Trust Agreement (the "Expense Agreement"), ALH will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer is or becomes indebted or liable, the full payment of any and all indebtedness, expenses or liabilities of the Issuer (including, without limitation, the fees, expenses and indemnities of the Trustees), other than obligations of the Issuer to pay to the holders of any Capital Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    Set forth below is a description of specific terms of the Junior Subordinated Debentures in which the Issuer will invest the proceeds of the issuance and sale of the Trust Securities. The Junior Subordinated Debentures will be qualified under the Trust Indenture Act. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture (the "Indenture"), between ALH and Wilmington Trust Company, as trustee with respect to the Junior Subordinated Debentures (the "Debenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.



    Under certain circumstances involving the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Issuer. See "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of the Capital Securities--Liquidation Distribution upon Termination."


GENERAL


    The Junior Subordinated Debentures will be limited in aggregate principal amount to a sum equal to the aggregate stated Liquidation Amount of the Capital Securities plus ALH's concurrent investment in the Common Securities. The Junior Subordinated Debentures will be unsecured, subordinated obligations of ALH which rank junior to all ALH's Senior Debt (as defined below).



    The Junior Subordinated Debentures will mature on             , 2027 (the
"Stated Maturity").



    ALH is a non-operating holding company and substantially all of the operating assets of ALH and its consolidated subsidiaries are owned by such subsidiaries, principally AmerUs Life. ALH relies primarily on the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, ALH's obligations under the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ALH's subsidiaries, including liabilities under contracts of insurance and annuities written by AmerUs Life. Claimants should look only to the assets of ALH for payment thereunder. The payment of dividends by AmerUs Life is limited by Iowa insurance law. AmerUs Life has the ability to loan funds to ALH subject to certain regulatory restrictions. See "Risk Factors--Subordination of the Guarantee and the Junior Subordinated Debentures" and "Supervision and Regulation--Regulation of AmerUs Life."

OPTIONAL REDEMPTION


    The Junior Subordinated Debentures are redeemable prior to maturity at the
option of ALH (i) on or after         , 2007, in whole at any time or in part
from time to time, or (ii) prior to         , 2007, in whole (but not in part)
and within 90 days following the occurrence of a Special Event, in each case at the Redemption Price described below.



    The Redemption Price in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed during
the 12-month period beginning         :



                                                                                   REDEMPTION
YEAR                                                                                 PRICE
--------------------------------------------------------------------------------  ------------
2007............................................................................            %
2008............................................................................
2009............................................................................
2010............................................................................
2011............................................................................
2012............................................................................
2013............................................................................
2014............................................................................
2015............................................................................
2016............................................................................



and at 100% on or after         , 2017.



    The Redemption Price, in the case of a redemption following a Special Event as described under (ii) above, shall equal the Make-Whole Amount (as defined under "Description of the Capital Securities-- Redemption"), together with accrued interest to but excluding the Redemption Date.



    Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. (Section 1203.) Unless ALH defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption. (Section 1206.)



    For so long as the Issuer is the holder of all the outstanding Junior Subordinated Debentures, the proceeds of any such redemption described above will be used by the Issuer to redeem Capital Securities in accordance with their terms. ALH may not redeem the Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Debentures for all semi-annual interest periods terminating on or prior to the Redemption Date. (Section 1207.)



    Notice of any redemption will be mailed at least 45 days but not more than 75 days before the Redemption Date to each holder of Junior Subordinated Debentures to be redeemed at its registered address.


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES


    Under certain circumstances involving the termination of the Issuer, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Issuer after the satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of the Capital Securities. See "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures" and

"Description of the Capital Securities--Liquidation Distribution Upon Termination." For a description of DTC and the terms of the depositary matters, see "Description of the Capital Securities--Book-Entry-Only Issuance--The Depository Trust Company."


INTEREST


    The Junior Subordinated Debentures shall bear interest at the rate of     %
per annum. Such interest is payable semi-annually in arrears on January 31 and July 31 of each year (each, an "Interest Payment Date"), commencing July 31, 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date. (Sections 301 and 307.) It is anticipated that, until the liquidation, if any, of the Issuer, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the Issuer and the holders of the Capital Securities.



    The amount of interest payable for any period will be computed on the basis of a 360 day year of twelve 30 day months. (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day (as defined above), then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at
the rate per annum of      % thereof, compounded semi-annually. The term
"interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as described below), as applicable. (Section 301.)


OPTION TO EXTEND INTEREST PAYMENT PERIOD


    So long as no Event of Default under the Indenture has occurred and is continuing, ALH shall have the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest on such Junior Subordinated Debentures from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. The Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any such Extension Period, ALH must pay all interest then accrued and unpaid (together
with interest thereon at the rate of    % per annum, compounded semi-annually,
to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount." However, during any such Extension Period, ALH shall not, and shall cause any subsidiary of ALH not to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ALH's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of ALH that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by ALH of the debt securities of any subsidiary of ALH that by their terms rank PARI PASSU or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock of ALH, (b) payments under the Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of ALH's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, ALH may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, shall not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon
at the rate of    % per annum, compounded semi-annually, to the extent permitted by applicable law), ALH may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. ALH must give the Debenture Trustee and the Administrative Trustees notice of its election to begin any Extension Period at least one Business Day prior to the earliest of
(i) the date interest on the Junior Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the distributions on the Capital Securities are payable or (iii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of ALH's election to begin any Extension Period to the holders of the outstanding Capital Securities. There is no limitation on the number of times that ALH may elect to begin an Extension Period. (Section 301.)


SET-OFF


    Notwithstanding anything to the contrary in the Indenture, ALH shall have the right to set-off any payment it is otherwise required to make thereunder with respect to any Junior Subordinated Debenture and to the extent ALH has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee or under the provisions of the Indenture which permit any holder of the Capital Securities, upon the occurrence of a Debenture Event of Default (as defined below) relating to nonpayment of interest or principal on the Junior Subordinated Debentures to institute suit for the enforcement of the payment of interest or principal. (Section 311.) This provision prevents double collection from ALH of identical amounts due under the various provisions of the Indenture and the Guarantee. To the extent ALH makes a payment of unpaid distributions to holders of Capital Securities under the Guarantee, ALH is not then also required to make a like payment of interest on the Junior Subordinated Debentures (since such interest payment would be paid out to such holders as the same unpaid distribution). Likewise, if holders of Capital Securities bring an action directly against ALH under the Indenture and collect unpaid distributions in such action, ALH may deduct the amounts so paid from any aggregrate amount it owes on the Junior Subordinated Debentures. Therefore, to the extent ALH makes payments directly to holders of Capital Securities under the Guarantee or the Indenture, the Property Trustee may not also collect such amounts under the Junior Subordinated Debentures.


SUBORDINATION

    The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt (as defined below) of ALH as provided in the Indenture. No payment or distribution on account of principal of (or premium, if any) or interest, if any, on, the Junior Subordinated Debentures or on account of the purchase or other acquisition of Junior Subordinated Debentures by ALH or any subsidiary may be made (a) in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or if the maturity of any Senior Debt has been accelerated because of a default until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event of any judicial proceeding with respect to any such default in payment or such event of default. (Section 1104.) In the case of the pendency of any liquidation, reorganization, bankruptcy, insolvency, receivership, arrangement, adjustment, composition or other judicial proceeding relative to ALH, all principal of, and premium, if any, and interest, if any, on all Senior Debt must be paid in full or provision must be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment or distribution thereon. (Section 1102.) Subject to the prior payment of all Senior Debt, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Debt to the extent of the payments or distributions made to the holders of such Senior Debt until all amounts owing on the Junior Subordinated Debentures are paid in full. (Section 1106.)

    "Debt" means with respect to any entity, whether recourse is to all or a portion of the assets of such entity and whether or not contingent, (i) every obligation of such entity for money borrowed; (ii) every obligation of such entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such entity; (iv) every obligation of such entity issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such entity; and (vi) every obligation of the type referred to in clauses (i) through (v) of another entity and all dividends of another entity the payment of which, in either case, such entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Section 101.)


    "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ALH whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; PROVIDED, however, that Senior Debt shall not be deemed to include (i) any Debt of ALH which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to ALH, (ii) any Debt of ALH to any of its subsidiaries, (iii) Debt to any employee of ALH, (iv) trade accounts payable of ALH, (v) accrued liabilities arising in the ordinary course of business of ALH, (vi) the Junior Subordinated Debentures, and (vii) the Guarantee.



    ALH is a non-operating holding company and substantially all of the operating assets of ALH and its consolidated subsidiaries are owned by such subsidiaries, principally AmerUs Life. ALH relies primarily on the receipt of sufficient funds from AmerUs Life in the form of dividends, interest payments or loans to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, ALH's obligations under the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ALH's subsidiaries, including liabilities under contracts of insurance and annuities written by AmerUs Life. Holders of Junior Subordinated Debentures should look only to the assets of ALH for payments of interest and principal and premium, if any. The payment of dividends by AmerUs Life is limited by Iowa insurance law. AmerUs Life has the ability to loan funds to ALH subject to certain regulatory restrictions. See "Risk Factors--Subordination of the Guarantee and the Junior Subordinated Debentures."



    The Indenture does not limit the aggregate amount of Senior Debt that may be issued. After the completion of this Offering and the Common Stock Offerings and the repayment of debt with the proceeds thereof, the Company will have approximately $104 million of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Debt. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.


CERTAIN COVENANTS OF ALH


    ALH will covenant in the Indenture that if and so long as (i) the Issuer is the holder of all of the outstanding Junior Subordinated Debentures, (ii) a Tax Event (as defined above) has occurred and is continuing and (iii) ALH has not redeemed the Junior Subordinated Debentures pursuant to the Indenture or terminated the Issuer pursuant to the Trust Agreement, ALH will pay to the Issuer, for so long as the Issuer is the registered holder of any Junior Subordinated Debentures, such additional amounts as may be necessary in order that the amount of distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject from time to time as a result of a Tax Event (the "Additional Sums"). (Section 1005). ALH will also covenant that it will not, and it will not permit any subsidiary to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of

ALH's outstanding capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by ALH of the debt securities of any subsidiary of ALH that by their terms rank pari passu or junior in interest to the Junior Subordinated Debentures, (other than (a) dividends or distributions in Common Stock of ALH, (b) payments under the Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of ALH's benefit plans for its directors, officers or employees) if at such time
(i) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and in respect of which ALH shall not have taken reasonable steps to cure, (ii) ALH shall be in default with respect to its payment of any obligations under the Guarantee or (iii) ALH shall have given notice of its selection of an Extension Period as provided in the Indenture and shall not have rescinded such notice and such Extension Period, or any extension thereof, shall be continuing (Section 1006.) ALH will also covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer (provided, however, that any permitted successor of ALH may succeed to such ownership),
(ii) not to voluntarily dissolve, wind-up or terminate the Issuer, except in connection with a distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer or in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain a business trust and to be classified as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer. (Section 1006.)


DEBENTURE EVENTS OF DEFAULT AND CONSEQUENT RIGHTS OF CERTAIN HOLDERS


    The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes an "Event of Default" (also referred to herein as a "Debenture Event of Default") with respect to the Junior Subordinated Debentures:


        (a) failure for 30 days to pay interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or


        (b) failure to pay principal (or premium, if any) on the Junior Subordinated Debentures when due whether at Stated Maturity, upon redemption, by declaration or otherwise; or


        (c) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to ALH from the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures; or

        (d) certain events in bankruptcy, insolvency or reorganization of ALH. (Section 501.)

    Each of the above events is a Debenture Event of Default regardless of the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. (Section 501.) There is no requirement that any such event must be declared by anyone to be a Debenture Event of Default.

    The holders of a majority in principal amount of the outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, under certain conditions. (Section 512.)

  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT


    The Debenture Trustee or the holders of not less then 25% in principal amount of the outstanding Junior Subordinated Debentures may declare the principal of all the Junior Subordinated Debentures due and payable immediately upon the occurrence and continuation of a Debenture Event of Default, and should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of Capital Securities then outstanding shall have such right. The holders of a majority in principal amount of the outstanding Junior Subordinated Debentures may rescind and annul such declaration. If the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures fail to annul such declaration and its consequences, the holders of a majority in aggregate Liquidation Amount of the Capital Securities may rescind and annul such declaration and its consequences. (Section 502.)


  WAIVER OF DEFAULTS


    Subject to certain limitations, the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default under the Indenture and its consequences, except a default in the payment of principal of or interest on any Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected. If the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. (Section 513.) ALH is required to deliver annually to the Debenture Trustee a certificate stating whether or not to the best knowledge of the signers thereof ALH is in default in the performance, observance or fulfillment of or compliance with any of the material terms, provisions, covenants and conditions of the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) and, if ALH shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. (Section 1004.)


  CREDITOR'S RIGHTS OF THE DEBENTURE TRUSTEE


    In case a Debenture Event of Default shall occur and be continuing, the Debenture Trustee will have the right to declare the principal (or specific portion thereof) of and the interest on the Junior Subordinated Debentures, and any other amount payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. If the Debenture Trustee obtains a judgment against ALH following the occurrence of a Debenture Event of Default, the provisions of Iowa law regulating mutual insurance holding companies would limit the ability of the Debenture Trustee to realize upon the assets of ALH by conveying or transferring the capital stock of AmerUs Life owned by ALH. Any conveyance, transfer, assignment or alienation of a majority of the voting shares of AmerUs Life to an entity which is not a mutual insurance holding company would violate Iowa law and such voting shares are not subject to execution and levy. The Debenture Trustee would not be restricted by such law in disposing of voting shares owned by ALH which exceeded such majority requirement. See "Supervision and Regulation."



  RIGHTS OF HOLDERS OF CAPITAL SECURITIES TO DIRECT ACTION



    As explained more fully above (see "--Debenture Events of Default and Consequent Rights of Certain Holders--Waiver of Defaults"), holders of less than all of the outstanding Junior Subordinated Debentures or holders of less than all of the Capital Securities may waive any past default (with certain limited exceptions identified above). If so waived, any such Debenture Event of Default shall cease to be "continuing" for purposes of the Indenture. However, such holders may not waive any default in the payment of principal of or interest on any Junior Subordinated Debentures unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of ALH for 30 days to pay interest on or the failure of ALH to pay principal of the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, any holder of Capital Securities may institute a suit directly against ALH for enforcement of payment to such holder of the principal of and interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action") (Section 508). ALH may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the outstanding Capital Securities. (Section 902). If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act.



    The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been a Debenture Event of Default and the holders of the Junior Subordinated Debentures fail to exercise such remedies. See "--Debenture Events of Default and Consequent Rights of Certain Holders--Acceleration of Maturity; Rescission and Annulment" and "--Debenture Events of Default and Consequent Rights of Certain Holders--Waiver of Defaults."


FORM, EXCHANGE AND TRANSFER


    The Junior Subordinated Debentures will be issuable only in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. (Section 302.)


    Subject to the terms of the Indenture, Junior Subordinated Debentures may be presented for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at an office or agency of ALH designated by ALH for such purpose. No service charge will be made to a holder of Junior Subordinated Debentures for any registration of transfer or exchange of Junior Subordinated Debentures, but ALH or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or ALH, as the case may be, being satisfied with the documents of title and identity of the person making the request. ALH has appointed the Debenture Trustee as Security Registrar. (Section 305.) ALH may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. (Section 1002.)

    Neither ALH nor the Security Registrar will be required (i) to issue, transfer or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before the day of selection for redemption of any such Junior Subordinated Debentures pursuant to the Indenture and ending at the close of business on the day of mailing of notice of redemption, or (ii) to transfer or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any such Junior Subordinated Debentures being redeemed in part. (Section 305.)

PAYMENT AND PAYING AGENTS


    Payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or predecessor security) is registered at the close of business on the date 15 days prior to such Interest Payment Date except in the case of interest which is payable but is not paid or provided for on such Interest Payment Date. (Section 307.)


    Principal of and any interest on the Junior Subordinated Debentures will be payable at the office of such Paying Agent or Paying Agents as ALH may designate for such purpose from time to time, provided, however, that at the option of ALH, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the person entitled thereto as specified in the Security Register. Wilmington Trust Company will act as Paying Agent with respect to the Junior Subordinated Debentures. ALH may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts. (Section 301.)

MODIFICATION OF THE INDENTURE


    From time to time ALH and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting ALH and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner adversely affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) except as set forth in "--Option to Extend Interest Payment Period" above, change the Stated Maturity of, the principal of, or any installment of interest on, any Junior Subordinated Debenture or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Junior Subordinated Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of the Indenture with respect to the subordination of the Junior Subordinated Debentures in a manner adverse to holders thereof (except such change or extension as is contemplated thereby), (ii) reduce the percentage in principal amount of the outstanding Junior Subordinated Debentures, the consent of the holders of which is required for any waiver provided for in the Indenture, or
(iii) modify certain provisions of the Indenture providing for waiver of defaults, waiver of covenants and modification of the Indenture, except to increase the percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby; provided, that, so long as any of the Capital Securities remains outstanding, (a) no such modification may be made that adversely affects the holders of the Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of and any premium on the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and (b) where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. (Section 902.)


CONSOLIDATION, MERGER AND SALE


    ALH, without the consent of the holders of any outstanding Junior Subordinated Debentures, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person, and may permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to ALH, provided
(i) that any successor person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must expressly assume ALH's obligations on the Junior Subordinated Debentures and under the Indenture, (ii) that immediately after giving effect to the transaction no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, (iii) that such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of, the Trust Agreement or the Guarantee and (iv) that certain other conditions as prescribed by the Indenture are met. (Section 801).



    The general provisions of the Indenture do not afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving ALH that may adversely affect holders of the Junior Subordinated Debentures. Since the Indenture does not limit the aggregate amount of Senior Debt that may be issued and the Junior Subordinated Debentures are subordinate to all Senior Debt, including such Debt incurred after the date of the Indenture (see "--Subordination" above), if ALH chooses to engage in a highly leveraged transaction whereby it would incur a substantial amount of Debt, the obligations under the Junior Subordinated Debentures would become more deeply subordinated and the holders of the Junior Subordinated Debentures would not be able to avoid this consequence provided that the conditions set forth in the immediately preceding paragraph are met.

Similarly, ALH could be involved in a reorganization, restructuring, merger or similar transaction that could adversely affect the holders of the Junior Subordinated Debentures but, provided that the conditions set forth in the immediately preceding paragraph are met, such holders could not avoid such adverse affects.


SATISFACTION AND DISCHARGE


    Under the terms of the Indenture, the Indenture will cease to be of further effect and ALH will be deemed to have satisfied and discharged the Indenture (except as to ALH's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), if all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation have become due and payable, or will become due and payable at their Stated Maturity within one year of the date of deposit, and ALH deposits with the Debenture Trustee, in trust, cash or cash equivalents in an amount sufficient to pay all the principal of, premium, if any, and interest on the Junior Subordinated Debentures to the date of such deposit or to the Stated Maturity, as the case may be. (Section 401.)


GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112.)

MISCELLANEOUS


    ALH will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of ALH, provided that, in the event of any such assignment, ALH will remain liable for all such obligations. The Issuer may not assign any of its rights under the Indenture without the prior written consent of ALH. The Indenture is not otherwise assignable by the parties thereto. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. (Section 109.)



                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE


FULL AND UNCONDITIONAL GUARANTEE


    Payments of distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such distributions) are irrevocably guaranteed by ALH as and to the extent set forth under "Description of the Guarantee." Taken together, ALH's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that ALH does not make payments on the Junior Subordinated Debentures, the Issuer will not pay distributions or other amounts due on its Capital Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against ALH under the terms of the Indenture for enforcement of payment of such distributions to such holder. The Indenture likewise provides for such a direct action by holders of the Junior Subordinated Debentures. The obligations of ALH under the Guarantee are subordinate and junior in right of payment to all Senior Debt of ALH.


SUFFICIENCY OF PAYMENTS


    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated

Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) ALH shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of its Capital Securities under the Capital Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with its limited purposes.


    Notwithstanding anything to the contrary in the Indenture, ALH has the right to set-off any payment it is otherwise required to make thereunder with and to the extent ALH has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee. See "Description of the Junior Subordinated Debentures--Set-Off."


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES



    A holder of any Capital Security may, to the extent permissible under applicable law, institute a legal proceeding directly against ALH to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.



    A default or event of default under any Senior Debt of ALH would not constitute a default or Debenture Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of Senior Debt of ALH, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute a Debenture Event of Default.


LIMITED PURPOSE OF ISSUER


    The Issuer's Capital Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in the Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from ALH the principal amount of and interest accrued on the Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive distributions from the Issuer (or, to the extent such distributions are not made by or on behalf of the Issuer, from ALH under the Guarantee) if and to the extent the Issuer has funds available for payment of such distributions.


RIGHTS UPON TERMINATION


    Upon any voluntary or involuntary dissolution, winding-up or termination of the Issuer, after satisfaction of the liabilities of the Issuer to creditors as required by applicable law, the holders of Capital Securities will be entitled to receive, out of assets available for distribution to holders, the Liquidation Distribution in cash or Junior Subordinated Debentures. See "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of ALH, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of ALH, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any shareholders of ALH receive payments or distributions. Since ALH is Guarantor under the Guarantee and has agreed, under the Expense Agreement, to pay for all indebtedness, expenses and liabilities of the Issuer (other than the Issuer's obligations to Capital Security holders under the Capital Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to shareholders of ALH in the event of liquidation or bankruptcy of ALH would be substantially the same.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL


    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities, based upon the opinion of Sidley & Austin, special counsel to ALH. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders that purchase the Capital Securities upon original issuance. This summary does not address all the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons whose functional currency is other than the United States dollar, persons who hold Capital Securities as part of a straddle, hedging or conversion transaction or, except as specifically described herein, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign laws. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each holder should consult its tax advisor as to its particular tax consequences of acquiring, holding, and disposing of the Capital Securities, including the tax consequences under state, local, and foreign laws.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


    Sidley & Austin, special counsel to ALH, has rendered its opinion to the effect that, under current United States federal income tax law, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of ALH. Accordingly, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.


CLASSIFICATION OF THE TRUST


    Sidley & Austin, special counsel to ALH and the Trust, has rendered its opinion to the effect that, under current United States federal income tax law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will generally be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Junior Subordinated Debentures. Investors should be aware that the foregoing opinions of Sidley & Austin will not be confirmed by the Internal Revenue Service (the "Service"), by private ruling or otherwise, and will not be binding on the Service or the courts. By its acceptance of a Capital Security, a holder agrees to treat the Capital Security and the Junior Subordinated Debentures consistently with the foregoing opinions.


ORIGINAL ISSUE DISCOUNT


    ALH has the option, under the terms of the Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 10 semi-annual periods. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period." Under Treasury regulations, this option should cause stated interest payments on the Junior Subordinated Debentures to be treated as OID and ALH intends to so treat the Junior Subordinated Debentures. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the discount, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Under recently issued Treasury regulations, it is possible that the Junior Subordinated Debentures could be considered to have terms and conditions that make the likelihood of ALH deferring the payment of interest a "remote contingency" for purposes of the OID rules. In that event, (a) the Junior Subordinated Debentures would not be subject to the OID rules at the time of their original issuance,
(b) a holder would include its share of interest on the Junior Subordinated Debentures in income in accordance with such holder's regular method of tax accounting, and (c) if ALH were to defer the payment of interest, the Junior Subordinated Debentures would thereafter generally become subject to the OID rules described above.


MARKET DISCOUNT AND PREMIUM


    Holders of Capital Securities other than holders that purchased the Capital Securities upon original issuance may be considered to have acquired their undivided interest in the Junior Subordinated Debentures with market discount, amortizable bond premium or acquisition premium as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.


RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST


    Under certain circumstances, as described under the caption "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of the Capital Securities--Liquidation Distribution upon Termination," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current United States federal income tax law, such a distribution would be a non-taxable event to each holder, and each holder would have an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.



    Under certain circumstances described herein (see "Description of the Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current United States federal income tax law, such a redemption would be a taxable event to each holder, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."



SALES OF CAPITAL SECURITIES



    A holder that sells Capital Securities will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A holder's adjusted tax basis in the Capital Securities will generally be the initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Capital Securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the Capital Securities have been held for more than one year.



    The Capital Securities may trade at prices that do not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder that disposes of Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to such holder's adjusted tax basis in the pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent that the selling price is less than the holder's adjusted tax basis (so determined) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS


    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust. The discussion assumes that income with respect to the Capital Security is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged.



    Under current United States federal income tax law, and subject to the discussion of backup withholding in the following section: (1) payments with respect to principal and interest (including OID) by the Trust or any of its paying agents to any holder of a Capital Security that is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, in the case of interest, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of ALH entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related, directly or indirectly, to ALH through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (2) a United States Alien Holder of a Capital Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Capital Security.



    On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of United States Alien Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. As proposed, the 1996 Proposed Regulations would provide additional procedures for obtaining the exemption from withholding described above, but generally would not alter the procedures described above. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. Prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends or
(iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.


    In the case of a United States Alien Holder, backup withholding and information reporting do not apply to payments of principal and interest with respect to a Capital Security with respect to which such Holder has provided the required certification under penalties of perjury that such Holder is a United States Alien Holder or has otherwise established an exemption, provided that certain conditions are satisfied.

    In general, (i) principal or interest payments with respect to a Capital Security collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Capital Security and (ii) payments on the sale, exchange or retirement of a Capital Security to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments.


    Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES


    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for United States federal income tax purposes for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, ALH would be unable to deduct interest on the Junior Subordinated Debentures for United States federal income tax purposes. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. ALH believes that, under current law, it will be able to deduct interest on the Junior Subordinated Debentures. Although the above-described provisions of the Bill were not enacted in 1996, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of ALH to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit ALH to cause a redemption of the Capital Securities. See "Description of the Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures." Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities to holders thereof.



                          CERTAIN ERISA CONSIDERATIONS



    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.



    Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; governmental plans may be subject to similar provisions under applicable state laws.



    Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.



    Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Common Securities will be purchased and initially held by ALH.



    Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and the assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if ALH is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of AmerUs Life or other subsidiaries), extensions of credit between ALH and the Issuer (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, UNLESS exemptive relief were available under an applicable administrative exemption (see below). In addition, if ALH were considered to be a fiduciary with respect to the Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), the optional redemption or acceleration of the Junior Subordinated Debentures could be considered to be prohibited transactions under Section 406(b) or ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing Plan by purchasing the Capital Securities will be deemed to have directed the Issuer to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.



    The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Capital Securities if assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).



    Because the Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, UNLESS such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, ALH and the Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.



    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.


                           OWNERSHIP OF COMMON STOCK

OWNERSHIP OF CLASS A COMMON STOCK


    Immediately prior to the Common Stock Offerings there will be 14.5 million issued and outstanding shares of Class A Common Stock, all of which will be beneficially owned by AmerUs Group. Other than such shares, as of the date of this Prospectus no shares of Class A Common Stock were beneficially owned by any person, including any director or officer of ALH or AmerUs Life.


OWNERSHIP OF CLASS B COMMON STOCK

    Immediately prior to the Common Stock Offerings, there will be five million issued and outstanding shares of Class B Common Stock, all of which will be owned by AmerUs Group. Pursuant to ALH's Articles of Incorporation, no shares of Class B Common Stock may be owned by any person other than AMHC or another mutual insurance holding company or intermediate holding company as authorized by applicable law.

CLASS A COMMON STOCK SUBSCRIPTIONS BY MANAGEMENT


    Directors and officers of the Company have subscribed for shares of Class A Common Stock in the Subscription Offering in their capacities as eligible policyowners of AmerUs Life. The terms pursuant to which directors and officers of the Company may obtain shares in the Subscription Offering are identical to the terms for other eligible policyowners. Directors and executive officers of the Company, as a group, subscribed for 30,000 shares in the Subscription Offering.

                             VALIDITY OF SECURITIES


    Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware Counsel to ALH and the Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for ALH by Sidley & Austin, and for Goldman, Sachs & Co. by Sullivan & Cromwell, New York, New York. Sidley & Austin and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and upon the opinion of James A. Smallenberger, Esq., Senior Vice President and Secretary of ALH, as to matters of Iowa law. Certain matters relating to the United States federal income tax considerations will be passed upon for ALH by Sidley & Austin.


                                    EXPERTS

    The Consolidated Financial Statements and Schedules of the Company as of September 30, 1996, December 31, 1995 and December 31, 1994 and for the nine month period ended September 30, 1996 and each of the years in the three-year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


    The Company retained Tillinghast, an actuarial consulting firm, to advise it in connection with actuarial matters involved in the establishment and operation of the Closed Block. The opinion of Tillinghast, dated October 26, 1995, states (in reliance upon the matters and subject to the limitations described in such opinion) that the establishment and operation of the Closed Block as contemplated by the Plan make adequate provision for allocating to the Closed Block assets which will be reasonably sufficient to enable the Closed Block to provide for the guaranteed benefits, certain expenses and taxes associated with the Closed Block policies, and to provide for the continuation of the current dividend scales and interest credits in effect prior to the Reorganization if the experience underlying those scales and credits continues.

                       GLOSSARY OF CERTAIN INSURANCE AND
                              OTHER DEFINED TERMS

    THE FOLLOWING GLOSSARY INCLUDES DEFINITIONS OF CERTAIN INSURANCE AND OTHER DEFINED TERMS.

ACQUISITION COSTS............................  Costs including commissions, policy issue and underwriting costs, and other costs incurred
                                               to acquire or renew traditional life
                                               insurance, universal life insurance and
                                               annuity products.
AFFILIATE....................................  With respect to any person, any other Person which directly or indirectly controls, is
                                               controlled by or is under common control with
                                               such Person.
A.M. BEST....................................  A.M. Best Company, Inc. A.M. Best financial condition ratings are opinions of an
                                               insurance company's financial strength,
                                               operating performance and ability to meet its
                                               obligations to policyowners. Such ratings are
                                               based upon a comprehensive review of a
                                               company's financial performance, which is
                                               supplemented by certain data, including
                                               responses to A.M. Best's questionnaires,
                                               quarterly NAIC filings, state insurance
                                               department examination reports, loss reserve
                                               reports, annual reports and reports filed
                                               with state insurance departments. A.M. Best
                                               undertakes a quantitative evaluation based on
                                               profitability, leverage and liquidity and a
                                               qualitative evaluation based upon the
                                               composition of a company's book of business
                                               or spread of risk, the amount,
                                               appropriateness and soundness of reinsurance,
                                               the quality, diversification and estimated
                                               market value of its assets, the adequacy of
                                               its loss reserves and policyowners' surplus
                                               and the experience and competence of its
                                               management. A.M. Best Company, Inc. uses the
                                               following rating scale:

                                                A++ and A+         Superior
                                                A and A-           Excellent
                                                B++ and B+         Very Good
                                                B and B-           Adequate
                                                C++ and C+         Fair
                                                C and C-           Marginal
                                                D                  Very Vulnerable
                                                E                  Under State Supervision
                                                F                  In Liquidation

ANNUALIZED PREMIUM...........................  The expected premium payment for a 12-month period for each policy, excluding single
                                               premium policies. Actual premium payments may
                                               be higher or lower than annualized premiums.
ANNUITY......................................  A contract that pays a periodic income benefit for the life of a person (the
                                               annuitant), the lives of two or more persons
                                               or a specific period of time.

ASSET VALUATION RESERVE OR AVR...............  The asset valuation reserve adopted by the
                                               NAIC in December 1991 to replace the MSVR.
                                               AVR appears as a liability on a life
                                               insurer's statutory financial statements
                                               beginning with the insurer's statutory
                                               financial statements for 1992. AVR
                                               establishes STATUTORY RESERVES for debt
                                               securities, preferred stocks, common stock,
                                               mortgage loans, equity real estate and joint
                                               ventures and other invested assets. AVR
                                               generally captures all realized and
                                               unrealized gains and losses on such assets,
                                               other than those resulting from changes in
                                               interest rates. AVR has no effect on
                                               financial statements prepared in conformity
                                               with GAAP.
CAREER GENERAL AGENTS........................  Individuals who are in charge of an insurance agency. They are independent contractors, who
                                               are responsible for recruiting, training and
                                               developing new agents in addition to
                                               supervising experienced agents in their
                                               agency; however, they may personally sell new
                                               business. Career General Agents are paid
                                               based on the business produced by their
                                               agency and are also paid allowances to cover
                                               their agency expenses and additional amounts
                                               to compensate them for recruiting, training
                                               and developing new agents.
CAREER GENERAL AGENCY SYSTEM.................  The network of career general agencies through which the Company distributes its
                                               insurance and annuity products.
CEDING.......................................  The reinsuring of all or a portion of an insurer's risk with another insurer.
CLOSED BLOCK.................................  The closed block of participating business to be established, as of the Effective Date, by
                                               AmerUs Life for the exclusive benefit of the
                                               policies included therein.
CLOSED BLOCK BUSINESS........................  The policies within the classes specified in the Plan (which policy classes constitute all
                                               of the classes of individual traditional life
                                               insurance policies and all universal life
                                               insurance policies for which AmerUs Life had
                                               a dividend scale in effect prior to the
                                               Reorganization), but only to the extent such
                                               policies are in force on the Effective Date.
CONVEXITY....................................  A measure of the shape of the price/yield curve. Convexity explains the difference
                                               between the prices estimated by standard
                                               duration and the actual market prices of a
                                               security resulting from a change in
                                               market-required yield.
COST OF INSURANCE............................  The mortality charges assessed against universal life insurance policies.

CREDITING RATES..............................  Interest rates applied to life insurance policies and annuity contracts, whether
                                               contractually guaranteed or currently
                                               declared for a specified period.
DEFERRED FIXED ANNUITY.......................  A fixed annuity that has a deferred or accumulation period from the time of premium
                                               payment(s) to the payout of a periodic income
                                               benefit.
DIFFERENTIAL EARNINGS AMOUNT.................  The amount of additional income which is imputed to a mutual life insurance company
                                               under Section 809 of the Internal Revenue
                                               Code based on a comparison of the current
                                               one-year average of mutual life insurance
                                               company earnings rates with an adjusted
                                               average of stock life insurance company
                                               earnings rates for the previous three years.
                                               The tax resulting from this additional income
                                               is referred to as the "equity add-on tax."
DIVIDEND SCALE...............................  The actuarial formula used by life insurance companies to determine amounts payable as
                                               dividends on participating policies based on
                                               experience factors relating to, among other
                                               things, investment results, mortality, lapse
                                               rates, expenses and policy loan interest and
                                               utilization rates.
DUFF & PHELPS................................  Duff & Phelps Credit Rating Co. Duff &
                                               Phelp's claims-paying ability ratings are
                                               opinions of an operating insurance company's
                                               future ability to pay its policy and contract
                                               obligations in a timely fashion. Duff &
                                               Phelps claims-paying ability ratings are
                                               based on certain qualitative and quantitative
                                               factors including, among other factors, the
                                               economic fundamentals of the company's
                                               principal lines of business, the company's
                                               competitive position and asset and liability
                                               management practices. Duff & Phelps Credit
                                               Rating Co. uses the following rating scale:

                                                AAA                Highest claims-paying
                                                                   ability
                                                AA+, AA and AA-    Very high claims-paying
                                                                   ability
                                                A+, A and A-       High claims-paying
                                                                   ability
                                                BBB+, BBB          Adequate claims-paying
                                                and BBB-           ability
                                                BB+, BB and BB-    Uncertain claims-paying
                                                                   ability
                                                B+, B and B-       Possessing risk that
                                                                   policyowners and
                                                                   contractholders will
                                                                   not be paid when due

                                                CCC+, CCC and      Substantial risk that
                                                CCC-               policyowners and
                                                                   contractholders will
                                                                   not be paid when due
                                                DD                 Company is under order
                                                                   of liquidation

EQUITY ADD-ON TAX (OR DIFFERENTIAL EARNINGS
 TAX)........................................  The tax resulting from the DIFFERENTIAL
                                               EARNINGS AMOUNT, which is the amount of
                                               additional income imputed to a mutual life
                                               insurance company under Section 809 of the
                                               Internal Revenue Code based on a comparison
                                               of the current one-year average of mutual
                                               life insurance company earnings rates with an
                                               adjusted average of stock life insurance
                                               company earnings rates from the previous
                                               three years.
FIRST YEAR ANNUALIZED PREMIUMS...............  The expected premium payment for the first policy year for each policy, excluding single
                                               premium policies. Actual premium payments may
                                               be higher or lower than first year annualized
                                               premiums. This is a common insurance industry
                                               measurement of sales achievement.
FIXED ANNUITY................................  Contract that guarantees that a specific sum of money will be paid in the future, usually
                                               as monthly income, to an annuitant. The
                                               dollar amount paid to the annuitant will not
                                               fluctuate regardless of adverse changes in
                                               the insurance company's mortality experience,
                                               investment return and expenses.
GAAP.........................................  United States generally accepted accounting principles for life insurance companies.
GENERAL ACCOUNT..............................  All investment accounts maintained by an insurer, other than the separate accounts.
IMR..........................................  The interest maintenance reserve adopted by the NAIC in December 1991. IMR appears as a
                                               liability on a life insurer's statutory
                                               financial statements beginning with the
                                               insurer's statutory financial statements for
                                               1992 and applies to all types of fixed income
                                               investments (bonds, preferred stock,
                                               mortgage-backed securities and mortgage
                                               loans). IMR captures the net gains or losses
                                               arising from changes in the overall level of
                                               interest rates which are realized upon the
                                               sale of such investments, and IMR amortizes
                                               these net realized gains into income over the
                                               remaining life of each investment sold. IMR
                                               has no effect on financial statements
                                               prepared in conformity with GAAP.
IN FORCE.....................................  A life insurance policy or annuity contract that has not expired.

INTEREST-SENSITIVE PRODUCTS..................  Insurance and annuity products for which interest in excess of guaranteed levels is
                                               credited to the policy.
MEMBER.......................................  A person having rights or interests arising under AMHC's articles of incorporation or
                                               otherwise by law in respect of each insurance
                                               policy or annuity contract of AmerUs Life,
                                               including, but not limited to, any right to
                                               vote.
MOODY'S......................................  Moody's Investors Service, Inc. Moody's
                                               financial strength ratings are opinions of an
                                               operating insurance company's ability to
                                               discharge senior policyowner claims and
                                               obligations pursuant to its insurance
                                               policies. Moody's financial strength ratings
                                               are based on information provided by the
                                               company and federal and state regulators.
                                               Moody's Investors Service, Inc. uses the
                                               following rating scale:

                                                Aaa                Exceptional
                                                Aa1, Aa2 and Aa3   Excellent
                                                A1, A2 and A3      Good
                                                Baa1, Baa2 and     Adequate
                                                Baa3
                                                Ba1, Ba2 and Ba3   Questionable
                                                B1, B2 and B3      Poor
                                                Caa                Very poor
                                                Ca                 Extremely poor
                                                C                  Lowest

MORBIDITY....................................  The relative incidence of disability or sickness due to disease or physical
                                               impairment.
MORTALITY....................................  The relative incidence of death of life insureds or annuitants.
MSVR.........................................  Mandatory securities valuation reserve required prior to 1992 statutory financial
                                               statements by state insurance regulatory
                                               authorities. MSVR was established as a
                                               liability on a life insurer's statutory
                                               financial statements and was intended to
                                               absorb realized and unrealized gains and
                                               losses sustained from time to time on a
                                               portion of an insurer's general account debt
                                               securities and preferred stock portfolios.
                                               MSVR had no effect on financial statements
                                               prepared in conformity with GAAP. The MSVR
                                               was replaced by the AVR and IMR effective
                                               with respect to an insurer's statutory
                                               financial statements for 1992.

NAIC.........................................  The National Association of Insurance
                                               Commissioners, an association of the chief
                                               insurance supervisory officials of each
                                               state, territory and insular possession of
                                               the United States.

NET LEVEL METHOD.............................  Reserve method used for traditional life insurance. Such method defines the reserve as
                                               the excess of the present value of future
                                               guaranteed benefits over the present value of
                                               future net premiums.
PARTICIPATING WHOLE LIFE POLICIES OR
 PARTICIPATING WHOLE LIFE INSURANCE..........  Whole life policies or insurance under which the owner thereof is eligible to share in the
                                               earnings of the insurer through dividends.
PERSISTENCY..................................  The percentage of life insurance policies or annuity contracts remaining in force from
                                               period to period.
PERSONAL PRODUCING GENERAL AGENTS OR PPGAS...  Independent agents who sell products directly to the consumer and write business directly
                                               with insurance companies and who are
                                               compensated primarily for personal
                                               production.
PPGA SYSTEM..................................  The network of PPGAs through which the
                                               Company distributes its insurance and annuity
                                               products.
PLAN.........................................  The Plan of Reorganization of American Mutual
                                               Life, including all schedules and exhibits
                                               thereto, pursuant to which American Mutual
                                               Life reorganized into a mutual insurance
                                               holding company structure, as such Plan may
                                               be amended from time to time.
POLICY.......................................  Generally, a life insurance policy
                                               (including, without limitation, a pure
                                               endowment contract) or annuity contract
                                               issued by the Company.
PREMIUM......................................  Payments and considerations received on insurance policies and annuity contracts
                                               issued or reinsured by an insurance company.
                                               Under GAAP, premiums on universal life and
                                               deferred annuity contracts are not accounted
                                               for as revenues.
REINSURANCE..................................  The practice whereby one party, called the reinsurer or assuming company, in
                                               consideration of a premium paid to such
                                               party, agrees to indemnify another party,
                                               called the ceding company or primary insurer,
                                               for risks underwritten by the ceding company.
                                               Reinsurance provides a primary insurer with
                                               three major benefits: it reduces net
                                               liability on individual risks; it helps to
                                               protect against catastrophic losses; and it
                                               helps to maintain acceptable surplus and
                                               reserve ratios. Reinsurance provides a
                                               primary insurer with additional underwriting
                                               capacity in that the primary insurer can
                                               accept larger risks and can expand the volume
                                               of business it writes without increasing its
                                               capital base. The ceding company remains
                                               liable on its obligations under the policies
                                               reinsured if the reinsurer fails to pay
                                               claims on a reinsured policy.

RESERVES.....................................  Liabilities established by insurers to reflect the estimated discounted present
                                               value of costs of claims, payments or
                                               contract liabilities and the related expenses
                                               that the insurer will ultimately be required
                                               to pay in respect of insurance or annuities
                                               it has written.
RISK-BASED CAPITAL REQUIREMENTS OR RBC.......  Regulatory and rating agency targeted surplus based on the relationship of statutory
                                               surplus, with certain adjustments, to the sum
                                               of stated percentages of each element of a
                                               specified list of company risk exposures.
SFAS.........................................  Statement of Financial Accounting Standards.
SECOND TO DIE WHOLE LIFE INSURANCE...........  A whole life policy in which two persons are named as insureds. The death benefit is paid
                                               upon the death of the second to die of the
                                               two insureds.
SEPARATE ACCOUNTS............................  Investment accounts maintained by an insurer to which funds have been allocated for
                                               certain policies under provisions of relevant
                                               state law. The investments in each separate
                                               account are maintained separately from those
                                               in other separate accounts and the general
                                               account. The investment results of the
                                               separate account assets are passed through
                                               directly to the separate account
                                               policyowners, so that an insurer derives
                                               management and other fees from, but bears no
                                               investment risk on, these assets, except the
                                               risk on a small number of products that
                                               returns on separate assets will not meet the
                                               relatively low minimum rate guaranteed on
                                               these products.
STANDARD & POOR'S............................  Standard & Poor's Ratings Group. Standard &
                                               Poor's claims-paying ability ratings are
                                               opinions of an operating insurance company's
                                               financial ability to meet its obligations
                                               under its insurance policies. Standard &
                                               Poor's claims-paying ability ratings are
                                               based on current information provided by the
                                               subject insurance company and other reliable
                                               sources. Standard & Poor's Rating Group uses
                                               the following rating scale:

                                                AAA                Superior
                                                AA+, AA and AA-    Excellent financial
                                                                   security
                                                A+, A and A-       Good financial security
                                                BBB+, BBB          Adequate
                                                and BBB-
                                                BB+, Bb and BB-    Financial security may
                                                                   be adequate
                                                B+, B and B-       Vulnerable
                                                CCC                Extremely vulnerable
                                                R                  Regulatory actions
                                                BBBq, Bbq and Bq   Qualified solvency
                                                                   ratings

STATUTORY ACCOUNTING PRACTICES...............  Accounting practices prescribed or permitted by the Iowa Department of Insurance.
STATUTORY RESERVES...........................  Monetary amounts established by state insurance law that an insurer must have
                                               available to provide for future obligations
                                               with respect to all policies. Statutory
                                               reserves are liabilities on the balance sheet
                                               of financial statements prepared in
                                               conformity with Statutory Accounting
                                               Practices.
STATUTORY SURPLUS............................  The excess of statutory admitted assets over statutory liabilities as shown on an
                                               insurer's statutory financial statements.
SURRENDERS AND WITHDRAWALS...................  Relinquishment of life insurance policies and annuity contracts for their entire net cash
                                               surrender values and withdrawals of a portion
                                               of such values.
SUPPLEMENTARY CONTRACT.......................  An agreement by an insurer to retain the lump sum payable under an insurance policy and to
                                               make payments in accordance with the
                                               settlement option chosen.
TERM LIFE INSURANCE..........................  Insurance protection during a certain number of years but expiring without policy cash
                                               value if the insured survives the stated
                                               period.
TRADITIONAL LIFE INSURANCE...................  Consists of whole life insurance and term life insurance.
UNDERWRITING.................................  The insurer's process of examining, accepting or rejecting insurance risks, and classifying
                                               those accepted, in order to charge the
                                               appropriate premium for each accepted risk.
UNEARNED PREMIUM.............................  The portion of an insurance premium paid other than that which has paid for the
                                               insurance protection already provided on a
                                               policy.
UNIVERSAL LIFE INSURANCE.....................  A form of life insurance where an insurance account is maintained for each insurance
                                               policy. Premiums, net of specified expenses,
                                               are credited to the account, as is interest,
                                               generally at a rate determined from time to
                                               time by the insurer. Specific charges are
                                               made against the account for the cost of
                                               insurance protection and for the insurer's
                                               expenses. The universal life form allows
                                               considerable flexibility as to the amount and
                                               timing of premium payments and for the level
                                               of death benefits provided.
VARIABLE ANNUITY.............................  Annuity in which premium payments are used to purchase accumulation units. The value of a
                                               unit fluctuates in accordance with the
                                               investment experience of a separate account;
                                               variable annuity contracts typically include
                                               a general account guaranteed interest
                                               investment option. At the time of the payment
                                               of benefits to the annuitant, the

                                               annuitant can generally elect from a number
                                               of payment options which provide either fixed
                                               or variable benefit payments.
WHOLE LIFE INSURANCE OR WHOLE LIFE             Insurance that may be kept in force for a
 POLICIES....................................  person's entire life by paying one or more premiums. It is paid for in one of three
                                               different ways: (i) ordinary life insurance
                                               (premiums are payable as long as the insured
                                               lives), (ii) limited payment life insurance
                                               (premiums are payable over a specified number
                                               of years), and (iii) single premium life
                                               insurance (a lump sum amount paid at the
                                               inception of the policy). The insurance
                                               policy pays a benefit (contractual amount
                                               adjusted for items such as policy loans and
                                               dividends, if any) at the death of the
                                               insured. Whole life insurance also builds up
                                               cash values.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Independent Auditors' Report...............................................................................         F-2
Consolidated Balance Sheets as of September 30, 1996 and December 31, 1995 and 1994........................         F-3
Consolidated Income Statements for the nine months ended September 30, 1996 and September 30, 1995
 (unaudited) and the years ended December 31, 1995, 1994 and 1993..........................................         F-4
Consolidated Statements of Stockholder's Equity for the nine months ended September 30, 1996 and the years
 ended December 31, 1995, 1994 and 1993....................................................................         F-5
Consolidated Statements of Cash Flows for the nine months ended September 30, 1996 and September 30, 1995
 (unaudited) and the years ended December 31, 1995, 1994 and 1993..........................................         F-6
Notes to Consolidated Financial Statements.................................................................         F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AmerUs Life Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of AmerUs Life Holdings, Inc. and subsidiaries as of September 30, 1996, December 31, 1995 and December 31, 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for the nine month period ended September 30, 1996, and each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmerUs Life Holdings, Inc. and subsidiaries as of September 30, 1996, December 31, 1995, and December 31, 1994, and the results of their operations and their cash flows for the nine month period ended September 30, 1996, and each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the Company implemented the provisions of the Statement of Financial Accounting Standards
(SFAS) No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts," and in 1993 the Company implemented the provisions of SFAS 106, "Employers Accounting for Postretirement Benefits Other Than Pensions," and SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Also, as discussed in note 1 to the consolidated financial statements, the Company has restated its consolidated financial statements to reflect the spin-off of a wholly owned subsidiary, which resulted in a change in the subsidiaries comprising the consolidated financial statements.

Des Moines, Iowa
                                                           KPMG Peat Marwick LLP
December 2, 1996, except as to note 1,
   which is as of December 11, 1996

                           AMERUS LIFE HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                   DECEMBER 31,
                                                                              SEPTEMBER 30,   ----------------------
                                                                                  1996           1995        1994
                                                             SEPTEMBER 30,   ---------------  ----------  ----------
                                                                  1996
                                                               PRO FORMA
                                                              AS ADJUSTED
                                                                FOR THE
                                                                CAPITAL
                                                              CONTRIBUTION
                                                               (NOTE 15)
                                                             --------------
                                                              (UNAUDITED)
                                                       ASSETS
Investments (notes 2 and 5):
  Securities available-for-sale at fair value:
    Fixed maturity securities..............................    $2,294,031      $ 2,297,571    $3,142,096  $2,566,768
    Equity securities......................................        73,897           74,575       109,675     178,770
    Short-term investments.................................        12,002           12,002        39,353       8,529
  Mortgage loans on real estate (notes 3 and 5)............       250,484          260,233       353,597     447,663
  Real estate..............................................        10,481           40,012        52,199      58,164
  Policy loans.............................................        63,986           63,986       220,044     209,512
  Other investments........................................        61,831           61,831        48,064      22,256
                                                             --------------  ---------------  ----------  ----------
      Total investments....................................     2,766,712        2,810,210     3,965,028   3,491,662
Cash.......................................................        --              --              4,620      23,382
Accrued investment income..................................        42,125           42,125        49,226      50,711
Premiums and fees receivable...............................         7,011            7,011         6,908       6,220
Reinsurance receivables....................................            95               95         1,392       1,169
Deferred policy acquisition costs (note 4).................       123,546          123,546       267,711     404,361
Deferred income taxes (note 6).............................         4,369            4,369        --          --
Property and equipment (less accumulated depreciation
 1996-- $22,416; 1995--$19,229; and 1994--$20,133).........         4,600           13,324        13,502      13,979
Other assets...............................................        53,994           53,994        63,559      45,467
Closed block assets........................................     1,237,139        1,237,139        --          --
                                                             --------------  ---------------  ----------  ----------
      Total assets.........................................    $4,239,591      $ 4,291,813    $4,371,946  $4,036,951
                                                             --------------  ---------------  ----------  ----------
                                                             --------------  ---------------  ----------  ----------

                                        LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Policy reserves and policyowner funds:
    Future life and annuity policy benefits................    $2,077,923      $ 2,077,923    $3,435,505  $3,309,529
    Policyowner funds......................................        35,240           35,240        56,474      51,464
                                                             --------------  ---------------  ----------  ----------
                                                                2,113,163        2,113,163     3,491,979   3,360,993
  Checks drawn in excess of bank balances..................        43,811            8,311        --          --
  Accrued expenses.........................................        11,802           11,802        11,100      15,677
  Dividends payable to policyowners........................           760              760       129,558     126,041
  Policy and contract claims...............................         4,887            4,887        16,617       9,803
  Income taxes payable.....................................        34,077           34,077        18,760      15,462
  Deferred income taxes (note 6)...........................        --              --             48,623       1,482
  Other liabilities........................................        60,095           60,095        78,939      51,213
  Debt (note 5)............................................        36,333           45,055        36,461      37,957
  Closed block liabilities.................................     1,501,269        1,501,269        --          --
                                                             --------------  ---------------  ----------  ----------
      Total liabilities....................................     3,806,197        3,779,419     3,832,037   3,618,628
                                                             --------------  ---------------  ----------  ----------
Stockholder's equity (note 11):
  Preferred stock, no par value, 20,000,000 shares
   authorized,
   none issued.............................................        --              --             --          --
  Common stock, Class A, no par value, 75,000,000 shares
   authorized; 14,500,000 shares issued and outstanding....        14,500           14,500        --          --
  Common stock, Class B, no par value, 50,000,000 shares
   authorized; 5,000,000 shares issued and outstanding.....         5,000            5,000        --          --
  Unrealized appreciation of available-for-sale securities
   (note 2)................................................        22,718           22,718       108,714      15,320
  Retained earnings........................................       391,176          470,176       431,195     403,003
                                                             --------------  ---------------  ----------  ----------
      Total stockholder's equity...........................       433,394          512,394       539,909     418,323
                                                             --------------  ---------------  ----------  ----------
Commitments and contingencies (note 10)
      Total liabilities and stockholder's equity...........    $4,239,591      $ 4,291,813    $4,371,946  $4,036,951
                                                             --------------  ---------------  ----------  ----------
                                                             --------------  ---------------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                           AMERUS LIFE HOLDINGS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                            NINE MONTHS ENDED SEPTEMBER
                                                        30,                       YEARS ENDED DECEMBER 31,
                                            ----------------------------  ----------------------------------------
                                                 1996                          1995          1994         1993
                                            --------------      1995      --------------  -----------  -----------
                                                            ------------
                                                            (UNAUDITED)
Revenues:
  Insurance premiums......................  $      133,704   $  183,864   $      244,087  $   237,912  $   226,360
  Universal life and annuity product
   charges................................          39,135       42,561           57,370       56,362       57,473
  Net investment income (note 2)..........         189,293      210,491          285,244      275,691      269,854
  Realized gains (losses) on investments
   (note 2)...............................          62,555       41,564           51,387      (19,930)      15,460
  Other...................................           2,280        2,285            5,390        2,391        2,498
  Contribution from the Closed Block......           2,659       --             --            --           --
                                            --------------  ------------  --------------  -----------  -----------
                                                   429,626      480,765          643,478      552,426      571,645
                                            --------------  ------------  --------------  -----------  -----------
Benefits and expenses:
  Policyowner benefits....................         222,929      279,682          374,620      369,896      364,273
  Underwriting, acquisition, and insurance
   expenses...............................          46,892       39,839           58,655       68,604       58,637
  Amortization of deferred policy
   acquisition costs (note 4).............          31,865       41,096           50,239       42,756       47,441
  Dividends to policyowners...............          26,343       36,274           49,414       45,039       45,519
                                            --------------  ------------  --------------  -----------  -----------
                                                   328,029      396,891          532,928      526,295      515,870
                                            --------------  ------------  --------------  -----------  -----------
      Income before income taxes and
       cumulative effect of change in
       accounting principles..............         101,597       83,874          110,550       26,131       55,775
  Income tax expense (note 6).............          38,653       29,866           41,202       19,464       21,352
                                            --------------  ------------  --------------  -----------  -----------
  Income before cumulative effect of
   change in accounting principle.........          62,944       54,008           69,348        6,667       34,423

  Cumulative effect of change in
   accounting principle, net of tax (note
   7).....................................        --             --             --            --            (3,214)
                                            --------------  ------------  --------------  -----------  -----------
      Net income..........................  $       62,944   $   54,008   $       69,348  $     6,667  $    31,209
                                            --------------  ------------  --------------  -----------  -----------
                                            --------------  ------------  --------------  -----------  -----------
    Pro forma net income per common share
     (note 15)............................  $         2.86                $         3.15
                                            --------------  ------------  --------------  -----------  -----------
                                            --------------  ------------  --------------  -----------  -----------
    Weighted average Common Shares
     outstanding..........................      22,000,000                    22,000,000
                                            --------------  ------------  --------------  -----------  -----------
                                            --------------  ------------  --------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                           AMERUS LIFE HOLDINGS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                                 (IN THOUSANDS)

                                                                           UNREALIZED
                                                                          APPRECIATION
                                                                         (DEPRECIATION)
                                                                         OF AVAILABLE-
                                                       COMMON STOCK         FOR-SALE                      TOTAL
                                                   --------------------    SECURITIES     RETAINED    STOCKHOLDER'S
                                                    CLASS A    CLASS B      (NOTE 2)      EARNINGS        EQUITY
                                                   ---------  ---------  --------------  -----------  --------------
Balance at January 1, 1993.......................  $  --      $  --       $     50,768   $   370,399   $    421,167

Net income.......................................     --         --            --             31,209         31,209
Net unrealized appreciation......................     --         --              8,058       --               8,058
Dividend to American Mutual Holding
 Company (note 11)...............................     --         --            --               (310)          (310)
Cumulative effect of change in
 accounting for investments (note 2).............     --         --             45,755       --              45,755
                                                   ---------  ---------  --------------  -----------  --------------
Balance at December 31, 1993.....................     --         --            104,581       401,298        505,879

Net income.......................................     --         --            --              6,667          6,667
Net unrealized depreciation......................     --         --            (89,261)      --             (89,261)
Dividend to American Mutual Holding
 Company (note 11)...............................     --         --            --             (4,962)        (4,962)
                                                   ---------  ---------  --------------  -----------  --------------
Balance at December 31, 1994.....................     --         --             15,320       403,003        418,323

Net income.......................................     --         --            --             69,348         69,348
Net unrealized appreciation......................     --         --             93,394       --              93,394
Dividend to American Mutual Holding
 Company (note 11)...............................     --         --            --            (41,156)       (41,156)
                                                   ---------  ---------  --------------  -----------  --------------
Balance at December 31, 1995.....................     --         --            108,714       431,195        539,909

Net income.......................................     --         --            --             62,944         62,944
Net unrealized depreciation......................     --         --            (85,996)      --             (85,996)
Dividend to American Mutual Holding
 Company (note 11)...............................     --         --            --             (4,463)        (4,463)
Issuance of common stock.........................     14,500      5,000        --            (19,500)       --
                                                   ---------  ---------  --------------  -----------  --------------
Balance at September 30, 1996....................  $  14,500  $   5,000   $     22,718   $   470,176   $    512,394
                                                   ---------  ---------  --------------  -----------  --------------
                                                   ---------  ---------  --------------  -----------  --------------

          See accompanying notes to consolidated financial statements.

                           AMERUS LIFE HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                                             --------------------------  -------------------------------
                                                                 1996                      1995       1994       1993
                                                             ------------      1995      ---------  ---------  ---------
                                                                           ------------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income...............................................   $   62,944    $   54,008   $  69,348  $   6,667  $  31,209
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Policyowner assessments on universal life and annuity
     products..............................................      (43,792)      (42,561)    (57,370)   (56,362)   (57,473)
    Interest credited to policyowner account balances......       87,599        92,489     123,360    120,075    122,375
    Realized investment (gains) losses.....................      (62,555)      (41,564)    (51,387)    19,930    (15,460)
    Change in:
      Accrued investment income............................       (1,256)       (1,104)      1,485     (1,250)     1,004
      Reinsurance ceded receivables........................        1,297           934        (223)       666     (1,473)
      Deferred policy acquisition costs....................        5,686        (3,564)     (7,491)   (11,682)    (1,259)
      Liabilities for future policy benefits...............       49,924        56,321      94,856     94,862    111,619
      Policy and contract claims and other policyowner
       funds...............................................       (6,679)        5,099       6,814     (2,828)     4,390
      Income taxes:
        Current............................................       15,317        14,130       3,298      6,727    (14,619)
        Deferred...........................................       (6,747)      (14,856)     (3,105)     2,602    (10,034)
    Other, net.............................................      (16,412)        9,106      22,437     (7,057)     3,366
                                                             ------------  ------------  ---------  ---------  ---------
    Net cash provided by operating activities..............       85,326       128,438     202,022    172,350    173,645
                                                             ------------  ------------  ---------  ---------  ---------
Cash flows from investing activities:
  Purchase of fixed maturities available for sale..........   (1,114,052)   (1,212,474)   (887,971)  (886,236)  (817,520)
  Maturities, calls, and principal reductions of fixed
   maturities available for sale...........................    1,012,272     1,005,946     582,980    591,965    650,108
  Purchase of equity securities............................     (102,814)      (77,402)   (117,345)   (69,813)  (846,038)
  Proceeds from sale of equity securities..................      122,147       105,853     178,115     48,117    825,223
  Proceeds from repayment and sale of mortgage loans.......       71,575        77,973     112,484    234,722     61,131
  Purchase of mortgage loans...............................       --           (24,622)    (37,328)   (78,830)   (73,704)
  Purchase of real estate and other invested assets........      (10,601)       (7,126)    (28,490)   (31,515)    (3,825)
  Proceeds from sale of real estate and other invested
   assets..................................................       13,087         9,174      31,484     18,806      2,822
  Change in policy loans, net..............................       (9,205)       (8,283)    (10,532)   (12,364)    (7,498)
  Tax on capital gains.....................................            7          (155)    (16,524)     5,136     (8,817)
  Other assets, net........................................       23,431        36,133      44,855     45,150     25,974
                                                             ------------  ------------  ---------  ---------  ---------
    Net cash provided by (used in) investing activities....        5,847       (94,983)   (148,272)  (134,862)  (192,144)
                                                             ------------  ------------  ---------  ---------  ---------
Cash flows from financing activities:
  Change in checks drawn in excess of bank balances........        8,311        --          --         --         --
  Deposits to policyowner account balances.................      126,688       196,846     272,431    260,172    169,118
  Withdrawals from policyowner account balances............     (234,923)     (207,670)   (302,291)  (208,313)  (175,246)
  Change in debt, net......................................        8,594        (4,659)     (1,496)   (71,708)    20,974
  Dividends to American Mutual Holding Company.............       (4,463)      (40,977)    (41,156)    (4,962)      (310)
                                                             ------------  ------------  ---------  ---------  ---------
    Net cash (used in) provided by financing activities....      (95,793)      (56,460)    (72,512)   (24,811)    14,536
                                                             ------------  ------------  ---------  ---------  ---------
    Net (decrease) increase in cash........................       (4,620)      (23,005)    (18,762)    12,677     (3,963)
Cash at beginning of period................................        4,620        23,382      23,382     10,705     14,668
                                                             ------------  ------------  ---------  ---------  ---------
Cash at end of period......................................   $   --        $      377   $   4,620  $  23,382  $  10,705
                                                             ------------  ------------  ---------  ---------  ---------
                                                             ------------  ------------  ---------  ---------  ---------
Supplemental disclosure of cash activities:
  Interest paid............................................   $    1,154    $    1,576   $   2,356  $   5,394  $   6,991
                                                             ------------  ------------  ---------  ---------  ---------
                                                             ------------  ------------  ---------  ---------  ---------
  Income taxes paid........................................   $   42,000    $   37,800   $  51,900  $  14,630  $  45,172
                                                             ------------  ------------  ---------  ---------  ---------
                                                             ------------  ------------  ---------  ---------  ---------
Supplemental disclosure of non-cash investing and financing
 activities:
  Issuance of Class A and Class B Common Stock related to
   the Reorganization as a reclassification of retained
   earnings................................................   $   19,500    $   --       $  --      $  --      $  --
                                                             ------------  ------------  ---------  ---------  ---------
                                                             ------------  ------------  ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                           AMERUS LIFE HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

    AmerUs Life Holdings, Inc.'s (the Company) operations consist primarily of marketing, underwriting, and distributing life insurance, annuities, and related products to individuals throughout the United States. The Company's products are sold through a career general agency system and a personal producing general agency system. The life insurance and annuity operations are the Company's only business segment.

  ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

    The Company was formed on August 1, 1996 in conjunction with a plan of reorganization (the Reorganization) of the former American Mutual Life Insurance Company (American Mutual Life). Pursuant to the Reorganization which became effective on June 30, 1996 (the Effective Date), American Mutual Life was converted to a mutual insurance holding company structure whereby American Mutual Holding Company (AMHC), a mutual insurance holding company, was formed. Additionally, American Mutual Life was converted to a stock life insurance company and renamed AmerUs Life Insurance Company (AmerUs Life). All of the initial shares of capital stock of AmerUs Life were issued to AMHC.

    On August 1, 1996, AMHC contributed all of its shares of capital stock of AmerUs Life to AmerUs Group Co. (AmerUs Group). On the same date, the Company was formed, and all of its shares of capital stock were issued to AmerUs Group.

    American Mutual Life was previously known as Central Life Assurance Company. American Mutual Life Insurance Company merged with and into Central Life Assurance Company on December 31, 1994, with Central Life Assurance Company as the surviving company existing under the name American Mutual Life Insurance Company. The accompanying consolidated financial statements present the pooling of interests of both companies.

    Prior to the distribution (Distribution) by AmerUs Life of its Non-Life Insurance Subsidiaries (as defined below), AmerUs Life made a capital contribution of cash and other property (Capital Contribution) to or for the benefit of AmerUs Properties, Inc., AmerUs Bank and Iowa Realty Co., Inc., and each of their respective subsidiaries (Non-Life Insurance Subsidiaries). The net assets contributed in the Capital Contribution had an aggregate carrying value of approximately $79 million as of the date of contribution. Following the Capital Contribution, a series of transactions was undertaken by the Company and its affiliates. AmerUs Life effected the Distribution, pursuant to which it distributed the Non-Life Insurance Subsidiaries to AmerUs Group. Immediately after the Distribution, AmerUs Group contributed all of its shares of common stock in AmerUs Life to the Company. Under this structure, the Company is an intermediate holding company, with AmerUs Group as its direct parent company and AmerUs Life as its wholly-owned subsidiary. Under Iowa law, AMHC is required to retain direct or indirect ownership and control of shares representing a majority of the vote of the outstanding capital stock of the Company. Immediately following the Distribution, the Company entered into a bank credit facility pursuant to which it borrowed $100 million in term debt and $75 million under a revolving line of credit (Bank Credit Facility). The Company used the proceeds from such borrowings to make a $125 million capital contribution to AmerUs Life and to purchase a $50 million surplus note from AmerUs Life.

    The effect of the Distribution was to decrease (increase) net income by the net income (loss) of $1,781,000, $10,539,000, ($101,000), and $6,055,000 in the
nine months ended September 30, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively, of Lartnec Investment Co., a former subsidiary of AmerUs Life, and its subsidiaries (collectively, Lartnec).

    As a result of the Reorganization, AMHC indirectly owns, through AmerUs Group, 14,500,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock of the Company. The Class B Common Stock must be held, directly or indirectly, by AMHC, which must have a majority of the

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) outstanding Common Stock of both classes. The Class B Common Stock is generally convertible on a share-for-share basis for Class A Common Stock. Each share of Class A and Class B Common Stock entitles its holder to one vote per share; however, the voting rights are adjusted if the number of Class A shares exceed the number of Class B shares such that the holders of Class B shares will always have a majority of the votes. In addition, as long as the members of AMHC own directly or indirectly at least 50.1 percent of the voting power of the outstanding voting stock, AMHC is entitled to equity purchase rights which provide for the Company to notify AMHC in writing of a proposed sale of voting stock or any options, warrants, or rights to acquire voting stock. AMHC has the right to purchase the same proportionate number of shares being offered for sale as AMHC owns of the total shares at the time of the registration.

    The accompanying consolidated financial statements include only the accounts and operations, after intercompany eliminations, of AmerUs Life Holdings, Inc. and its wholly owned subsidiaries, principally, AmerUs Life Insurance Company and American Vanguard Life Insurance Company (American Vanguard Life).

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CLOSED BLOCK

    The Reorganization contained an arrangement, known as a closed block (the Closed Block), to provide for dividends on policies that were in force on the Effective Date and were within the classes of individual policies for which the Company had a dividend scale in effect at the time of the Reorganization. The Closed Block was designed to give reasonable assurance to owners of affected policies that assets will be available to support such policies, including maintaining dividend scales in effect at the time of the Reorganization, if the experience underlying such scales continues. The assets, including revenue therefrom, allocated to the Closed Block will accrue solely to the benefit of the owners of policies included in the block until the block is no longer in effect. The Company will not be required to support the payment of dividends on Closed Block policies from its general funds.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Summarized financial information of the Closed Block as of September 30, 1996, and from July 1, 1996 to September 30, 1996, is as follows (IN THOUSANDS):

                                                                                                     CLOSED BLOCK
                                                                                                     -------------
ASSETS:
Fixed maturity securities, at fair value (amortized cost of $839,212)..............................  $     843,809
Equity securities, at fair value...................................................................         15,488
Short-term investments, at fair value..............................................................            718
Mortgage loans on real estate......................................................................       --
Real estate........................................................................................       --
Policy loans.......................................................................................        165,263
Other investments..................................................................................       --
Accrued investment income..........................................................................          8,357
Premiums and fees receivable.......................................................................       --
Reinsurance receivables............................................................................
Deferred policy acquisition costs..................................................................        196,146
Deferred income taxes..............................................................................       --
Property and equipment.............................................................................       --
Other assets.......................................................................................          7,358
                                                                                                     -------------
                                                                                                     $   1,237,139
                                                                                                     -------------
                                                                                                     -------------
LIABILITIES:
Future life and annuity policy benefits............................................................  $   1,339,695
Policyowner funds..................................................................................         24,617
Checks drawn in excess of bank balances............................................................       --
Accrued expenses...................................................................................       --
Dividends payable to policyowners..................................................................        131,906
Policy and contract claims.........................................................................          5,051
Income taxes payable...............................................................................       --
Other liabilities..................................................................................       --
Debt...............................................................................................       --
                                                                                                     -------------
                                                                                                     $   1,501,269
                                                                                                     -------------
                                                                                                     -------------
REVENUES AND EXPENSES:
Insurance premiums.................................................................................  $      48,747
Universal life and annuity product charges.........................................................          4,657
Net investment income..............................................................................         26,826
Realized gains on investments......................................................................             70
Other revenues.....................................................................................       --
Policyowner benefits...............................................................................        (51,028)
Underwriting, acquisition, and insurance expenses..................................................         (1,038)
Amortization of deferred policy acquisition costs..................................................        (11,244)
Dividends to policyowners..........................................................................        (14,331)
                                                                                                     -------------
    Income before income taxes.....................................................................  $       2,659(1)
                                                                                                     -------------
                                                                                                     -------------

--------------

(1) Represents contribution from the Closed Block

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  BASIS OF PRESENTATION

    The accompanying consolidated financial statements of the Company and its wholly owned subsidiaries have been prepared in conformity with GAAP which, as to the insurance company subsidiaries, differ from statutory accounting practices prescribed or permitted by regulatory authorities.

    The insurance company subsidiaries have adopted SFAS 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts." SFAS 120 permits stock life insurance companies to apply the provisions of the American Institute of Certified Public Accountant's Statement of Position 95-1, "Accounting for Certain Insurance Activities of Mutual Life Insurance Enterprises," to participating life insurance contracts that meet the conditions in SFAS 120. The accompanying consolidated financial statements have been restated for the effects of implementing SFAS 120.

  INTERIM FINANCIAL INFORMATION

    The consolidated financial statements for the nine-month period ended September 30, 1995, and related disclosures in these notes have not been audited. The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals unless noted otherwise herein) considered necessary for a fair presentation have been included.

  INVESTMENTS

    Investments in fixed maturity and equity securities that are to be held for indefinite periods of time are reported as securities available for sale. Securities available for sale are reported in the accompanying consolidated financial statements at fair value. Any valuation changes resulting from changes in the fair value of these securities are reflected as a component of stockholder's equity. These unrealized gains or losses in stockholder's equity are reported net of taxes and adjustments to deferred policy acquisition costs.

    Premiums and discounts on fixed maturity securities are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Realized gains and losses are included in earnings and are determined using the specific identification method. The carrying value of investments is reduced to its estimated realizable value if a decline in fair value is considered other than temporary with such reduction charged to earnings.

    Mortgage loans on real estate and other long-term investments are stated at cost less amortized discounts and allowances for possible losses. Policy loans are stated at their aggregate unpaid balances. Real estate acquired by foreclosure is stated at the lower of cost or fair value less estimated costs to sell.

    Investments in real estate and mortgage loans on real estate are considered impaired when the Company determines that collection of all amounts due under the contractual terms is doubtful or carrying values exceed the fair value of underlying collateral. The Company adjusts real estate and mortgage loans on real estate to their estimated net realizable value at the point at which it determines an impairment is other than temporary. Interest income on impaired mortgage loans is recognized when cash is received. In addition, the Company has established a valuation allowance for mortgage loans on real estate and other invested assets. Valuation allowances for other than temporary impairments in value are netted against the asset categories to which they apply, and additions to valuation allowances are included in total investment results.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  INTEREST RATE SWAPS, CAPS AND SWAPTIONS

    The Company uses interest rate swaps, caps, and swaptions as part of its overall interest rate risk management strategy for certain life insurance and annuity products. The book values of the underlying hedged investments or anticipated investment transactions are amortized over the remaining lives of the hedged investments as adjustments to investment income. Certain agreements hedge assets which are carried at fair value; accordingly, such underlying hedged investments are also carried at fair value. Any unamortized gains or losses are recognized when the underlying investments are sold.

    Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income as incurred.

    Interest rate caps are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of investment income.

    Swaption agreements are used in conjunction with interest rate caps to protect against rising rates. Swaption agreements involve the right to enter into a swap transaction at a pre-specified price. The initial cost of a swaption agreement is amortized to investment income over the life of the agreement.

  POLICY ACQUISITION COSTS

    Certain commissions, policy issue and underwriting costs, and other variable costs incurred to acquire or renew traditional life insurance, universal life insurance, and annuity products have been deferred. The amortization method of deferred policy acquisition costs for traditional life insurance products is different, dependent upon whether the contract is participating or non-participating. Participating contracts are those which are expected to pay dividends to policyowners in proportion to their relative contribution to the Company's surplus. Deferred policy acquisition costs for participating traditional life insurance are being amortized over the life of the policies generally in proportion to the present value of estimated gross margins. Non-participating traditional life insurance deferred policy acquisition costs are being amortized over the premium-paying period of the related policies in proportion to the ratio of annual premium revenues to total anticipated premium revenues using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and annuity products, deferred policy acquisition costs are being amortized generally in proportion to the present value of estimated gross margins from surrender charges and investment, mortality, and expense margins. The amortization for participating traditional life, universal life, and annuity products is adjusted retrospectively when current or estimated future gross profits or margins on the underlying policies vary from previous estimates. Deferred policy acquisition costs are adjusted for the impact on estimated gross profits of net unrealized gains and losses on securities.

  RECOGNITION OF REVENUES

    Premiums for traditional life insurance products (including those products with fixed and guaranteed premiums and benefits and which consist principally of whole life insurance policies and certain annuities with life contingencies) are recognized as revenues when due. For limited payment life insurance policies, premiums are recorded as income when due with any excess profit deferred and recognized over the expected lives of the contracts. Amounts received as payments for universal life insurance policies and for annuity products (including deferred annuities and annuities without life contingencies) are not recorded as premium revenue. Revenues for such contracts consist of policy

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) charges for the cost of insurance, policy administration charges, and surrender charges assessed against policyowner account balances during the period. All insurance-related revenue is reported net of reinsurance ceded.

  FUTURE POLICY BENEFITS

    The liability for future policy benefits for traditional life insurance is computed using the net level method, utilizing the guaranteed interest and mortality rates used in calculating cash surrender values as described in the contracts. Reserve interest assumptions range from 2.00 percent to 7.25 percent. The weighted average assumed interest rate for all traditional life policy reserves was 4.20 percent in 1996 and 1995, 4.10 percent in 1994, and 4.00 percent in 1993. Policy benefit claims are charged to expense in the period that the claims are incurred. All insurance-related benefits, losses, and expenses are reported net of reinsurance ceded.

    Future policy benefit reserves for universal life insurance and annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. The weighted average interest crediting rate for universal life products was 6.31 precent in 1996, 6.67 percent in 1995, 6.44 percent in 1994, and 6.59 percent in 1993. The weighted average interest crediting rate for annuity products was 5.39 percent in 1996,
6.16 percent in 1995, 6.41 percent in 1994, and 6.95 percent in 1993.

  PARTICIPATING POLICIES

    Participating policies entitle the policyowners to receive dividends based on actual interest, mortality, morbidity, and expense experience for the related policies. These dividends are distributed to the policyowners through an annual dividend using current dividend scales which are approved by the board of directors. Nearly 100 percent of traditional life policies are currently paying dividends and traditional life policies represent 68 percent of the Company's individual life policies in force.

  PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost and is depreciated principally under the straight-line method.

  GUARANTY FUND ASSESSMENTS

    The Company is subject to insurance guaranty laws in the states in which it writes business. These laws provide for assessments against insurance companies for the benefit of policyowners and claimants in the event of insolvency of other life insurance companies. As of September 30, 1996, the Company has accrued for the gross amount of guaranty fund assessments for known insolvencies net of estimated recoveries of premium tax offsets.

  BENEFIT PLAN COSTS

    The Company recognizes pension costs for its defined benefit plans in accordance with SFAS 87, "Employers' Accounting for Pensions." Pension costs are funded according to regulations provided under the Internal Revenue Code.

  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    Under SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the cost of postretirement benefits must be recognized on an accrual basis as employees perform services to earn the benefits. The Company adopted SFAS 106 as of January 1, 1993. Prior to 1993, the cost of retiree health care and life insurance benefits was recognized as an expense when paid.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  INCOME TAXES

    The Company and its subsidiaries, with the exception of American Vanguard Life, file a consolidated federal income tax return with the Non-Life Insurance Subsidiaries. The separate return method is used to compute the Company's provision for federal income taxes. Deferred income tax assets and liabilities are determined based on differences among the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws.

  EMERGING ACCOUNTING MATTER

    In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 provides consistent accounting standards for securitizations and other transfers of financial assets, determines when financial assets (liabilities) should be considered sold (settled) and removed from the balance sheet, and determines when related revenues and expenses should be recognized. FASB Statement No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. This statement will be applicable to the Company, however, management believes that it will have no material effect on the Company's consolidated financial statements.

  BUSINESS RISKS

    The Company operates in a business environment which is subject to various risks and uncertainties. Such risks and uncertainties include interest rate risk, legal and regulatory changes, and default risk.

    Interest rate risk is the potential for interest rates to change, which can cause fluctuations in the value of investments. To the extent that fluctuations in interest rates cause the duration of assets and liabilities to differ, the Company may have to sell assets prior to their maturity and realize losses. Interest rate exposure for the investment portfolio is managed through asset/liability management techniques which attempt to match the duration of the assets with the estimated duration of the liabilities. The Company also utilizes derivative investment contracts to manage interest rate risk.

    The potential also exists for changes in the legal or regulatory environment in which the Company operates, which can create additional costs and expenses not anticipated by the Company in pricing its products. In other words, regulatory initiatives or new legal theories may create costs for the Company beyond those recorded in the financial statements. The Company mitigates this risk by operating in a geographically diverse area, which reduces its exposure to any single jurisdiction, closely monitoring the regulatory environment to anticipate changes, and by using underwriting practices which identify and minimize the potential adverse impact of this risk.

    Default risk is the risk that issuers of securities owned by the Company may default or that other parties, including reinsurers, may not be able to pay amounts due the Company. The Company minimizes this risk by adhering to a conservative investment strategy, maintaining sound reinsurance and credit and collection policies, and providing allowances or reserves for any amounts deemed uncollectible.

(2)  INVESTMENTS
    On December 31, 1993, the Company adopted SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," which expands the use of fair value accounting for those securities that a company does not have positive intent and ability to hold to maturity. Implementation of SFAS 115 increased stockholder's equity by $45.8 million, which reflected the unrealized appreciation of fixed maturity securities available for sale, net of related deferred policy acquisition costs and deferred taxes.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENTS (CONTINUED)
    The Company's investments are classified as available-for-sale securities and are summarized as follows:

                                                         GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED
                                           COST          GAINS       LOSSES      FAIR VALUE
                                       -------------  -----------  -----------  -------------
                                                           (IN THOUSANDS)
Available-for-sale securities at
 September 30, 1996:
  Fixed maturity securities:
    Corporate bonds..................  $   1,378,609  $    47,669  $    10,852  $   1,415,426
    U.S. government bonds............         51,861          597          244         52,214
    Foreign government bonds.........         20,147        1,272           64         21,355
    Mortgage-backed bonds............        794,870       17,654        3,948        808,576
                                       -------------  -----------  -----------  -------------
                                       $   2,245,487  $    67,192  $    15,108  $   2,297,571
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Equity securities..................  $      70,691  $     4,800  $       916  $      74,575
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Short-term investments.............  $      12,002  $   --       $   --       $      12,002
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------

                                                         GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED
                                           COST          GAINS       LOSSES      FAIR VALUE
                                       -------------  -----------  -----------  -------------
                                                           (IN THOUSANDS)
Available-for-sale securities at
 December 31, 1995:
  Fixed maturity securities:
    Corporate bonds..................  $   1,977,567  $   160,486  $     6,208  $   2,131,845
    U.S. government bonds............         65,513        1,652      --              67,165
    Foreign government bonds.........         20,149        2,267      --              22,416
    Mortgage-backed bonds............        886,470       33,837        1,323        918,984
    State and municipal bonds........          1,550          136      --               1,686
                                       -------------  -----------  -----------  -------------
                                       $   2,951,249  $   198,378  $     7,531  $   3,142,096
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Equity securities..................  $      52,869  $    57,380  $       574  $     109,675
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Short-term investments.............  $      39,276  $        77  $   --       $      39,353
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENTS (CONTINUED)

                                                         GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED
                                           COST          GAINS       LOSSES      FAIR VALUE
                                       -------------  -----------  -----------  -------------
                                                           (IN THOUSANDS)
Available-for-sale securities at
 December 31, 1994:
  Fixed maturity securities:
    Corporate bonds..................  $   1,754,413  $    19,003  $    73,277  $   1,700,139
    U.S. government bonds............         47,682           44          390         47,336
    Foreign government bonds.........         12,147           80          226         12,001
    Mortgage-backed bonds............        847,390        4,945       47,272        805,063
    State and municipal bonds........          2,353           10          134          2,229
                                       -------------  -----------  -----------  -------------
                                       $   2,663,985  $    24,082  $   121,299  $   2,566,768
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Equity securities..................  $     112,992  $    70,578  $     4,800  $     178,770
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------
  Short-term investments.............  $       8,529  $   --       $   --       $       8,529
                                       -------------  -----------  -----------  -------------
                                       -------------  -----------  -----------  -------------

    The amortized cost and estimated fair value of investments in fixed maturity securities at September 30, 1996, are summarized by stated maturity as follows:

                                                                       AVAILABLE-FOR-SALE
                                                                  ----------------------------
                                                                    AMORTIZED
                                                                      COST        FAIR VALUE
                                                                  -------------  -------------
                                                                         (IN THOUSANDS)
Maturity:
  Due in 1996...................................................  $      10,775  $      10,796
  Due in 1997 - 2001............................................        353,409        366,059
  Due in 2002 - 2006............................................        705,786        724,845
  Due after 2006................................................        380,647        387,295
Mortgage-backed securities......................................        794,870        808,576
                                                                  -------------  -------------
                                                                  $   2,245,487  $   2,297,571
                                                                  -------------  -------------
                                                                  -------------  -------------

    The foregoing data is based on the stated maturities of the securities. Actual maturities will differ for some securities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

    The ratings of the Company's fixed maturity securities at September 30, 1996, using Standard & Poor's rating service, are summarized as follows (in thousands):

Treasuries and AAA.............................................  $  824,245
AA.............................................................      97,548
A..............................................................     518,222
BBB............................................................     654,848
BB.............................................................     155,344
Less than BB...................................................      47,364
                                                                 ----------
                                                                 $2,297,571
                                                                 ----------
                                                                 ----------

    The Company's investment in non-income producing fixed maturity securities and real estate was $7.8 million as of September 30, 1996.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENTS (CONTINUED)
    Major categories of investment income are summarized as follows:

                                     NINE MONTHS
                                        ENDED
                                    SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                                    --------------  ----------------------------------------
                                         1996          1995         1994           1993
                                    --------------  -----------  -----------  --------------
                                                                 (IN THOUSANDS)
Fixed maturity securities.........   $    162,038   $   231,208  $   206,346   $    201,203
Equity securities.................          3,664         6,311        7,821          5,834
Mortgage loans on real estate.....         16,902        33,738       55,181         57,031
Real estate.......................          5,657         9,729        9,907          6,708
Policy loans......................          7,639        14,043       12,745         12,572
Other.............................          3,056         5,211        2,329            722
                                    --------------  -----------  -----------  --------------
    Gross investment income.......        198,956       300,240      294,329        284,070
Investment expenses...............          9,663        14,996       18,638         14,216
                                    --------------  -----------  -----------  --------------
    Net investment income.........   $    189,293   $   285,244  $   275,691   $    269,854
                                    --------------  -----------  -----------  --------------
                                    --------------  -----------  -----------  --------------

    Investment expenses include depreciation on real estate of $1.8 million, $2.9 million, $2.0 million and $2.0 million in the nine months ended September 30, 1996, and the years ended December 31, 1995, 1994, and 1993, respectively.

    Realized gains and losses on investments and provisions for losses are summarized as follows:

                                            NINE MONTHS
                                               ENDED           YEARS ENDED DECEMBER 31,
                                           SEPTEMBER 30,   --------------------------------
                                                1996         1995        1994       1993
                                           --------------  ---------  ----------  ---------
                                                      (IN THOUSANDS)
Securities available-for-sale:
  Fixed maturity securities:
    Gross realized gains.................    $   14,995    $  18,652  $   10,879  $  18,679
    Gross realized losses................       (11,182)      (9,240)    (36,423)    (6,809)
  Equity securities:
    Gross realized gains.................        55,119       45,419      14,746     10,095
    Gross realized losses................          (121)      (3,634)     (5,181)    (2,887)
Other investments........................         1,249          812      (2,744)      (642)
Net provision for losses--mortgage loans
 on real estate..........................         2,495         (622)     (1,207)    (2,976)
                                           --------------  ---------  ----------  ---------
                                             $   62,555    $  51,387  $  (19,930) $  15,460
                                           --------------  ---------  ----------  ---------
                                           --------------  ---------  ----------  ---------

    The unrealized appreciation (depreciation) on invested assets available for sale is reported as a separate component of stockholder's equity, reduced by adjustments to deferred acquisition costs and a provision for deferred income taxes.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENTS (CONTINUED)
    A summary of the components of the net unrealized appreciation (depreciation) on invested assets carried at fair value (in thousands) is as follows:

                                        SEPTEMBER 30,               DECEMBER 31,
                                        --------------  ------------------------------------
                                             1996          1995         1994        1993
                                        --------------  -----------  ----------  -----------
Unrealized appreciation
 (depreciation):
  Fixed maturity securities...........    $   52,084    $   190,847  $  (97,217) $   153,744
  Equity securities...................         3,884         56,806      65,778       87,247
  Short-term investments..............        --                 77      --          --
  Other investments...................         3,103          6,335      (2,277)         211
  Closed Block investments............         5,085        --           --          --
Deferred policy acquisition costs.....       (30,371)       (88,039)     56,102      (81,492)
Deferred income taxes.................       (11,067)       (57,312)     (7,066)     (55,129)
                                        --------------  -----------  ----------  -----------
                                          $   22,718    $   108,714  $   15,320  $   104,581
                                        --------------  -----------  ----------  -----------
                                        --------------  -----------  ----------  -----------

    The change in unrealized appreciation (depreciation) on fixed maturity securities was ($139) million, $288 million, ($251) million, and $154 million in the nine months ended September 30, 1996, and for the years ended December 31, 1995, 1994 and 1993, respectively; the corresponding amounts for equity securities were ($53) million, ($9) million, ($21) million, and $11 million.

    At September 30, 1996, December 31, 1995 and December 31, 1994, investments in fixed maturity securities with a carrying amount of $2.4 million, $2.4 million and $2.3 million, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

    No investment in any person or its affiliates exceeded 10 percent of stockholder's equity at September 30, 1996.

(3)  MORTGAGE LOANS ON REAL ESTATE
    Mortgage loans on real estate consist almost entirely of commercial mortgage loan investments, substantially all of which are made on a full recourse basis and consist primarily of fixed-rate first mortgages on completed properties. The following table sets forth additions, reductions from payments, and other charges and foreclosures related to the mortgage loan portfolio (in thousands):

                                                   SEPTEMBER 30,          DECEMBER 31,
                                                   --------------  --------------------------
                                                        1996           1995          1994
                                                   --------------  ------------  ------------
Commercial loans:
Beginning balance................................   $    379,414   $    504,034  $    723,602
Additions........................................         19,649         39,933        75,275
Payments and miscellaneous charges...............        (75,090)      (146,496)     (280,871)
Sales............................................        (47,234)       --            --
Foreclosed properties............................         (6,174)       (18,057)      (13,972)
                                                   --------------  ------------  ------------
Ending balance...................................        270,565        379,414       504,034
Residential and other mortgage loans.............          3,258          4,250         9,178
Valuation allowance..............................        (13,590)       (30,067)      (65,549)
                                                   --------------  ------------  ------------
    Total mortgage loans.........................   $    260,233   $    353,597  $    447,663
                                                   --------------  ------------  ------------
                                                   --------------  ------------  ------------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(3)  MORTGAGE LOANS ON REAL ESTATE (CONTINUED)
    The Company manages its credit risk associated with these loans by diversifying its mortgage portfolio by property type and geographic location and by seeking favorable loan to value ratios on secured properties. The portfolio credit risk for mortgage loans was concentrated in the following geographic regions (dollar amounts in thousands):

                              SEPTEMBER 30,
                         ------------------------
                                   1996                      1995     DECEMBER 31,     1994
                         ------------------------  ------------------------  ------------------------
                                                   --------------------------------------------------
                           NUMBER       AMOUNT       NUMBER       AMOUNT       NUMBER       AMOUNT
                         -----------  -----------  -----------  -----------  -----------  -----------
Commercial:
  California...........          22   $    44,456          31   $    69,946          42   $    90,482
  Florida..............           4        15,429           6        21,964           9        28,677
  Iowa.................          50        84,069          56        95,837          66       108,944
  Kansas...............          11        21,211          14        29,249          16        39,643
  Texas................           7        21,651           9        28,053          14        59,233
  Washington...........           4        10,762           8        15,172          10        28,949
  Other................          60        73,011          88       119,193         109       148,106
Residential............          73         3,234          95         4,250         196         9,178
Valuation allowance....      --           (13,590)     --           (30,067)     --           (65,549)
                                ---   -----------         ---   -----------         ---   -----------
                                231       260,233         307   $   353,597         462   $   447,663
                                ---   -----------         ---   -----------         ---   -----------
                                ---   -----------         ---   -----------         ---   -----------

    At September 30, 1996, the Company's investment in mortgage loans included $33.1 million in loans that are considered to be impaired, for which the related allowance for credit losses is $3.2 million. The average recorded investment in impaired loans during the nine months ended September 30, 1996, was $55.3 million. For the nine months ended September 30, 1996, the Company recorded $3.9 million in interest income on those impaired loans.

    No mortgage loan on any one individual property exceeded $14 million at September 30, 1996.

    Provisions for losses are summarized as follows:

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30,       YEARS ENDED DECEMBER 31,
                                          --------------  ---------------------------------
                                               1996          1995        1994       1993
                                          --------------  ----------  ----------  ---------
                                                                   (IN THOUSANDS)
Balance at beginning of period..........    $   30,067    $   65,549  $   80,220  $  81,040
                                          --------------  ----------  ----------  ---------
Provisions for losses - mortgage
 loans..................................        (2,495)          622       1,207      2,976
Provision on mortgages sold/ transferred
 to real estate.........................       (13,982)      (36,104)    (15,878)    (3,796)
                                          --------------  ----------  ----------  ---------
  Net decrease for period...............       (16,477)      (35,482)    (14,671)      (820)
                                          --------------  ----------  ----------  ---------
Balance at end of period................    $   13,590    $   30,067  $   65,549  $  80,220
                                          --------------  ----------  ----------  ---------
                                          --------------  ----------  ----------  ---------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(4)  DEFERRED POLICY ACQUISITION COSTS
    A summary of the policy acquisition costs deferred and amortized are as follows (in thousands):

                                           SEPTEMBER 30, 1996
                                -----------------------------------------        YEARS ENDED DECEMBER 31,
                                 NON-CLOSED     CLOSED                     -------------------------------------
                                   BLOCK         BLOCK         TOTAL          1995         1994         1993
                                ------------  -----------  --------------  -----------  -----------  -----------
Balance at beginning of
 period.......................   $  162,103   $   193,647   $    355,750   $   348,259  $   336,577  $   335,318
Policy acquisition costs
 deferred.....................       23,679        13,743         37,422        57,730       54,438       48,700
Policy acquisition costs
 amortized....................      (31,865)      (11,244)       (43,109)      (50,239)     (42,756)     (47,441)
                                ------------  -----------  --------------  -----------  -----------  -----------
                                    153,917       196,146        350,063       355,750      348,259      336,577
Unrealized (gain) loss on
 available-for-sale
 securities...................      (30,371)           --        (30,371)      (88,039)      56,102      (81,492)
                                ------------  -----------  --------------  -----------  -----------  -----------
Balance at end of period......   $  123,546   $   196,146   $    319,692   $   267,711  $   404,361  $   255,085
                                ------------  -----------  --------------  -----------  -----------  -----------
                                ------------  -----------  --------------  -----------  -----------  -----------

    The components of the deferred policy acquisition costs are as follows (in thousands):

                                           SEPTEMBER 30, 1996
                                -----------------------------------------              DECEMBER 31,
                                 NON-CLOSED     CLOSED                     -------------------------------------
                                   BLOCK         BLOCK         TOTAL          1995         1994         1993
                                ------------  -----------  --------------  -----------  -----------  -----------
Universal life insurance and
 annuity products.............   $  150,989   $    45,329   $    196,318   $   203,949  $   197,256  $   199,175
Participating traditional life
 insurance....................        2,276       131,235        133,511       131,602      131,500      119,487
Non-participating traditional
 life insurance...............          652        19,582         20,234        20,199       19,503       17,915
                                ------------  -----------  --------------  -----------  -----------  -----------
                                 $  153,917   $   196,146   $    350,063   $   355,750  $   348,259  $   336,577
Unrealized (gain) loss on
 available-for-sale
 securities...................      (30,371)           --        (30,371)      (88,039)      56,102      (81,492)
                                ------------  -----------  --------------  -----------  -----------  -----------
                                 $  123,546   $   196,146   $    319,692   $   267,711  $   404,361  $   255,085
                                ------------  -----------  --------------  -----------  -----------  -----------
                                ------------  -----------  --------------  -----------  -----------  -----------

    Commissions represent approximately 85 percent of policy acquisition costs deferred.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)  DEBT
    Debt consists of the following (in thousands):

                                                                   SEPTEMBER 30       DECEMBER 31
                                                                  --------------  --------------------
                                                                       1996         1995       1994
                                                                  --------------  ---------  ---------
Line of credit with Federal Home Loan Bank - interest is paid at a rate of 6.29% at September 30, 1996. The agreement provides for maximum borrowings of $25,000,000. The Company has assigned all Federal Home Loan Bank stock and has assigned other
 securities as collateral on the line of credit.................    $   24,700    $  --      $   3,665
The Iowa Housing Finance Authority variable rate (3.85% at
 September 30, 1996) demand Multi-Family Housing Bond Series
 1985-A.........................................................         8,722        8,813      8,948
Federal Home Loan Bank community investment long-term advances with a weighted average interest rate of 6.53% at September 30,
 1996 maturing at various dates through July 2010...............        11,633       11,765     --
The Housing and Redevelopment Authority of the City of St. Paul,
 Minnesota, demand rental housing development revenue bonds
 Series 1985-A were repaid in 1995..............................        --           --          3,884
Class A certificate holders of 1988-1 REMIC with a weighted
 average interest rate of 9.00% at December 31, 1995............        --           15,883     21,268
Other...........................................................        --           --            192
                                                                  --------------  ---------  ---------
                                                                    $   45,055    $  36,461  $  37,957
                                                                  --------------  ---------  ---------
                                                                  --------------  ---------  ---------

    Maturities of long-term debt are as follows for each of the five years ending September 30:

                                                                                (IN THOUSANDS)
Year ending September 30:
1997..........................................................................    $   33,658
1998..........................................................................           203
1999..........................................................................           218
2000..........................................................................           233
2001..........................................................................           249
Thereafter....................................................................        10,494
                                                                                --------------
                                                                                  $   45,055
                                                                                --------------
                                                                                --------------

    At September 30, 1996, the carrying value of the securities assigned to the Federal Home Loan Bank as collateral on the line of credit and long-term advances totaled $49.7 million. The bonds are collateralized by certain mortgage loans held by the Company with a carrying value of $8.7 million at September 30, 1996.

    Interest paid totaled $1.2 million, $2.4 million, $5.4 million and $7.0 million in the nine months ended September 30, 1996, and the years ended December 31, 1995, 1994, and 1993, respectively.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(6)  FEDERAL INCOME TAXES
    Comprehensive federal income tax expense is summarized as follows:

                                                       NINE MONTHS
                                                          ENDED          YEARS ENDED DECEMBER 31,
                                                      SEPTEMBER 30,   -------------------------------
                                                           1996         1995       1994       1993
                                                      --------------  ---------  ---------  ---------
                                                                      (IN THOUSANDS)
Income tax expense on:
  Operations........................................    $   38,653    $  41,202  $  19,464  $  21,352
  Unrealized holding gains (losses) on
   available-for-sale securities....................       (46,245)      50,246     48,063    (28,975)
  Accounting change for postretirement benefits.....        --           --         --         (1,731)
                                                      --------------  ---------  ---------  ---------
                                                        $   (7,592)   $  91,448  $  67,527  $  (9,354)
                                                      --------------  ---------  ---------  ---------
                                                      --------------  ---------  ---------  ---------

    The effective income tax rate on pre-tax income before cumulative effect of changes in accounting principles is higher than the prevailing corporate federal income tax rate and is summarized as follows:

                                                          NINE MONTHS          YEARS ENDED DECEMBER 31,
                                                        ENDED SEPTEMBER  -------------------------------------
                                                           30, 1996         1995         1994         1993
                                                        ---------------  -----------  -----------  -----------
Corporate federal income tax rate.....................        35.00%         35.00%       35.00%       35.00%
Differential earnings amount..........................         4.44          --           36.68        --
Tax-exempt investment income..........................         (.14)          (.24)       (1.66)        (.59)
Cumulative effect of tax rate change..................        --             --           --            1.57
Merger expenses.......................................          .42            .48         2.29        --
Other items, net......................................        (1.67)          2.03         2.18         2.30
                                                              -----          -----        -----        -----
    Effective tax rate................................        38.05%         37.27%       74.49%       38.28%
                                                              -----          -----        -----        -----
                                                              -----          -----        -----        -----

    The differential earnings amount is an equity add-on tax which mutual life insurance companies are required to pay. The amount is determined annually and is calculated by comparing the earnings rate of mutual life insurance companies and certain stock life insurance companies. In certain years, such as 1993 and 1995, the calculations have resulted in negative adjustments with no additional tax amount to be paid.

    The Company's federal income tax expense (benefit) is summarized as follows:

                                                      NINE MONTHS
                                                         ENDED           YEARS ENDED DECEMBER 31,
                                                     SEPTEMBER 30,   --------------------------------
                                                          1996         1995       1994        1993
                                                     --------------  ---------  ---------  ----------
                                                                      (IN THOUSANDS)
Current............................................    $   45,401    $  44,307  $  16,862  $   31,386
Deferred...........................................        (6,748)      (3,105)     2,602     (10,034)
                                                     --------------  ---------  ---------  ----------
    Total federal income tax expense...............    $   38,653    $  41,202  $  19,464  $   21,352
                                                     --------------  ---------  ---------  ----------
                                                     --------------  ---------  ---------  ----------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(6)  FEDERAL INCOME TAXES (CONTINUED)
    The significant components of net deferred income tax assets and liabilities are summarized as follows:

                                                                                    DECEMBER 31,
                                                             SEPTEMBER 30,   --------------------------
                                                                  1996           1995          1994
                                                             --------------  ------------  ------------
                                                                           (IN THOUSANDS)
Deferred income tax assets:
  Policy reserves and policyholder funds...................   $     99,401   $    106,813  $    101,509
  Policy acquisition costs capitalized for tax.............         29,985         26,588        21,208
  Net unrealized depreciation on available-for-sale
   securities..............................................        --             --             11,801
  Deferred policy acquisition costs related to unrealized
   appreciation............................................         10,630         30,813       --
  Deferred compensation....................................         10,289         10,134         7,109
  Other....................................................         21,332         23,344        31,422
                                                             --------------  ------------  ------------
    Total gross deferred income tax assets.................        171,637        197,692       173,049
                                                             --------------  ------------  ------------
Deferred income tax liabilities:
  Deferred policy acquisition costs........................       (122,522)      (124,513)     (121,891)
  Net unrealized appreciation on available-for-sale
   securities..............................................        (22,455)       (88,922)      --
  Deferred policy acquisition costs related to unrealized
   depreciation............................................        --             --            (19,636)
  Reinsurance receivable...................................        (14,894)       (23,403)      (22,838)
  Other....................................................         (7,397)        (9,477)      (10,166)
                                                             --------------  ------------  ------------
    Total gross deferred tax liability.....................       (167,268)      (246,315)     (174,531)
                                                             --------------  ------------  ------------
    Net deferred income tax asset (liability)..............   $      4,369   $    (48,623) $     (1,482)
                                                             --------------  ------------  ------------
                                                             --------------  ------------  ------------

    The Company is required to establish a "valuation allowance" for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that it will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established.

    Federal income tax returns for the Company for years through 1987 are closed to further assessment of taxes. Examinations of federal income tax returns for 1988 and 1989 have been made by the Internal Revenue Service. The Internal Revenue Service is examining federal income tax returns of the Company for 1990 through 1992. Management believes adequate provisions have been made for any additional taxes which may become due with respect to open years.

    Income taxes paid by the Company totaled $42.0 million, $51.9 million, $14.6 million, and $45.2 million in the nine months ended September 30, 1996, and the years ended December 31, 1995, 1994, and 1993, respectively.

(7)  DEFINED BENEFIT PENSION PLANS
    The Company has defined benefit pension plans which cover substantially all of the Company's employees, as well as employees of certain companies directly or indirectly owned by the Company. The plans provide for benefits based upon years of service and the employee's compensation. Information for the Company's portion of the plans' funded status is not available. The Company has frozen the defined benefit pension plans effective December 31, 1995, and has recognized its portion of a curtailment gain amounting to $6.2 million, or $3.1 million after federal excise taxes, as other revenues in 1995.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)  DEFINED BENEFIT PENSION PLANS (CONTINUED)
Effective January 1, 1996, the defined benefit pension plans have been replaced by a defined contribution savings and retirement plan which also replaces the Company's defined contribution pension plans. The following information presents the plans' funded status and pension cost as of September 30, 1996, December 31, 1995 (prior to revaluation for curtailment of the plans) and December 31, 1994:

                                                                                     DECEMBER 31,
                                                                SEPTEMBER 30,   ----------------------
                                                                     1996          1995        1994
                                                                --------------  ----------  ----------
                                                                            (IN THOUSANDS)
Actuarial present value of accumulated benefit obligation,
 including vested benefits of $44,144, $44,144 and $32,141 in
 1996, 1995 and 1994, respectively............................    $  (44,144)   $  (45,505) $  (38,750)
                                                                --------------  ----------  ----------
                                                                --------------  ----------  ----------
Projected benefit obligation for service rendered to
 date--includes effect of increase in compensation levels.....    $  (44,144)   $  (45,505) $  (45,697)
Plans' assets at fair value, primarily consisting of mutual
 funds and certificates of deposit............................        54,882        52,592      47,017
                                                                --------------  ----------  ----------
Plans' assets in excess of projected benefit obligations......        10,738         7,087       1,320
Unrecognized (gain) loss from actual experience difference
 from assumed and effects of changes in assumptions...........        (4,024)       (2,745)        376
Unrecognized prior service cost...............................          (222)       --          (1,473)
Net unrecognized transition asset.............................          (965)       --              54
                                                                --------------  ----------  ----------
Prepaid pension cost..........................................    $    5,527    $    4,342  $      277
                                                                --------------  ----------  ----------
                                                                --------------  ----------  ----------
Weighted average discount rate................................          7.25%         7.25%       8.00%
                                                                --------------  ----------  ----------
                                                                --------------  ----------  ----------
Rate of increase in future compensation levels................           n/a          5.50%       5.00%
                                                                --------------  ----------  ----------
                                                                --------------  ----------  ----------
Expected long-term rate of return on assets...................          8.00%         8.00%       7.50%
                                                                --------------  ----------  ----------
                                                                --------------  ----------  ----------

                                                        NINE MONTHS
                                                           ENDED          YEARS ENDED DECEMBER 31,
                                                       SEPTEMBER 30,   -------------------------------
                                                            1996         1995       1994       1993
                                                       --------------  ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Service cost--benefits earned during year............    $   --        $   1,768  $   2,325  $   2,058
Interest cost on projected benefit obligation........         3,101        3,609      3,282      3,155
Actual return on plan assets.........................        (4,281)      (3,729)    (3,632)    (3,769)
Net amortization and deferral........................           (90)        (114)       (37)       391
Special termination benefits due to early
 retirement..........................................        --           --          1,597        993
                                                            -------    ---------  ---------  ---------
    Defined benefit pension cost (benefit)...........    $   (1,270)   $   1,534  $   3,535  $   2,828
                                                            -------    ---------  ---------  ---------
                                                            -------    ---------  ---------  ---------
Company's portion of net pension cost (benefit)......    $     (954)   $     696  $   2,578  $   1,267
                                                            -------    ---------  ---------  ---------
                                                            -------    ---------  ---------  ---------

    During 1993, the Company offered an early retirement plan to qualifying employees based on age and years of service. The Company's portion of the loss recognized for the years ending December 31, 1994 and 1993, from the curtailment and special termination benefits for the plan was approximately $1.6 million and $1.0 million, respectively.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)  DEFINED BENEFIT PENSION PLANS (CONTINUED)
  DEFINED CONTRIBUTION PENSION PLANS

    The Company has three defined contribution 401(k) plans which cover substantially all employees. The Company's total contribution under the plans amounted to $0.6 million, $0.4 million, $0.6 million, and $0.7 million in the nine months ended September 30, 1996, and the years ended December 31, 1995, 1994, and 1993, respectively. Effective January 1, 1996, the defined contribution 401(k) plans together with the defined benefit pension plans have been replaced by a single defined contribution savings and retirement plan.

  NONQUALIFIED PENSION PLAN

    The Company also has a nonqualified pension plan covering substantially all of its career and general agents. Accumulated benefits of the plan are unfunded and have been included in other liabilities at September 30, 1996, December 31, 1995, and December 31, 1994, amounting to $15.4 million, $13.6 million, and $10.9 million, respectively.

  POSTRETIREMENT PLANS

    The Company has postretirement benefit plans to provide certain eligible participants and dependents with certain medical, dental, and life insurance benefits. As discussed in note 1, the Company adopted SFAS 106 as of January 1, 1993, based on a separate actuarial valuation report. The Company's transition obligation as of January 1, 1993, amounted to $3.2 million, net of income tax benefits of $1.7 million, and was recorded as a cumulative effect adjustment to income. The Company's plan for medical and life insurance benefits is combined with that of the subsidiaries of AMHC. Information for the Company's individual funded status for 1995 and 1994 is not available. The following information is presented on a combined plan basis accompanied by the Company's portion of the net periodic postretirement benefit expense and sets forth the combined postretirement benefit plans' funded status:

                                                                                         DECEMBER 31,
                                                                     SEPTEMBER 30,   --------------------
                                                                          1996         1995       1994
                                                                     --------------  ---------  ---------
                                                                                (IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Fully eligible active plan participants..........................    $      763    $     491  $     425
  Other active plan participants...................................         1,641        1,716      1,724
  Retirees.........................................................         5,745        6,121      5,481
                                                                          -------    ---------  ---------
Accumulated postretirement benefit obligation......................         8,149        8,328      7,630
Unrecognized prior service cost....................................        (1,072)         (27)    --
Unrecognized (loss) gain...........................................         1,057         (167)       124
                                                                          -------    ---------  ---------
Accrued postretirement benefit cost................................    $    8,134    $   8,134  $   7,754
                                                                          -------    ---------  ---------
                                                                          -------    ---------  ---------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)  DEFINED BENEFIT PENSION PLANS (CONTINUED)
    Net periodic postretirement benefit expense included the following components:

                                                                NINE MONTHS        YEARS ENDED
                                                                   ENDED           DECEMBER 31,
                                                               SEPTEMBER 30,   --------------------
                                                                   1996          1995       1994       1993
                                                              ---------------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)
Service cost................................................     $     409     $     248  $     268  $     153
Interest cost...............................................           572           586        521        373
Net amortization and deferral...............................            57             5         19     --
Curtailment and special termination benefits................        --            --         --            613
                                                                   -------     ---------  ---------  ---------
    Net periodic postretirement benefit expense.............     $   1,038     $     839  $     808  $   1,139
                                                                   -------     ---------  ---------  ---------
                                                                   -------     ---------  ---------  ---------
Company's portion of net periodic postretirement benefit
 expense....................................................     $     612     $     639  $     426  $     727
                                                                   -------     ---------  ---------  ---------
                                                                   -------     ---------  ---------  ---------

    The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical and dental plan is approximately 9.00 percent, 9.50 percent, and 10.00 percent for 1995, 1994, and 1993, respectively, and is assumed to decrease gradually to 5.50 percent over nine years and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 1995 and 1994, by 7.70 percent and 4.50 percent, respectively, and the aggregate of the service and interest cost components of net periodic postretirement benefit expense for 1995, 1994, and 1993 by $.06 million, $.02 million, and $.03 million, respectively, on a combined basis. As of January 1, 1996 the plan was changed to provide a fixed monthly benefit for medical benefits; accordingly, information for the health care cost trend rate is not applicable for the nine months ended September 30, 1996. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.25 percent, 7.25 percent,
8.00 percent, and 7.57 percent as of September 30, 1996, December 31, 1995, December 31, 1994, and December 31, 1993, respectively.

(8)  RELATED PARTY TRANSACTIONS
    The Company pledged bonds and securities with a carrying value of $131 million at September 30, 1996, as collateral for affiliates' indebtedness, including the collateral pledged for the credit arrangements discussed in note 5.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(8)  RELATED PARTY TRANSACTIONS (CONTINUED)
    The following summarizes transactions of the Company with Lartnec and its subsidiaries:

                                                       NINE MONTHS
                                                          ENDED          YEARS ENDED DECEMBER 31,
                                                      SEPTEMBER 30,   -------------------------------
                                                           1996         1995       1994       1993
                                                      --------------  ---------  ---------  ---------
                                                                      (IN THOUSANDS)
Capital contributions...............................    $    4,463    $  41,157  $   4,959  $     310
Management, administrative, data processing, and
 other services fees charged to certain subsidiaries
 of Lartnec.........................................         7,508        9,164      8,162      7,500
Interest income from financings to partnerships in
 which a subsidiary of Lartnec has an interest......         4,700        6,000      4,890      4,813
Investments in bonds and accrued interest in Lartnec
 and subsidiaries as of December 31.................         8,127       12,868     17,242     20,813
Contribution of joint venture interests and sale of
 partnership interests to partnerships in which a
 subsidiary of Lartnec has an interest..............         1,638       10,957     --         --
Purchase of limited partnership interest in which a
 subsidiary of Lartnec has an interest..............         2,160       --         --         --
Investments in partnerships and joint ventures in
 which a subsidiary of Lartnec has an interest......        16,420        9,625      4,870     --
Purchase of investments backed by the assets of a
 trust which acquired loans from a subsidiary of
 Lartnec............................................        46,755       --         --         --
Investments in mortgage loans from joint ventures in
 which a subsidiary of Lartnec has a partnership
 interest at December 31............................        75,373       63,977     84,344     75,766
Payable to a subsidiary of Lartnec for purchase of
 commercial mortgage loans at December 31...........        --            6,520     --         --
Transfer of partnership interests in certain joint
 ventures to a subsidiary of Lartnec................        --            1,697     --         --
Real estate management fees charged by a subsidiary
 of Lartnec.........................................         2,026        2,555      1,301      1,811

 (9) REINSURANCE
    At September 30, 1996, the Company's maximum retention limit for acceptance of risk on life insurance was $1 million. The retention limit for certain policies issued prior to July 1, 1985, was $125,000 and for certain policies issued after June 30, 1985, and before December 1, 1994, was $250,000. There are reinsurance agreements with various companies whereby insurance in excess of these retention limits are reinsured. Insurance in-force ceded to nonaffiliated companies under risk sharing arrangements at September 30, 1996, December 31, 1995, December 31, 1994, and December 31, 1993, totaled approximately $2,548 million, $2,916 million, $3,265 million, and $3,247 million, respectively.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

 (9) REINSURANCE (CONTINUED)
    Total life premiums ceded amounted to $11.3 million, $14.2 million, $13.7 million, and $15.3 million in September 30, 1996 and for the years ended December 31, 1995, 1994, and 1993, respectively. Total life premiums assumed amounted to $1.0 million, $4.9 million, $7.9 million, and $8.5 million, respectively.

    To the extent that reinsuring companies are unable to meet obligations under these agreements, the Company remains liable. To limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

(10) COMMITMENTS AND CONTINGENCIES
    Lartnec had various credit lines and arrangements totaling $115 million at September 30, 1996. Approximately $110 million was outstanding under these agreements at September 30, 1996, which are collateralized by Company investments of approximately $131 million.

    The Company has agreed to make loans to newly formed partnerships, of which $19,600,000 was outstanding as of September 30, 1996.

    The Company guarantees the payment of 60 percent of a pool of mortgage loans and the related interest, previously sold to an unrelated party. The outstanding balance of such mortgage loans subject to this repayment guarantee at December 31, 1995, was approximately $11 million.

    The Company is party to financial instruments in the normal course of business to meet the financing needs of its customers having risk exposure not reflected in the balance sheet. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to customers. Commitments generally have fixed expiration dates and may require payment of a fee. Since many commitments expire without being drawn upon, the total amount of commitments does not necessarily represent future cash requirements. At December 31, 1995, outstanding commitments to extend credit totaled approximately $6 million.

    AmerUs Life is a defendant in a class action lawsuit which was brought on August 31, 1995 in the District Court for Travis County, Texas. The complaint, which seeks unspecified damages, was filed by former policyowners on behalf of themselves and all similarly situated persons who purchased certain individual life insurance policies which were underwritten and sold by AmerUs Life within Texas from and after 1980. The complaint alleges that sales presentations and policy illustrations misrepresented that premiums would "vanish" after a stated number of years, without adequate disclosure of the effect of changes in the policy dividends. AmerUs Life has denied the allegations contained in such complaint and denies any wrongdoing in connection with such allegations. The parties have engaged in discovery, but a hearing on certification of the class has not yet been held.

    The parties are engaged in a court-initiated mediation process in the Texas litigation, and, in light of the uncertainties, hazards and expenses of litigation, have discussed a number of different settlement approaches, including a nationwide class settlement of certain market conduct issues for a substantial block of the Company's traditional whole life policies. Progress in negotiating such a class settlement appears to have been made, but substantial unresolved issues remain and no agreement has been reached. Even if such agreement were reached, the court would have to approve its terms. Should a settlement satisfactory to the Company not be reached or not be approved, the Company would continue to vigorously defend against the claims asserted, including the existence of a legitimate class.

    Due to the potential that a settlement may be reached in this case, the Company has incurred a significant charge to income for the first nine months of 1996. Based upon its current estimates of the

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10) COMMITMENTS AND CONTINGENCIES (CONTINUED) range of loss at between five and eight million dollars, the Company has established a reserve of five million dollars. The eventual costs of any settlement cannot be precisely determined at this time, and may be more or less than the amount of the range.

    A class action lawsuit was also filed in June 1996 in the United States District Court for the Northern District of California. The complaint alleges that AmerUs Life breached the terms of certain life and annuity policies, and breached certain other duties owed to policyowners, when it allegedly passed an increase in its corporate income taxes (known as the deferred acquisition cost, or DAC, tax) through to owners of those policies. The plaintiff, an insured under a universal life policy issued by Central Life, seeks unspecified actual and punitive damages and injunctive relief on behalf of himself and all policyowners of AmerUs Life with universal life, term and "blended" life insurance policies and annuities. AmerUs Life has denied the allegations contained in such complaint, including the existence of a legitimate class. The litigation is in the early discovery stage and a hearing on certification of the class has not yet been scheduled. The litigation is being vigorously defended by AmerUs Life.

    In the ordinary course of business, the Company and subsidiaries are also engaged in certain other litigation, none of which management believes is material.

(11) STOCKHOLDER'S EQUITY
    Generally, the stockholder's equity of the Company's insurance subsidiaries available for distribution to the Company are limited to the amounts that the insurance subsidiaries' net assets, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities. In 1996, the Company's insurance subsidiaries could distribute approximately $40 million in the form of dividends to the Company without prior approval of such regulatory authorities. However, as a result of the spin off, the Company will not be able to pay additional dividends in the 12-month period following the Distribution of the Non-Life Insurance Subsidiaries without the prior approval of the Iowa Commissioner.

    The Company made additional contributions to the Non-Life Insurance Subsidiaries amounting to $4.5 million, $41.2 million, $5.0 million, and $0.3 million in the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively, which have been considered dividends to AMHC as a result of the Distribution.

(12) STATUTORY ACCOUNTING PRACTICES
    The Company's statutory net income was $54.2 million, $49.3 million, $20.8 million and $28.2 million in the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

    The Company's statutory surplus and capital was $162.7 million, $155.1 million and $183.6 million at September 30, 1996, December 31, 1995, and December 31, 1994, respectively.

    The pro forma unaudited statutory surplus and capital as of September 30, 1996, after the Reorganization and assuming the Capital Contribution, is as follows (in millions):

                                                                                   (UNAUDITED)
                                                                                  -------------
Statutory surplus and capital at September 30, 1996.............................    $     163
Capital Contribution............................................................          (79)
Capital contribution to AmerUs Life.............................................          175
                                                                                       ------
Pro forma statutory surplus and capital at September 30, 1996...................    $     259
                                                                                       ------
                                                                                       ------

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(12) STATUTORY ACCOUNTING PRACTICES (CONTINUED)
    The Company's insurance subsidiaries are domiciled in Iowa and prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Iowa Department of Commerce (Iowa Department). Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of prescribed statutory accounting practices. Accordingly, that project, which is expected to be completed in 1997, will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements.

    The Company does not utilize any permitted practices in the preparation of its statutory-basis financial statements which would have a material impact on statutory surplus.

    The Iowa Department imposes minimum risk-based capital requirements on insurance enterprises that were developed by the National Association of Insurance Commissioners (NAIC). The formulas for determining the amount of risk-based capital (RBC) specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the Ratio) of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level, RBC, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.

    Each of the Company's insurance subsidiaries has a Ratio that is at least 400 percent of the minimum RBC requirements; accordingly, the Company's subsidiaries meet the RBC requirements.

(13) FINANCIAL INSTRUMENTS
    The Company utilizes a variety of off-balance-sheet financial instruments as part of its efforts to hedge and manage fluctuations in the market value of its portfolio of available-for-sale securities, attributable to changes in general interest rate levels, and to manage duration mismatch of assets and liabilities. Those instruments include interest rate exchange agreements (swaps, caps and swaptions) and involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point in time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

    The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform according to the terms of the contract. That exposure includes settlement risk (i.e., the risk that the counterparty defaults after the Company has delivered funds or securities under terms of the contract) that would result in an accounting loss and replacement cost risk (i.e., the cost to replace the contract at current market rates should the counterparty default prior to settlement date). To limit exposure associated with counterparty nonperformance on interest rate exchange agreements, the Company enters into master netting agreements with its counterparties.

    The credit risk on all financial instruments, whether on or off the balance sheet, is controlled through an on-going credit review, approval, and monitoring process. The Company determines, on an individual counterparty basis, the need for collateral or other security to support financial instruments with credit risk and establishes individual and aggregate counterparty exposure limits.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13) FINANCIAL INSTRUMENTS (CONTINUED)
    The Company's outstanding derivative positions shown in notional or contract amounts, along with their carrying value and estimated fair values, are summarized as follows:

                                                                            SEPTEMBER 30, 1996
                                                                     ---------------------------------
                                                                      NOTIONAL    CARRYING     FAIR
                                                                       AMOUNT       VALUE      VALUE
                                                                     -----------  ---------  ---------
                                                                              (IN THOUSANDS)
Interest rate caps.................................................  $   500,000  $   4,498  $   4,583
Swaptions..........................................................      255,000      5,383      5,429
Received fixed.....................................................      150,000      5,823      5,823
Pay fixed..........................................................       75,000        187        187
                                                                     -----------  ---------  ---------
                                                                     $   980,000  $  15,891  $  16,022
                                                                     -----------  ---------  ---------
                                                                     -----------  ---------  ---------


                                                                             DECEMBER 31, 1995
                                                                     ---------------------------------
                                                                      NOTIONAL    CARRYING     FAIR
                                                                       AMOUNT       VALUE      VALUE
                                                                     -----------  ---------  ---------
                                                                              (IN THOUSANDS)
Interest rate caps.................................................  $   450,000  $   4,112  $   4,110
Received fixed.....................................................      150,000     11,887     11,887
Pay fixed..........................................................      150,000     (3,392)    (3,392)
                                                                     -----------  ---------  ---------
                                                                     $   750,000  $  12,607  $  12,605
                                                                     -----------  ---------  ---------
                                                                     -----------  ---------  ---------


    There were no material derivative positions at December 31, 1994.

  INTEREST RATE EXCHANGE AGREEMENTS

    The Company enters into interest rate exchange agreements to reduce and manage interest rate risk associated with individual assets and liabilities and its overall aggregate portfolio. The interest rate swap agreements, which expire between 1999 and 2001, generally involve the exchange of fixed and floating rate interest payments, without an exchange of the underlying principal. The interest rate cap agreements, which expire between 1997 and 2001, involve the payment of a maximum fixed interest rate when an indexed rate exceeds that fixed rate. Swaption agreements, which expire between 1999 and 2002, involve the right to enter into a swap transaction at a pre-specified price. These agreements are used in conjunction with interest rate caps to protect against rising rates. The amounts to be received or paid pursuant to those agreements are accrued and recognized in the accompanying consolidated statements of income through an adjustment to investment income over the life of the agreements. The net effect on income from amortization and interest paid or received was an increase of $0.9 million in the nine months ended September 30, 1996, and $1.5 million for 1995. There were no material effects in 1994 and 1993. Gains or losses realized on closed or terminated agreements accounted for as hedges are deferred and amortized to investment income on a constant yield basis over the shorter of the life of the agreements or the expected remaining life of the underlying assets or liabilities. There was $0.5 million of deferred gains on interest rate exchange agreements as of September 30, 1996, with no deferred gains as of December 31, 1995, 1994, and 1993.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13) FINANCIAL INSTRUMENTS (CONTINUED)
    The following table shows unrealized gains and losses on derivative positions.

                                                                   SEPTEMBER 30, 1996
                                                  -----------------------------------------------------
                                                     TOTAL                                    NET
                                                   NOTIONAL    UNREALIZED   UNREALIZED     UNREALIZED
                                                     VALUE        GAINS       LOSSES     GAINS (LOSSES)
                                                  -----------  -----------  -----------  --------------
                                                                     (IN THOUSANDS)
Received fixed..................................  $   150,000   $   4,295    $  --         $    4,295
Pay fixed.......................................       75,000         187       --                187
Interest rate caps..............................      500,000      --            1,552         (1,552)
Swaptions.......................................      255,000      --           --             --
                                                  -----------  -----------  -----------  --------------
                                                  $   980,000   $   4,482    $   1,552     $    2,930
                                                  -----------  -----------  -----------  --------------
                                                  -----------  -----------  -----------  --------------


                                                                    DECEMBER 31, 1995
                                                  -----------------------------------------------------
                                                     TOTAL                                    NET
                                                   NOTIONAL    UNREALIZED   UNREALIZED     UNREALIZED
                                                     VALUE        GAINS       LOSSES     GAINS (LOSSES)
                                                  -----------  -----------  -----------  --------------
                                                                     (IN THOUSANDS)
Received fixed..................................  $   150,000   $  11,887    $  --         $   11,887
Pay fixed.......................................      150,000      --            3,392         (3,392)
Interest rate caps..............................      450,000         183        2,518         (2,335)
                                                  -----------  -----------  -----------  --------------
                                                  $   750,000   $  12,070    $   5,910     $    6,160
                                                  -----------  -----------  -----------  --------------
                                                  -----------  -----------  -----------  --------------


    The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate cap and interest rate swap agreements. The Company does not anticipate nonperformance by any of these counterparties. The credit risk associated with such agreements is minimized by purchasing such agreements from financial institutions with long-standing, superior performance records. The amount of such exposure is essentially their replacement cost, which is approximated by the unrealized gains in such contracts.

    The Company has no current exposure to the counterparty when a contract contains an unrealized loss.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13) FINANCIAL INSTRUMENTS (CONTINUED)
    MATURITY SCHEDULE BY YEAR FOR DERIVATIVE PRODUCTS


                                             1996       1997       1998       1999       2000       2001       2002
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Received fixed swaps:
  Notional amount (in thousands).........                                   $ 150,000
Weighted average:
  Receive rate...........................       7.86%      7.86%      7.86%      7.86%
  Pay rate (A)...........................       5.63%      5.63%      5.63%      5.63%
Pay fixed swaps:
  Notional amount (in thousands).........                                                         $  75,000
Weighted average:
  Receive rate(A)........................       5.63%      5.63%      5.63%      5.63%      5.63%      5.63%
  Pay rate...............................       6.63%      6.63%      6.63%      6.63%      6.63%      6.63%
Total weighted average rates on swaps:
  Receive rate...........................       7.11%      7.11%      7.11%      7.11%      5.63%      5.63%
  Pay rate...............................       5.96%      5.96%      5.96%      5.96%      6.63%      6.63%
Interest rate caps
  Notional amount (in thousands).........             $  25,000             $ 125,000  $ 300,000  $  50,000
Swaptions
  Notional amount (in thousands).........                                   $  50,000             $ 105,000  $ 100,000
Total notional value of swaps, caps and
 swaptions (in thousands)................             $  25,000             $ 325,000  $ 300,000  $ 230,000  $ 100,000


------------------
(A) The actual variable rates in the agreements are based on three-month LIBOR, and the table assumes that such rates will remain constant at September 30, 1996 levels. To the extent that actual rates change, the variable interest rate information will change accordingly.

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS
    SFAS 107, "Disclosures about Fair Values of Financial Instruments," requires disclosures of fair value information about financial instruments, whether recognized or not recognized in a company's balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of the amount and timing of future cash flows. SFAS 107 excludes certain insurance liabilities and other non-financial instruments from its disclosure requirements. The fair value amounts presented herein do not include an amount for the value associated with customer or agent relationships, the expected interest margin (interest earnings over interest credited) to be earned in the future on investment-type products, or other intangible items. Accordingly, the aggregate fair value amounts presented herein do not necessarily represent the underlying value of the Company; likewise, care should be exercised in deriving conclusions about the Company's business or financial condition based on the fair value information presented herein.

    The Company closely monitors the level of its insurance liabilities, the level of interest rates credited to its interest sensitive products, and the assumed interest margin provided for within the pricing structure of its other products. Those amounts are taken into consideration in the Company's overall management of interest rate risk that attempts to minimize exposure to changing interest rates through the matching of investment maturities with amounts expected to be due under insurance contracts. As such, the Company believes that it has reduced the volatility inherent in its fair value adjusted policyowners' equity, although such volatility will not be reduced completely. The Company has used discount rates in the determination of fair values for its liabilities that are consistent with market yields for related assets. The use of the asset market yield is consistent with management's opinion that the risks inherent in the Company's asset and liability portfolios are similar, and the fact that fair values for both assets and

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) liabilities generally will react in much the same manner during periods of interest rate changes. However, that assumption might not result in fair values that are consistent with values obtained through an actuarial appraisal of the Company's business or values that might arise in a negotiated transaction.

    The presentation on the following page reflects fair values for those instruments specifically covered by SFAS 107, along with fair value amounts for those traditional insurance liabilities for which disclosure is permitted but not required; the fair values for all other assets and liabilities have been reported at their carrying amounts.

VALUATION METHODS AND ASSUMPTIONS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    Cash, short-term investments, policy loans, accrued investment income: the carrying amounts for these instruments approximate their fair values.

    Fixed maturities and equity securities: fair values for bonds are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair values for preferred and common stocks are based on quoted market prices.

    Mortgage loans on real estate: for all performing fixed interest rate loans, the estimated net cash flows to maturity were discounted to derive an estimated market value. The discount rate used was based on the individual loan's remaining weighted average life and a basis point spread based on the market conditions for the type of loan and credit quality. These spreads were over the September 30, 1996, United States treasury yield curve. Performing variable rate commercial loans and residential loans were valued at the current outstanding balance. Loans which have been restructured, are in foreclosure, are significantly delinquent, or are to affiliates were valued primarily at the lower of the estimated net cash flows to maturity discounted at a market rate of interest or the current outstanding principal balance.

    Hedging instruments: fair values for derivative securities are based on pricing models or formulas using current assumptions and are classified as other assets or other liabilities.

    Policy reserves: fair values of the Company's liabilities under contracts not involving significant mortality or morbidity risks (principally, annuities) are stated at the cost the Company would incur to extinguish the liability; i.e., the cash surrender value.

    Debt: fair values for debt are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

    The carrying amounts of other financial assets, dividends payable to policyowners, and policy reserves including significant mortality or morbidity risks approximate their fair values.

                           AMERUS LIFE HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The estimated fair values of the Company's significant financial instruments are as follows:

                                                                                DECEMBER 31,
                                                               ----------------------------------------------
                                         SEPTEMBER 30, 1996             1995                    1994
                                       ----------------------  ----------------------  ----------------------
                                        CARRYING   ESTIMATED    CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                         AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                                                   (IN THOUSANDS)
Financial assets:
  Securities available-for-sale:
    Fixed maturity...................  $2,297,571  $2,297,571  $3,142,096  $3,142,096  $2,566,768  $2,566,768
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
    Equity securities................  $   74,575  $   74,575  $  109,675  $  109,675  $  178,770  $  178,770
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
    Short-term investments...........  $   12,002  $   12,002  $   39,353  $   39,353  $    8,529  $    8,529
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
  Mortgage loans on real estate......  $  260,233  $  278,827  $  353,597  $  369,706  $  447,663  $  431,812
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
  Interest rate swaps:
    Net receivable position..........  $    5,823  $    5,823  $   11,887  $   11,887  $   --      $   --
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
    Net payable position.............  $      187  $      187  $   (3,392) $   (3,392) $   (1,819) $   (1,819)
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
  Interest rate caps.................  $    4,498  $    4,583  $    6,445  $    4,110  $    3,648  $    3,626
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
Swaptions............................  $    5,383  $    5,429  $   --      $   --      $   --      $   --
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
Financial liabilities--policy
 reserves for annuities..............  $1,433,003  $1,397,390  $1,524,801  $1,493,847  $1,575,131  $1,543,129
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------
Debt.................................  $   45,055  $   45,055  $   36,461  $   36,461  $   34,292  $   34,292
                                       ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------

(15) UNAUDITED PRO FORMA ADJUSTMENT FOR THE CAPITAL CONTRIBUTION

    Prior to the Common Stock Offerings, the Company made the Capital Contribution of certain assets and liabilities having a net book value of $79.0 million as follows (dollars in thousands):


                                                                                                  SEPTEMBER 30,
                                                                                                       1996
                                                                   PRO FORMA       PRO FORMA     ----------------
                                                                  AS ADJUSTED    ADJUSTMENT FOR
                                                                    FOR THE       THE CAPITAL
                                                                    CAPITAL       CONTRIBUTION
                                                                  CONTRIBUTION   --------------
                                                                 --------------   (UNAUDITED)
                                                                  (UNAUDITED)
Fixed maturity securities......................................   $  2,294,031    $     (3,540)   $    2,297,571
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Equity securities..............................................   $     73,897    $       (678)   $       74,575
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Mortgage loans on real estate..................................   $    250,484    $     (9,749)   $      260,233
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Real estate....................................................   $     10,481    $    (29,531)   $       40,012
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Property and Equipment.........................................   $      4,600    $     (8,724)   $       13,324
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Checks drawn in excess of bank balances........................   $     43,811    $    (35,500)   $        8,311
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Debt...........................................................   $     36,333    $      8,722    $       45,055
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------
Stockholder's Equity...........................................   $    433,394    $    (79,000)   $      512,394
                                                                 --------------  --------------  ----------------
                                                                 --------------  --------------  ----------------

    Earnings per share have been computed on a pro forma basis by giving retroactive effect to the issuance of 17 million shares of Class A common stock and 5 million shares of Class B common stock as if all such shares had been issued at the beginning of the respective periods and by giving retroactive effect to the Capital Contribution.

                                  UNDERWRITING


    Subject to the terms and conditions of the Underwriting Agreement, ALH, AmerUs Life and the Issuer have agreed that the Issuer will sell to Goldman, Sachs & Co. ("Goldman Sachs"), and Goldman Sachs have agreed to purchase from the Issuer, all the Capital Securities offered hereby.



    Under the terms and conditions of the Underwriting Agreement, Goldman Sachs are committed to take and pay for all the Capital Securities offered hereby, if any are taken.



    Goldman Sachs propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a
concession of $      per Capital Security. Goldman Sachs may allow, and such
dealers may reallow, a concession not in excess of $      per Capital Security
to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by Goldman Sachs.



    In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by ALH, the Underwriting Agreement provides that ALH will pay as Underwriters' Compensation for Goldman Sachs' arranging the investment therein of such
proceeds an amount of $      per Capital Security for the account of Goldman
Sachs.



    The Issuer has granted Goldman Sachs an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 11,250 additional Capital Securities solely to cover over-allotments, if any.



    ALH and the Issuer have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as determined by Goldman Sachs, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell, or otherwise dispose of any Capital Securities, any other interests of the Issuer, or any preferred stock or any other securities of the Issuer or ALH which are substantially similar to the Capital Securities, including but not limited to any guarantee of such security, or any securities convertible into or exchangeable for or representing the right to receive, Capital Securities, preferred stock or such substantially similar securities of either the Issuer or ALH, without the prior written consent of Goldman Sachs, except for the Capital Securities offered in connection with this Offering, the Common Securities and the Guarantee.



    Prior to this Offering, there has been no public market for the Capital Securities. Goldman Sachs have advised ALH that they intend to make a market in the Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.



    The Issuer, ALH and AmerUs Life have agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act.



    Goldman Sachs have from time to time performed investment banking services for the Company and have received fees in connection with such services. Goldman Sachs served as one of the representatives of the underwriters for the Public Offering.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALH SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                ----------------

                               TABLE OF CONTENTS


                                                       PAGE
                                                     ---------
Available Information..............................          4
Prospectus Summary.................................          5
Risk Factors.......................................         15
The Company........................................         23
The Issuer.........................................         23
The Reorganization and Distribution of the Non-Life
 Insurance Subsidiaries............................         24
The Common Stock Offerings.........................         29
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends.........................         29
Capitalization.....................................         30
Use of Proceeds....................................         31
Accounting Treatment...............................         31
Selected Consolidated Financial and Operating
 Data..............................................         31
Unaudited Pro Forma Condensed Consolidated
 Financial Statements..............................         33
Management's Discussion and Analysis of Results of
 Operations and Financial Condition................         41
Business...........................................         58
Supervision and Regulation.........................         81
Management.........................................         84
Management Compensation............................         87
Certain Transactions and Relationships.............         95
Description of the Capital Securities..............        101
Description of the Guarantee.......................        115
Description of the Junior Subordinated
 Debentures........................................        118
Relationship Among the Capital Securities, the
 Junior Subordinated Debentures and the
 Guarantee.........................................        127
United States Federal Income Taxation..............        129
Certain ERISA Considerations.......................        132
Ownership of Common Stock..........................        134
Validity of Securities.............................        135
Experts............................................        135
Glossary of Certain Insurance and Other Defined
 Terms.............................................        136
Index to Consolidated Financial Statements.........        F-1
Underwriting.......................................        U-1



    THROUGH AND INCLUDING               , 1997, (THE 25TH DAY AFTER THE DATE OF
THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE CAPITAL SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                  $75,000,000


                                AMERUS CAPITAL I


                               % CAPITAL SECURITIES,
                                    SERIES A
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY


                           AMERUS LIFE HOLDINGS, INC.

                                 -------------

                                   PROSPECTUS

                                 -------------


                              GOLDMAN, SACHS & CO.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    It is anticipated that there will be expenses incurred by the Registrants in connection with the issuance and distribution of the Capital Securities as set forth below. All such amounts (other than the SEC registration fee) are estimated:



   (a)     SEC registration fee........................................  $  26,137
   (b)     Printing Fees and Expenses..................................    200,000
   (c)     Accounting Fees and Expenses................................     25,000
   (d)     Legal Fees and Expenses.....................................    185,000
   (e)     Blue Sky Fees and Expenses..................................      3,000
   (f)     Rating Agency Fees..........................................     92,500
   (g)     Trustee's Fees..............................................     26,000
   (h)     Other.......................................................     17,363
                                                                         ---------
             Total.....................................................  $ 575,000
                                                                         ---------
                                                                         ---------


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 851 and 856 of the Iowa Business Corporation Act ("IBCA") provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.


    ALH's Articles of Incorporation provide that ALH shall indemnify its directors to the fullest extent possible under the IBCA. ALH's Bylaws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to ALH or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to ALH or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the IBCA provisions relating to improper distributions.



    The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, ALH has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by ALH's Articles of Incorporation and Iowa law.



    Under the Trust Agreement, ALH will agree to indemnify each of the Trustees of the Issuer or any predecessor Trustee for the Issuer, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees or persons controlling the Registrants pursuant to the foregoing provisions, the

Registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    On August 1, 1996 ALH issued 10,000 shares of common stock to AmerUs Group (which shares subsequently became shares of Class A Common Stock). Subsequently, in December, 1996, ALH issued 14,490,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. See "The Reorganization and Distribution of the Non-Life Insurance Subsidiaries." The issuance of the foregoing was made in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 3(a)(11) and Section 4(2) thereof (including the rules and regulations promulgated thereunder) relative to, respectively, intrastate sales by an issuer and sales not involving a public offering. No underwriters were involved in the initial issuance of shares described in this paragraph.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS:


EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     *1.1    Form of Underwriting Agreement between the Issuer, ALH and AmerUs Life on the one hand, and the
              Representatives of the Underwriters, on behalf of the Underwriters, on the other hand.
      2.1    Plan of Reorganization dated October 27, 1995 (incorporated by reference to ALH's Registration
              Statement on Form S-1 filed on September 18, 1996 (SEC file number 333-12239) (the "Common Stock
              Offering")
      3.1    Articles of Incorporation of ALH (incorporated by reference to the Common Stock Offering)
      3.2    Bylaws of ALH (incorporated by reference to the Common Stock Offering)
      3.3    Amended and Restated Articles of Incorporation of ALH (as approved by the Iowa Insurance
              Commissioner) (incorporated by reference to Amendment No. 3 to the Common Stock Offering filed on
              December 12, 1996 ("Common Amendment No. 3") Exhibit No. 3.5)
      3.4    Certificate of Trust of the Issuer
      3.5    Trust Agreement
      3.6    Form of Amended and Restated Trust Agreement
      4.1    Form of Indenture between ALH and Wilmington Trust Company, as Indenture Trustee
      4.2    Form of Capital Security (included in Exhibit 3.6)
      4.3    Form of Junior Subordinated Debenture (included in Exhibit 3.6)
      4.4    Form of Guarantee Agreement between ALH and Wilmington Trust Company, as Guarantee Trustee (as
              revised)
      5.1    Opinion of James A. Smallenberger, Esq.
      5.2    Opinion of Richards, Layton & Finger
      8.1    Opinion of Sidley & Austin re: certain Tax Matters dated December 19, 1996
     10.1    Amended and Restated Intercompany Agreement dated as of December 1, 1996, among American Mutual
              Holding Company, AmerUs Group Co. and ALH (incorporated by reference to Common Amendment No. 3
              Exhibit 10.81)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.2    Joint Venture Agreement, dated as of March 8, 1996, between American Mutual Insurance Company and
              Ameritas Life Insurance Corp., and First Amendment thereto dated as of April 1, 1996 between
              American Mutual Insurance Company and Ameritas Life Insurance Corp. (incorporated by reference to
              Amendment No. 1 to the Common Stock Offering filed on November 7, 1996 ("Common Amendment No. 1"))
     10.3    Management and Administrative Service Agreement, dated as of April 1, 1996, among American Mutual
              Life Insurance Company, Ameritas Variable Life Insurance Company and Ameritas Life Insurance Corp.
              (incorporated by reference to Common Amendment No. 1)
     10.4    Agreement and Plan of Merger, dated as of August 24, 1994, among Central Life Assurance Company and
              American Mutual Life Insurance Company (incorporated by reference to Common Stock Offering)
     10.5    Line of Credit Application and Approval, dated February 28, 1996 and April 22, 1996, respectively, between American Mutual Life Insurance Company and Federal Home Loan Bank of Des Moines
              (incorporated by reference to Common Stock Offering)
     10.6    All*AmerUs Supplemental Executive Retirement Plan, effective January 1, 1996 (incorporated by reference to Common Stock Offering)
     10.7    American Mutual Life Insurance Company Supplemental Pension Plan (which was curtailed as of December
              31, 1995) (incorporated by reference to Common Stock Offering)
     10.8    Central Life Assurance Company Supplemental Pension Plan (which was curtailed as of December 31,
              1995) (incorporated by reference to the paper-only filing of Common Amendment No. 1 ("Paper
              Filing"))
     10.9    Management Incentive Plan (incorporated by reference to Paper Filing)
     10.10   AmerUs Life Insurance Company Performance Share Plan (incorporated by reference to Paper Filing)
     10.11   AmerUs Life Stock Incentive Plan (incorporated by reference to Common Stock Offering)
     10.12   Employment Agreement, dated February 1, 1995, between American Mutual Life Insurance Company and Sam
              C. Kalainov (incorporated by reference to Common Stock Offering)
     10.13   AmerUs Life Non-Employee Director Stock Plan (incorporated by reference to Common Stock Offering)
     10.14   Modification of Real Estate Contract, dated as of July 1, 1996, between AmerUs Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Stock Offering)
     10.15   Asset Management and Disposition Agreement, dated January 3, 1995, between American Mutual Life
              Insurance Company and Central Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock Offering)
     10.16   Management Contract, dated January 1, 1993, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Amendment No. 1)
     10.17   Management Contract, dated November 1, 1994, between American Mutual Life Insurance Company and CPI
              Resource Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.18   Management Contract, dated January 1, 1993, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock Offering)
     10.19   Management Contract, dated January 1, 1995, between American Mutual Life Insurance Company and
              Central Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock
              Offering)
     10.20   Management Contract, dated July 1, 1994, between Central Life Assurance Company and CPI Resource
              Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.21   Management Contract, dated February 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Paper Filing)
     10.22   Management Contract, dated May 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc. ) (incorporated by reference to Common Stock Offering)
     10.23   Management Contract, dated February 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc. ) (incorporated by reference to Common Stock Offering)
     10.24   Management Contract, dated January 4, 1994, between Central Life Assurance Company and CPI Resource
              Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.25   Management Contract, dated November 1, 1994, between American Mutual Life Insurance Company and CPI
              Resource Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.26   Lease - Business Property, dated December 1, 1995, between American Mutual Life Insurance Company and
              AmerUs Leasing (incorporated by reference to Common Stock Offering)
     10.27   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.28   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.29   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.30   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Group (incorporated by reference to Common Stock Offering)
     10.31   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Group (incorporated by reference to Common Stock Offering)
     10.32   Assumption and Amendment of Lease Agreement, dated as of November 27, 1993 among Central Life
              Assurance Company, Midland Savings Bank FSB (now AmerUs Bank) and Midland Financial Mortgages, Inc.
              (now AmerUs Mortgage, Inc.) (incorporated by reference to Paper Filing)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.33   Form of Indemnification Agreement executed with directors and certain officers (incorporated by reference to Common Stock Offering)
     10.34   Amended and Restated Agreement and Certificate of Limited Partnership of CPI Housing Partners I,
              L.P., dated as of September 1, 1995, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company and American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper
              Filing)
     10.35   Amended and Restated Agreement of Limited Partnership of American Mutual Affordable Housing Partners,
              L.P., dated as of September 1, 1995, among GrA Partners Joint Venture, AmerUs Properties, Inc.,
              American Mutual Life Insurance Company, NCC Polar Company and NCC Orion Company (incorporated by reference to Common Amendment No. 1)
     10.36   Amended and Restated Agreement and Certificate of Limited Partnership of 65th & Vista, L.P., dated as of September 1, 1995, among AmerUs Properties, Inc., American Mutual Life Insurance Company and
              American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper Filing)
     10.37   Amended and Restated Agreement and Certificate of Limited Partnership of 60th & Vista, L.P., dated as of September 1, 1995, among I.R.F.B. Joint Venture, American Mutual Life Insurance Company and
              American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper Filing)
     10.38   Certificate of Limited Partnership and Limited Partnership Agreement of CPI Housing Partners II,
              L.P., dated March 27, 1995, between Central Properties, Inc. (now AmerUs Properties, Inc.) and
              American Mutual Life Insurance (incorporated by reference to Paper Filing) Company
     10.39   Amended and Restated Agreement and Certificate of Limited Partnership of API Housing Partners III,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, (incorporated by reference to Paper Filing) Inc.
     10.40   Certificate of Limited Partnership and Limited Partnership Agreement of API Housing Partners IV,
              L.P., dated as of June, 1995, between AmerUs Properties, Inc. and American Mutual Life Insurance
              Company (incorporated by reference to Paper Filing)
     10.41   Amended and Restated Agreement and Certificate of Limited Partnership of API Housing Partners V,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, Inc.
              (incorporated by reference to Paper Filing)
     10.42   Amended and Restated Agreement and Certificate of Limited Partnership of API-Chimney Ridge Partners,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, Inc.
              (incorporated by reference to Paper Filing)
     10.43   Certificate of Limited Partnership and Limited Partnership Agreement of API Housing Partners VI,
              L.P., dated as of October 10, 1995, between AmerUs Properties, Inc. and American Mutual Life
              Insurance Company (incorporated by reference to Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.44   Certificate of Limited Partnership and Limited Partnership Agreement of 86th & Meredith Associates,
              L.P., dated as of February 14, 1995, between Central Properties, Inc. (now AmerUs Properties, Inc.)
              and American Mutual Life Insurance Company (incorporated by reference to Paper Filing)
     10.45   Certificate of Limited Partnership and Limited Partnership Agreement of Altoona Meadows Investors,
              L.P., dated as of February 22, 1995, between KPI Investments, Inc. and Dennis Galeazzi (incorporated by reference to Common Stock Offering)
     10.46   First Amendment to the Certificate of Limited Partnership and Limited Partnership Agreement of
              Altoona Meadows Investors, L.P., dated as of September 28, 1995, between KPI Investments, Inc. and
              American Mutual Life Insurance Company (incorporated by reference to Common Stock Offering)
     10.47   Loan Servicing Agreement, dated August 1, 1990, between Central Life Assurance Company and Midland
              Financial Mortgages, Inc. (now AmerUs Mortgage), incorporated by reference to Exhibit 10.30 to
              Central Resource Group, Inc.'s Registration Statement on Form S-1, Registration No. 33-48359, filed on June 4, 1992
     10.48   Construction Loan Servicing Agreement, dated November 20, 1995, between American Mutual Life
              Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Stock Offering)
     10.49   Servicing Agreement, dated March 1996, between American Mutual Life Insurance Company and AmerUs
              Properties, Inc. (incorporated by reference to Paper Filing)
     10.50   Loan Servicing Agreement, dated September 1, 1994, between Central Life Assurance Company and Midland
              Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to Common Stock Offering)
     10.51   Miscellaneous Services Agreement, dated as of January 1, 1996, among American Mutual Life Insurance
              Company, AmerUs Group Co., AmerUs Bank, AmerUs Mortgage, Inc., Iowa Realty Company, Inc., Midland
              Homes, Inc., Iowa Title Company, AmerUs Insurance, Inc., and AmerUs Finance Inc. (incorporated by reference to Common Stock Offering)
     10.52   Amendment to Service Agreement, dated as of May 1, 1996, between American Mutual Life Insurance
              Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.53   Data Processing Service Agreement, dated November 1, 1989, between Central Life Assurance Company and
              Midland Financial Savings and Loan Association (now AmerUs Bank), incorporated by reference to
              Exhibit 10.29 to Central Resource Group, Inc.'s Registration Statement on Form S-1, Registration No.
              33-48359, filed on June 4, 1992
     10.54   First Amendment to Data Processing Service Agreement, dated as of September 30, 1990, between Central
              Life Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.55   Second Amendment to Data Processing Service Agreement, dated as of May 1, 1991, between Central Life
              Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.56   Third Amendment to Data Processing Service Agreement, dated as of October 1, 1991, between Central
              Life Assurance Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.57   Fourth Amendment to Data Processing Service Agreement, dated as of January 2, 1992, between Central
              Life Assurance Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.58   Fifth Amendment to Data Processing Service Agreement, dated as of July 1, 1993, between Central Life
              Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.59   Sixth Amendment to Data Processing Service Agreement, dated as of September 1, 1995, between American
              Mutual Insurance Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.60   Seventh Amendment to Data Processing Service Agreement, dated as of January 1, 1996, between American
              Mutual Life Insurance Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.61   Data Processing Support Services Agreement, dated as of July 1, 1993, between Central Life Assurance
              Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to Paper Filing)
     10.62   Miscellaneous Services Agreement, dated as of February 5, 1992, between Central Life Assurance
              Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock
              Offering)
     10.63   Investment Management Agreement, dated as of August 15, 1992, between Central Life Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock Offering)
     10.64   Disbursement Services Agreement, dated as of April 15, 1995, between American Mutual Life Insurance
              Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock
              Offering)
     10.65   Purchase Agreement, dated as of June 28, 1996, between AmerUs Life Insurance Company and AmerUs Bank
              (incorporated by reference to Common Stock Offering)
     10.66   Brokerage Contract dated January 1, 1995, among American Mutual Life Insurance Company and Midland
              Investment Services, Inc. (now AmerUs Investments, Inc.) (incorporated by reference to Common Stock
              Offering)
     10.67   Servicing Agreement, dated March 1, 1992, between Central Life Assurance Company and Midland
              Investment Services, Inc. (now AmerUs Investments, Inc.) (incorporated by reference to Common Stock
              Offering)
     10.68   Tax Allocation Agreement dated as of November 4, 1996 (incorporated by reference to Common Amendment
              No. 1)
     10.69   Amended and Restated Articles of Limited Partnership of T.L.B. Limited Partnership, undated, among F.
              Barry Tapp, Lartnec Investment Co., Michael H. Taylor, Michael Longley and Michael A. Hammond, along with a Memorandum of Understanding Regarding Assignments of Partnership Interests dated December 21,
              1988 and three corresponding Assignments of Partnership Interest dated December 6, 1988 wherein
              Central Life Assurance Company is Assignee, and an Assignment of Partnership Interest of T.L.B.
              Limited Partnership dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties,
              Inc. (incorporated by reference to Paper Filing)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.70   Assignment of Partnership Interest of T.L.B. Limited Partnership, dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Limited Partnership Interest of T.L.B. Limited Partnership, dated December 30, 1995, between
              American Mutual Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to
              Common Amendment No. 1)
     10.71   Limited Partnership Agreement of South 19th Limited Partnership, dated December 30, 1985, among
              Lartnec Investment Co., F. Barry Tapp and Michael H. Taylor, along with a Memorandum of
              Understanding Regarding Assignments of Partnership Interests dated December 21, 1988 and three corresponding Assignments of Partnership Interest dated December 6, 1988 wherein Central Life
              Assurance Company is Assignee, and an Assignment of Partnership Interest of South 19th Limited
              Partnership dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties, Inc.
              (incorporated by reference to Paper Filing)
     10.72   Assignment of Partnership Interest of South 19th Limited Partnership, dated December 28, 1994, between Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and
              Assignment of Partnership Interest of South 19th Limited Partnership, dated December 30, 1995, between American Mutual Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment No. 1)
     10.73   Limited Partnership Agreement of Theater Project Limited Partnership dated March 15, 1985, among Tapp
              Management, Inc., Tapp Development Co., Ltd., Michael Longley, Michael A. Hammond and Gary L. Wood
              along with an Amendment to Certificate of Limited Partnership, dated August 22, 1986, and an
              Assigment of Limited Partnership Interest, dated November 15, 1992, between F. Barry Tapp and Tapp
              Development Co., Ltd., and an Amended Certificate of Limited Partnership dated December 24, 1992
              (incorporated by reference to Paper Filing)
     10.74   Assignment of Limited Partnership Interest of Theater Project Limited Partnership, dated December 30,
              1995, between American Mutual life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment No. 1)
     10.75   Certificate of Limited Partnership and Limited Partnership Agreement of Lagos Vista Limited
              Partnership, dated August 10, 1994, between Central Properties, Inc. (now AmerUs Properties, Inc.)
              and Central Life Assurance Company (incorporated by reference to Paper Filing)
     10.76   Joint Venture Agreement, dated July 30, 1980, between F. Barry Tapp and Lartnec Investment Co., along with an Assignment by F. Barry Tapp of Interest in Tapp & LICO Properties, dated December 24, 1981, between F. Barry Tapp and Tapp Development Co., Ltd., an Assignment of Partnership Interest, dated
              December 6, 1988, between Tapp Development Co., Ltd. and Central Life Assurance Company and an
              Assignment of Joint Venture Interest of Tapp and LICO Properties, dated December 29, 1995, between
              Lartnec Investment Co. and AmerUs Properties, Inc. (incorporated by reference to Paper Filing)
     10.77   Assignment of Joint Venture Interest of Tapp and LICO Properties, dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Joint Venture Interest of Tapp and LICO Properties, dated December 30, 1995, between American Mutual
              Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment
              No. 1)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.78   Joint Venture Agreement, dated December 30, 1980, between MBT, Ltd. and Lartnec Investment Co., along with an Assignment by F. Barry Tapp of Interest in MBT, Ltd., dated December 24, 1981, between F.
              Barry Tapp and Tapp Development Co., Ltd., an Assignment by Michael H. Taylor of Interest in MBT,
              Ltd., dated December 23, 1981, between Michael H. Taylor and Tapp Development Co., Ltd., an
              Assignment of Limited Partnership Interest, dated December 6, 1988, between Tapp Development Co.,
              Ltd. and Central Life Assurance Company, and an Assignment of Joint Venture Interest of Round Rock
              Outlet, Ltd., dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties, Inc.
              (incorporated by reference to Paper Filing)
     10.79   Assignment of Joint Venture Interest of Round Rock Outlet, Ltd., dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Joint Venture Interest of Round Rock Outlet, Ltd., dated December 30, 1995, between American Mutual
              Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment
              No. 1)
     10.80   Revolving Credit and Term Loan Agreement, dated as of December 1996, among ALH, certain Signatory
              Banks thereto and The Chase Manhattan Bank, Note issued by ALH and Borrower Pledge Agreement
              (incorporated by reference to Common Amendment No. 3)
     11.1    Computation of Pro Forma Earnings Per Share (incorporated by reference to Amendment No. 2 to the
              Common Stock Offering filed on December 4, 1996 ("Common Amendment No. 2"))
     12.1    Statement of Earnings to Combined Fixed Charges and Preferred Stock Dividends
     21.1    List of Subsidiaries (incorporated by reference to Common Stock Offering)
   **23.1    Consent of KPMG Peat Marwick LLP
     23.2    Consent of James A. Smallenberger, Esq. (included in Exhibit 5.1)
     23.3    Consent of Richards, Layton & Finger (included in Exhibit 5.2)
     23.4    Consent of Sidley & Austin (included in Exhibit 8.1)
     23.5    Consent of Tillinghast, a Towers Perrin Company
     24.1    Powers of Attorney
     25.1    Statement of Eligibility of Wilmington Trust Company as to the Guarantee
     25.2    Statement of Eligibility of Wilmington Trust Company as to the Capital Securities
     25.3    Statement of Eligibility of Wilmington Trust Company as to the Junior Subordinated Debentures
     27.1    Financial Data Schedule (incorporated by reference to Common Amendment No. 2)
     99.1    Opinion of Tillinghast, a Towers Perrin Company, dated October 26, 1995, regarding the establishment and operation of the Closed Block (Common Stock Offering Exhibit No. 99.3) (incorporated by reference to Common Amendment No. 1 Exhibit 99.3)


--------------

 *To be filed by amendment.
**Filed herewith.
PLEASE NOTE: The exhibit numbers identified above are identical to those used in the Common Stock Offering, Common Amendment No. 1, the Paper Filing, Common Amendment No. 2 or Common Amendment No. 3 except as otherwise indicated.

    (b)FINANCIAL STATEMENT SCHEDULES:

       Report of Independent Auditors on Schedules
       Schedule I -- Summary of Investments (Other than Investments in Related Parties)
       Schedule III -- Supplementary Insurance Information
       Schedule IV -- Reinsurance
       Schedule V -- Valuation and Qualifying Accounts

    All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



    The undersigned Registrants hereby undertake that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    In the event this Offering is completed, the undersigned hereby undertake to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, AmerUs Life Holdings, Inc., on behalf of the registrants, has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Des Moines, Iowa on January 17, 1997.


                                          AMERUS LIFE HOLDINGS, INC.

                                          By:         /s/ Roger K. Brooks

                                          --------------------------------------
                                              Roger K. Brooks
                                              CHAIRMAN, PRESIDENT AND CHIEF
                                              EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on January 17, 1997 by the following persons in the capacities indicated.


                       SIGNATURE                                                  TITLE(S)
--------------------------------------------------------  --------------------------------------------------------

                  /s/ Roger K. Brooks
      --------------------------------------------        Chairman, President and Chief Executive Officer
                    Roger K. Brooks                        (principal executive officer) and Director

                 /s/ Michael E. Sproule
      --------------------------------------------        Executive Vice President and Chief Financial Officer
                   Michael E. Sproule                      (principal financial officer)

                 /s/ Michael G. Fraizer
      --------------------------------------------        Senior Vice President and Controller/Treasurer
                   Michael G. Fraizer                      (principal accounting officer)

                           *
      --------------------------------------------        Director
                     John R. Albers

                           *
      --------------------------------------------        Director
                    Malcolm Candlish

                       SIGNATURE                                                  TITLE(S)
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------        Director
                        D T Doan

                           *
      --------------------------------------------        Director
                   Thomas F. Gaffney

                           *
      --------------------------------------------        Director
                    Sam C. Kalainov

                           *
      --------------------------------------------        Director
                  John W. Norris, Jr.

                           *
      --------------------------------------------        Director
                     Jack C. Pester

                           *
      --------------------------------------------        Director
                      John A. Wing

             *By: /s/ James A. Smallenberger
        --------------------------------------------
                     (ATTORNEY IN FACT)

                           AMERUS LIFE HOLDINGS, INC.
              INDEX TO CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

SCHEDULE                                                                                                      PAGE
---------                                                                                                   ---------

Report of Independent Auditors on Schedules...............................................................      II-14

    I      Summary of Investments -- Other than Investments in Related Parties............................      II-15

   III     Supplementary Insurance Information............................................................      II-16

   IV      Reinsurance....................................................................................      II-17

    V      Valuation and Qualifying Accounts..............................................................      II-18

All other schedules are omitted for the reason that they are not required, are not applicable or that the equivalent information has been included in the consolidated financial statements, and notes thereto, or elsewhere herein.

                  REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

The Board of Directors
AmerUs Life Holdings, Inc.:

Under date of December 2, 1996, except as to note 1 which is as of December 11, 1996 we reported on the consolidated balance sheets of AmerUs Life Holdings, Inc. and subsidiaries as of September 30, 1996, December 31, 1995 and December 31, 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for the nine months ended September 30, 1996 and each of the years in the three-year period ended December 31, 1995, which are included in the prospectus.

As reported in note 1 to the consolidated financial statements, the Company implemented the provisions of the Statement of Financial Accounting Standards
(SFAS) No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts," and in 1993 the Company implemented the provisions of SFAS 106, "Employers Accounting for Postretirement Benefits Other Than Pensions," and SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Also, as discussed in note 1 to the consolidated financial statements, the Company has restated its consolidated financial statements to reflect the spin-off of a wholly owned subsidiary, which resulted in a change in the subsidiaries comprising the consolidated financial statements.

In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related consolidated financial statement schedules in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                             KPMG Peat Marwick LLP

Des Moines, Iowa
December 2, 1996, except as to note 1,
which is as of December 11, 1996

                           AMERUS LIFE HOLDINGS, INC.
                                   SCHEDULE I
                             SUMMARY OF INVESTMENTS

                                                                                                  AMOUNT AT WHICH
                                                                      AMORTIZED                    SHOWN IN THE
TYPE OF INVESTMENT                                                      COST       MARKET VALUE    BALANCE SHEET
------------------------------------------------------------------  -------------  -------------  ---------------
                                                                               (AMOUNTS IN THOUSANDS)
September 30, 1996
Fixed Maturities:
  Bonds
    United States Government and government agencies and
     authorities..................................................  $     532,278  $     543,581   $     543,581
    States, municipalities and political subdivisions.............              0              0               0
    Foreign governments...........................................         20,147         21,355          21,355
    Public utilities..............................................        290,072        298,430         298,430
    Convertibles and bonds with warrants attached.................         11,977         13,190          13,190
    All other corporate bonds.....................................      1,391,013      1,421,015       1,421,015
    Certificates of deposit.......................................              0              0               0
    Redeemable preferred stock....................................              0              0               0
                                                                    -------------  -------------  ---------------
      Total fixed maturities......................................      2,245,487      2,297,571       2,297,571
                                                                    -------------  -------------  ---------------
Equity securities:
  Common stocks
    Public utilities..............................................              1              2               2
    Banks, trust and insurance companies..........................         23,628         25,459          25,459
    Industrial, miscellaneous and all other.......................          1,250          2,148           2,148
  Nonredeemable preferred stocks..................................         45,812         46,966          46,966
                                                                    -------------  -------------  ---------------
      Total equity securities.....................................         70,691         74,576          74,576
                                                                    -------------  -------------  ---------------
Mortgage loans on real estate.....................................        260,233                        260,233
Real estate.......................................................         40,012                         40,012
Policy loans......................................................         63,986                         63,986
Other long-term investments.......................................         61,831                         61,831
Short-term investments............................................         12,002                         12,002
                                                                    -------------                 ---------------
      Total investments...........................................  $   2,754,242                  $   2,810,210
                                                                    -------------                 ---------------
                                                                    -------------                 ---------------

                           AMERUS LIFE HOLDINGS, INC.
                                  SCHEDULE III
                      SUPPLEMENTARY INSURANCE INFORMATION

                                         FUTURE POLICY
                                           BENEFITS,                                                           BENEFITS,
                             DEFERRED       LOSSES,                  OTHER POLICY                               CLAIMS,
                              POLICY      CLAIMS AND                  CLAIMS AND                     NET      LOSSES AND
                            ACQUISITION      LOSS        UNEARNED      BENEFITS       PREMIUM    INVESTMENT   SETTLEMENT
         SEGMENT               COST      EXPENSES (1)    PREMIUMS     PAYABLE (2)     REVENUE      INCOME      EXPENSES
--------------------------  -----------  -------------  -----------  -------------  -----------  -----------  -----------
                                                               (AMOUNTS IN THOUSANDS)
LIFE INSURANCE
    Nine months ended
     September 30, 1996      $ 319,692    $ 3,610,141    $       0     $   9,938     $ 182,451    $ 216,119    $ 314,631
    Year ended December
     31, 1995                $ 267,711    $ 3,621,537    $       0     $  16,617     $ 244,087    $ 285,244    $ 424,034
    Year ended December
     31, 1994                $ 404,361    $ 3,487,034    $       0     $   9,803     $ 237,912    $ 275,691    $ 414,935
    Year ended December
     31, 1993                                                                        $ 226,360    $ 269,854    $ 409,792


                            AMORTIZATION
                             OF DEFERRED
                               POLICY         OTHER
                             ACQUISITION    OPERATING      PREMIUMS
         SEGMENT                COSTS       EXPENSES        WRITTEN
--------------------------  -------------  -----------  ---------------

LIFE INSURANCE
    Nine months ended
     September 30, 1996       $  43,109     $  42,930            n/a
    Year ended December
     31, 1995                 $  50,239     $  58,655         n/a
    Year ended December
     31, 1994                 $  42,756     $  68,604         n/a
    Year ended December
     31, 1993                 $  47,441     $  58,637         n/a

--------------
(1) Includes policy reserves, policyholder funds, and dividends payable
(2) Policy and contract claims

                           AMERUS LIFE HOLDINGS, INC.
                                  SCHEDULE IV
                                  REINSURANCE

                                                                                                     PERCENTAGE
                                                        CEDED TO     ASSUMED FROM                    OF AMOUNT
                                                          OTHER          OTHER                       ASSUMED TO
                                       GROSS AMOUNT     COMPANIES      COMPANIES      NET AMOUNT        NET
                                      --------------  -------------  -------------  --------------  ------------
                                                                (AMOUNTS IN THOUSANDS)
Year ended December 31, 1995
  Life insurance in force...........  $   29,640,037  $   2,916,812  $      56,226  $   26,779,451        0.21%
  Premiums
    Life insurance premiums and
     charges........................  $      310,543  $      14,186  $       4,862  $      301,219        1.61%
    Accident and health insurance...           2,595          2,361              4             268        1.68%
                                      --------------  -------------  -------------  --------------  ------------
    Total premiums..................  $      313,138  $      16,547  $       4,866  $      301,457        1.61%
                                      --------------  -------------  -------------  --------------  ------------
Year ended December 31, 1994
  Life insurance in force...........  $   31,514,751  $   3,265,105  $   2,590,847  $   30,840,493        8.40%
  Premiums
    Life insurance premiums and
     charges........................  $      299,769  $      13,740  $       7,857  $      293,886        2.67%
    Accident and health insurance...           3,024          2,697             61             388       15.72%
                                      --------------  -------------  -------------  --------------  ------------
    Total premiums..................  $      302,793  $      16,437  $       7,918  $      294,274        2.69%
                                      --------------  -------------  -------------  --------------  ------------
Year ended December 31, 1993
  Life insurance in force...........  $   33,152,140  $   3,370,347  $   4,689,689  $   34,471,482       13.60%
  Premiums
    Life insurance premiums and
     charges........................  $      290,162  $      15,292  $       8,478  $      283,348        2.99%
    Accident and health insurance...           3,183          2,843            145             485       29.90%
                                      --------------  -------------  -------------  --------------  ------------
    Total premiums..................  $      293,345  $      18,135  $       8,623  $      283,833        3.04%
                                      --------------  -------------  -------------  --------------  ------------

                           AMERUS LIFE HOLDINGS, INC.
                                   SCHEDULE V
                       VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS
                                     ---------------------------------------------    DEDUCTIONS --
                       BALANCE AT         CHARGED TO                                  PROVISION ON
                      BEGINNING OF        COSTS AND              CHARGED TO          MORTGAGES SOLD/    BALANCE AT
DESCRIPTION              PERIOD            EXPENSES            OTHER ACCOUNTS          TRANSFERRED     END OF PERIOD
--------------------  -------------  --------------------  -----------------------  -----------------  -------------
                                                          (AMOUNTS IN THOUSANDS)
Mortgage Loans
  1995..............   $    65,549        $      622              $  --                $   (36,104)     $    30,067
  1994..............   $    80,220        $    1,207              $  --                $   (15,878)     $    65,549
  1993..............   $    81,040        $    2,976              $  --                $    (3,796)     $    80,220

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    EXHIBITS
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                AMERUS CAPITAL I
                           AMERUS LIFE HOLDINGS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     *1.1    Form of Underwriting Agreement between the Issuer, ALH and AmerUs Life on the one hand, and the
              Representatives of the Underwriters, on behalf of the Underwriters, on the other hand.
      2.1    Plan of Reorganization dated October 27, 1995 (incorporated by reference to ALH's Registration
              Statement on Form S-1 filed on September 18, 1996 (SEC file number 333-12239) (the "Common Stock
              Offering")
      3.1    Articles of Incorporation of ALH (incorporated by reference to the Common Stock Offering)
      3.2    Bylaws of ALH (incorporated by reference to the Common Stock Offering)
      3.3    Amended and Restated Articles of Incorporation of ALH (as approved by the Iowa Insurance
              Commissioner) (incorporated by reference to Amendment No. 3 to the Common Stock Offering filed on
              December 12, 1996 ("Common Amendment No. 3") Exhibit No. 3.5)
      3.4    Certificate of Trust of the Issuer
      3.5    Trust Agreement
      3.6    Form of Amended and Restated Trust Agreement
      4.1    Form of Indenture between ALH and Wilmington Trust Company, as Indenture Trustee
      4.2    Form of Capital Security (included in Exhibit 3.6)
      4.3    Form of Junior Subordinated Debenture (included in Exhibit 3.6)
      4.4    Form of Guarantee Agreement between ALH and Wilmington Trust Company, as Guarantee Trustee (as
              revised)
      5.1    Opinion of James A. Smallenberger, Esq.
      5.2    Opinion of Richards, Layton & Finger
      8.1    Opinion of Sidley & Austin re: certain Tax Matters dated December 19, 1996
     10.1    Amended and Restated Intercompany Agreement dated as of December 1, 1996, among American Mutual
              Holding Company, AmerUs Group Co. and ALH (incorporated by reference to Common Amendment No. 3
              Exhibit 10.81)
     10.2    Joint Venture Agreement, dated as of March 8, 1996, between American Mutual Insurance Company and
              Ameritas Life Insurance Corp., and First Amendment thereto dated as of April 1, 1996 between
              American Mutual Insurance Company and Ameritas Life Insurance Corp. (incorporated by reference to
              Amendment No. 1 to the Common Stock Offering filed on November 7, 1996 ("Common Amendment No. 1"))
     10.3    Management and Administrative Service Agreement, dated as of April 1, 1996, among American Mutual
              Life Insurance Company, Ameritas Variable Life Insurance Company and Ameritas Life Insurance Corp.
              (incorporated by reference to Common Amendment No. 1)
     10.4    Agreement and Plan of Merger, dated as of August 24, 1994, among Central Life Assurance Company and
              American Mutual Life Insurance Company (incorporated by reference to Common Stock Offering)
     10.5    Line of Credit Application and Approval, dated February 28, 1996 and April 22, 1996, respectively, between American Mutual Life Insurance Company and Federal Home Loan Bank of Des Moines
              (incorporated by reference to Common Stock Offering)
     10.6    All*AmerUs Supplemental Executive Retirement Plan, effective January 1, 1996 (incorporated by reference to Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.7    American Mutual Life Insurance Company Supplemental Pension Plan (which was curtailed as of December
              31, 1995) (incorporated by reference to Common Stock Offering)
     10.8    Central Life Assurance Company Supplemental Pension Plan (which was curtailed as of December 31,
              1995) (incorporated by reference to the paper-only filing of Common Amendment No. 1 ("Paper
              Filing"))
     10.9    Management Incentive Plan (incorporated by reference to Paper Filing)
     10.10   AmerUs Life Insurance Company Performance Share Plan (incorporated by reference to Paper Filing)
     10.11   AmerUs Life Stock Incentive Plan (incorporated by reference to Common Stock Offering)
     10.12   Employment Agreement, dated February 1, 1995, between American Mutual Life Insurance Company and Sam
              C. Kalainov (incorporated by reference to Common Stock Offering)
     10.13   AmerUs Life Non-Employee Director Stock Plan (incorporated by reference to Common Stock Offering)
     10.14   Modification of Real Estate Contract, dated as of July 1, 1996, between AmerUs Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Stock Offering)
     10.15   Asset Management and Disposition Agreement, dated January 3, 1995, between American Mutual Life
              Insurance Company and Central Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock Offering)
     10.16   Management Contract, dated January 1, 1993, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Amendment No. 1)
     10.17   Management Contract, dated November 1, 1994, between American Mutual Life Insurance Company and CPI
              Resource Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.18   Management Contract, dated January 1, 1993, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock Offering)
     10.19   Management Contract, dated January 1, 1995, between American Mutual Life Insurance Company and
              Central Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Common Stock
              Offering)
     10.20   Management Contract, dated July 1, 1994, between Central Life Assurance Company and CPI Resource
              Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.21   Management Contract, dated February 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc.) (incorporated by reference to Paper Filing)
     10.22   Management Contract, dated May 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc. ) (incorporated by reference to Common Stock Offering)
     10.23   Management Contract, dated February 1, 1994, between Central Life Assurance Company and Central
              Properties, Inc. (now AmerUs Properties, Inc. ) (incorporated by reference to Common Stock Offering)
     10.24   Management Contract, dated January 4, 1994, between Central Life Assurance Company and CPI Resource
              Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.25   Management Contract, dated November 1, 1994, between American Mutual Life Insurance Company and CPI
              Resource Group (now AmerUs Group Co.) (incorporated by reference to Common Stock Offering)
     10.26   Lease - Business Property, dated December 1, 1995, between American Mutual Life Insurance Company and
              AmerUs Leasing (incorporated by reference to Common Stock Offering)
     10.27   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.28   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.29   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.30   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Group (incorporated by reference to Common Stock Offering)
     10.31   Lease - Business Property, dated January 1, 1996, between American Mutual Life Insurance Company and
              AmerUs Group (incorporated by reference to Common Stock Offering)
     10.32   Assumption and Amendment of Lease Agreement, dated as of November 27, 1993 among Central Life
              Assurance Company, Midland Savings Bank FSB (now AmerUs Bank) and Midland Financial Mortgages, Inc.
              (now AmerUs Mortgage, Inc.) (incorporated by reference to Paper Filing)
     10.33   Form of Indemnification Agreement executed with directors and certain officers (incorporated by reference to Common Stock Offering)
     10.34   Amended and Restated Agreement and Certificate of Limited Partnership of CPI Housing Partners I,
              L.P., dated as of September 1, 1995, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company and American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper
              Filing)
     10.35   Amended and Restated Agreement of Limited Partnership of American Mutual Affordable Housing Partners,
              L.P., dated as of September 1, 1995, among GrA Partners Joint Venture, AmerUs Properties, Inc.,
              American Mutual Life Insurance Company, NCC Polar Company and NCC Orion Company (incorporated by reference to Common Amendment No. 1)
     10.36   Amended and Restated Agreement and Certificate of Limited Partnership of 65th & Vista, L.P., dated as of September 1, 1995, among AmerUs Properties, Inc., American Mutual Life Insurance Company and
              American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper Filing)
     10.37   Amended and Restated Agreement and Certificate of Limited Partnership of 60th & Vista, L.P., dated as of September 1, 1995, among I.R.F.B. Joint Venture, American Mutual Life Insurance Company and
              American Mutual Affordable Housing Partners, L.P. (incorporated by reference to Paper Filing)
     10.38   Certificate of Limited Partnership and Limited Partnership Agreement of CPI Housing Partners II,
              L.P., dated March 27, 1995, between Central Properties, Inc. (now AmerUs Properties, Inc.) and
              American Mutual Life Insurance (incorporated by reference to Paper Filing) Company

EXHIBIT NO.  DESCRIPTION
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
     10.39   Amended and Restated Agreement and Certificate of Limited Partnership of API Housing Partners III,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, (incorporated by reference to Paper Filing) Inc.
     10.40   Certificate of Limited Partnership and Limited Partnership Agreement of API Housing Partners IV,
              L.P., dated as of June, 1995, between AmerUs Properties, Inc. and American Mutual Life Insurance
              Company (incorporated by reference to Paper Filing)
     10.41   Amended and Restated Agreement and Certificate of Limited Partnership of API Housing Partners V,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, Inc.
              (incorporated by reference to Paper Filing)
     10.42   Amended and Restated Agreement and Certificate of Limited Partnership of API-Chimney Ridge Partners,
              L.P., dated as of March 1, 1996, among AmerUs Properties, Inc., American Mutual Life Insurance
              Company, American Mutual Affordable Housing Partners II, L.P. and AmerUs Management, Inc.
              (incorporated by reference to Paper Filing)
     10.43   Certificate of Limited Partnership and Limited Partnership Agreement of API Housing Partners VI,
              L.P., dated as of October 10, 1995, between AmerUs Properties, Inc. and American Mutual Life
              Insurance Company (incorporated by reference to Common Stock Offering)
     10.44   Certificate of Limited Partnership and Limited Partnership Agreement of 86th & Meredith Associates,
              L.P., dated as of February 14, 1995, between Central Properties, Inc. (now AmerUs Properties, Inc.)
              and American Mutual Life Insurance Company (incorporated by reference to Paper Filing)
     10.45   Certificate of Limited Partnership and Limited Partnership Agreement of Altoona Meadows Investors,
              L.P., dated as of February 22, 1995, between KPI Investments, Inc. and Dennis Galeazzi (incorporated by reference to Common Stock Offering)
     10.46   First Amendment to the Certificate of Limited Partnership and Limited Partnership Agreement of
              Altoona Meadows Investors, L.P., dated as of September 28, 1995, between KPI Investments, Inc. and
              American Mutual Life Insurance Company (incorporated by reference to Common Stock Offering)
     10.47   Loan Servicing Agreement, dated August 1, 1990, between Central Life Assurance Company and Midland
              Financial Mortgages, Inc. (now AmerUs Mortgage), incorporated by reference to Exhibit 10.30 to
              Central Resource Group, Inc.'s Registration Statement on Form S-1, Registration No. 33-48359, filed on June 4, 1992
     10.48   Construction Loan Servicing Agreement, dated November 20, 1995, between American Mutual Life
              Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Stock Offering)
     10.49   Servicing Agreement, dated March 1996, between American Mutual Life Insurance Company and AmerUs
              Properties, Inc. (incorporated by reference to Paper Filing)
     10.50   Loan Servicing Agreement, dated September 1, 1994, between Central Life Assurance Company and Midland
              Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to Common Stock Offering)
     10.51   Miscellaneous Services Agreement, dated as of January 1, 1996, among American Mutual Life Insurance
              Company, AmerUs Group Co., AmerUs Bank, AmerUs Mortgage, Inc., Iowa Realty Company, Inc., Midland
              Homes, Inc., Iowa Title Company, AmerUs Insurance, Inc., and AmerUs Finance Inc. (incorporated by reference to Common Stock Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.52   Amendment to Service Agreement, dated as of May 1, 1996, between American Mutual Life Insurance
              Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.53   Data Processing Service Agreement, dated November 1, 1989, between Central Life Assurance Company and
              Midland Financial Savings and Loan Association (now AmerUs Bank), incorporated by reference to
              Exhibit 10.29 to Central Resource Group, Inc.'s Registration Statement on Form S-1, Registration No.
              33-48359, filed on June 4, 1992
     10.54   First Amendment to Data Processing Service Agreement, dated as of September 30, 1990, between Central
              Life Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.55   Second Amendment to Data Processing Service Agreement, dated as of May 1, 1991, between Central Life
              Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.56   Third Amendment to Data Processing Service Agreement, dated as of October 1, 1991, between Central
              Life Assurance Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.57   Fourth Amendment to Data Processing Service Agreement, dated as of January 2, 1992, between Central
              Life Assurance Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.58   Fifth Amendment to Data Processing Service Agreement, dated as of July 1, 1993, between Central Life
              Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to
              Common Stock Offering)
     10.59   Sixth Amendment to Data Processing Service Agreement, dated as of September 1, 1995, between American
              Mutual Insurance Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.60   Seventh Amendment to Data Processing Service Agreement, dated as of January 1, 1996, between American
              Mutual Life Insurance Company and AmerUs Bank (incorporated by reference to Common Stock Offering)
     10.61   Data Processing Support Services Agreement, dated as of July 1, 1993, between Central Life Assurance
              Company and Midland Savings Bank, FSB (now AmerUs Bank) (incorporated by reference to Paper Filing)
     10.62   Miscellaneous Services Agreement, dated as of February 5, 1992, between Central Life Assurance
              Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock
              Offering)
     10.63   Investment Management Agreement, dated as of August 15, 1992, between Central Life Assurance Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock Offering)
     10.64   Disbursement Services Agreement, dated as of April 15, 1995, between American Mutual Life Insurance
              Company and Midland Savings Bank FSB (now AmerUs Bank) (incorporated by reference to Common Stock
              Offering)
     10.65   Purchase Agreement, dated as of June 28, 1996, between AmerUs Life Insurance Company and AmerUs Bank
              (incorporated by reference to Common Stock Offering)
     10.66   Brokerage Contract dated January 1, 1995, among American Mutual Life Insurance Company and Midland
              Investment Services, Inc. (now AmerUs Investments, Inc.) (incorporated by reference to Common Stock
              Offering)
     10.67   Servicing Agreement, dated March 1, 1992, between Central Life Assurance Company and Midland
              Investment Services, Inc. (now AmerUs Investments, Inc.) (incorporated by reference to Common Stock
              Offering)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.68   Tax Allocation Agreement dated as of November 4, 1996 (incorporated by reference to Common Amendment
              No. 1)
     10.69   Amended and Restated Articles of Limited Partnership of T.L.B. Limited Partnership, undated, among F.
              Barry Tapp, Lartnec Investment Co., Michael H. Taylor, Michael Longley and Michael A. Hammond, along with a Memorandum of Understanding Regarding Assignments of Partnership Interests dated December 21,
              1988 and three corresponding Assignments of Partnership Interest dated December 6, 1988 wherein
              Central Life Assurance Company is Assignee, and an Assignment of Partnership Interest of T.L.B.
              Limited Partnership dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties,
              Inc. (incorporated by reference to Paper Filing)
     10.70   Assignment of Partnership Interest of T.L.B. Limited Partnership, dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Limited Partnership Interest of T.L.B. Limited Partnership, dated December 30, 1995, between
              American Mutual Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to
              Common Amendment No. 1)
     10.71   Limited Partnership Agreement of South 19th Limited Partnership, dated December 30, 1985, among
              Lartnec Investment Co., F. Barry Tapp and Michael H. Taylor, along with a Memorandum of
              Understanding Regarding Assignments of Partnership Interests dated December 21, 1988 and three corresponding Assignments of Partnership Interest dated December 6, 1988 wherein Central Life
              Assurance Company is Assignee, and an Assignment of Partnership Interest of South 19th Limited
              Partnership dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties, Inc.
              (incorporated by reference to Paper Filing)
     10.72   Assignment of Partnership Interest of South 19th Limited Partnership, dated December 28, 1994, between Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and
              Assignment of Partnership Interest of South 19th Limited Partnership, dated December 30, 1995, between American Mutual Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment No. 1)
     10.73   Limited Partnership Agreement of Theater Project Limited Partnership dated March 15, 1985, among Tapp
              Management, Inc., Tapp Development Co., Ltd., Michael Longley, Michael A. Hammond and Gary L. Wood
              along with an Amendment to Certificate of Limited Partnership, dated August 22, 1986, and an
              Assigment of Limited Partnership Interest, dated November 15, 1992, between F. Barry Tapp and Tapp
              Development Co., Ltd., and an Amended Certificate of Limited Partnership dated December 24, 1992
              (incorporated by reference to Paper Filing)
     10.74   Assignment of Limited Partnership Interest of Theater Project Limited Partnership, dated December 30,
              1995, between American Mutual life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment No. 1)
     10.75   Certificate of Limited Partnership and Limited Partnership Agreement of Lagos Vista Limited
              Partnership, dated August 10, 1994, between Central Properties, Inc. (now AmerUs Properties, Inc.)
              and Central Life Assurance Company (incorporated by reference to Paper Filing)
     10.76   Joint Venture Agreement, dated July 30, 1980, between F. Barry Tapp and Lartnec Investment Co., along with an Assignment by F. Barry Tapp of Interest in Tapp & LICO Properties, dated December 24, 1981, between F. Barry Tapp and Tapp Development Co., Ltd., an Assignment of Partnership Interest, dated
              December 6, 1988, between Tapp Development Co., Ltd. and Central Life Assurance Company and an
              Assignment of Joint Venture Interest of Tapp and LICO Properties, dated December 29, 1995, between
              Lartnec Investment Co. and AmerUs Properties, Inc. (incorporated by reference to Paper Filing)

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.77   Assignment of Joint Venture Interest of Tapp and LICO Properties, dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Joint Venture Interest of Tapp and LICO Properties, dated December 30, 1995, between American Mutual
              Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment
              No. 1)
     10.78   Joint Venture Agreement, dated December 30, 1980, between MBT, Ltd. and Lartnec Investment Co., along with an Assignment by F. Barry Tapp of Interest in MBT, Ltd., dated December 24, 1981, between F.
              Barry Tapp and Tapp Development Co., Ltd., an Assignment by Michael H. Taylor of Interest in MBT,
              Ltd., dated December 23, 1981, between Michael H. Taylor and Tapp Development Co., Ltd., an
              Assignment of Limited Partnership Interest, dated December 6, 1988, between Tapp Development Co.,
              Ltd. and Central Life Assurance Company, and an Assignment of Joint Venture Interest of Round Rock
              Outlet, Ltd., dated December 29, 1995, between Lartnec Investment Co. and AmerUs Properties, Inc.
              (incorporated by reference to Paper Filing)
     10.79   Assignment of Joint Venture Interest of Round Rock Outlet, Ltd., dated December 28, 1994, between
              Lartnec Investment Co. and Central Properties, Inc. (now AmerUs Properties, Inc.) and Assignment of
              Joint Venture Interest of Round Rock Outlet, Ltd., dated December 30, 1995, between American Mutual
              Life Insurance Company and AmerUs Properties, Inc. (incorporated by reference to Common Amendment
              No. 1)
     10.80   Revolving Credit and Term Loan Agreement, dated as of December 1996, among ALH, certain Signatory
              Banks thereto and The Chase Manhattan Bank, Note issued by ALH and Borrower Pledge Agreement
              (incorporated by reference to Common Amendment No. 3)
     11.1    Computation of Pro Forma Earnings Per Share (incorporated by reference to Amendment No. 2 to the
              Common Stock Offering filed on December 4, 1996 ("Common Amendment No. 2"))
     12.1    Statement of Earnings to Combined Fixed Charges and Preferred Stock Dividends
     21.1    List of Subsidiaries (incorporated by reference to Common Stock Offering)
   **23.1    Consent of KPMG Peat Marwick LLP
     23.2    Consent of James A. Smallenberger, Esq. (included in Exhibit 5.1)
     23.3    Consent of Richards, Layton & Finger (included in Exhibit 5.2)
     23.4    Consent of Sidley & Austin (included in Exhibit 8.1)
     23.5    Consent of Tillinghast, a Towers Perrin Company
     24.1    Powers of Attorney
     25.1    Statement of Eligibility of Wilmington Trust Company as to the Guarantee
     25.2    Statement of Eligibility of Wilmington Trust Company as to the Capital Securities
     25.3    Statement of Eligibility of Wilmington Trust Company as to the Junior Subordinated Debentures
     27.1    Financial Data Schedule (incorporated by reference to Common Amendment No. 2)
     99.1    Opinion of Tillinghast, a Towers Perrin Company, dated October 26, 1995, regarding the establishment and operation of the Closed Block (Common Stock Offering Exhibit No. 99.3) (incorporated by reference to Common Amendment No. 1 Exhibit 99.3)


--------------

 *To be filed by amendment.
**Filed herewith.
PLEASE NOTE: The exhibit numbers identified above are identical to those used in the Common Stock Offering, Common Amendment No. 1, the Paper Filing, Common Amendment No. 2 or Common Amendment No. 3 except as otherwise indicated.